Exhibit 4.17
EXECUTED COPY

CAPITALSOURCE REAL ESTATE LOAN TRUST 2006-A,
as Issuer
CAPITALSOURCE FINANCE LLC,
as Advancing Agent
AND
WELLS FARGO BANK, N.A.,
as Trustee, Paying Agent, Calculation Agent, Transfer Agent,
Custodial Securities Intermediary, Backup Advancing Agent and Notes Registrar
INDENTURE
Dated as of December 20, 2006

Section 12.5.	Modifications to Collateral Quality Tests or Coverage Tests	245
Section 12.6.	Post-Acquisition Compliance Tests	245
Section 12.7.	Mandatory Repurchase or Substitution of Collateral Obligations	247
Section 12.8.	Optional Repurchase or Substitution of Collateral Obligations	248
ARTICLE 13. NOTEHOLDERS’ RELATIONS		250
Section 13.1.	Subordination	250
Section 13.2.	Standard of Conduct	255
ARTICLE 14. MISCELLANEOUS		255
Section 14.1.	Form of Documents Delivered to the Trustee	255
Section 14.2.	Acts of Securityholders	256
Section 14.3.	Notices, etc., to the Trustee, the Issuer, the Collateral Manager, the Initial Purchaser, the Class A-1R Note Agent, each Hedge Counterparty and each Rating Agency	257
Section 14.4.	Notices to Noteholders; Waiver	259
Section 14.5.	Effect of Headings and Table of Contents	260
Section 14.6.	Successors and Assigns	260
Section 14.7.	Severability	260
Section 14.8.	Benefits of Indenture	260
Section 14.9.	Governing Law	260
Section 14.10.	Submission to Jurisdiction	260
Section 14.11.	Counterparts	261
Section 14.12.	Issuer Obligation	261
Section 14.13.	Limitation of Liability	261
ARTICLE 15. RESERVED		262
ARTICLE 16. HEDGE AGREEMENT		262
Section 16.1.	Issuer’s Obligations under Hedge Agreement	262
Section 16.2.	Collateral Obligations Purchase Agreements	264
Section 16.3.	Cure Rights	264
Section 16.4.	Purchase Right; Certificateholder	265
Section 16.5.	Representations and Warranties Related to Subsequent Collateral Obligations	266
Section 16.6.	Operating Advisor; Additional Debt	267
ARTICLE 17. ADVANCING AGENT		267

          INDENTURE, dated as of December 20, 2006, by and among CAPITALSOURCE REAL ESTATE LOAN TRUST 2006-A, a Delaware statutory trust (the “Issuer”), WELLS FARGO BANK, N.A., a national banking association, as trustee, paying agent, calculation agent, transfer agent, custodial securities intermediary, backup advancing agent and notes registrar (herein, together with its permitted successors and assigns in the trusts hereunder, the “Trustee”) and CAPITALSOURCE FINANCE LLC (“CapitalSource”), a Delaware limited liability company, as advancing agent (herein, together with its permitted successors and assigns in the trusts hereunder, in such capacity, the “Advancing Agent”).
PRELIMINARY STATEMENT
          The Issuer is duly authorized to execute and deliver this Indenture to provide for the Notes issuable as provided in this Indenture. All covenants and agreements made by the Issuer herein are for the benefit and security of the Secured Parties. The Issuer, Wells Fargo Bank, N.A., in its capacity other than as Trustee, and the Advancing Agent are entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.
          All things necessary to make this Indenture a valid agreement of the Issuer in accordance with this Indenture’s terms have been done.
GRANTING CLAUSES
          The Issuer hereby Grants to the Trustee, for the benefit and security of the Secured Parties, all of its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising (other than the Retained Interests), (a) the Collateral Obligations listed in the Schedule of Closing Date Collateral Obligations which the Issuer purchases on the Closing Date and causes to be delivered to the Trustee (directly or through an agent or bailee) herewith, all payments thereon or with respect thereto and all Collateral Obligations which are delivered to the Trustee (directly or through an agent or bailee) after the Closing Date pursuant to the terms hereof (including the Collateral Obligations listed, as of the Effective Date, on the Schedule of Closing Date Collateral Obligations delivered by the Issuer pursuant to Section 7.17 and all payments thereon or with respect thereto), (b) the Eligible Investments owned by the Issuer, (c) the rights of the Issuer under each Hedge Agreement, (d) the Collection Accounts, the Payment Account, the Expense Account, the Unused Proceeds Account, the Delayed Funding Obligations Account, the Class A-1R Suspense Account, each Hedge Counterparty Collateral Account, and all Eligible Investments purchased with funds on deposit therein, the Custodial Account and all related security entitlements and all income from the investment of funds in any of the foregoing, (e) the rights of the Issuer under each Collateral Obligations Purchase Agreement (including any Collateral Obligations Purchase Agreement entered into after the Closing Date), the Collateral Management Agreement, the Class A-1R Note Purchase Agreement, the Servicing Agreement and any other primary or special servicing agreement related to the Collateral Obligations, (f) all Cash or Money delivered to the Trustee (or its bailee) in respect of the Notes or the Assets, (g) all other investment property, accounts, instruments and general intangibles in which the Issuer has an interest and (h) all proceeds with respect to the foregoing clauses (a)-(g). The collateral described in the foregoing clauses (a)-(h) is referred to as the “Assets.” For the avoidance of doubt, the Assets do not include the Certificate Distribution Account and any amounts on deposit in the Certificate Distribution Account, the Liquidity Suspense Account and any amounts on deposit in the Liquidity Suspense Account and the Future Funding Reserve Account and any amounts on deposit in the Future Funding Reserve Account. Such Grants are made, however, in trust, to secure the Notes and each Hedge Agreement, subject to the Priority of Payments, equally and ratably without prejudice, priority or distinction between any Note and any other Note by reason of difference in time of issuance or otherwise, except as expressly provided in this Indenture, and to secure (i) the payment of all amounts due on and in respect of the Notes and each Hedge Agreement in accordance with their terms, (ii) the payment of all other sums payable under this Indenture and (iii) compliance with the provisions of this Indenture, all as provided in this Indenture. The foregoing Grant shall, for the purpose of determining the property subject to the lien of this Indenture (but not for the purpose of determining compliance with any of the Coverage Tests or compliance by the Issuer with any of the other provisions hereof), be deemed to include any securities and any investments granted by or on behalf of the Issuer to the Trustee for the benefit of the Noteholders and each Hedge Counterparty, whether or not such securities or such investments satisfy the criteria set forth in the definitions of “Collateral Obligation” or “Eligible Investment,” as the case may be.
          Except to the extent otherwise provided in this Indenture, this Indenture shall constitute a security agreement under the laws of the State of New York applicable to agreements made and to be performed therein, for the benefit of the Noteholders and each Hedge Counterparty. Upon the occurrence and during the continuation of any Event of Default hereunder, and in addition to any other rights available under this Indenture or any other Assets held for the benefit and security of the Noteholders and each Hedge Counterparty or otherwise available at law or in equity but subject to the terms hereof, the Trustee shall have all rights and remedies of a secured party on default under the laws of the State of New York and other applicable law to enforce the assignments and security interests contained herein and, in addition, shall have the right, subject to compliance with any mandatory requirements of applicable law and the terms of this Indenture, to sell or apply any rights and other interests assigned or pledged hereby in accordance with the terms hereof at public and private sale.
          The Trustee acknowledges such Grants, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein in accordance with, and subject to, the terms hereof, in order that the interests of the Secured Parties may be adequately and effectively protected in accordance with this Indenture.
ARTICLE 1.
DEFINITIONS
          Section 1.1. Definitions.
          Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms. The word “including” and its variations shall mean “including without limitation.” Whenever any reference is made to an amount the determination of which is governed by Section 1.2, the provisions of Section 1.2 shall be applicable to such determination or calculation, whether or not reference is specifically made to Section 1.2, unless some other method of calculation or determination is expressly specified in the particular provision. All references in this Indenture to designated “Articles,” “Sections,” “Subsections” and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of this Indenture as originally executed. The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Subsection or other subdivision.
          “A Note”: A promissory note (or similar interest) secured by a mortgaged property that is not subordinate in right of payment to any separate promissory note or similar interest (or other securities) secured by the same mortgaged property.
          “Above Cap Security”: Any Collateral Obligation, which initially bore interest based upon a floating rate index subject to a cap (which, if exceeded, would cause such Collateral Obligation to bear interest at a fixed rate) and which currently bears interest at a fixed rate as a result of such cap being exceeded, but only for so long as such cap is exceeded.
          “Accepted Loan Servicer” means a servicer that, among other things, is in the business of servicing commercial mortgage loans similar to the Initial Collateral Obligations.
          “Account”: Any of the Interest Collection Account, the Principal Collection Account, the Unused Proceeds Account, the Delayed Funding Obligations Account, the Payment Account, the Expense Account, the Liquidity Suspense Account, the Class A-1R Suspense Account, the Future Funding Reserve Account, the Custodial Account, the Certificate Distribution Account and each Hedge Counterparty Collateral Account, and any subaccount thereof that the Trustee deems necessary or appropriate.
          “Accountants’ Report”: A report of a firm of Independent certified public accountants of recognized national reputation appointed by the Issuer pursuant to Section 10.14(a), which may be the firm of independent accountants that reviews or performs procedures with respect to the financial reports prepared by the Issuer or the Collateral Manager.
          “Accounts Receivable”: The meaning specified in Section 3.3(a)(vi) hereof.
          “Act” or “Act of Securityholders”: The meaning specified in Section 14.2 hereof.
          “Additional Funding Threshold”: The meaning specified in Section 7.19 hereof.

          “Advancing Agent”: CapitalSource, unless a successor Person shall have become the Advancing Agent pursuant to the applicable provisions of this Indenture, and thereafter “Advancing Agent” shall mean such successor Person.
          “Advancing Agent Fee”: The fee payable quarterly in arrears on each Payment Date to the Advancing Agent in accordance with the Priority of Payments, equal to 0.07% per annum on the Aggregate Outstanding Amount of the Class A Notes (assuming for purposes of the calculation that the Class A-1R Commitments are fully drawn) and the Class B Notes on such Payment Date prior to giving effect to distributions with respect to such Payment Date.
          “Advisers Act”: The Investment Advisers Act of 1940, as amended.
          “Affiliate” of any specified Person means any other Person controlling or controlled by, or under common control with, such specified Person. For the purposes of this definition, “control” (including the terms “controlling,” “controlled by” and “under common control with”), when used with respect to any specified Person means the possession, direct or indirect, of the power to vote 20% or more of the voting securities of such Person or to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, by contract or otherwise.
          “Agented Loan”: With respect to any Loan, (a) the Loan is originated by the Seller as a part of a syndicated loan transaction that has been fully consummated prior to such Loan becoming a Collateral Obligation and (b) the Issuer, as assignee of the Loan, will have all of the rights (subject to the Retained Interest), excluding agency rights, of the Seller with respect to such Loan and the Seller’s right, title and interest in and to the related collateral securing the Loan.
          “Agent Members”: Members of, or participants in, the Depository, Clearstream, Luxembourg or Euroclear.
          “Aggregate Class A-1R Undrawn Amount” means, at any time, the excess, if any, of the aggregate amount of the Class A-1R Commitments over the Aggregate Outstanding Amount of the Class A-1R Notes.
          “Aggregate Collateral Balance”: The sum of (A) the aggregate Principal Balance of (i) Collateral Obligations, (ii) Eligible Investments purchased with Principal Proceeds and (iii) Eligible Investments purchased with monies on deposit in the Unused Proceeds Account and the Class A-1R Suspense Account that have not been designated as Interest Proceeds by the Collateral Manager pursuant to Section 10.4(c) with respect to the Effective Date, and (B) the Aggregate Class A-1R Undrawn Amount.

          “Aggregate Non-Transitional Loan Base”: An amount, calculated as of the most recent Quarterly Measurement Date, equal to, with respect to the related additional funding obligations with respect to Third-Party Held Delayed Draw Loans and Third-Party Held Revolving Loans that are Non-Transitional Loans, 50% of the lesser of:
(a)	the greater of
(i)	the product of
(A)	the quotient of
(1)	the aggregate outstanding amounts and remaining unfunded commitments of such Third-Party Held Delayed Draw Loans and Third-Party Held Revolving Loans and any other components of the related financing divided by

(2)	the Moody’s Stressed LTV Percentage with respect to such credit facility and
(B)	the Moody’s Stressed LTV Percentage of such financing minus 75% and
(ii)	zero and
(b)	the aggregate remaining unfunded commitments of such Third-Party Held Delayed Draw Loans and Third-Party Held Revolving Loans.
          For purposes of this definition, the “Moody’s Stressed LTV Percentage” of any credit facility related to a Third-Party Held Delayed Draw Loan or Third-Party Held Revolving Loan that is a Non-Transitional Loan shall be the percentage assigned thereto by Moody’s upon request by the Collateral Manager on behalf of the Issuer. Until Moody’s responds to such request, the Moody’s Stressed LTV Percentage for the related additional funding obligations with respect to Third-Party Held Delayed Draw Loans and Third-Party Held Revolving Loans that are Non-Transitional Loans shall be deemed to equal 75% until Moody’s provides the Collateral Manager notice of an alternative.
          “Aggregate Outstanding Amount”: With respect to any Class or Classes of Notes, the aggregate principal balance (excluding any Class C Capitalized Interest, Class D Capitalized Interest, Class E Capitalized Interest, Class F Capitalized Interest, Class G Capitalized Interest, Class H Capitalized Interest or Class J Capitalized Interest, as applicable) of such Class outstanding at the date of determination; provided that, with respect to any action, consent, vote or waiver by any Class or Classes of Noteholders, the Aggregate Outstanding Amount of the Class A-1R Notes shall include any unfunded Class A-1R Commitments. Except as provided in the foregoing sentence and as otherwise provided herein, the Aggregate Outstanding Amount of the Notes at any time shall not include any unfunded Class A-1R Commitments.

          “Aggregate Principal Balance”: When used with respect to any Pledged Collateral Obligations as of any date of determination, the sum of the Principal Balances on such date of determination of all such Pledged Collateral Obligations.
          “Applicable Recovery Rate”: The lowest of the Moody’s Recovery Rate, the Fitch Applicable Recovery Rate and the S&P Recovery Rate, as applicable.
          “Approved Lender”: The meaning specified in clause (xliii) of the definition of Eligibility Criteria.
          “ARD Loan”: A Loan with an anticipated repayment date prior to maturity, after which (if not repaid in full by such anticipated repayment date) the loan provides for changes in payments and accrual of interest.
          “Assets”: The meaning specified in the first paragraph of the Granting Clause of this Indenture.
          “Assigned Loan”: A Loan originated by a Person other than the Seller or another wholly owned subsidiary of CapitalSource Inc. in which a constant percentage interest or dollar amount has been assigned to the Seller or to such other wholly owned subsidiary of CapitalSource Inc. by such Person and (a) such transaction has been fully consummated prior to such Loan becoming a Collateral Obligation, (b) the Seller is a party to the underlying loan documents, (c) the Issuer, as assignee of the Loan, will have all of the rights (subject to the Retained Interest) of the Seller with respect to such Loan and the Seller’s right, title and interest in and to the related property securing such Loan, and (d) the agent bank receives payment directly from the obligor thereof on behalf of each lender that has been assigned an interest in such Loan.
          “Assumed Portfolio”: The portfolio with characteristics developed in accordance with the Eligibility Criteria and Collateral Quality Tests for purposes of determining the Class A-1A/A-1R Break Even Loss Rate, the Class A-2 Break-Even Loss Rate, the Class B Break Even Loss Rate, the Class C Break Even Loss Rate, the Class D Break Even Loss Rate, the Class E Break Even Loss Rate, the Class F Break Even Loss Rate, the Class G Break Even Loss Rate, the Class H Break Even Loss Rate and the Class J Break-Even Loss Rate..
          “Auction”: Any auction conducted in connection with an Auction Call Redemption.
          “Auction Bid Date”: The meaning specified in Section 12.4(b)(ii) hereof.

          “Auction Call Period”: The meaning specified in Section 9.2(a) hereof.
          “Auction Call Redemption”: The meaning specified in Section 9.2(a) hereof.
          “Auction Call Redemption Date”: The meaning specified in Section 9.2(a) hereof.
          “Auction Date”: The meaning specified in Section 12.4(a)(i) hereof.
          “Auction Procedures”: The required procedures with respect to an Auction set forth in Section 12.4(b) hereof.
          “Auction Purchase Agreement”: The meaning specified in Section 12.4(a)(iii) hereof.
          “Auction Purchase Closing Date”: The meaning specified in Section 12.4(b)(v) hereof.
          “Authenticating Agent”: With respect to the Notes or a Class of the Notes, the Person designated by the Trustee to authenticate such Notes on behalf of the Trustee pursuant to Section 2.12 hereof.
          “Authorized Officer”: With respect to the Issuer, any Officer (or attorney-in-fact appointed by the Issuer) of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer. With respect to the Collateral Manager, the persons listed on Schedule G hereto as the same may be supplemented or otherwise modified from time to time by the Collateral Manager. With respect to the Trustee or any other bank or trust company acting as trustee of an express trust or as custodian, a Trust Officer. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.
          “Average Life”: On any Measurement Date with respect to any Collateral Obligation (other than Defaulted Securities), the quotient obtained by the Collateral Manager by dividing (i) the summing of the product of (a) the number of years (rounded to the nearest one tenth thereof) from such Measurement Date to the respective dates of each successive expected distribution of principal of such Collateral Obligation and (b) the respective amounts of such expected distributions of principal by (ii) the sum of all successive expected distributions of principal on such Collateral Obligation.

          “Backup Advancing Agent”: Wells Fargo Bank, N.A., a national banking association, solely in its capacity as Backup Advancing Agent hereunder, or any successor Backup Advancing Agent; provided that any such successor Backup Advancing Agent must be a financial institution having a long-term debt rating from each Rating Agency at least equal to “A-” or “A2,” as applicable, or a short-term debt rating at least equal to “A-1,” “P-1” or “F-1,” as applicable.
          “Backup Advancing Agent Fee”: The fee payable quarterly in arrears on each Payment Date in accordance with the Priority of Payments, equal to 0.00125% per annum on the Aggregate Outstanding Amount of the Class A Notes (assuming for purposes of the calculation that the Class A-1R Commitments are fully drawn) and the Class B Notes on such Payment Date prior to giving effect to distributions with respect to such Payment Date.
          “Back-up Servicer”: Wells Fargo Bank, N.A., a national banking association, solely in its capacity as Back-up Servicer pursuant to the Servicing Agreement.
          “Bailee Letter”: The meaning specified in Section 12.4(b)(v) hereof.
          “Bank”: Wells Fargo Bank, N.A., a national banking association, in its individual capacity and not as Trustee and, if any Person is appointed as a successor Trustee, such Person in its individual capacity and not as Trustee.
          “Bankruptcy Code”: The federal Bankruptcy Code, Title 11 of the United States Code, as amended.
          “Bearer Securities”: The meaning specified in Section 3.3(a)(iv) hereof.
          “Benefit Plan”: The meaning specified in Section 2.5(g)(vi) hereof.
          “B Note”: A promissory note (or similar interest) secured by a mortgaged property that is subordinate in right of payment to one or more separate promissory notes or similar interest (or other securities) secured by the same mortgaged property.
          “Business Day”: Any day other than (i) a Saturday or Sunday or (ii) a day on which commercial banks are authorized or required by applicable law, regulation or executive order to close in New York, New York or the location of the Corporate Trust Office; provided that if any action is required of the Irish Paying Agent, then, for purposes of determining when such Irish Paying Agent action is required, Dublin, Ireland will be considered in determining “Business Day.”

          “Calculation Agent”: The meaning specified in Section 7.14(a) hereof.
          “Calculation Amount”: With respect to any Collateral Obligation, at any time, the lesser of (a) the Market Value of such Collateral Obligation and (b) the Applicable Recovery Rate multiplied by the Principal Balance of such Collateral Obligation.
          “CapitalSource”: CapitalSource Finance LLC, a Delaware limited liability company.
          “CapitalSource Inc.”: CapitalSource Inc., a Delaware corporation (NYSE: CSE)
          “Cash”: Such coin or currency of the United States of America as at the time shall be legal tender for payment of all public and private debts.
          “Certificate”: The certificate issued by the Issuer on the Closing date, representing a fractional undivided beneficial interest of a Certificateholder in the Issuer issued pursuant to the Trust Agreement.
          “Certificate Distribution Account”: A segregated account established and designated as such by the Owner Trustee.
          “Certificate Distribution Amount”: Any remaining Interest Proceeds and Principal Proceeds, if any, to be released from the lien of this Indenture and paid (upon standing order of the Issuer) to the Owner Trustee for deposit into the Certificate Distribution Account for distribution to the Certificateholder after payment by the Trustee of all distributions which take priority pursuant to Section 11.1(a).
          “Certificateholder”: The holder of the Certificate.
          “Certificated Note”: Any of the Notes, as applicable, executed, authenticated and delivered in definitive non-global, fully registered form without interest coupons, pursuant to this Indenture.
          “Certificated Security”: A “certificated security” as defined in Section 8-102(a)(4) of the UCC.
          “Certificate of Authentication”: The meaning specified in Section 2.1 hereof.

          “Certificate of Trust”: With respect to the Issuer, a certificate of trust, filed with the Secretary of State of the State of Delaware prior to the Closing Date.
          “Class”: The Class A-1A Notes, the Class A-1R Notes, the Class A-2A Notes, the Class A-2B Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes, the Class J Notes or the Class K Notes, as applicable.
          “Class A Defaulted Interest Amount”: The Class A-1 Defaulted Interest Amount and the Class A-2 Defaulted Interest Amount.
          “Class A Interest Distribution Amount”: The Class A-1 Interest Distribution Amount and the Class A-2 Interest Distribution Amount, collectively.
          “Class A Notes”: The Class A-1 Notes and the Class A-2 Notes, collectively.
          “Class A-1 Defaulted Interest Amount”: The Class A-1A Defaulted Interest Amount and the Class A-1R Defaulted Interest Amount, collectively.
          Class A-1 Interest Distribution Amount”: The Class A-1A Interest Distribution Amount and the Class A-1R Interest Distribution Amount, collectively.
          “Class A-1 Notes”: The Class A-1A Notes and the Class A-1R Notes, collectively.
          “Class A-1A Defaulted Interest Amount”: With respect to the Class A-1A Notes as of each Payment Date, the accrued and unpaid amount due to holders of the Class A-1A Notes on account of any shortfalls in the payment of the Class A-1A Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful).
          “Class A-1A Interest Distribution Amount”: On each Payment Date, the amount due to the Holders of the Class A-1A Notes on account of interest equal to the product of (x) the outstanding principal amount of the Class A-1A Notes with respect to the related Interest Accrual Period, (y) the actual number of days in such Interest Accrual Period divided by 360 and (z) the Class A-1A Rate.
          “Class A-1A Notes”: The Class A-1A Senior Secured Floating Rate Term Notes due 2037, issued by the Issuer pursuant to this Indenture.

          “Class A-1A Rate”: With Respect to any Class A-1A Notes, the per annum rate equal to (a) three month LIBOR for the related Interest Accrual Period plus (b) 0.26% per annum.
          “Class A-1R Breakage Costs”: With respect to any Due Period, the amount, as set forth in a certificate of a holder of Class A-1R Notes delivered to the Issuer and the Trustee on or prior to the related Payment Date, of “breakage costs,” if any, incurred by a holder of Class A-1R Notes as a result of a failure by the Issuer to effect a Class A-1R Draw on the scheduled date therefor after having submitted a request for a Class A-1R Draw to the Class A-1R Note Agent in accordance with the provisions of the Class A-1R Note Purchase Agreement.
          “Class A-1R Commitment”: The maximum aggregate outstanding principal amount of advances (whether at the time funded or unfunded) that the holder of such Class A-1R Note (or, without duplication, the related Liquidity Provider) is obligated from time to time to make to the Issuer under the Class A-1R Note Purchase Agreement.
          “Class A-1R Commitment Fee”: A commitment fee accruing on the undrawn amount of each Class A-1R Commitment for each Interest Accrual Period at a rate per annum equal to 0.20% (computed on the basis of a 360 day year and the actual number of days elapsed). The Class A-1R Commitment Fee will be payable in arrears on each Payment Date; provided that the portion of the Class A-1R Commitment Fee allocable to the period following the Determination Date through such Payment Date will be payable (without penalty or interest) on the next succeeding Payment Date. Interest at the Class A-1R Rate will accrue on any portion of the Class A-1R Commitment Fee that is not paid when due.
          “Class A-1R Defaulted Interest Amount”: With respect to the Class A-1R Notes as of each Payment Date, the accrued and unpaid amount due to holders of the Class A-1R Notes on any shortfalls in the payment of the Class A-1R Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful).
          “Class A-1R Definitive Note”: The meaning specified in Section 2.2(b)(iv) hereof.
          “Class A-1R Draw”: The meaning specified in Section 18.1(a) hereof.
          “Class A-1R Draw Date”: The meaning specified in Section 18.1(b) hereof.
          “Class A-1R Holder Collateral Account”: The meaning specified in Section 18.5(a) hereof.

          “Class A-1R Interest Allocation Percentage”: For each Interest Accrual Period and with respect to each holder of Class A-1R Notes, a fraction, expressed as a percentage, (i) the numerator of which is the Weighted Average Drawn Class A-1R Note Portion of such holder and (ii) the denominator of which is the Weighted Average Drawn Class A-1R Note Portion of all of the holders of Class A-1R Notes.
          “Class A-1R Interest Distribution Amount”: On each Payment Date, the amount due to the Holders of the Class A-1R Notes on account of interest equal to the product of (x) the Weighted Average Drawn Class A-1R Note Portion of the Class A-1R Notes with respect to the related Interest Accrual Period, (y) the actual number of days in such Interest Accrual Period divided by 360 and (z) the Class A-1R Rate.
          “Class A-1R Notes”: The Class A-1R Revolving Senior Secured Floating Rate Term Notes due 2037, issued by the Issuer pursuant to this Indenture.
          “Class A-1R Note Agent”: Wells Fargo Bank, N.A., a national banking association.
          “Class A-1R Note Purchase Agreement”: The Class A-1R Note Purchase and Placement Agreement, dated as of the date hereof, to be entered into among the Issuer, the Class A-1R Note Agent and the holders from time to time of the Class A-1R Notes.
          “Class A-1R Permitted Investments”: The meaning specified in Section 18.5(f) hereof.
          “Class A-1R Rate”: With Respect to any Class A-1R Notes, the per annum rate equal to (a) three month LIBOR for the related Interest Accrual Period plus (b) 0.27% per annum.
          “Class A-1R Ratings Criteria”: Criteria that will be satisfied on any date with respect to any holder of Class A-1R Notes (or prospective transferee) if:
          (a) (1) (A) the short term debt, deposit or similar obligations of such holder of Class A-1R Notes (or prospective transferee) are rated “P-1” by Moody’s, at least “A-1” by S&P and at least “F1” by Fitch and the long term senior unsecured debt rating of such holder of Class A-1R Notes (or prospective transferee) are rated at least “A1” by Moody’s and at least “A” by Fitch or (B) the Rating Agency Condition with respect to Moody’s is satisfied and (2) the short term debt deposit or similar obligations of such Holder of Class A-1R Notes (or prospective transferee) are rated at least “A-1” by S&P and at least “F1” by Fitch;
          (b) the obligations of such holder of Class A-1R Notes (or prospective transferee) under the Class A-1R Note Purchase Agreement are guaranteed (pursuant to a guarantee which complies with the then current S&P criteria regarding guarantees) by an entity meeting the Class A-1R Ratings Criteria set forth in (a) above; or
          (c) such holder of Class A-1R Notes (or prospective transferee) is then entitled under a Liquidity Facility to borrow from, or sell an interest in assets to, one or more banks or other institutions or entities (each, a “Liquidity Provider”) so long as:
     (1) (A) (I) short term debt, deposit or similar obligations of each such Liquidity Provider are on such date rated P-1” by Moody’s, at least “A-1” by S&P and at least “F1” by Fitch and the long term senior unsecured debt rating of such Liquidity Provider (or prospective transferee) is on such date rated A1” by Moody’s and at least “A” by Fitch or (II) the Rating Agency Condition with respect to Moody’s is satisfied and (B) the short term debt deposit or similar obligations of such Holder of Class A-1R Notes (or prospective transferee) are rated at least “A-1” by S&P and at least “F1” by Fitch; and
     (2) the aggregate amount of commitments to make loans or purchase interests in assets under such Liquidity Facility are held by Liquidity Providers meeting the Class A-1R Ratings Criteria set forth in (c)(1) above, is not less than the Class A-1R Commitment in respect of the Class A-1R Notes held by such holder of Class A-1R Notes (or prospective transferee).
          “Class A-1R Prepayment”: Any payment of principal of the Class A-1R Notes prior to the Stated Maturity of the Class A-1R Notes.
          “Class A-1R Prepayment Date”: The date of any Class A-1R Prepayment.
          “Class A-1R Suspense Account”: The account established pursuant to Section 10.7 hereof.
          “Class A-1A/A-1R Break Even Loss Rate”: At any time, the maximum percentage of defaults that the Assumed Portfolio should be able to sustain, which after giving effect to S&P’s assumptions on recoveries and timing and to the Priority of Payments, will result in sufficient funds remaining for the timely payment of interest and the ultimate payment of principal of the Class A-1A Notes and the Class A-1R Notes.
          “Class A-1A/A-1R Loss Differential”: At any time, the rate calculated by subtracting the Class A-1A/A-1R Scenario Loss Rate from the Class A-1A/A-1R Break Even Loss Rate at such time.
          “Class A-1A/A-1R Pro-Rata Allocation”: With respect to any Payment Date and in the case of a redemption of the Notes in full or the acceleration of the Notes following an

Event of Default, the allocation based on the Aggregate Outstanding Amount of each of the Class A-1A Notes and the Class A-1R Notes as of the related Determination Date.
          “Class A-1A/A-1R Scenario Loss Rate”: At any time, an estimate of the cumulative default rate for the Current Portfolio or the Proposed Portfolio, as applicable, consistent with the then current rating of the Class A-1A Notes and the Class A-1R Notes by S&P, determined by application of the S&P CDO Monitor at such time.
          “Class A-2 Break Even Loss Rate” At any time, the maximum percentage of defaults that the Assumed Portfolio should be able to sustain, which after giving effect to S&P’s assumptions on recoveries and timing and to the Priority of Payments, will result in sufficient funds remaining for the timely payment of interest and the ultimate payment of principal of the Class A-2 Notes.
          “Class A-2 Defaulted Interest Amount” The Class A-2A Defaulted Interest Amount and the Class A-2B Defaulted Interest Amount, collectively.
          “Class A-2 Interest Distribution Amount” The Class A-2 Interest Distribution Amount and the Class A-2 Interest Distribution Amount, collectively.
          “Class A-2 Loss Differential” At any time, the rate calculated by subtracting the Class A-2 Scenario Loss Rate from the Class A-2 Break Even Loss Rate at such time.
          “Class A-2 Notes”: The Class A-2A Notes and the Class A-2B Notes, collectively.
          “Class A-2 Scenario Loss Rate” At any time, an estimate of the cumulative default rate for the Current Portfolio or the Proposed Portfolio, as applicable, consistent with the then current rating of the Class A-2 Notes by S&P, determined by application of the S&P CDO Monitor at such time.
          “Class A-2A Defaulted Interest Amount”: With respect to the Class A-2A Notes as of each Payment Date, the accrued and unpaid amount due to holders of the Class A-2A Notes on account of any shortfalls in the payment of the Class A-2A Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful).
          “Class A-2A Interest Distribution Amount”: On each Payment Date, the amount due to the Holders of the Class A-2A Notes on account of interest equal to the product of (x) the outstanding principal amount of the Class A-2A Notes with respect to the related Interest

Accrual Period, (y) the actual number of days in such Interest Accrual Period divided by 360 and (z) the Class A-2A Rate.
          “Class A-2A Notes”: The Class A-2A Senior Secured Floating Rate Term Notes due 2037, issued by the Issuer pursuant to this Indenture.
          “Class A-2A Rate”: With Respect to any Class A-2A Notes, the per annum rate equal to (a) three month LIBOR for the related Interest Accrual Period plus (b) 0.25% per annum.
          “Class A-2B Defaulted Interest Amount”: With respect to the Class A-2B Notes as of each Payment Date, the accrued and unpaid amount due to holders of the Class A-2B Notes on account of any shortfalls in the payment of the Class A-2B Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful).
          “Class A-2B Interest Distribution Amount”: On each Payment Date, the amount due to the Holders of the Class A-2B Notes on account of interest equal to the product of (x) the outstanding principal amount of the Class A-2B Notes with respect to the related Interest Accrual Period, (y) the actual number of days in such Interest Accrual Period divided by 360 and (z) the Class A-2B Rate.
          “Class A-2B Notes”: The Class A-2B Senior Secured Floating Rate Term Notes due 2037, issued by the Issuer pursuant to this Indenture.
          “Class A-2B Rate”: With Respect to any Class A-2B Notes, the per annum rate equal to (a) three month LIBOR for the related Interest Accrual Period plus (b) 0.31% per annum.
          “Class A-2B Subordinate Interests”: The meaning specified in Section 13.1(a) hereof.
          “Class A/B Coverage Tests”: The Class A/B Par Value Test and the Class A/B Interest Coverage Test.
          “Class A/B Interest Coverage Ratio”: The meaning specified under the definition of “Interest Coverage Ratio.”

          “Class A/B Interest Coverage Test”: The test that is met as of any Measurement Date prior to the Effective Date and will be met as of any Measurement Date on or after the Effective Date on which any Class A Notes or any Class B Notes remain outstanding if the Class A/B Interest Coverage Ratio as of such Measurement Date is equal to or greater than 123.85%
          “Class A/B Par Value Ratio”: As of any Measurement Date, the number (expressed as a percentage) calculated by dividing the Net Outstanding Portfolio Balance and the Aggregate Class A-1R Undrawn Amount (without duplication), in each case, on such Measurement Date by the sum of the outstanding principal amount of the Class A Notes (assuming for purposes of the calculation that the Class A-1R Commitments are fully drawn) and the Class B Notes and the amount of any unreimbursed Interest Advances
          “Class A/B Par Value Test”: The test that will be met as of any Measurement Date prior to the Effective Date and will be met as of any Measurement Date on or after the Effective Date on which any Class A Notes or any Class B Notes remain outstanding if the Class A/B Par Value Ratio on such Measurement Date is equal to or greater than 123.85%.
          “Class B Break-Even Loss Rate”: At any time, the maximum percentage of defaults that the Assumed Portfolio should be able to sustain, which after giving effect to S&P’s assumptions on recoveries and timing and to the Priority of Payments, will result in sufficient funds remaining for the timely payment of interest and the ultimate payment of principal of the Class B Notes.
          “Class B Defaulted Interest Amount”: As of each Payment Date, the accrued and unpaid amount due to holders of the Class B Notes on account of any shortfalls in the payment of the applicable Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful).
          “Class B Interest Distribution Amount”: On each Payment Date, the amount due to Holders of the Class B Notes on account of interest equal to the product of (x) the outstanding principal amount of the Class B Notes with respect to the related Interest Accrual Period, (y) the actual number of days in such Interest Accrual Period divided by 360 and (z) the Class B Rate.
          “Class B Loss Differential”: At any time, the rate calculated by subtracting the Class B Scenario Loss Rate from the Class B Break Even Loss Rate at such time.
          “Class B Notes”: The Class B Second Priority Floating Rate Term Notes due 2037, issued by the Issuer pursuant to this Indenture.

          “Class B Rate”: With respect to any Class B Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to (a) three month LIBOR for the related Interest Accrual Period plus (b) 0.39% per annum.
          “Class B Scenario Loss Rate”: At any time, an estimate of the cumulative default rate for the Current Portfolio or the Proposed Portfolio, as applicable, consistent with the then current rating of the Class B Notes by S&P, determined by application of the S&P CDO Monitor at such time.
          “Class B Subordinate Interests”: The meaning specified in Section 13.1(b) hereof.
          “Class C Break-Even Loss Rate”: At any time, the maximum percentage of defaults that the Assumed Portfolio should be able to sustain, which after giving effect to S&P’s assumptions on recoveries and timing and to the Priority of Payments, will result in sufficient funds remaining for the ultimate payment of interest and principal of the Class C Notes.
          “Class C Capitalized Interest”: The meaning specified in Section 2.7(f) hereof.
          “Class C Defaulted Interest Amount”: On or after any Payment Date on which no Class A Notes or Class B Notes are Outstanding, any interest on the Class C Notes (other than Class C Capitalized Interest) that is due and payable but is not punctually paid or duly provided for on or prior to the due date therefor and which remains unpaid, together with interest accrued thereon (to the extent lawful).
          “Class C Interest Distribution Amount”: On each Payment Date, the amount due to Holders of the Class C Notes on account of interest equal to the product of (x) the outstanding principal amount of the Class C Notes (including the current balance of any Class C Capitalized Interest) with respect to the related Interest Accrual Period, (y) the actual number of days in such Interest Accrual Period divided by 360 and (z) the Class C Rate.
          “Class C Loss Differential”: At any time, the rate calculated by subtracting the Class C Scenario Loss Rate from the Class C Break-Even Loss Rate at such time.
          “Class C Notes”: The Class C Third Priority Floating Rate Capitalized Interest Term Notes due 2037, issued by the Issuer pursuant to this Indenture.
          “Class C Rate”: With respect to any Class C Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to (a) three month LIBOR for the related Interest Accrual Period plus (b) 0.65% per annum.

          “Class C Scenario Loss Rate”: At any time, an estimate of the cumulative default rate for the Current Portfolio or the Proposed Portfolio, as applicable, consistent with the then current rating of the Class C Notes by S&P, determined by application of the S&P CDO Monitor at such time.
          “Class C Subordinate Interests”: The meaning specified in Section 13.1(c) hereof.
          “Class C/D/E Coverage Tests”: The Class C/D/E Par Value Test and the Class C/D/E Interest Coverage Test.
          “Class C/D/E Interest Coverage Ratio”: The meaning specified in the definition of “Interest Coverage Ratio.”
          “Class C/D/E Interest Coverage Test”: The test that is met as of any Measurement Date prior to the Effective Date and will be met as of any Measurement Date on or after the Effective Date on which any Class C Notes, Class D Notes or Class E Notes remain outstanding if the Class C/D/E Interest Coverage Ratio as of such Measurement Date is equal to or greater than 111.55%.
          “Class C/D/E Par Value Ratio”: As of any Measurement Date, the number (expressed as a percentage) calculated by dividing (a) the Net Outstanding Portfolio Balance and the Aggregate Class A-1R Undrawn Amount (without duplication), in each case, on such Measurement Date by (b) the sum of the aggregate outstanding principal amount (including any Class C Capitalized Interest, any Class D Capitalized Interest and any Class E Capitalized Interest) of the Class A Notes (assuming for purposes of the calculation that the Class A-1R Commitments are fully drawn), the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes and the amount of any unreimbursed Interest Advances.
          “Class C/D/E Par Value Test”: The test that is met as of any Measurement Date prior to the Effective Date and will be met as of any Measurement Date on or after the Effective Date on which any Class C Notes, Class D Notes or Class E Notes remain outstanding if the Class C/D/E Par Value Ratio on such Measurement Date is equal to or greater than 111.55%.
          “Class D Break-Even Loss Rate”: At any time, the maximum percentage of defaults that the Assumed Portfolio should be able to sustain, which after giving effect to S&P’s assumptions on recoveries and timing and to the Priority of Payments, will result in sufficient funds remaining for the ultimate payment of interest and principal of the Class D Notes.
          “Class D Capitalized Interest”: The meaning specified in Section 2.7(g) hereof.

          “Class D Defaulted Interest Amount”: On or after any Payment Date on which no Class A Notes, Class B Notes or Class C Notes are Outstanding, any interest on the Class D Notes (other than Class D Capitalized Interest) that is due and payable but is not punctually paid or duly provided for on or prior to the due date therefor and which remains unpaid, together with interest accrued thereon (to the extent lawful).
          “Class D Interest Distribution Amount”: On each Payment Date, the amount due to Holders of the Class D Notes on account of interest equal to the product of (x) the outstanding principal amount of the Class D Notes (including the current balance of any Class D Capitalized Interest) with respect to the related Interest Accrual Period, (y) the actual number of days in such Interest Accrual Period divided by 360 and (z) the Class D Rate.
          “Class D Loss Differential”: At any time, the rate calculated by subtracting the Class D Scenario Loss Rate from the Class D Break-Even Loss Rate at such time.
          “Class D Notes”: The Class D Fourth Priority Floating Rate Capitalized Interest Term Notes due 2037, issued by the Issuer pursuant to this Indenture.
          “Class D Rate”: With respect to any Class D Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to (a) three month LIBOR for the related Interest Accrual Period plus (b) 0.75% per annum.
          “Class D Scenario Loss Rate”: At any time, an estimate of the cumulative default rate for the Current Portfolio or the Proposed Portfolio, as applicable, consistent with the then current rating of the Class D Notes by S&P, determined by application of the S&P CDO Monitor at such time.
          “Class D Subordinate Interests”: The meaning specified in Section 13.1(d) hereof.
          “Class E Break-Even Loss Rate”: At any time, the maximum percentage of defaults that the Assumed Portfolio should be able to sustain, which after giving effect to S&P’s assumptions on recoveries and timing and to the Priority of Payments, will result in sufficient funds remaining for the ultimate payment of interest and principal of the Class E Notes.
          “Class E Capitalized Interest”: The meaning specified in Section 2.7(h) hereof.
          “Class E Defaulted Interest Amount”: On or after any Payment Date on which no Class A Notes, Class B Notes, Class C Notes or Class D Notes are Outstanding, any interest on the Class E Notes (other than Class E Capitalized Interest) that is due and payable but is not punctually paid or duly provided for on or prior to the due date therefor and which remains unpaid, together with interest accrued thereon (to the extent lawful).
          “Class E Interest Distribution Amount”: On each Payment Date, the amount due to Holders of the Class E Notes on account of interest equal to the product of (x) the outstanding principal amount of the Class E Notes (including the current balance of any Class E Capitalized Interest) with respect to the related Interest Accrual Period, (y) the actual number of days in such Interest Accrual Period divided by 360 and (z) the Class E Rate.
          “Class E Loss Differential”: At any time, the rate calculated by subtracting the Class E Scenario Loss Rate from the Class E Break-Even Loss Rate at such time.
          “Class E Notes”: The Class E Fifth Priority Floating Rate Capitalized Interest Term Notes due 2037, issued by the Issuer pursuant to this Indenture.
          “Class E Rate”: With respect to any Class E Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to (a) three month LIBOR for the related Interest Accrual Period plus (b) 0.85% per annum.
          “Class E Scenario Loss Rate”: At any time, an estimate of the cumulative default rate for the Current Portfolio or the Proposed Portfolio, as applicable, consistent with the then current rating of the Class E Notes by S&P, determined by application of the S&P CDO Monitor at such time.
          “Class E Subordinate Interests”: The meaning specified in Section 13.1(e) hereof.
          “Class F Break-Even Loss Rate”: At any time, the maximum percentage of defaults that the Assumed Portfolio should be able to sustain, which after giving effect to S&P’s assumptions on recoveries and timing and to the Priority of Payments, will result in sufficient funds remaining for the ultimate payment of interest and principal of the Class F Notes.
          “Class F Capitalized Interest”: The meaning specified in Section 2.7(i) hereof.
          “Class F Defaulted Interest Amount”: On or after any Payment Date on which no Class A Notes, Class B Notes, Class C Notes, Class D Notes or Class E Notes are Outstanding, any interest on the Class F Notes (other than Class F Capitalized Interest) that is due and payable but is not punctually paid or duly provided for on or prior to the due date therefor and which remains unpaid, together with interest accrued thereon (to the extent lawful).

          “Class F Interest Distribution Amount”: On each Payment Date, the amount due to Holders of the Class F Notes on account of interest equal to the product of (x) the outstanding principal amount of the Class F Notes (including the current balance of any Class F Capitalized Interest) with respect to the related Interest Accrual Period, (y) the actual number of days in such Interest Accrual Period divided by 360 and (z) the Class F Rate.
          “Class F Loss Differential”: At any time, the rate calculated by subtracting the Class F Scenario Loss Rate from the Class F Break-Even Loss Rate at such time.
          “Class F Notes”: The Class F Sixth Priority Floating Rate Capitalized Interest Term Notes due 2037, issued by the Issuer pursuant to this Indenture.
          “Class F Rate”: With respect to any Class F Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to (a) three month LIBOR for the related Interest Accrual Period plus (b) 1.05% per annum.
          “Class F Scenario Loss Rate”: At any time, an estimate of the cumulative default rate for the Current Portfolio or the Proposed Portfolio, as applicable, consistent with the then current rating of the Class F Notes by S&P, determined by application of the S&P CDO Monitor at such time.
          “Class F Subordinate Interests”: The meaning specified in Section 13.1(f) hereof.
          “Class F/G/H Coverage Tests”: The Class F/G/H Par Value Test and the Class F/G/H Interest Coverage Test.
          “Class F/G/H Interest Coverage Ratio”: The meaning specified in the definition of “Interest Coverage Ratio”.
          “Class F/G/H Interest Coverage Test”: The test that is met as of any Measurement Date prior to the Effective Date and will be met as of any Measurement Date on or after the Effective Date on which any Class F Notes, Class G Notes or Class H Notes remain outstanding if the Class F/G/H Interest Coverage Ratio as of such Measurement Date is equal to or greater than 105.00%.
          “Class F/G/H Par Value Ratio”: As of any Measurement Date, the number (expressed as a percentage) calculated by dividing (a) the Net Outstanding Portfolio Balance and the Aggregate Class A-1R Undrawn Amount (without duplication), in each case, on such Measurement Date by (b) the sum of the aggregate outstanding principal amount (including any Class C Capitalized Interest, Class D Capitalized Interest, Class E Capitalized Interest, Class F

Capitalized Interest, Class G Capitalized Interest and Class H Capitalized Interest) of the Class A Notes (assuming for purposes of the calculation that the Class A-1R Commitments are fully drawn), the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes and the Class H Notes and the amount of any unreimbursed Interest Advances.
          “Class F/G/H Par Value Test”: The test that is met as of any Measurement Date prior to the Effective Date and will be met as of any Measurement Date on or after the Effective Date on which any Class F Notes, Class G Notes or Class H Notes remain outstanding if the Class F/G/H Par Value Ratio on such Measurement Date is equal to or greater than 105.00%.
          “Class G Break-Even Loss Rate”: At any time, the maximum percentage of defaults that the Assumed Portfolio should be able to sustain, which after giving effect to S&P’s assumptions on recoveries and timing and to the Priority of Payments, will result in sufficient funds remaining for the ultimate payment of interest and principal of the Class G Notes.
          “Class G Capitalized Interest”: The meaning specified in Section 2.7(j) hereof.
          “Class G Defaulted Interest Amount”: On or after any Payment Date on which no Class A Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes or Class F Notes are Outstanding, any interest on the Class G Notes (other than Class G Capitalized Interest) that is due and payable but is not punctually paid or duly provided for on or prior to the due date therefor and which remains unpaid, together with interest accrued thereon (to the extent lawful).
          “Class G Interest Distribution Amount”: On each Payment Date, the amount due to Holders of the Class G Notes on account of interest equal to the product of (x) the outstanding principal amount of the Class G Notes (including the current balance of any Class G Capitalized Interest) with respect to the related Interest Accrual Period, (y) the actual number of days in such Interest Accrual Period divided by 360 and (z) the Class G Rate.
          “Class G Loss Differential”: At any time, the rate calculated by subtracting the Class G Scenario Loss Rate from the Class G Break-Even Loss Rate at such time.
          “Class G Notes”: The Class G Seventh Priority Floating Rate Capitalized Interest Term Notes due 2037, issued by the Issuer pursuant to this Indenture.
          “Class G Rate”: With respect to any Class G Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to (a) three month LIBOR for the related Interest Accrual Period plus (b) 1.25% per annum.

          “Class G Scenario Loss Rate”: At any time, an estimate of the cumulative default rate for the Current Portfolio or the Proposed Portfolio, as applicable, consistent with the then current rating of the Class G Notes by S&P, determined by application of the S&P CDO Monitor at such time.
          “Class G Subordinate Interests”: The meaning specified in Section 13.1(g), hereof.
          “Class H Break-Even Loss Rate”: At any time, the maximum percentage of defaults that the Assumed Portfolio should be able to sustain, which after giving effect to S&P’s assumptions on recoveries and timing and to the Priority of Payments, will result in sufficient funds remaining for the ultimate payment of interest and principal of the Class H Notes.
          “Class H Capitalized Interest”: The meaning specified in Section 2.7(k) hereof.
          “Class H Defaulted Interest Amount”: On or after any Payment Date on which no Class A Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes, Class F Notes or Class G Notes are Outstanding, any interest on the Class H Notes (other than Class H Capitalized Interest) that is due and payable but is not punctually paid or duly provided for on or prior to the due date therefor and which remains unpaid, together with interest accrued thereon (to the extent lawful).
          “Class H Interest Distribution Amount”: On each Payment Date, the amount due to Holders of the Class H Notes on account of interest equal to the product of (x) the outstanding principal amount of the Class H Notes (including the current balance of any Class H Capitalized Interest) with respect to the related Interest Accrual Period, (y) the actual number of days in such Interest Accrual Period divided by 360 and (z) the Class H Rate.
          “Class H Loss Differential”: At any time, the rate calculated by subtracting the Class H Scenario Loss Rate from the Class H Break-Even Loss Rate at such time.
          “Class H Notes”: The Class H Eighth Priority Floating Rate Capitalized Interest Term Notes due 2037, issued by the Issuer pursuant to this Indenture.
          “Class H Rate”: With respect to any Class H Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to (a) three month LIBOR for the related Interest Accrual Period plus (b) 1.50% per annum.
          “Class H Scenario Loss Rate”: At any time, an estimate of the cumulative default rate for the Current Portfolio or the Proposed Portfolio, as applicable, consistent with the then current rating of the Class H Notes by S&P, determined by application of the S&P CDO Monitor at such time.
          “Class H Subordinate Interests”: The meaning specified in Section 13.1(h) hereof.
          “Class J Break-Even Loss Rate”: At any time, the maximum percentage of defaults that the Assumed Portfolio should be able to sustain, which after giving effect to S&P’s assumptions on recoveries and timing and to the Priority of Payments, will result in sufficient funds remaining for the ultimate payment of interest and principal of the Class J Notes.
          “Class J Capitalized Interest”: The meaning specified in Section 2.7(l) hereof.
          “Class J Defaulted Interest Amount”: On or after any Payment Date on which no Class A Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes, Class F Notes, Class G Notes or Class H Notes are Outstanding, any interest on the Class J Notes (other than Class J Capitalized Interest) that is due and payable but is not punctually paid or duly provided for on or prior to the due date therefor and which remains unpaid, together with interest accrued thereon (to the extent lawful).
          “Class J Interest Distribution Amount”: On each Payment Date, the amount due to Holders of the Class J Notes on account of interest equal to the product of (x) the outstanding principal amount of the Class J Notes (including the current balance of any Class J Capitalized Interest) with respect to the related Interest Accrual Period, (y) the actual number of days in such Interest Accrual Period divided by 360 and (z) the Class J Rate.
          “Class J Loss Differential”: At any time, the rate calculated by subtracting the Class J Scenario Loss Rate from the Class J Break-Even Loss Rate at such time.
          “Class J Notes”: The Class J Ninth Priority Floating Rate Capitalized Interest Term Notes due 2037, issued by the Issuer pursuant to this Indenture.
          “Class J Rate”: With respect to any Class J Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to (a) three month LIBOR for the related Interest Accrual Period plus (b) 2.50% per annum.
          “Class J Scenario Loss Rate”: At any time, an estimate of the cumulative default rate for the Current Portfolio or the Proposed Portfolio, as applicable, consistent with the then current rating of the Class J Notes by S&P, determined by application of the S&P CDO Monitor at such time.

          “Class J Subordinate Interests”: The meaning specified in Section 13.1(i) hereof.
          “Class K Notes”: The Class K Tenth Priority Principal Only Term Notes due 2037, issued by the Issuer pursuant to this Indenture.
          “Class K Subordinate Interests”: The meaning specified in Section 13.1(i) hereof.
          “Clean-up Call”: The meaning specified in Section 9.1 hereof.
          “Clearing Agency”: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.
          “Clearing Corporation”: The meaning specified in Section 8-102(a)(5) of the UCC.
          “Clearing Corporation Security”: A security subject to book-entry transfers and pledges deposited with the Clearing Agency.
          “Clearstream”: Clearstream Banking, société anonyme, a limited liability company organized under the laws of the Grand Duchy of Luxembourg.
          “Closing”: The transfer of any Note to the initial registered Holder of such Note.
          “Closing Date”: December 20, 2006.
          “CLO Servicer”: CapitalSource.
          “CMBS Conduit Securities”: means Collateral Obligations (A) issued by a single seller or multi seller conduit under which the holders of such Collateral Obligations have recourse to a specified pool of assets (but not other assets held by the conduit that support payments on other series of securities) and (B) that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Collateral Obligations) on the cash flow from a pool of commercial mortgage loans generally having the following characteristics: (1) the commercial mortgage loans have varying contractual maturities; (2) the commercial mortgage loans are secured by real property purchased or improved with the proceeds thereof (or to refinance an outstanding loan the proceeds of which were so used); (3) the commercial mortgage loans are obligations of a relatively limited number of obligors (with the creditworthiness of individual obligors being less material than for CMBS Large Loan Securities) and accordingly represent a relatively undiversified pool of obligor credit risk; (4) upon original issuance of such Collateral Obligations no five commercial mortgage loans account for more than 20% of the aggregate principal balance of the entire pool of commercial mortgage loans supporting payments on such securities; and (5) repayment thereof can vary substantially from the contractual payment schedule (if any), with early prepayment of individual loans depending on numerous factors specific to the particular obligors and upon whether, in the case of loans bearing interest at a fixed rate, such loans or securities include an effective prepayment premium.
          “CMBS Large Loan Securities”: Collateral Obligations (other than CMBS Conduit Securities) that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Collateral Obligations) on the cash flow from a pool of commercial mortgage loans made to finance the acquisition, construction and improvement of properties. CMBS Large Loan Securities generally have the following characteristics: (1) the commercial mortgage loans have varying contractual maturities; (2) the commercial mortgage loans are secured by real property purchased or improved with the proceeds thereof (or to refinance one or more outstanding loans the proceeds of which were so used); (3) the commercial mortgage loans are obligations of a relatively limited number of obligors and accordingly represent a relatively undiversified pool of obligor credit risk; (4) repayment thereof can vary substantially from the contractual payment schedule (if any), with early prepayment of individual loans depending on numerous factors specific to the particular obligors and upon whether, in the case of loans bearing interest at a fixed rate, such loans or securities include an effective prepayment premium; and (5) the valuation of individual properties securing the commercial mortgage loans is the primary factor in any decision to invest in those securities.
          “CMBS Security”: A CMBS Conduit Security or a CMBS Large Loan Security, as the case may be, but excluding any Single Asset Mortgage Security or Single Obligor Mortgage Security.
          “Code”: The United States Internal Revenue Code of 1986, as amended.
          “Collateral Manager Indemnified Parties”: The Collateral Manager, its members, managers, directors, officers, stockholders, partners, agents and employees and any Affiliate of the Collateral Manager and its directors, officers, stockholders, partners, members, managers, agents and employees.
          “Collateral Obligation” and “Collateral Obligations”: Any loan, security or other obligation (other than Eligible Investments) owned by the Issuer (including those acquired after the Closing Date) that complied with the Eligibility Criteria at the time the Issuer entered into the commitment to acquire such loan, security or obligation.

          “Collateral Obligations Purchase Agreement”: The Seller Collateral Obligations Purchase Agreement and the Trust Depositor Collateral Obligations Purchase Agreement entered into on or about the Closing Date and any other Seller Collateral Obligations Purchase Agreement and Trust Depositor Collateral Obligations Purchase Agreement entered into after the Closing Date if a purchase agreement is necessary to comply with this Indenture, which agreement is assigned to the Trustee pursuant to this Indenture.
          “Collateral Management Agreement”: The Collateral Management Agreement, dated as of the Closing Date, by and between the Issuer and the Collateral Manager, as amended, supplemented or otherwise modified from time to time in accordance with its terms.
          “Collateral Management Fee”: The Senior Collateral Management Fee and the Subordinate Collateral Management Fee.
          “Collateral Manager”: CapitalSource, each of CapitalSource’s permitted successors and assigns or any successor Person that shall have become the Collateral Manager pursuant to the provisions of the Collateral Management Agreement and thereafter “Collateral Manager” shall mean such successor Person.
          “Collateral Manager Securities”: All Securities beneficially owned by the Collateral Manager or any Affiliate thereof or an account or fund for which the Collateral Manager or an Affiliate thereof acts as the investment adviser (with discretionary authority).
          “Collateral Manager Servicing Standard”: With respect to the Collateral Manager, to manage the Collateral Obligations that such Collateral Manager is obligated to service and administer pursuant to this Indenture and the Collateral Management Agreement (i) in accordance with (A) the more stringent of the following standards of care: (1) customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own assets comparable to the Collateral Obligations and (2) the same manner in which, and with the same care, skill, prudence and diligence with which, the Collateral Manager manages assets comparable to the Collateral Obligations for its own account; (B) applicable law and (C) the terms of this Indenture, the Collateral Management Agreement and in a manner that does not violate the terms of the Collateral Obligation and the related Underlying Instruments and (ii) without regard to (A) any relationship, including as lender on any other debt, that the Collateral Manager or any Affiliate of the Collateral Manager, may have with the underlying obligor, or any Affiliate of the obligor, or any other party to this Indenture (or any agreements relating to this Indenture); (B) the election by the Collateral Manager whether or not to make cure advances from time to time; (C) the right of the Collateral Manager or any Affiliate thereof, to receive compensation or reimbursement of costs under this Indenture generally or with respect to any particular transaction (including, without limitation, any transaction related to the Collateral Management Agreement); (D) the ownership, servicing or management for others of any security not subject to this Indenture by the Collateral Manager or any Affiliate thereof or the obligation of any Affiliate of the Collateral Manager to repurchase the Collateral Obligation; and (E) the ownership of any Securities by the Collateral Manager or any Affiliate thereof; provided that, notwithstanding anything to the contrary set forth in the Collateral Management Agreement, in this Indenture or in any of the other related transaction documents, (1) the Collateral Manager shall not be responsible for the failure of the Issuer to perform all payment obligations of the Issuer under this Indenture in accordance with the Priority of Payments, including the payment in full of the principal of each Class of Notes by the Stated Maturity thereof (although the Collateral Manager remains liable for its breaches under the Collateral Management Agreement, this Indenture or any other Transaction Document), (2) nothing contained in the Collateral Management Agreement, this Indenture or any other related transaction document shall be construed as an express or implied representation, warranty or guarantee by the Collateral Manager regarding the collectability of any amounts due on the Collateral Obligations or of any payment or distribution on any of the Securities, (3) the Collateral Manager shall not be obligated to take any action that would cause the Collateral Manager to violate applicable law and (4) the Collateral Manager shall only be liable for its breaches under the Collateral Management Agreement, this Indenture or any other Transaction Document to which it is a party or otherwise expressly bound.
          “Collateral Quality Test Modification”: The meaning specified in Section 12.5 hereof.
          “Collateral Quality Tests”: The tests that are satisfied if, as of any Measurement Date, in the aggregate, the Collateral Obligations purchased or, with respect to CMBS Securities, irrevocably committed to be purchased (and not sold) comply with all of the requirements set forth below:
     (i) (A) up to 55.0% of the Aggregate Collateral Balance of Collateral Obligations may consist of Collateral Obligations backed or otherwise invested in properties located in the State of New York, (B) up to 40.0% of the Aggregate Collateral Balance of Collateral Obligations may consist of Collateral Obligations backed or otherwise invested in properties located in the State of Florida, (C) up to 40.0% of the Aggregate Collateral Balance of Collateral Obligations may consist of Collateral Obligations backed or otherwise invested in properties located in the State of California, (D) up to 30.0% of the Aggregate Collateral Balance of Collateral Obligations may consist of Collateral Obligations backed or otherwise invested in properties located in the State of Pennsylvania; (E) up to 25.0% of the Aggregate Collateral Balance of Collateral Obligations may consist of Collateral Obligations backed or otherwise invested in properties located in the State of Texas; and (H) up to 25.0% of the Aggregate Collateral Balance of Collateral Obligations may consist of Collateral Obligations backed or otherwise invested in properties located in any other single U.S. state;
     (ii) the aggregate Principal Balance of CMBS Securities does not exceed 10.0% of the Aggregate Collateral Balance, and each CMBS Security has a Moody’s rating of at least “Baa3”and an S&P Rating and a Fitch Rating of at least “BBB ”;
     (iii) the aggregate Principal Balance of Whole Loans must equal or exceed 85% of the Aggregate Collateral Balance;
     (iv) (iii) the aggregate Principal Balance of all Collateral Obligations issued by any single obligor does not exceed 10.0% of the Aggregate Collateral Balance (provided that, for avoidance of doubt, with respect to any Loan, the issuer of such Loan shall be deemed to be the obligor of such Loan);
     (v) (A) up to 30.0% of the Aggregate Collateral Balance of Collateral Obligations may consist of Collateral Obligations that are collateralized or backed by interests on any Healthcare Properties; (B) up to 30.0% of the Aggregate Collateral Balance of Collateral Obligations may consist of Collateral Obligations that are collateralized or backed by interests on any Land Properties; (C) up to 15.0% of the Aggregate Collateral Balance of Collateral Obligations may consist of Collateral Obligations that are collateralized or backed by interests on Condominium Conversion Properties; (D) up to 15.0% of the Aggregate Collateral Balance of Collateral Obligations may consist of Collateral Obligations that are collateralized or backed by interests on Resort Finance Properties; (E) up to 25.0% of the Aggregate Collateral Balance of Collateral Obligations may consist of Collateral Obligations that are collateralized or backed by interests on Mixed Use Properties; (F) up to 30.0% of the Aggregate Collateral Balance of Collateral Obligations may consist of Collateral Obligations that are collateralized or backed by interests on Hospitality Properties; (G) up to 35.0% of the Aggregate Collateral Balance of Collateral Obligations may consist of Collateral Obligations that are collateralized or backed by interests on Multifamily Properties; (H) up to 35.0% of the Aggregate Collateral Balance of Collateral Obligations may consist of Collateral Obligations that are collateralized or backed by interests on Office Properties; (I) up to 25.0% of the Aggregate Collateral Balance of Collateral Obligations may consist of Collateral Obligations that are collateralized or backed by interests on Industrial Properties; (J) up to 10.0% of the Aggregate Collateral Balance of Collateral Obligations may consist of Collateral Obligations that are collateralized or backed by interests on Construction Properties; (K) up to 15.0% of the Aggregate Collateral Balance of Collateral Obligations may consist of Collateral Obligations that are collateralized or backed by interests on Retail Properties; (L) up to 10.0% of the Aggregate Collateral Balance of Collateral Obligations may consist of Collateral Obligations that are collateralized or backed by interests on Self-Storage Properties; and (M) up to 10.0% of the Aggregate Collateral Balance of Collateral Obligations may consist of Collateral Obligations that are collateralized or backed by interests on any single other type of Property;
     (vi) the aggregate Principal Balance of Floating Rate Securities that bear interest based upon a floating rate index other than LIBOR and that are not subject to Hedge Transactions does not exceed 5.0% of the Aggregate Collateral Balance;

     (vii) each Fixed Rate Security is a Covered Fixed Rate Security;
     (viii) the aggregate Principal Balance of any Collateral Obligation having payments less frequently than quarterly is covered by a cash flow swap agreement obtained by the Collateral Manager for the Issuer;
     (ix) the aggregate Principal Balance of Collateral Obligations having a common obligor (or group of affiliated obligors) does not exceed 10.0% of the Aggregate Collateral Balance;
     (x) the aggregate Principal Balance of Sale-Leaseback Loans does not exceed 10.0% of the Aggregate Collateral Balance;
     (xi) subject to clause (xxxv) of the Eligibility Criteria, the aggregate Principal Balance of CMBS Securities having a rated final maturity later than the Stated Maturity does not exceed 5% of the aggregate Collateral Balance; provided that all such CMBS Securities shall be rated at least “A-” by S&P (or its equivalent) and at least “A3” by Moody’s (or its equivalent);
     (xii) the Moody’s Recovery Test is satisfied;
     (xiii) the Moody’s Weighted Average Extended Maturity Test is satisfied;
     (xiv) the Moody’s Maximum Tranched Rating Factor Test is satisfied;
     (xv) the Herfindahl Diversity Test is satisfied;
     (xvi) the Minimum Weighted Average Coupon Test is satisfied;
     (xvii) the Minimum Weighted Average Spread Test is satisfied;
     (xviii)the Weighted Average Life Test is satisfied;
     (xix) the S&P CDO Monitor Test is satisfied;
     (xx) the S&P Recovery Test is satisfied; and
     (xxi) the Fitch Loan Diversity Index Test is satisfied.
          For the avoidance of doubt, for purposes of the foregoing clauses (i) and (v) above, such percentage determinations will be made by “looking-through” the CMBS Securities included in the Collateral Obligations; provided that such determinations shall be based solely on publicly available information in respect of such securities or other information available to the Collateral Manager without undue expense. The Collateral Manager shall provide such information to the Trustee.

          Notwithstanding the foregoing, during the Ramp-Up Period the Collateral Quality Tests need not be met.
          “Collection Accounts”: The trust accounts so designated and established pursuant to Section 10.2(a) hereof.
          “Commitment Termination Time”: The meaning specified in Section 18.1(c) hereof.
          “Company Administrative Expenses”: All fees, expenses and other amounts due or accrued with respect to any Payment Date and payable by the Issuer to (i) the Trustee pursuant to this Indenture or any co trustee appointed pursuant to this Indenture (including amounts payable by the Issuer as indemnification pursuant to this Indenture) and the Class A-1R Note Agent pursuant to the Class A-1R Note Purchase Agreement (including amounts payable by the Issuer as indemnification pursuant to the Class A-1R Note Purchase Agreement and any fee to a successor Class A-1R Note Agent), (ii) the independent accountants, agents and counsel of the Issuer for reasonable fees and expenses (including amounts payable in connection with the preparation of tax forms or in connection with the formation or operation of any grantor trust on behalf of the Issuer), and any registered office and government filing fees, (iii) the Rating Agencies for fees and expenses in connection with any rating (including the annual fee payable with respect to the monitoring of any rating) of the Notes, including fees and expenses due or accrued in connection with any credit estimate or rating of the Collateral Obligations, (iv) the Collateral Manager under this Indenture and the Collateral Management Agreement, (v) the Collateral Manager or other persons as indemnification pursuant to the Collateral Management Agreement, (vi) the Advancing Agent or other entities as indemnification pursuant to the provisions pertaining to the Advancing Agent in this Indenture, (vii) any other person in respect of any governmental fee, charge or tax in relation to the Issuer (in each case as certified by an authorized officer of the Issuer to the Trustee) and (viii) any other person in respect of any other fees or expenses (including indemnifications) permitted under this Indenture and the documents delivered pursuant to or in connection with this Indenture and the Notes and any amendment or other modification of any such documentation, in each case unless expressly prohibited under this Indenture (including, without limitation, the payment of all transaction fees and all legal and other fees and expenses required in connection with the purchase of any Collateral Obligations or any other transaction authorized by this Indenture and any amounts due in respect of the listing of any Offered Notes on the Irish Stock Exchange); provided that Company Administrative Expenses shall not include (a) amounts payable in respect of the Notes, (b) amounts payable under any Hedge Agreement, (c) any Collateral Management Fee payable pursuant to the Collateral Management Agreement and (d) any Class A-1R Commitment Fees or Class A-1R Breakage Costs.
          “Controlling Class”: the Class A Notes, so long as any Class A Notes are outstanding, then the Class B Notes, so long as any Class B Notes are outstanding, then the Class C Notes, so long as any Class C Notes are outstanding, then the Class D Notes, so long as any Class D Notes are outstanding, then the Class E Notes, so long as any Class E Notes are outstanding, then the Class F Notes, so long as any Class F Notes are outstanding, then the Class G Notes, so long as any Class G Notes are outstanding, then the Class H Notes, so long as any Class H Notes are outstanding, then the Class J Notes, so long as any Class J Notes are outstanding, then the Class K Notes, so long as any Class K Note is outstanding and then the Certificate.
          “Corporate Trust Office”: With respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee, currently located at Wilmington Trust Company, 1100 North Market Street, Wilmington Delaware 19890, Attention: Corporate Trust Administration, or such other address as the Owner Trustee may designate from time to time by notice to the Noteholders, the Certificateholder, the Collateral Manager, the Rating Agencies, the Issuer and each Hedge Counterparty or the principal corporate trust office of any successor Owner Trustee. With respect to the Trustee, the principal corporate trust office of the Trustee, currently located at (i) for Note transfer purposes, Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services – CapitalSource Real Estate Loan Trust 2006-A and (ii) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: CDO Trust Services – CapitalSource Real Estate Loan Trust 2006-A, telephone number (410) 884-2000, or such other address as the Trustee may designate from time to time by notice to the Noteholders, the Certificateholder, the Collateral Manager, the Rating Agencies, the Issuer and each Hedge Counterparty or the principal corporate trust office of any successor Trustee.
          “Coverage Test Modification”: The meaning specified in Section 12.5 hereof.
          “Coverage Tests”: The Class A/B Coverage Tests, the Class C/D/E Coverage Tests and the Class F/G/H Coverage Tests.
          “Covered Additional Funding Obligation”: With respect to any additional funding obligation related to a Third-Party Held Delayed Draw Loan or a Third-Party Held Revolving Loan owned by any CDO issuer, (i) such additional funding obligation is covered dollar-for-dollar by (x) cash on deposit in a segregated account maintained by the related trustee for such CDO issuer, (y) undrawn capacity under a revolving note purchase agreement or (z) a combination of (x) and (y), (ii) the related borrower under such Third-Party Held Delayed Draw Loan or Third-Party Held Revolving Loan has acknowledged and/or agreed in writing that its payment obligations are absolute and unconditional and are to be satisfied in full without offset or set off, abatement, counterclaim, or any other defense against payment under the portion of the Third-Party Held Delayed Draw Loan or Third-Party Held Revolving Loan, as applicable, owned by the Issuer against the Issuer; and (iii) the CDO issuer has agreed in writing with the Issuer that it will not transfer its funding obligations under such Third-Party Held Delayed Draw Term Loan or Third-Party Held Revolving Loan (unless such loan is a Credit Risk Security or a Defaulted Security), as applicable, except (x) to a transferee rated at least “A-” by S&P and “A3” by Moody’s or with respect to which the Rating Condition has been satisfied with respect to S&P or (y) if, after giving effect to such transfer, the criteria set forth in clause (xliii) of the definition of “Eligibility Criteria” has been satisfied as of the date of such transfer.

          “Covered Fixed Rate Security”: Any Fixed Rate Security (including any Above Cap Security) (i) for which the Issuer has entered into one or more interest rate swap agreements (either individually or together with other Collateral Obligations), which (A) is a market rate swap that does not require the related Hedge Counterparty to make any upfront payments, (B) has a term which is at least as long as (i) the expected maturity of such Fixed Rate Security and (ii) the expected Maturity of the Notes, (C) requires the related Hedge Counterparty to make floating rate payments to the Issuer based on the related notional amount based on the London interbank offered rate for U.S. Dollar deposits in Europe and (D) requires the Issuer to make fixed rate payments to the related Hedge Counterparty or (ii) that is subject to a Hedge Transaction.
          “Credit Risk Security”: Any Collateral Obligation that, in the Collateral Manager’s reasonable business judgment, has a significant risk of declining in credit quality or, with a lapse of time, becoming a Defaulted Security.
          “CSE Mortgage”: CSE Mortgage LLC, a Delaware limited liability company.
          “Cure Advance”: An advance by the Collateral Manager, in connection with the exercise of a cure right by the Issuer, as controlling holder or directing holder or other similar function, with respect to a Collateral Obligation.
          “Current Portfolio”: The portfolio of Collateral Obligations and Eligible Investments prior to giving effect to a proposed reinvestment in a Substitute Collateral Obligation or substitution of a Replacement Collateral Obligation.
          “Curtailment”: With respect to a Collateral Obligation, any payment of principal received by the Issuer during a Due Period as part of a payment allocable to a Collateral Obligation that is in excess of the principal portion of the scheduled payment due for such Due Period and which is not intended to satisfy the Collateral Obligation in full, nor is intended to cure a delinquency, including any accelerated amortization due to structural features of the related Collateral Obligation.
          “Custodial Account”: An account at the Custodial Securities Intermediary in the name of the Trustee pursuant to Section 10.1(b) hereof.
          “Custodial Securities Intermediary”: The meaning specified in Section 3.3(a) hereof.
          “Dealers”: Wachovia Capital Markets, LLC, Citigroup Global Markets Inc., BMO Capital Markets Corp., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated.

          “Default”: Any Event of Default or any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.
          “Defaulted Security”: Any Collateral Obligation or any other security included in the Assets:
     (i) with respect to a Preferred Equity Security, (1) with respect to which there has occurred and is continuing a payment default (after giving effect to any applicable grace period but without giving effect to any waiver); provided, however, that notwithstanding the foregoing, a Preferred Equity Security shall not be deemed to be a Defaulted Security as a result of (A) the related issuer’s failure to pay dividends or distributions on the initial due date therefor, if the Collateral Manager or the Issuer consents to extend the due date when such dividend or distribution is due and payable, and such dividend or distribution is paid on or before such extended due date (provided that such dividend or distribution is paid not more than 60 days (or if such dividend or distribution was previously paid 60 days after the initial date that it was due as a result of the Issuer or the Collateral Manager previously consenting to extend such due date, 30 days) after the initial date that it was due), or (B) the failure of the issuer or Affiliate of the issuer of the Preferred Equity Security to redeem or purchase such Preferred Equity Security on the date when such redemption or purchase is required pursuant to the terms of the agreement setting forth the rights of the holder of that Preferred Equity Security (after giving effect to all extensions of such redemption or purchase date that the issuer or Affiliate of the issuer of the Preferred Equity Security had the right to elect and did elect under the terms of the agreement setting forth the rights of the holder of that Preferred Equity Security), if the Collateral Manager or the Issuer consents to extend such redemption or purchase date provided that such consent does not extend the redemption or purchase date by more than two (2) years after the redemption or purchase date required under such agreement (that is, the original redemption or purchase date under such agreement as extended by all extensions of such date that the issuer or Affiliate of the issuer of the Preferred Equity Security had the right to elect and did elect under the terms of such agreement) and the amount required to be paid in connection with such redemption or purchase is paid on or before such extended redemption or purchase date, or (2) with respect to which there is known to the Issuer or the Collateral Manager a default (other than any payment default) which default entitles the holders thereof to accelerate the maturity of all or a portion of the principal amount of such obligation; provided, however, in each case, if such default is cured or waived then such asset shall no longer be a Defaulted Security or (3) with respect to which there is known to the Collateral Manager that (A) any bankruptcy, insolvency or receivership proceeding has been initiated in connection with the issuer of such Preferred Equity Security, or (B) there has been proposed or effected any distressed exchange or other debt restructuring where the issuer of such Preferred Equity Security has offered the debt holders a new security or package of securities that either (x) amounts to a diminished financial obligation or (y) has the purpose of helping the issuer to avoid default, or (4) that has been rated “CC”, “D” or “SD” or below by S&P or (5) with respect to which there is known to the Collateral Manager that the issuer thereof is in default (without giving effect to any applicable grace period or waiver) as to payment of principal and/or interest on another obligation (and such default has not been cured or waived) which is senior or pari passu in right of payment to such Preferred Equity Security, except that a Preferred Equity Security will not constitute a “Defaulted Security” under this clause (5) if each of the Rating Agencies has confirmed in writing that such event shall not result in the reduction, qualification or withdrawal of any rating of the Notes;
     (ii) with respect to a Loan, if a foreclosure or default (whether or not declared) with respect to the related commercial mortgage loan has occurred; provided, however, that notwithstanding the foregoing, a Loan shall not be deemed to be a Defaulted Security as a result of (1) the related obligor’s failure to pay interest on such Loan or on the related commercial mortgage loan on the initial due date therefor, if the related lender or holder of such Loan or the related commercial mortgage loan consents to extend the due date when such interest is due and payable, and such interest is paid on or before such extended due date (provided that such interest is paid not more than 60 days (or if such interest was previously paid 60 days after the initial date that it was due as a result of the Issuer or the Collateral Manager previously consenting to extend such due date, 30 days) after the initial date that it was due), or (2) the related obligor’s failure to pay principal on such Loan or the related commercial mortgage loan on the original maturity date thereof (as defined below), if the related lender or holder of such Loan or the related commercial mortgage loan consents to extend such maturity date (so long as the Maturity Extension Requirements are met) and such principal is paid on or before such extended maturity date, or (3) the occurrence of any default other than a payment default with respect to such Loan or the related commercial mortgage loan, unless and until the earlier of (A) declaration of default and acceleration of the maturity of the Loan by the lender or holder thereof and (B) the continuance of such default uncured for 60 days after such default became known to the Issuer or the Collateral Manager or, subject to the satisfaction of the Rating Agency Condition, such longer period as the Collateral Manager determines. As used herein, the term “original maturity date” means the maturity date of a Loan or the related commercial mortgage loan as extended by all extensions thereof which the related obligor had the right to elect and did elect under the terms of the instruments and agreements relating to such Loan or the related commercial mortgage loan, but before taking into account any additional extensions thereof that are consented to by the lender or holder of such Loan or the related commercial mortgage loan; and
     (iii) with respect to a CMBS Security (1) as to which there has occurred and is continuing a principal payment default (without giving effect to any applicable grace period or waiver) or (2) as to which there is known to the Issuer or the Collateral Manager a default (other than any payment default) which default entitles the holders thereof to accelerate the maturity of all or a portion of the principal amount of such obligation; provided, however, in the case of (1) and (2), if such default is cured or waived then such asset shall no longer be a Defaulted Security or (3) as to which there is known to the Collateral Manager (A) any bankruptcy, insolvency or receivership proceeding has been initiated in connection with the issuer of such CMBS Security, or (B) there has been proposed or effected any distressed exchange or other debt re structuring where the issuer of such CMBS Security has offered the debt holders a new security or package of securities that either (x) amounts to a diminished financial obligation or (y) has the purpose of helping the issuer to avoid default, or (4) that has been rated “CC”, “D” or “SD” or below by S&P, “CC” or below by Fitch or “Ca” or “C” by Moody’s or (5) as to which there is known to the Collateral Manager that the issuer thereof is in default (without giving effect to any applicable grace period or waiver) as to payment of principal and/or interest on another obligation (and such default has not been cured or waived) which is senior or pari passu in right of payment to such CMBS Security, except that a CMBS Security will not constitute a “Defaulted Security” under this clause (5) if each of the Rating Agencies has confirmed in writing that such event shall not result in the reduction, qualification or withdrawal of any rating of the Notes; or (6) (A) as to which there has been a failure to pay interest in whole or in part for the lesser of (x) six months or (y) three payment periods (if such CMBS Security is rated (or privately rated for purposes of the issuance of the Securities) below “Baa3” by Moody’s or “BBB ” by S&P or Fitch); provided, however, if the Rating Agency Condition for such CMBS Security is satisfied with respect to S&P and Moody’s, the Collateral Manager may choose not to treat such a CMBS Security as a Defaulted Security or (B) as to which there has been a failure to pay interest in whole or in part for the lesser of (x) one year or (y) six consecutive payment periods (if such CMBS Security is rated (or privately rated for purposes of the issuance of the Securities) “BBB ” or higher by S&P or Fitch, or “Baa3” or higher by Moody’s) even if by its terms it provides for the deferral and capitalization of interest thereon;
provided that any Collateral Obligation which has sustained a write down of principal balance in accordance with its terms will not necessarily be considered a Defaulted Security solely due to such write down; provided, further, that for purposes of the Par Value Ratios, any Collateral Obligation that has sustained an implied reduction of principal balance due to an appraisal reduction will not necessarily be considered a Defaulted Security solely due to such implied reduction.
          For purposes of calculating the Par Value Ratio, an appraisal reduction of a Collateral Obligation will be assumed to result in an implied reduction of principal balance for such Collateral Obligation only if such appraisal reduction is intended to reduce the interest payable on such Collateral Obligation and only in proportion to such interest reduction. For purposes of the Par Value Ratio, any Collateral Obligation that has sustained an implied reduction of principal balance due to an appraisal reduction will not be considered a Defaulted Security solely due to such implied reduction. The Collateral Manager will notify the Trustee of any appraisal reductions of Collateral Obligations if the Collateral Manager has actual knowledge thereof.

          For purposes of the definition of “Defaulted Security,” the “Maturity Extension Requirements” will be satisfied with respect to any extension if the maturity date is extended (i) in the case of Loans other than ARD Loans, to a new maturity date that is (A) not more than two (2) years after the original maturity date and (B) not less than ten years prior to the Stated Maturity and (ii) in the case of ARD Loans, such that (A) the anticipated repayment date will not be less than 20 years prior to the Stated Maturity and (B) the new maturity date is not less than 3 years prior to the Stated Maturity; provided, however, that notwithstanding the requirements in the foregoing clauses (i) and (ii), “Maturity Extension Requirements” will be deemed satisfied with respect to any extensions as to which the Rating Agency Condition has been satisfied.
          For avoidance of doubt, the following initial Collateral Obligations will not be treated as Defaulted Securities under clause (ii)(3) above based on facts in existence as of the Closing Date as disclosed on the exceptions to the representations and warranties enumerated in the Collateral Obligations Purchase Agreements: Villa Venetia Apartments, Legacy Parc Horizons LLC, Crowne Plaza, STP—East Lake Care Center, STP-Vanguard 1—Crestview, STP—Vanguard 2—Overton Park, Kenton Healthcare LLC, Regency—Cuero Nursing and Rehab, Regency—Stevens Nursing and Rehab and Regency—Southbrooke.
          “Delayed Funding Obligations Account”: The account established pursuant to Section 10.5(a) hereof.
          “Deposit Accounts”: The meaning specified in Section 3.3(e)(xii) hereof.
          “Depository” or “DTC”: The Depository Trust Company, its nominees, and their respective successors.
          “Determination Date”: With respect to the first Payment Date, the “Determination Date” is the fourth (4th) Business Day prior to such Payment Date, and, thereafter, quarterly on the fourth (4th) Business Day prior to the related Payment Date in each July, October, January and April.
          “Disqualified Transferee”: The meaning specified in Section 2.5(k) hereof.
          “Distribution Compliance Period”: means the 40-day period prescribed by Regulation S commencing on the later of (a) the date upon which Offered Notes are first offered to Persons other than the Dealers and any other distributor (as such term is defined in Regulation S) of the Offered Notes and (b) the Closing Date.
          “Dollar,” “U.S. $” or “$”: A U.S. dollar or other equivalent unit in Cash.

          “Due Date”: Each date on which a Scheduled Distribution is due on a Pledged Obligation.
          “Due Period”: With respect to any Payment Date, the period commencing on the Business Day immediately succeeding the second preceding Determination Date (or commencing on the Closing Date, in the case of the Due Period relating to the first Payment Date) and ending on and including the Determination Date immediately preceding such Payment Date.
          “Effective Date”: The date which is the earlier of (i) the 270th day after the Closing Date and (ii) the date on which the Issuer utilizes the approximately $7,331,512.51 deposited into the Unused Proceeds Account on the Closing Date to acquire additional Collateral Obligations.
          “Eligibility Criteria”: The criteria set forth below, which if satisfied with respect to any asset at the time it is purchased, as evidenced by an Officer’s Certificate of the Collateral Manager delivered to the Trustee as of the date of such acquisition, will make such asset eligible for purchase by the Issuer as a Collateral Obligation:
     (i) it is a Loan, CMBS Security or Preferred Equity Security related to (x) commercial real estate (including multifamily residential property and undeveloped real estate intended to be developed into commercial property) or (y) undeveloped real estate intended to be developed into commercial or residential property; provided that no Loan shall be secured solely by an individual residential property;
     (ii) with respect to each CMBS Security, such CMBS Security has a Moody’s Rating of at least “Baa3”and an S&P Rating and a Fitch Rating of at least “BBB ”;
     (iii) it provides for periodic payments of interest no less frequently than semi annually; provided, however, that up to 5.0% of the Aggregate Collateral Balance may consist of Collateral Obligations that provide for period payments of interest less frequently than semi-annually;
     (iv) its acquisition would not cause the Issuer or the pool of Pledged Obligations to be required to register as an investment company under the Investment Company Act; and if the issuer of such Collateral Obligation is excepted from the definition of an “investment company” solely by reason of Section 3(c)(1) of the Investment Company Act, then either (x) such Collateral Obligation does not constitute a “voting security” for purposes of the Investment Company Act or (y) the aggregate amount of such Collateral Obligation held by the Issuer is less than 10% of the voting securities of the obligor of such Collateral Obligation;

     (v) (A) if it is a Loan or Mezzanine Loan (other than an ARD Loan), no commercial mortgage loan underlying, securing or constituting such Collateral Obligation has a maturity date (including any extension option) that is later than five (5) years prior to the Stated Maturity; provided, however, that if such commercial mortgage loan permits the obligor or its direct or indirect parent to incur additional indebtedness, such loan does not have a maturity date (including any extension option) that is later than seven (7) years prior to the Stated Maturity, (B) if it is an ARD Loan, (i) the anticipated repayment date of such ARD Loan is not later than twenty (20) years prior to the Stated Maturity and (ii) the new maturity date is not less than three (3) years prior to the Stated Maturity, (C) if it is a Preferred Equity Security, the date (after giving effect to all permissible extensions thereof) by which all distributions on such Preferred Equity Security attributable to the return of capital by its governing documents are required to be made is not later than ten (10) years prior to the Stated Maturity (after giving effect to all anticipated settlement concerns in connection with such return of capital) and (D) if it is a CMBS Security, it does not have a rated final distribution date later than the Stated Maturity;
     (vi) it is not prohibited under its Underlying Instruments from being purchased by the Issuer and pledged to the Trustee;
     (vii) it is not, and does not provide for conversion or exchange into, “margin stock” (as defined under Regulations T, U or X by the Board of Governors of the Federal Reserve System) at any time over its life;
     (viii) it is not the subject of (i) any Offer by the issuer of such security or by any other person made to all of the holders of such security to purchase or otherwise acquire such security (other than pursuant to any redemption in accordance with the terms of the related Underlying Instruments) or to convert or exchange such security into or for cash, securities or any other type of consideration or (ii) if such Collateral Obligation is a CMBS Security, any solicitation by an issuer of such security or any other person to amend, modify or waive any provision of such security or any related Underlying Instruments, and has not been called for redemption;
     (ix) it is not an Ineligible Equity Security, Step Up Security, Step Down Bond, collateralized debt obligation security or any security the repayment of which is subject to substantial non credit related risk, as determined by the Collateral Manager in its reasonable business judgment;
     (x) except with respect to Preferred Equity Securities, it is not a security that by the terms of its Underlying Instruments provides for conversion or exchange (whether mandatory or at the option of the issuer or the holder thereof) into equity capital at any time prior to its maturity;
     (xi) it is not a financing by a debtor in possession in any insolvency proceeding;

     (xii) (A) except with respect to Issuer Held Delayed Draw Loans and Issuer Held Revolving Loans, it will not require the Issuer to make any future payments after the initial purchase thereof and (B) if it is a Issuer Held Delayed Draw Loan or an Issuer Held Revolving Loan, an amount equal to the Issuer’s maximum future funding commitment under the terms of such Issuer Held Delayed Draw Loan or an Issuer Held Revolving Loan is deposited in the Delayed Funding Obligations Account on the date of such purchase for application as described herein;
     (xiii) its acquisition will comply with Section 206 of the Investment Advisers Act of 1940, as amended (“Advisers Act”);
     (xiv) it is an “eligible asset” as defined in Rule 3a 7 of the Investment Company Act;
     (xv) except with respect to Partially Deferred Loans and Preferred Equity Securities, it does not have any outstanding deferred or capitalized interest;
     (xvi) it is not a security that, in the Collateral Manager’s reasonable business judgment, has a significant risk of declining in credit quality or, with the lapse of time or notice, becoming a Defaulted Security;
     (xvii) it is not a Defaulted Security or Credit Risk Security (as determined by the Collateral Manager after reasonable inquiry in its reasonable business judgment);
     (xviii) if it is a Participation, (a) it is a real estate related Participation subject to the Servicing Agreement, (b) either (i) the underlying term loan, A Note or B Note has been included in a transaction that would be classified as a CMBS Conduit Security or a CMBS Large Loan Security with an S&P Servicer or (ii) the underlying term loan is serviced pursuant to a commercial mortgage servicing arrangement approved by Moody’s, which includes the standard servicing provisions found in CMBS Securities transactions by an Accepted Loan Servicer approved by Moody’s; provided that no more than 10% of the Aggregate Collateral Balance may consist of underlying term loans or constitute commercial mortgage loans serviced by an Accepted Loan Servicer that does not otherwise meet the criteria set forth above, (c) the requirements set forth herein regarding the representations and warranties with respect to the underlying term loan, including exceptions thereto (as applicable), the underlying mortgaged property (as applicable) and the Participation have been met, (d) legal title to the related mortgage loan is held by either (1) a “special purpose vehicle” or (2) a trustee for the benefit of the holders of the participation interests; provided that a securitization trust, a CDO issuer or a similar securitization vehicle shall be deemed to be a “special purpose vehicle” for purposes of the Eligibility Criteria and (e) the terms of the Underlying Instruments are consistent with underwriting standards utilized by prudent institutional commercial real estate lenders in underwriting similar assets;

     (xix) if it is a B Note, it is (a) a real estate related B Note subject to the Servicing Agreement, (b) either (i) the related A Note has been included in a transaction that would be classified as a CMBS Conduit Security or a CMBS Large Loan Security with an S&P Servicer or (ii) the A Note is serviced pursuant to a commercial mortgage servicing arrangement approved by Moody’s, which includes the standard servicing provisions found in CMBS Securities transactions by an Accepted Loan Servicer approved by Moody’s; provided that no more than 10% of the Aggregate Collateral Balance will consist of underlying term loans or constitute commercial mortgage loans serviced by an Accepted Loan Servicer, (c) the requirements set forth herein regarding the representations and warranties with respect to the underlying term loan (as applicable), the underlying mortgaged property (as applicable) and the B Note have been met in all material respects and (d) the terms of the Underlying Instruments are consistent with underwriting standards utilized by prudent institutional commercial real estate lenders in underwriting similar assets;
     (xx) if it is a Mezzanine Loan or Preferred Equity Security, (a) the Mezzanine Loan is serviced pursuant to a commercial mortgage servicing arrangement with an S&P Servicer or by an Accepted Loan Servicer approved by Moody’s, which includes the standard servicing provisions found in CMBS Securities transactions approved by Moody’s; provided that no more than 10% of the Aggregate Collateral Balance may consist of underlying term loans or constitute commercial mortgage loans serviced by an Accepted Loan Servicer that does not otherwise meet the criteria set forth above, (b) the requirements set forth herein regarding the representations and warranties with respect to the underlying term loan (as applicable), the underlying mortgaged property (as applicable), the Mezzanine Loan and the Preferred Equity Security (as applicable) have been met in all material respects and (c) the terms of the Underlying Instruments are consistent with underwriting standards utilized by prudent institutional commercial real estate lenders in underwriting similar assets;
     (xxi) if it is a Loan (that is not a Participation, a B Note or a Mezzanine Loan), (a) it is a real estate related Loan that is serviced pursuant to a commercial mortgage servicing arrangement with an S&P Servicer or by an Accepted Loan Servicer approved by Moody’s, which includes the standard servicing provisions found in CMBS Securities transactions; provided that no more than 10% of the Aggregate Collateral Balance may consist of underlying term loans or constitute commercial mortgage loans serviced by an Accepted Loan Servicer that does not otherwise meet the criteria set forth above, (b) the requirements set forth herein regarding the representations and warranties with respect to the Loan and the underlying mortgaged property (as applicable) have been met in all material respects and (c) the terms of the Underlying Instruments are consistent with underwriting standards utilized by prudent institutional commercial real estate lenders in underwriting similar assets;
     (xxii) it is U.S. Dollar denominated and may not by its terms be converted into a security payable in any other currencies;

     (xxiii) if it is a Loan or CMBS Security, the Principal Balance of such Loan or CMBS Security has not been reduced by a realized loss, expected loss, appraisal event, appraisal reduction or similar item since initial issuance, other than a Loan as to which a workout or other restructuring has occurred but as to which no such reduction has occurred since the completion of such workout or restructuring;
     (xxiv) any requirements regarding opinions with respect to certain purchases of Collateral Obligations as provided herein have been met;
     (xxv) if such Collateral Obligation has attached “buy/sell” rights in favor of the Issuer, such rights are freely assignable by the Issuer to any of its Affiliates;
     (xxvi) if such Collateral Obligation is a CMBS Security, at the time it was issued, at least one class of the related issuer’s securities was rated “AAA” or “Aaa” (or the equivalent) by one or more nationally recognized statistical rating organizations;
     (xxvii) such Collateral Obligation is free and clear of all liens and encumbrances other than the lien of the Trustee for the benefit of the Secured Parties immediately after its acquisition by the Issuer;
     (xxviii) would not cause CapitalSource Inc. (or any of its Affiliates that is a REIT, as relevant) to fail to satisfy the requirements of Section 856 (c)(4) of the Code;
     (xxix) it has a Moody’s Rating, provided that to the extent permitted under this Indenture, Loans may be acquired by the Issuer based on a Moody’s Rating that is estimated by the Collateral Manager;
     (xxx) it is (A) secured by, or the payment obligations of which are tied to, collateral located in the United States or a commonwealth, territory or possession of the United States and (B) issued by an issuer incorporated or organized under the laws of the United States or a commonwealth, territory or possession of the United States, except that (1) so long as Canada maintains a long-term currency rating from S&P of no less than “AAA”, up to 10.0% of the Aggregate Collateral Balance may consist of Collateral Obligations issued by an issuer incorporated or organized in, and secured by property located in, Canada; and (2) up to 10.0% of the Aggregate Collateral Balance may consist of Collateral Obligations issued by an issuer incorporated or organized in, and secured by property located in, Mexico, the Bahamas, Bermuda, the Cayman Islands, the Channel Islands, Mexico, the Netherlands Antilles or Aruba, so long as (a) the Issuer (or the Collateral Manager on Issuer’s behalf or CLO Servicer, as applicable) is permitted, under the relevant laws of such countries, to foreclose on the collateral securing such Collateral Obligation, (b) the obligor under such Collateral Obligation is obligated, under the relevant underlying documents, to deliver all rent and/or other receipts collections related to the property securing such Collateral Obligation, to one or more lockbox accounts held in the United States, and (c) if such Collateral Obligation provides for the payment to the Issuer to be made in a currency other than US Dollars, then the Issuer maintains a currency hedge in connection with such Collateral Obligation in a notional amount not less than the outstanding principal balance of such Collateral Obligation, which currency hedge will otherwise be in form and substance acceptable to S&P as evidenced by satisfaction of the Rating Agency Condition;
     (xxxi) it provides for the payment of principal at not less than par upon maturity, redemption or acceleration;
     (xxxii) if it is a Collateral Obligation that is a Floating Rate Security or has a corresponding interest rate swap agreement, such Collateral Obligation or swap agreement bears interest based upon LIBOR;
     (xxxiii) it is not an Interest-Only Security;
     (xxxiv) it does not allow for any interest rate, index, currency, timing or basis conversions;
     (xxxv) subject to clause (xi) of the Collateral Quality Tests, if it is a CMBS Security, pursuant to its Underlying Instruments, the maturity date of each commercial mortgage loan included in the pool of commercial mortgage loans collateralizing or backing such CMBS Security is not scheduled to occur later than five (5) years after the Stated Maturity, and, if any such maturity date is scheduled to occur after the Stated Maturity, the CMBS Security has a Moody’s Rating of at least “A3”;
     (xxxvi) the payments of interest on such Collateral Obligation are not subject to withholding tax unless the issuer thereof or the obligor thereon is required to make “gross-up” payments sufficient to cover any withholding tax imposed at any time on payments made by such issuer with respect thereto;
     (xxxvii) with respect to Agented Loans and Assigned Loans, the related Underlying Instruments shall include a credit or note purchase agreement or similar agreement containing standard provisions relating to the appointment and duties of a payment agent and a collateral agent and intercreditor and (if applicable) subordination provisions;
     (xxxviii) with respect to Agented Loans, the Seller or CapitalSource (or a wholly owned subsidiary of CapitalSource Inc.) has been appointed the collateral agent of the security and the paying agent prior to such Agented Loan becoming a Collateral Obligation;
     (xxxix) with respect to Agented Loans and Assigned Loans, if the entity serving as the collateral agent of the security thereunder has or will change from the time of the origination of such notes, all appropriate assignments of the collateral agent’s rights in and to the collateral on behalf of the Noteholders have been executed and filed or recorded as appropriate prior to such Agented Loan or Assigned Loan becoming a Collateral Obligation;
     (xl) with respect to Agented Loans and Assigned Loans all required notifications, if any, have been given to the collateral agent, the paying agent and any other parties required by the Underlying Instruments of, and all required consents, if any, have been obtained with respect to, the Seller’s assignment of such Loan and the Seller’s right, title and interest in the related property securing such Loan to the Trust Depositor and the Issuer and the Trustee’s security interest therein on behalf of the Noteholders and the Hedge Counterparties;
     (xli) with respect to Agented Loans and Assigned Loans the right to control the actions of and replace the collateral agent and/or the paying agent of the syndicated underlying indebtedness is to be exercised by at least a majority in interest of all holders of such underlying indebtedness;
     (xlii) with respect to Agented Loans, Assigned Loans and any Loans which have more than one holder of the underlying indebtedness, all syndicated underlying indebtedness of the obligor of the same priority are cross-defaulted, and all holders of such underlying indebtedness (a) have a pro rata undivided interest in the collateral securing such underlying indebtedness, (b) share in all payments of interest and principal on a pro rata basis, (c) share in the proceeds of the sale or other disposition of such collateral on a pro rata basis and (d) may transfer or assign their right, title and interest in the collateral; and
     (xliii) if it is a Third-Party Held Delayed Draw Loan or a Third-Party Held Revolving Loan, either (A) the Rating Agency Condition has been satisfied with respect thereto, (B) the related additional funding obligation is held by a CDO issuer, one or more of the outstanding debt obligations of which is rated by S&P and Moody’s, and at the time the Issuer acquires the Third-Party Held Delayed Draw Loan or the Third-Party Held Revolving Loan, the related Seller represents and warrants to the Issuer in writing that the related additional funding obligation with respect to such Third-Party Held Delayed Draw Loan or Third-Party Held Revolving Loan is a Covered Additional Funding Obligation, or (C):
          (1) the related additional funding obligation is either an obligation of (x) CSE Mortgage or CapitalSource, (y) a successor special purpose entity or any similar special purpose entity that is established as a repo seller, a trust preferred issuer, a warehouse borrower or seller or issuer in a subsequent securitization or similar transaction or (z) a Person that is rated at least “A-” by S&P or with respect to which the Rating Agency Condition has been satisfied and “A3” by Moody’s or is otherwise approved by Moody’s (any such entity referenced in either clause (x), (y) or (z) being a “Future Advance Holder”) and is, in any case, not an obligation of the Issuer;
          (2) at the time the Issuer acquired such Third-Party Held Delayed Draw Loan or Third-Party Held Revolving Loan, the portion of such Loan containing the future funding obligations was owned by (a) a Future Advance Holder and (b) if such Future Advance Holder is of the type described in clause (xliii)(1)(x) or (y) above, is or is entitled to be pledged and/or otherwise financed as provided in clause (3) below to or with, as applicable, an entity that either (x) has a long term, unsecured debt rating of “A-” or better from S&P and “A3” or better from Moody’s, or (y) has been expressly approved by each Rating Agency (any entity described in the preceding clause (x) or clause (y), an “Approved Lender”) pursuant to the related repurchase agreement, warehouse facility, trust preferred transaction, subsequent securitization or similar transaction, as applicable (any such agreement, transaction or facility, being a “Warehouse Facility”);
          (3) at the time the Issuer acquires such Third-Party Held Delayed Draw Loan or a Third-Party Held Revolving Loan, (a)(x) there is sufficient capacity under any related Warehouse Facility (in accordance with the terms of the applicable Warehouse Facility) to satisfy the financed portion, (y) there is sufficient Liquidity to satisfy the unfinanced portion of the additional funding obligation, in each case with respect to such Third-Party Held Delayed Draw Loan or Third-Party Held Revolving Loan assuming that all conditions under the related mortgage loan documents and Warehouse Facility documents, as applicable, were satisfied, and (z) an Approved Lender has approved of and is obligated to fund the financed portion of such Third-Party Held Delayed Draw Loan or Third-Party Held Revolving Loan, as applicable, and is required to fund or otherwise finance the unfinanced portion of the additional funding obligation in respect of such Third-Party Held Delayed Draw Loan or Third-Party Held Revolving Loan, as applicable (in either case, either directly or via an advance to the Future Advance Holder), provided all conditions under the related mortgage loan documents and Warehouse Facility documents, as applicable, are satisfied or (b) the Future Advance Holder is of the type described in clause (xliii)(1)(z) above;
          (4) the related borrower has acknowledged and/or agreed in writing that its payment obligations are absolute and unconditional and are to be satisfied in full without offset or set off, abatement, counterclaim, or any other defense against payment under the portion of the Third-Party Held Delayed Draw Loan or Third-Party Held Revolving Loan, as applicable, owned by the Issuer against the Issuer;
          (5) the Future Advance Holder has agreed in writing with the Issuer not to transfer its funding obligations under such Third-Party Held Delayed Draw Loan or Third-Party Held Revolving Loan, as applicable, except (x) in connection with an Approved Lender’s rights under the applicable Warehouse Facility (or in satisfaction or settlement of such rights currently or in the future), (y) to a transferee rated at least “A-” by S&P or with respect to which the Rating Agency Condition has been satisfied and “A3” by Moody’s or otherwise approved by Moody’s as of the date of such transfer or (z) if, after giving effect to such transfer, the criteria set forth in this clause (xliii) would be satisfied as of the date of such transfer;
          (6) CapitalSource Inc., CSE Mortgage and CapitalSource, at all times (including upon any transfer of the additional funding obligation), have agreed, jointly and severally, to indemnify the Issuer (for purposes of this eligibility criterion, the “Indemnified Party”) for, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, whether incurred or imposed within or outside the judicial process, including, without limitation, reasonable attorneys’ fees and disbursements imposed upon or incurred by or asserted against the Indemnified Party for the failure of any Future Advance Holder to satisfy its respective future funding obligations under the commercial mortgage loan;
          (7) any Warehouse Facility which is used to satisfy any of the criteria set forth in this clause (xliii) has a term that is scheduled to end no earlier than the date that is 12 months after the date on which the Issuer acquires such Third-Party Held Delayed Draw Loan or Third-Party Held Revolving Loan, as applicable, unless sufficient capacity under another Warehouse Facility with a remaining term of at least 12 months or Liquidity meeting such criteria exists as of such date;
          (8) the Future Funding Reserve Test is satisfied as of the date on which the Issuer acquires such Third-Party Held Delayed Draw Loan or Third-Party Held Revolving Loan, as applicable (after giving effect to such acquisition), unless the related Future Advance Holder is of the type described in clause (xliii)(1)(z) above;
          (9) no Liquidity Test Failure has occurred with respect to the most recent Quarterly Measurement Date for each date after the first Quarterly Measurement Date; and
          (10) the Underlying Instruments (or such other contract or agreement which binds the necessary parties) related to such Third-Party Held Delayed Draw Loan and such Third-Party Held Revolving Loan, provide that (x) the Future Advance Holder has agreed to indemnify and hold harmless the holder of the funded portion of such Loan and its respective successors and assigns (for purposes of this clause (10), the “Indemnified Party”) for, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, whether incurred by or asserted against the Indemnified Party by reason of such Future Advance Holder’s failure to comply with its funding obligations under such Third-Party Held Delayed Draw Term Loan or such Third-Party Held Revolving Loan, as applicable, and (y) in the event of such a failure to fund by such Future Advance Holder, any payments of principal or interest on any funds previously advanced by such Future Advance Holder shall, for so long as such failure to fund is not cured, be deposited into a segregated account to be applied to fund such Future Advance Holder’s obligations or to reimburse the Issuer for any of the losses described in (x) of this clause (10).
          Notwithstanding the foregoing provisions of this definition, with respect to any Collateral Obligation acquired by the Issuer on or prior to the Closing Date and any of the Eligibility Criteria above pertains to the subject matter of a representation and warranty under the related Collateral Obligations Purchase Agreement as to which an exception has been disclosed in the related exception schedule, such Collateral Obligation shall be deemed to satisfy such criterion notwithstanding such exception.
          “Eligible Investments”: Any Dollar-denominated investment that, at the time it is Granted to the Trustee (directly or through a Securities Intermediary or bailee), is Registered and is one or more of the following obligations or securities:
     (i) direct obligations of, and obligations the timely payment of principal of and interest on which is fully and expressly guaranteed by, the United States, or any agency or instrumentality of the United States, the obligations of which are expressly backed by the full faith and credit of the United States;
     (ii) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by, or federal funds sold by, any depository institution or trust company incorporated under the laws of the United States or any state thereof or the District of Columbia (including the Trustee or the commercial department of any successor Trustee, as the case may be; provided that such successor otherwise meets the criteria specified herein) and subject to supervision and examination by federal and/or state banking authorities so long as the commercial paper and/or the debt obligations of such depositary institution or trust company (or, in the case of the principal depositary institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have a credit rating not less than “A1” by Moody’s, “A+” by Fitch and “A+” by S&P, in the case of long-term debt obligations, and “P-1” by Moody’s, “F1” by Fitch and “A-1” by S&P for Eligible Investments which have a maturity of 30 days or less;
     (iii) unleveraged repurchase or forward purchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) above (including Wells Fargo Bank, N.A. or the commercial department of any successor Trustee, as the case may be; provided that such person otherwise meets the criteria specified herein) or entered into with a corporation (acting as principal) whose long-term rating is not less than “Aa2” by Moody’s, “AA” by Fitch and “AAA” by S&P (for so long as any Notes rated by S&P are Outstanding) or whose short-term credit rating is not less than “P-1”

by Moody’s, “F1” by Fitch and “A-1+” by S&P for Eligible Investments which have a maturity of 30 days or less (for so long as any Notes rated by S&P are Outstanding); provided that the issuer thereof must also have at the time of such investment a long-term credit rating of not less than “Aa2” by Moody’s, “A+” by Fitch and “AAA” by S&P (for so long as any Notes rated by S&P are Outstanding);
     (iv) registered securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof or the District of Columbia that has a credit rating of not less than “Aa2” by Moody’s, “AA” by Fitch and “AAA” by S&P (for so long as any Notes rated by S&P are Outstanding) at the time of such investment or contractual commitment providing for such investment;
     (v) commercial paper or other similar short-term obligations (including that of the Trustee or the commercial department of any successor Trustee, as the case may be, or any affiliate thereof; provided that such person otherwise meets the criteria specified herein) having at the time of such investment a credit rating of “P-1” by Moody’s, “F1” by Fitch and “A-1+” by S&P or “A-1” by S&P for Eligible Investments which have a maturity of 30 days or less (for so long as any Notes rated by S&P are Outstanding); provided that the issuer thereof must also have at the time of such investment a senior long-term debt rating of not less than “Aa3” by Moody’s, “AA” by Fitch and “AA” by S&P (for so long as any Notes rated by S&P are Outstanding);
     (vi) a reinvestment agreement issued by any bank (if treated as a deposit by such bank), or a Registered guaranteed investment or reinvestment agreement issued by an insurance company or other corporation or entity, in each case that has a credit rating of not less than “P-1” by Moody’s, “F1” by Fitch and “A-1+” by S&P or “A-1” by S&P for Eligible Investments which have a maturity of 30 days or less (for so long as any Notes rated by S&P are Outstanding); provided that the issuer thereof must also have at the time of such investment a long-term credit rating of not less than “Aa2” by Moody’s, “AA” by Fitch and “AAA” by S&P (for so long as any Notes rated by S&P are Outstanding);
     (vii) money market funds which have at all times the highest credit rating assigned by each of the Rating Agencies (including funds for which the Trustee or an affiliate provides services or received compensation); and
     (viii) any other investment similar to those described in clauses (i) through (vii) above that (1) each of Moody’s and S&P has confirmed may be included in the portfolio of Pledged Obligations as an Eligible Investment without adversely affecting its then-current ratings on the Notes and (2) has a long-term credit rating of not less than “Aa2” by Moody’s, “AA” by Fitch and “AAA” by S&P (for so long as any Notes rated by S&P are Outstanding) or a credit rating of not less than “P-1” by Moody’s, “F1” by Fitch and “A-1+” by S&P or “A-1” by

S&P for Eligible Investments which have a maturity of 30 days or less (for so long as any Notes rated by S&P are Outstanding);
provided that mortgage-backed securities and Interest Only Securities shall not constitute Eligible Investments; and provided, further, that (a) Eligible Investments acquired with funds in the Collection Accounts shall include only such obligations or securities as mature no later than the Business Day prior to the next Payment Date succeeding the acquisition of such obligations or securities, (b) Eligible Investments shall not include obligations bearing interest at inverse floating rates, (c) Eligible Investments shall not have payments subject to foreign or United States withholding tax, shall not be purchased for a price in excess of par and shall not have an S&P rating which contains a subscript “t”, “p”, “pi” or “q” and (d) Eligible Investments shall not include Margin Stock.
          For the avoidance of doubt, all credit ratings by Fitch required under this definition shall be deemed to be Fitch Ratings for all purposes under this Indenture.
          Eligible Investments in which the Issuer invests shall only be those Eligible Investments that are consistent with the cash management and investment policies of CapitalSource Inc. (including, without limitation, policies related to the qualification of CapitalSource Inc. (or any of its Affiliates, as relevant) as a REIT). Each Person that, pursuant to this Indenture, is obligated or entitled to make any investment decision with respect to Eligible Investments shall cooperate in good faith with CapitalSource Inc.(or its designees) in making any such investment decision.
          “Entitlement Order”: The meaning specified in Section 8-102(a)(8) of the UCC.
          “ERISA”: The United States Employee Retirement Income Security Act of 1974, as amended.
          “Euroclear”: Euroclear Bank S.A./N.V., as operator of the Euroclear system.
          “Event of Default”: The meaning specified in Section 5.1 hereof.
          “Exchange Act”: The Securities Exchange Act of 1934, as amended.
          “Expense Account”: The account established pursuant to Section 10.6(a) hereof.
          “Extended Maturity Date”: With respect to any Collateral Obligation, the maturity date of such Collateral Obligation, assuming the exercise of all extension options that are exercisable at the option of the related obligor under the terms of such Collateral Obligation.

          “Extended Weighted Average Maturity”: As of any Measurement Date with respect to the Collateral Obligations (other than Defaulted Securities), the number obtained by (i) summing the product obtained by multiplying (a) the remaining term to maturity (in years, rounded to the nearest one tenth thereof, and based on the Extended Maturity Date) of each Collateral Obligation (other than Defaulted Securities) by (b) the outstanding Principal Balance at such time of such Collateral Obligation and (ii) dividing the sum by the Aggregate Principal Balance at such time of all Collateral Obligations (other than Defaulted Securities).
          “Financial Asset”: The meaning specified in Section 8-102(a)(9) of the UCC.
          “Financing Statements”: Financing statements relating to the Assets naming the Issuer as debtor and the Trustee on behalf of the Noteholders and each Hedge Counterparty as secured party.
          “Fitch”: Fitch, Inc., Fitch Ratings, Ltd. and their subsidiaries including Derivative Fitch, Inc. and Derivative Fitch Ltd., and any successor or successors thereto.
          “Fitch Loan Diversity Index Score”: The amount determined by the Collateral Manager on any Measurement Date, by the sum of the series of products obtained for each Collateral Obligation, by squaring the quotient of (x) the Principal Balance on such Measurement Date of each such Collateral Obligation and (y) the aggregate Principal Balance of all Collateral Obligations on such Measurement Date, multiplied by 10,000. In the event that cash has been received in respect of Principal Proceeds since the immediately preceding Measurement Date but has not been reinvested in additional Collateral Obligations as of the current Measurement Date, the aggregate amount then held in cash and/or unfunded Class A-1R Commitments shall be divided into one or more “Cash Security Exposures.” Each Cash Security Exposure will be sized in an amount equal to the result obtained by averaging the Principal Balance of all Collateral Obligations on such Measurement Date; provided that if the cash position as of such Measurement Date is less than such average, or if there is cash remaining and/or undrawn Class A-1R Commitments in an aggregate amount less than such average, the Cash Security Exposure, or the additional Cash Security Exposure, as applicable, represented thereby will be sized in the actual amount of such cash position and undrawn Class A-1R Commitment. The Fitch Loan Diversity Index Score shall then be calculated as the sum of the series of products obtained for the sum of Collateral Obligations and Cash Security Exposure by squaring the quotient of (x) the Principal Balance on such Measurement Date of the sum of Collateral Obligations of each Obligor and each such Cash Security Exposure and (y) the aggregate principal balance of all Collateral Obligations and Cash Security Exposures on such Measurement Date, multiplied by 10,000.
          “Fitch Loan Diversity Index Test”: A test that will be satisfied if on any Measurement Date the Fitch Loan Diversity Index Score for the Collateral Obligations is less than 270.

          “Fitch Poolwide Expected Loss”: The output generated using Fitch’s modified CMBS multi borrower model as applied to all Collateral Obligations that are Loans.
          “Fitch Poolwide Expected Loss Test”: A test that will be satisfied on any Measurement Date if the Fitch Poolwide Expected Loss of the Collateral Obligations is equal to or less than 34.0%. For purposes of determining compliance with the Replenishment Criteria when the proposed Substitute Collateral Obligation does not at the time of acquisition have a Fitch Rating, in determining whether the Fitch Poolwide Expected Loss Test is satisfied with respect to the purchase of such prospective Collateral Obligation, the Collateral Manager will use Fitch’s modified CMBS multi-borrower model to calculate the Fitch Poolwide Expected Loss.
          “Fitch Post Acquisition Compliance Test”: The Fitch Poolwide Expected Loss Test.
          “Fitch Post Acquisition Failure”: The meaning specified in Section 12.6(f) hereof.
          “Fitch Rating”: With respect to any Collateral Obligation,
          (a) if such Collateral Obligation is rated by Fitch, the Fitch Rating shall be such rating;
          (b) if such Collateral Obligation is not rated by Fitch and a rating is published by both S&P and Moody’s, the Fitch Rating shall be the lower of such ratings; and if a rating is published by only one of S&P and Moody’s, the Fitch Rating shall be that published rating by S&P or Moody’s, as the case may be; and
          (c) if the Fitch Rating cannot be assigned in accordance with clauses (a) or (b) above, the Issuer or the Collateral Manager (on behalf of the Issuer) will apply to Fitch for a credit assessment which thereafter will be the Fitch Rating;
provided that (x) if such Collateral Obligation has been put on rating watch negative for possible downgrade by any Rating Agency, then the rating used to determine the Fitch Rating under either of clauses (a) or (b) above shall be one rating subcategory below such rating by that Rating Agency, and (y) if such Collateral Obligation has been put on rating watch positive for possible upgrade by any Rating Agency, then the rating used to determine the Fitch Rating under either of clauses (a) or (b) above shall be one rating subcategory above such rating by that Rating Agency, and (z) notwithstanding the rating definition described above, Fitch reserves the right to issue a rating estimate for any Collateral Obligation at any time.
          “Fixed Rate Excess”: As of any Measurement Date, a fraction (expressed as a percentage) the numerator of which is equal to the product of (i) the greater of zero and the excess, if any, of the Weighted Average Coupon for such Measurement Date over 5.50% and (ii) the Aggregate Principal Balance of all Collateral Obligations that are Fixed Rate Securities (excluding all Defaulted Securities and Written Down Securities) and the denominator of which is the Aggregate Principal Balance of all Collateral Obligations that are Floating Rate Securities (excluding all Defaulted Securities and Written Down Securities), multiplying the resulting figure by 360 and then dividing by 365.
          “Fixed Rate Permitted Excess Amount”: $1,000,000 in the aggregate.
          “Fixed Rate Security”: Any Collateral Obligation (including, without limitation, an Above Cap Security) other than a Floating Rate Security.
          “Floating Rate Permitted Excess Amount”: $1,000,000 in the aggregate.
          “Floating Rate Security”: Any Collateral Obligation which bears interest based upon a floating rate index (including a floating rate index subject to a cap but other than an Above Cap Security); provided that any Covered Fixed Rate Security will be deemed to be a Floating Rate Security for purposes of calculating the Fixed Rate Excess, Spread Excess, Weighted Average Coupon and Weighted Average Spread and for purposes of calculating the Spread Excess and Weighted Average Spread, such Covered Fixed Rate Security shall be assumed to have a spread (i) above LIBOR equal to the spread over the London interbank offered rate for U.S. Dollar deposits in Europe for the related swap agreement or (ii) equal to the sum of (a) the coupon on the underlying related Collateral Obligation plus (b) the floating amount receivable from the applicable Hedge Counterparty under the related swap agreement minus (c) the fixed amount payable by the Issuer under the applicable swap agreement minus (d) LIBOR.
          “Future Advance Holder”: The meaning specified in clause (xliii) of the definition of Eligibility Criteria.
          “Future Advance Loan”: Any Issuer Held Delayed Draw Loan or Third-Party Held Delayed Draw Loan.
          “Future Funding Failure ”: The meaning specified in Section 7.19(b) hereof.
          “Future Funding Failure Amount”: The meaning specified in Section 7.19(b) hereof.
          “Future Funding Letter of Credit Amount”: The aggregate amount of all Qualified Letters of Credit or guarantees issued by one or more entities rated at least “A- ” by

S&P and “A3” by Moody’s in favor of the Issuer or, subject to Satisfaction of the Rating Agency Condition, any Future Advance Holder, and in either case related to the additional funding obligations of Future Advance Holders or other entities in respect of Third-Party Held Delayed Draw Loans or Third-Party Held Revolving Loans, as applicable, or indemnification for losses as described in Section 7.19(a).
          “Future Funding Reserve Account”: The account established pursuant to Section 10.9 hereof.
          “Future Funding Reserve Test”: A test that is satisfied on any date if the sum of (A) amounts on deposit in any Future Funding Reserve Account, (B) amounts on deposit in the Liquidity Suspense Account, (C) the Future Funding Letter of Credit Amount, (D) unfunded Class A-1R Commitments, (E) the amount of any guarantee from an entity rated at least “A-” by S&P and “A3” by Moody’s relating to the future funding commitments under a Third-Party Held Delayed Draw Loan or Third-Party Held Revolving Loan and (F) the segregated portion of the unused proceeds on deposit in a segregated subaccount of the Unused Proceeds Account maintained by the Trustee is equal to or greater than the Required Future Funding Reserve Amount.
          “Future Funding Schedule”: The meaning specified in Section 7.19(c).
          “Future Funding Threshold Amount”: The highest scheduled future funding amount for any quarter included in a four quarter period beginning on the most recent Quarterly Measurement Date as set forth in the related Future Funding Schedule.
          “General Intangible”: The meaning specified in Section 9-102(a)(42) of the UCC.
          “Global Securities”: The Rule 144A Global Securities and the Regulation S Global Securities.
          “Governing Documents”: With respect to (i) the Issuer, the Trust Agreement and the Certificate of Trust of the Issuer, as amended and restated and/or supplemented and in effect from time to time and (ii) all other Persons, the articles of incorporation, certificate of incorporation, by-laws, certificate of limited partnership, limited partnership agreement, limited liability company agreement, certificate of formation, articles of association and similar charter documents, as applicable to any such Person.
          “Government Items”: A security (other than a security issued by the Government National Mortgage Association) issued or guaranteed by the United States of America or an agency or instrumentality thereof representing a full faith and credit obligation of the United

States of America and, with respect to each of the foregoing, that is maintained in book-entry on the records of a Federal Reserve Bank.
          “Grant”: To grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over and confirm. A Grant of the Pledged Obligations or of any other security or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including without limitation the immediate continuing right to claim, collect, receive and take receipt for principal and interest payments in respect of the Pledged Obligations (or any other security or instrument), and all other Monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.
          “Hedge Agreement”: One or more interest rate cap agreements, interest rate floor agreements, interest basis swap, Interest Rate Swap Agreements or similar agreements, including any related ISDA, Master Agreement and Hedge Confirmations, entered into between the Issuer and one or more Qualified Hedge Counterparties from time to time and any additional or replacement interest rate cap or swap agreements or other agreements that address interest rate exposure entered into from time to time between the Issuer and each Qualified Hedge Counterparty in accordance with the terms of this Indenture, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.
          “Hedge Breakage Costs”: With respect to any Hedge Transaction, any amount payable by the Issuer for the early termination of that Hedge Transaction or any portion thereof.
          “Hedge Breakage Receipts”: With respect to any Hedge Transaction, any amount payable to the Issuer for the early termination of that Hedge Transaction or any portion thereof.
          “Hedge Collateral”: Meaning set forth in Section 16.1(c) hereto.
          “Hedge Confirmations”; One or more Hedge Agreements in the form of a 1992 International Swaps and Derivatives Association, Inc. (“ISDA”) Master Agreement (Multicurrency Cross Border) and related schedule thereto (the “Master Agreement”), the Credit Support Annex thereto and confirmations thereunder.
          “Hedge Counterparty”: Any institution or institutions with whom the Issuer enters into interest rate cap agreements, interest rate floor agreements, interest rate swap agreements, interest basis swap agreements or other similar agreements that address interest rate exposure or any permitted assignees or successors of such institutions under any Hedge Agreements
          “Hedge Counterparty Collateral Account”: Each trust account established pursuant to Section 16.1(e) hereof.
          “Hedge Guarantor”: CSE Mortgage.
          “Hedge Guaranty”: A separate guaranty agreement pursuant to which the Hedge Guarantor has agreed to guarantee the payment of any Hedge Breakage Costs owed to the Hedge Counterparties to the extent payable; provided that, the Hedge Guarantor has agreed for the benefit of the Issuer that (i) any amounts owned by the Issuer to the Hedge Guarantor in respect of any subrogation rights of the Hedge Guarantor related to its performance under the Hedge Guaranty shall be solely payable pursuant to Section 11.1(a)(i)(31) and Section 11.1(f) and (ii) Hedge Guarantor shall be bound by the limited recourse and nonpetition provisions of this Indenture.
          “Hedge Rate”: The rate of interest used to compute the amounts payable by the Issuer to a Hedge Counterparty pursuant to a Hedge Transaction.
          “Hedge Transaction”: Each interest rate swap transaction, interest rate floor transaction, interest rate cap transaction, interest basis swap transaction or other similar transaction between the Issuer and a Qualified Hedge Counterparty that is governed by a Hedge Agreement and meeting the requirements of Article 16 of this Indenture.
          “Herfindahl Diversity Test”: A test that will be satisfied if on any Measurement Date the Herfindahl Score for the Collateral Obligations is greater than 37.0. In the event that Cash has been received in respect of Principal Proceeds of the Collateral Obligations since the immediately preceding Measurement Date but has not been reinvested in additional Collateral Obligations as of the current Measurement Date, the Herfindahl Diversity Test also will be deemed satisfied on the current Measurement Date notwithstanding a Herfindahl Score of 37.0 or less if (i) the Herfindahl Test was satisfied or deemed satisfied on the immediately preceding Measurement Date and (ii) the reason for the failure on the current Measurement Date is the existence of such Cash. Similarly, if the Herfindahl Diversity Test was not satisfied or deemed satisfied on the immediately preceding Measurement Date and the Herfindahl Score has worsened as of the current Measurement Date, the Herfindahl Score as of the immediately preceding Measurement Date will be deemed to have been maintained on the current Measurement Date to the extent that the reason for such worsened Herfindahl Score is the existence of such Cash.

          “Herfindahl Score”: The amount determined by the Collateral Manager on any Measurement Date, by dividing (i) one by (ii) the sum of the series of products obtained for each Collateral Obligation, by squaring the quotient of (x) the Principal Balance on such Measurement Date of each such Collateral Obligation and (y) the aggregate Principal Balance of all Collateral Obligations on such Measurement Date. For purposes of calculating the Herfindahl Score, each $1,000,000 increment of all amounts held in cash in any account other than the Delayed Funding Obligations Account plus the Aggregate Class A-1R Undrawn Amount will be treated as a single Collateral Obligation.
          “Highest Auction Price”: The meaning specified in Section 12.4(b)(iv) hereof.
          “Holder” or “Securityholder”: With respect to any Note, the Person in whose name such Note is registered in the Notes Register. With respect to the Certificate, the Person in whose name such Certificate is registered in the register maintained by the Certificate Registrar under the Trust Agreement.
          “Holder Subaccount”: The meaning specified in Section 18.5(a) hereof.
          “Indemnified Parties”: The meaning specified in clause (xliii) of the definition of Eligibility Criteria.
          “Indenture”: This instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended.
          “Independent”: As to any Person, any other Person (including, in the case of an accountant, or lawyer, a firm of accountants or lawyers and any member thereof or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, and (ii) is not connected with such Person as an Officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions. “Independent” when used with respect to any accountant may include an accountant who audits the books of such Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Ethics of the American Institute of Certified Public Accountants.
          Whenever any Independent Person’s opinion or certificate is to be furnished to the Trustee such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.
          “Ineligible Collateral Obligation”: The meaning specified in Section 12.7 hereof.

          “Ineligible Equity Security”: Any equity security or any other security which is not eligible for purchase by the Issuer as a Collateral Obligation; provided that the term “Ineligible Equity Security” will not include any Preferred Equity Security or any asset backed security structured as a certificate or other form of beneficial interest.
          “Initial Aggregate Collateral Balance”: The Aggregate Collateral Balance as of the Closing Date.
          “Initial Collateral Obligation”: Any of the Collateral Obligations acquired by the Issuer on the Closing Date or with respect to which the Issuer has, as of the Closing Date, entered into a binding commitment to purchase.
          “Initial Deposit”: Any Cash or Money deposited with the Trustee by the Issuer on the Closing Date for inclusion as Assets and deposited by the Trustee in the Unused Proceeds Account on the Closing Date, which shall be equal to $7,331,512.51.
          “Initial Maturity Date”: With respect to any Collateral Obligation, the maturity date of such Collateral Obligation without giving effect to any extension options available under the terms of such Collateral Obligation.
          “Initial Purchaser”: Wachovia Capital Markets, LLC.
          “Initial Weighted Average Maturity”: As of any Measurement Date with respect to the Collateral Obligations (other than Defaulted Securities), the number obtained by (i) summing the product obtained by multiplying (a) the remaining term to maturity (in years, rounded to the nearest one tenth thereof, and based on the Initial Maturity Date) of each Collateral Obligation (other than Defaulted Securities) by (b) the Outstanding Principal Balance of such Collateral Obligation and (ii) dividing the sum by the Aggregate Principal Balance at such time of all Collateral Obligations (other than Defaulted Securities).
          “Instrument”: The meaning specified in Section 9-102(a)(47) of the UCC.
          “Interest Accrual Period”: Means (a) with respect to the Notes other than the Class A-1R Notes, (i) with respect to the first Payment Date, the period from and including the Closing Date to but excluding April 10, 2007, and (ii) with respect to each successive Payment Date, the period from and including the second preceding Interest Accrual Period Date to but excluding the immediately preceding Interest Accrual Period Date and (b) with respect to the Class A-1R Notes and any Class A-1R Draw, (i) initially the period from and including the date of any Class A-1R Draw to, but excluding, the first Interest Accrual Period Date immediately following such Class A-1R Draw and (ii) with respect to each successive Payment Date, the period from and including the second preceding Interest Accrual Period Date to but excluding the immediately Interest Accrual Period Date.
          “Interest Accrual Period Date”: Means the tenth (10th) calendar day of any month in which a Payment Date occurs (or if such day is not a Business Day, then the next succeeding Business Day).
          “Interest Advance”: The meaning specified in Section 10.10(a) hereof.
          “Interest Collection Account”: The trust account established pursuant to Section 10.2(a) hereof.
          “Interest Coverage Ratio”: With respect to the Class A Notes and the Class B Notes (the “Class A/B Interest Coverage Ratio”), the Class C Notes, the Class D Notes and the Class E Notes (the “Class C/D/E Interest Coverage Ratio”) or the Class F Notes, the Class G Notes and the Class H Notes (the “Class F/G/H Interest Coverage Ratio”) as of any Measurement Date, the ratio calculated by dividing:
     (1) (i) the sum of (A) cash standing to the credit of the Expense Account, plus (B) the interest payments received by the Trustee during the related Due Period on or prior to such Measurement Date or, if the Due Date for a Collateral Obligation is after the Measurement Date, the interest payments scheduled to be received by the Trustee during (or, in the case of the Preferred Equity Securities, the payments of dividends or other distributions not attributable to the return of capital by their governing documents) the Due Period in which such Measurement Date occurs on (x) the Collateral Obligations (excluding accrued and unpaid interest on Defaulted Securities); provided that no interest (or dividends or other distributions) will be included with respect to any Collateral Obligation (including, without limitation, the deferred or capitalized interest component of a Partially Deferred Loan) to the extent that such Collateral Obligation does not provide for the scheduled payment of interest (or dividends or other distributions) in cash and (y) the Eligible Investments held in the Payment Account, the Collection Accounts, the Expense Account and the Unused Proceeds Account or any other trust account created pursuant to the terms of this Indenture for the benefit of the Noteholders (whether purchased with Interest Proceeds or Principal Proceeds), plus (C) any net amount (other than any termination payments) scheduled to be received by the Issuer from any Hedge Counterparty under any related Hedge Agreement on or before the following Payment Date, plus (D) Interest Advances, if any, advanced by the Advancing Agent or the Trustee, in its capacity as backup advancing agent, with respect to the related Payment Date, minus (ii) the sum of (A) any net amount (other than any termination payments) scheduled to be paid by the Issuer to any Hedge Counterparty under any related Hedge Agreement on or before the following

Payment Date, plus, without duplication, (B) any amounts scheduled to be paid pursuant to clauses (1) through (5) of “—Priority of Payments—Interest Proceeds”; by
     (2) (i) in the case of the Class A/B Interest Coverage Ratio, the sum of the scheduled interest on the Class A Notes and the Class B Notes payable on the Payment Date immediately following such Measurement Date plus any Class A Defaulted Interest Amount and any Class B Defaulted Interest Amount payable on the Payment Date immediately following such Measurement Date plus the Class A-1R Commitment Fee, (ii) in the case of the Class C/D/E Interest Coverage Ratio, the amount determined by the foregoing clause (i) plus the scheduled interest on the Class C Notes, the Class D Notes and the Class E Notes payable on the Payment Date immediately following such Measurement Date (including interest on the Class C Capitalized Interest, the Class D Capitalized Interest and the Class E Capitalized Interest) plus, without duplication, any Class C Defaulted Interest Amount, Class D Defaulted Interest Amount and Class E Defaulted Interest Amount payable on the Payment Date immediately following such Measurement Date or (iii) in the case of the Class F/G/H Interest Coverage Ratio, the amount determined by the foregoing clause (ii) plus the scheduled interest on the Class F Notes, the Class G Notes and the Class H Notes payable on the Payment Date immediately following such Measurement Date (including interest on the Class F Capitalized Interest, the Class G Capitalized Interest and the Class H Capitalized Interest) plus, without duplication, any Class F Defaulted Interest Amount, Class G Defaulted Interest Amount and Class H Defaulted Interest Amount payable on the Payment Date immediately following such Measurement Date.
          “Interest Distribution Amount”: Each of the Class A Interest Distribution Amount, Class B Interest Distribution Amount, Class C Interest Distribution Amount, Class D Interest Distribution Amount, Class E Interest Distribution Amount, Class F Interest Distribution Amount, Class G Interest Distribution Amount, Class H Interest Distribution Amount and Class J Interest Distribution Amount.
          “Interest Only Security”: Any security that by its terms provides for periodic payments of interest on a notional amount and does not provide for the repayment of a principal amount.
          “Interest Proceeds”: With respect to any Payment Date, the aggregate of:
          (a) all cash payments received on or after the first day of the month in which the Closing Date occurs on account of interest (including any amount representing the accreted portion of a discount from the face amount of an Eligible Investment) or dividends and other distributions or advances (including Interest Advances but excluding distributions on Preferred Equity Securities attributable to the return of capital by their governing documents) on the Collateral Obligations other than Defaulted Securities (net of servicing fees in respect of all

Loans subject to the Servicing Agreement), including Finance Charges and fees and all late payment, default and waiver charges (other than in connection with the restructuring of a Defaulted Security); plus
          (b) all make whole premiums, yield maintenance or any interest amount paid in excess of the stated interest amount of a Collateral Obligation received during the related Due Period; plus
          (c) with respect to any Defaulted Security, Net Liquidation Proceeds; plus
          (d) with respect to any Defaulted Security, insurance proceeds (other than amounts to be applied to the restoration or repair of the mortgaged property, or released or to be released to the related obligor or others); plus
          (e) with respect to any Defaulted Security, Released Mortgaged Property Proceeds and any other proceeds from any other property securing the Collateral Obligations (other than amounts released or to be released to the related obligor or others); plus
          (f) Net Trust Hedge Receipts and Hedge Breakage Receipts; plus
          (g) the interest portion of any amounts received (A) in connection with the purchase or repurchase of any Collateral Obligations and the amount of any adjustment for Substitute Collateral Obligations or Replacement Collateral Obligations and (B) in connection with any Interest Advances; plus
          (h) investment earnings on funds invested in Eligible Investments and the principal thereof to the extent the same was purchased with funds that constitute Interest Proceeds; plus
          (i) funds in the Unused Proceeds Account designated as Interest Proceeds by the Collateral Manager pursuant to Section 10.4(c); plus
          (j) funds in the Expense Account designated as Interest Proceeds by the Collateral Manager pursuant to Section 10.6(a); plus
          (k) funds remaining on deposit in the Expense Account upon redemption of the Notes in whole pursuant to Section 10.6(a); plus
          (l) on each Payment Date after the occurrence of a Reserve Funding Event, the amount, if any, transferred from the Reserve Fund Account to the Interest Collection Account pursuant to Section 10.18; plus
          (m) in the Collateral Manager’s commercially reasonable discretion (exercised as of the trade date), the accrued interest received in connection with a sale of Collateral Obligations or Eligible Investments (to the extent such accrued interest was not applied to the purchase of Substitute Collateral Obligations), in each case, excluding any accrued interest included in Principal Proceeds pursuant to clauses (c), (d) and (f) of the definition of Principal Proceeds; minus

          (n) the amount of any losses incurred in connection with investments in Eligible Investments; minus
          (o) the aggregate amount of any Nonrecoverable Advances that were previously reimbursed to the Advancing Agent or the Trustee and the aggregate amount of any Nonrecoverable Cure Advances reimbursed to the Collateral Manager during the related Due Period from Interest Proceeds.
          “Interest Rate Swap Agreement” means an interest rate swap agreement, including any related ISDA Master Agreement and hedge confirmations, for purposes of managing the Issuer’s interest rate exposure related to the variable rate of interest applicable to the Notes.
          “Interest Shortfall”: The meaning set forth in Section 10.10(a) hereof.
          “Investment Company Act”: The Investment Company Act of 1940, as amended.
          “Irish Paying Agent”: JP Morgan Bank (Ireland) PLC, or any successor Irish Paying Agent under the Irish Paying Agent Agreement.
          “Irish Paying Agent Agreement”: The agreement between the Issuer and the Irish Paying Agent that will be entered into in the event that the listing of the Notes on the Irish Stock Exchange is obtained.
          “Issuer”: CapitalSource Real Estate Loan Trust 2006-A, a Delaware statutory trust, until a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.
          “Issuer Held Delayed Draw Loan”: Any Loan (other than a Revolving Loan) that is fully committed on the initial funding date of such Loan but is required to be fully funded in one or more installments and which, once all such installments have been made, has the characteristics of a term loan; provided, that no Loan with respect to which the additional funding obligation is held separately outside the Issuer by the Seller, an Affiliate of the Seller or by an unaffiliated third-party shall be deemed to be an “Issuer Held Delayed Draw Loan” under this Indenture; provided, further, for purposes of the Coverage Tests and the Collateral Quality Tests, the Principal Balance of an Issuer Held Delayed Draw Loan, as of any date of determination, refers to the sum of (a) the Principal Balance of such Issuer Held Delayed Draw Loan and (b) the amount of funds then held in the Delayed Funding Obligations Account in respect of the unfunded portion of such Issuer Held Delayed Draw Loan.
          “Issuer Held Revolving Loan”: A Loan which specifies a maximum aggregate amount that can be borrowed by the obligor thereunder and permits the related obligor to re-

borrow any amount previously borrowed and subsequently repaid during the term of the Loan, with respect to which the Issuer has the continuing obligation after the Closing Date to provide such additional funding with respect to the obligor on the underlying Loan; provided, that for purposes of the Coverage Tests and the Collateral Quality Tests, the Principal Balance of an Issuer Held Revolving Loan, as of any date of determination, refers to the sum of (a) the Principal Balance of such Issuer Held Revolving Loan and (b) the amount of funds then held in the Delayed Funding Obligations Account in respect of the unfunded portion of such Issuer Held Revolving Loan.
          “Issuer Order” and “Issuer Request”: A written order or request (which may be in the form of a standing order or request) dated and signed in the name of the Issuer by an Authorized Officer of the Issuer, or by an Authorized Officer of the Collateral Manager or CLO Servicer on behalf of the Issuer and delivered to the Trustee.
          “LIBOR”: The meaning set forth in Schedule F attached hereto.
          “LIBOR Determination Date”: The meaning set forth in Schedule F attached hereto.
          “Liquidation Expenses”: With respect to any Collateral Obligation, the aggregate amount of all out of pocket expenses reasonably incurred by the CLO Servicer (including amounts paid to any subservicer) and any reasonably allocated costs of counsel (if any), in each case in accordance with the CLO Servicer’s customary procedures in connection with the repossession, refurbishing and disposition of any property securing such Collateral Obligation upon or after the occurrence of an event of default under such Collateral Obligation and other out of pocket costs related to the liquidation of any such property, including the attempted collection of any amount owing pursuant to such Collateral Obligation if it is a Written Down Security, and, if requested by the Trustee, the CLO Servicer and Seller must provide to the Trustee a breakdown of the Liquidation Expenses for any Collateral Obligation along with any supporting documentation therefor; provided that, to the extent any such “Liquidation Expenses” relate to any Collateral Obligation with a Retained Interest, such expenses shall be allocated pro rata to such Collateral Obligation based on the Principal Balance of such Collateral Obligation and the outstanding loan balance of the Retained Interest.
          “Liquidation Proceeds”: With respect to any Collateral Obligation, whatever is receivable or received when such Collateral Obligation or the related property is sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all amounts representing late fees and penalties.
          “Liquidity”: As of any date of determination, an amount equal to the sum of (w) the cash and cash equivalents of CapitalSource Inc., CapitalSource and CSE Mortgage (on a consolidated basis) on such date of determination, (x) the total amount of capacity available to

CapitalSource Inc., CapitalSource and CSE Mortgage under any unsecured facility in effect on such date of determination (determined in accordance with the relevant provisions of each such facility), (y) the excess, if any, of (A) the total amount available to be drawn from all Approved Lenders under all Warehouse Facilities over (B) the total amount actually drawn from all Approved Lenders under all Warehouse Facilities, in each case, on such date of determination and in accordance with the terms of such Warehouse Facilities and (z) the total amount available to be drawn by the Issuer under the Class A-1R Commitment.
          “Liquidity Facility”: A liquidity loan agreement, credit facility and/or purchase agreement providing for the several commitments of the Liquidity Providers party thereto in the aggregate to make loans to, or acquire interests in the asset of, a holder of Class A-1R Notes in an aggregate principal amount at any one time outstanding at least equal to the Class A-1R Commitment of such holder.
          “Liquidity Provider”: The meaning specified in the definition of Class A-1R Ratings Criteria hereof.
          “Liquidity Suspense Account”: The account established pursuant to Section 10.8 hereof.
          “Liquidity Test”: The meaning specified in Section 7.19 hereof.
          “Liquidity Test Failure”: The meaning specified in Section 7.19 hereof.
          “Liquidity Threshold”: The meaning specified in Section 7.19 hereof.
          “List”: The meaning specified in Section 12.4(a)(ii) hereof.
          “Listed Bidders”: The meaning specified in Section 12.4(a)(ii) hereof.
          “Loan”: A (A) Whole Loan; (B) B Note, (C) Mezzanine Loan, (D) Participation, (E) Single Asset Mortgage Security or (F) Single Obligor Mortgage Security.
          “Loan Register”: With respect to each Noteless Loan, the register in which the agent or collateral agent on such Loan will record, among other things, (a) the amount of such Loan, (b) the amount of any principal or interest due and payable or to become due and payable from the obligor thereunder, (c) the amount of any sum in respect of such Loan received from the obligor and each lender’s share thereof, (d) the date of origination of such Loan and (e) the maturity date of such Loan.

          “London Banking Day”: The meaning set forth in Schedule F attached hereto.
          “Majority”: With respect to:
     (i) any Class of Notes, the Holders of more than 50% of the Aggregate Outstanding Amount of the Notes of such Class; and
     (ii) the Certificate, the Certificateholder beneficially holding more than 50% of the Certificate.
          “Make-Whole Premium”: The meaning specified in Section 9.1(c) hereof.
          “Mandatory Redemption”: The meaning specified in Section 9.6 hereof.
          “Margin Stock”: As defined under Regulation U issued by the Board of Governors of the Federal Reserve System.
          “Market Value”: With respect to any date of determination and any Collateral Obligation or Eligible Investment, an amount equal to (i) the median of the bona fide bids for such Collateral Obligation obtained by the Collateral Manager at such time from any three nationally recognized dealers, which dealers are Independent from one another and from the Collateral Manager, (ii) if the Collateral Manager is in good faith unable to obtain bids from three such dealers, the lesser of the bona fide bids for such Collateral Obligation obtained by the Collateral Manager at such time from any two nationally recognized dealers chosen by the Collateral Manager, which dealers are Independent from each other and the Collateral Manager, or (iii) if the Collateral Manager is in good faith unable to obtain bids from two such dealers, the bona fide bid for such Collateral Obligation obtained by the Collateral Manager at such time from any nationally recognized dealer chosen by the Collateral Manager, which dealer is Independent from the Collateral Manager.
          “Maturity”: With respect to any Note, the date on which the unpaid principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration or otherwise.
          “Maximum Class A-1R Commitment”: The meaning specified in Section 18.1(c) hereof.
          “Measurement Date”: Any of the following: (i) the Closing Date, (ii) the date of acquisition or disposition of any Collateral Obligation, (iii) any date on which any Collateral Obligation becomes a Defaulted Security, (iv) each Determination Date, (v) the last Business Day of each calendar month (other than any calendar month in which a Determination Date occurs) and (vi) with reasonable notice to the Issuer and the Trustee, any other Business Day that any Rating Agency or the Holders of at least 66 2/3% of the Aggregate Outstanding Amount of any Class of Notes requests be a “Measurement Date”; provided that if any such date would otherwise fall on a day that is not a Business Day, the relevant Measurement Date will be the immediately succeeding Business Day.
          “Mezzanine Loan”: Any loan secured by (i) one or more direct or indirect ownership interests in a company, partnership or other entity owning, operating or controlling, directly or through subsidiaries or Affiliates, one or more commercial properties, including a participation interest therein and, in some cases, (ii) a mortgage on commercial real estate property
          “Minimum Ramp-Up Amount”: An amount equal to $1,300,000,000.
          “Minimum Weighted Average Coupon Test”: A test that will be satisfied on any Measurement Date if the Weighted Average Coupon for the Collateral Obligations is greater than or equal to 5.50%.
          “Minimum Weighted Average Spread Test”: A test that will be satisfied as of any Measurement Date if the Weighted Average Spread as of such Measurement Date for the Collateral Obligations is greater than or equal to 3.00%.
          “Modified Collateral Obligation”: Means, with respect to a Collateral Obligation that is a B Note or Participation where the Issuer has a consent right with respect to the obligor incurring additional debt on the related property or properties and such consent is subject to satisfaction of the Rating Agency Condition, a Collateral Obligation the Collateral Manager elects to treat as modified (taking into account the additional indebtedness of the related obligor) as a prospective Substitute Collateral Obligation in accordance with and subject to the Section 12.6.
          “Money”: The meaning specified in Section 1-201(24) of the UCC.
          “Monthly Report”: The meaning specified in Section 10.12(c) hereof.
          “Moody’s”: Moody’s Investors Service, Inc., and its successors in interest.
          “Moody’s Maximum Tranched Rating Factor Test”: A test that will be satisfied on any Measurement Date if the Weighted Average Moody’s Rating Factor does not exceed 2,250.0.

          “Moody’s Post Acquisition Failure”: The meaning specified in Section 12.6(d) hereof.
          “Moody’s Post Acquisition Compliance Test”: The test that is satisfied if the Moody’s Maximum Tranched Rating Factor Test is satisfied.
          “Moody’s Rating”: Of any Collateral Obligation will be determined as follows:
     (i) (x) if such Collateral Obligation is publicly rated by Moody’s, the Moody’s Rating will be such rating, or, (y) if such Collateral Obligation is not publicly rated by Moody’s, but the Issuer has requested that Moody’s assign a rating to such Collateral Obligation, the Moody’s Rating will be the rating so assigned by Moody’s;
     (ii) with respect to a CMBS Security, if such CMBS Security is not rated by Moody’s, then the Moody’s Rating of such CMBS Security may be determined using any one of the methods below:
     (A) with respect to any CMBS Conduit Security not publicly rated by Moody’s, (x) if Moody’s has rated a tranche or class of CMBS Conduit Security senior to the relevant issue, then the Moody’s Rating thereof will be one and one half rating subcategories below the Moody’s equivalent of the lower of the rating assigned by S&P and Fitch for purposes of determining the Moody’s Rating Factor and one rating subcategory below the Moody’s equivalent of the lower rating assigned by S&P and Fitch for all other purposes and (y) if Moody’s has not rated any such tranche or Class and S&P and Fitch have rated the subject CMBS Conduit Security, then the Moody’s Rating thereof will be two rating subcategories below the Moody’s equivalent of the lower of the rating assigned by S&P and Fitch;
     (B) with respect to any CMBS Large Loan Security not rated by Moody’s, the Issuer or the Collateral Manager on behalf of the Issuer will request Moody’s to assign a rating to such CMBS Large Loan Security on a case by case basis; and
     (C) with respect to any other type of CMBS Security of a Specified Type not referred to in clauses (A) and (B) above will be determined pursuant to subclause (y) of clause (i) above;
     (iii) if such Collateral Obligation is a Mezzanine Loan, no notching is permitted and the Moody’s Rating will be the rating so assigned by Moody’s:;
provided that (x) the rating of either S&P or Fitch used to determine the Moody’s Rating pursuant to any of clauses (ii) or (iii) above will be (a) a public rating that addresses the obligation of the obligor (or guarantor, where applicable) to pay principal of and interest on the relevant Collateral Obligation in full and is monitored on an ongoing basis by the relevant Rating Agency or (b) if no such public rating is available, a rating determined pursuant to a method determined by Moody’s on a case-by-case basis and (y) the Aggregate Principal Balance of Collateral Obligations the Moody’s Rating of which is based on an S&P rating or a Fitch rating may not exceed 20% of the Aggregate Principal Balance of all Collateral Obligations; provided, further, that the Moody’s Rating of any Collateral Obligation will be reduced one subcategory to the extent it is on credit watch with negative implications and increased one subcategory to the extent it is on credit watch with positive implications.
          “Moody’s Rating Factor”: Relating to any Collateral Obligation, the number set forth in the table below opposite the Moody’s Rating of such Collateral Obligation:

	Moody’s Rating		Moody’s Rating
Moody’s Rating	Factor	Moody’s Rating	Factor
Aaa	1	Ba1	940
Aa1	10	Ba2	1,350
Aa2	20	Ba3	1,766
Aa3	40	B1	2,220
A1	70	B2	2,720
A2	120	B3	3,490
A3	180	Caa1	4,770
Baa1	260	Caa2	6,500
Baa2	360	Caa3	8,070
Baa3	610	Ca or lower	10,000
          “Moody’s Recovery Rate”: With respect to any Collateral Obligation on any Measurement Date, an amount equal to (A) if the Specified Type of Collateral Obligation is included in the table attached as Schedule A (the Moody’s Recovery Rate Assumptions) hereto, the percentage for such Collateral Obligation set forth in Schedule A (the Moody’s Recovery Rate Assumptions) hereto in (x) the table corresponding to the relevant Specified Type of Collateral Obligation, (y) the column in such table setting forth the Moody’s Rating of such Collateral Obligation on such Measurement Date and (z) the row in such table opposite the percentage of the issue of which such Collateral Obligation is a part relative to the total capitalization of (including both debt and equity securities issued by) the relevant issuer of or obligor on such Collateral Obligation determined on the date on which such Collateral Obligation was originally issued or (B) if the Specified Type of Collateral Obligation is not included in the table set forth in Schedule A (the Moody’s Recovery Rate Assumptions) hereto, the Recovery Rate set forth following such table with respect to the applicable Specified Type.
          “Moody’s Recovery Test”: A test that will be satisfied as of any Measurement Date, if the Moody’s Weighted Average Recovery Rate is greater than or equal to 37%. For purposes of determining whether the Moody’s Recovery Test has been satisfied, the Moody’s Recovery Rate with respect to proceeds from any Collateral Obligation which have not been reinvested shall be the Moody’s Recovery Rate associated with such Collateral Obligation.

          “Moody’s Special Amortization Pro Rata Condition”: A condition that will be satisfied with respect to any Payment Date if either (i) the aggregate Principal Balance of the Collateral Obligations as of the related Determination Date is greater than an amount equal to 50% of the aggregate Principal Balance of the Collateral Obligations on the Effective Date and the Moody’s Weighted Average Extended Maturity Test is satisfied, (ii) the Collateral Quality Tests (other than the Minimum Weighted Average Coupon Test, the Minimum Weighted Average Spread Test, the Weighted Average Life Test, the S&P Recovery Test and the S&P CDO Monitor Test) are satisfied as of the related Determination Date or (ii) the Rating Agency Condition has been satisfied with respect to Moody’s.
          “Moody’s Weighted Average Extended Maturity Test”: A test that will be satisfied on any Measurement Date if the Extended Weighted Average Maturity of the Collateral Obligations as of such Measurement Date is seven (7) years or less.
          “Moody’s Weighted Average Rating Factor”: An amount determined by summing the products obtained by multiplying the Principal Balance of each Collateral Obligation (excluding Defaulted Securities) by its Moody’s Rating Factor, dividing such sum by the aggregate Principal Balance of all such obligations and rounding the result up to the nearest whole number. For purposes of calculating the Moody’s Weighted Average Rating Factor, cash shall be treated as having a Moody’s rating of “Aaa”.
          “Moody’s Weighted Average Recovery Rate”: The number obtained by summing the products obtained by multiplying the Principal Balance of each Collateral Obligation (other than a Defaulted Security) by its Moody’s Recovery Rate, dividing such sum by the aggregate Principal Balance of all such Collateral Obligations.
          “Net Liquidation Proceeds”: Liquidation Proceeds relating to a Collateral Obligation net of (a) Liquidation Expenses relating to such Collateral Obligation reimbursed to the CLO Servicer therefrom pursuant to the terms of the Servicing Agreement and (b) amounts required to be released to other creditors, including any other costs, expenses and taxes, or the related obligor or grantor pursuant to applicable law or the Underlying Instruments.
          “Net Outstanding Portfolio Balance”: On any Measurement Date, the sum (without duplication) of:
     (i) the aggregate Principal Balance (after giving effect to all writedowns with respect to Written Down Securities) on such Measurement Date of the Collateral Obligations (other than Defaulted Securities);
     (ii) the aggregate Principal Balance of all Principal Proceeds held as cash including amounts held in the Class A-1R Suspense Account and Eligible Investments and all cash and Eligible Investments held in the Unused Proceeds

Account (except for amounts in the Unused Proceeds Subaccount) that have not been designated as Interest Proceeds by the Collateral Manager with respect to the Effective Date; and
     (iii) with respect to each Defaulted Security, the Calculation Amount of such Defaulted Security; provided that, with respect to any Defaulted Security that has resulted in the collection of Net Liquidation Proceeds, insurance proceeds or Released Mortgaged Property Proceeds that are included in Interest Proceeds, the Calculation Amount of such Defaulted Security for purposes hereof shall equal zero.
     “Net Trust Hedge Payments”: Meaning set forth in Section 16.1(b) hereto.
     “Net Trust Hedge Receipts”: Meaning set forth in Section 16.1(b) hereto.
     “Non-Advancing Collateral Obligation”: Any Collateral Obligation, other than a CMBS Security, with respect to which no servicer or other party is required, under the terms of the Underlying Instruments governing such Collateral Obligation, to make any liquidity advances to ensure the timely receipt of interest by and for the benefit of the holder of such Collateral Obligation (as identified to the Trustee by the Collateral Manager).
     “Non-Core Property Type”: The following Property Types: Land Properties and Other Properties.
     “Non-Transitional Loan”: Any Future Advance Loan or Revolving Loan with respect to which a material portion of the related property securing such Loan is subject to “ground up” construction of new improvements, including, without limitation, new foundations, new structural steel or wood frame, and new mechanical, electrical and plumbing systems and either (a) the related future funding obligation represented more than 30% of the total committed amount of the underlying loan as of the date the Issuer acquired such Future Advance Loan or Revolving Loan or (b) the related future funding obligation represented more than 40% of the total committed amount of the underlying loan as of the date of origination of such Future Advance Loan or Revolving Loan; provided, that a Future Advance Loan or Revolving Loan shall not be classified as a Non-Transitional Loan if the Rating Agency Condition is satisfied.
     “Non-Permitted Holder”: The meaning specified in Section 2.13(b) hereof.
     “Nonrecoverable Advance”: Any Interest Advance made or proposed to be made pursuant to Section 10.10 hereof that the Advancing Agent or the Trustee, as applicable, has determined in its sole discretion, exercised in good faith, that the amount so advanced or proposed to be advanced plus interest expected to accrue thereon, will not be ultimately recoverable from subsequent payments or collections with respect to the Assets.

     “Nonrecoverable Cure Advance”: Any Cure Advance previously made or proposed to be made pursuant to Section 16.3 hereof with respect to any Collateral Obligation that, subject to override by the CLO Servicer pursuant to Section 1.5, the Collateral Manager has determined in its sole discretion, exercised in good faith, that the amount so advanced or proposed to be advanced will not be ultimately recoverable from collections from the specific Collateral Obligation with respect to which such Cure Advance was made or proposed to be made.
     “Note Interest Rate”: With respect to the Class A-1A Notes, the Class A-1R Notes, the Class A-2A Notes, the Class A-2B Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes and the Class J Notes, the Class A-1A Rate, the Class A-1R Rate, the Class A-2A Rate, the Class A-2B Rate, the Class B Rate, the Class C Rate, the Class D Rate, the Class E Rate, the Class F Rate, the Class G Rate, the Class H Rate and the Class J Rate, respectively.
     “Note Liquidation Event”: The meaning specified in Section 12.1(f) hereof.
     “Noteholder”: The Person in whose name such Note is registered in the Notes Register.
     “Notes”: The Class A-1A Notes, the Class A-1R Notes, the Class A-2A Notes, the Class A-2B Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes, the Class J Notes and the Class K Notes, collectively, authorized by, and authenticated and delivered under, this Indenture or any supplemental indenture.
     “Notes Register” and “Notes Registrar”: The respective meanings specified in Section 2.5(a) hereof.
     “Notes Valuation Report”: The meaning specified in Section 10.12(e) hereof.
     “Offer”: With respect to any security, (i) any offer by the issuer of such security or by any other person or entity made to all of the holders of such security to purchase or otherwise acquire such security (other than pursuant to any redemption in accordance with the terms of the related Underlying Instruments) or to convert or exchange such security into or for Cash, securities or any other type of consideration or (ii) any solicitation by the issuer of such security or any other person or entity to amend, modify or waive any provision of such security or any related Underlying Instrument.

     “Offered Notes”: The Class A-1A Notes, the Class A-1R Notes, the Class A-2A Notes, the Class A-2B Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes and the Class H Notes.
     “Officer”: With respect to any corporation or limited liability company, the Collateral Manager, any Director, the Chairman of the Board of Directors, the President, any Senior Vice President any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, General Partner of such entity; and with respect to the Trustee or the Owner Trustee, any Trust Officer.
     “Officer’s Certificate”: With respect to the Issuer and the Collateral Manager, any certificate executed by an Officer thereof. Unless otherwise expressly provided herein, all Officer’s Certificate required to be delivered under this Indenture may be given on behalf of the relevant entity and shall be without personal liability to the signing Officer.
     “Opinion of Counsel”: A written opinion addressed to the Trustee and each Rating Agency in form and substance reasonably satisfactory to the Trustee, each Rating Agency (and each Hedge Counterparty, if applicable, pursuant to the provisions below) of an attorney at law admitted to practice before the highest court of any state of the United States or the District of Columbia, which attorney may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer, and which attorney shall be reasonably satisfactory to the Trustee. Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and so satisfactory which opinions of other counsel shall accompany such Opinion of Counsel and shall either be addressed to the Trustee and each Rating Agency or shall state that the Trustee and each Rating Agency shall be entitled to rely thereon; provided, however, that such Opinion of Counsel shall be addressed to each Hedge Counterparty (or each Hedge Counterparty may rely on such Opinion of Counsel) to the extent that such Opinion of Counsel relates to or affects the interests of each Hedge Counterparty.
     “Optional Redemption”: The meaning specified in Section 9.1(c) hereof.
     “Outstanding”: With respect to the Notes, as of any date of determination, all of the Notes or any Class of Notes, as the case may be, theretofore authenticated and delivered under this Indenture except:
     (i) Notes theretofore canceled by the Notes Registrar or delivered to the Notes Registrar for cancellation;
     (ii) Notes or portions thereof for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Trustee or the Paying Agent in trust for the Holders of such Notes pursuant to

     Section 4.1(a)(ii); provided that if such Notes or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;
     (iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Trustee is presented that any such Notes are held by a holder in due course; and
     (iv) Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided in Section 2.6 hereof;
provided that in determining whether the Noteholders of the requisite Aggregate Outstanding Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) Notes owned by the Issuer or any Affiliate thereof will be disregarded and deemed not to be Outstanding and (ii) in relation to any amendment or other modification of, or assignment or termination of, any of the express rights or obligations of the Collateral Manager under the Collateral Management Agreement or this Indenture (including the exercise of any rights to remove the Collateral Manager (except with respect to a termination for Cause and with respect to the replacement of the Collateral Manager in instances where the Collateral Manager has been terminated for Cause or where such replacement is an Affiliate of the Collateral Manager), Notes owned by the Collateral Manager or any of its Affiliates, or by any accounts managed by them, will not be disregarded. In determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, the Collateral Manager or any other obligor upon the Notes or any Affiliate of the Issuer, the Collateral Manager or such other obligor.
     “Owner Trustee”: Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement, and any successor Owner Trustee thereunder.
     “Par Value Ratio”: Each of the Class A/B Par Value Ratio, the Class C/D/E Par Value Ratio and the Class F/G/H Par Value Ratio.
     “Par Value Test”: Each of the Class A/B Par Value Test, the Class C/D/E Par Value Test and the Class F/G/H Par Value Test.
     “Partially Deferred Loan”: A Loan which by its terms provides for the payment of interest in two components, one of which is payable currently on each due date under the Loan and the other of which is either deferred or capitalized until maturity.

     “Participating Institution”: An entity that creates a Participation.
     “Participation”: One or more participation interests in a Loan secured by a mortgage on a commercial real estate property, which participation may be senior to, pari passu or subordinate to other interests in such Loan and which may be further participated into sub-participations.
     “Paying Agent”: Any Person authorized by the Issuer to pay the principal of or interest on any Notes on behalf of the Issuer as specified in Section 7.2 hereof.
     “Payment Account”: The payment account of the Trustee in respect of the Notes established pursuant to Section 10.3 hereof.
     “Payment Date”: With respect to each Class of Notes, April 20, 2007 and thereafter quarterly on each July 20, October 20, January 20 and April 20 (or if such day is not a Business Day, the next succeeding Business Day) to and including the Stated Maturity related to such Class unless redeemed or repaid prior thereto.
     “Person”: An individual, corporation, estate, partnership, business or statutory trust, limited liability company, sole proprietorship, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof or other entity.
     “Plan Assets”: The meaning specified in Section 2.5(g)(vi) hereof.
     “Pledged Collateral Obligation”: On any date of determination, any Collateral Obligation that has been Granted to the Trustee and not been released from the lien of this Indenture pursuant to Section 10.13 hereof.
     “Pledged Obligations”: On any date of determination, any Pledged Collateral Obligations and the Eligible Investments that have been Granted to the Trustee for the benefit of the Noteholders and each Hedge Counterparty and which form part of the Assets.
     “Preferred Equity Security”: A security, providing for regular payments of dividends or other distributions, representing an equity interest in an entity (including, without limitation, a partnership or a limited liability company) that is an obligor under a mortgage loan secured by commercial properties (or in an entity operating or controlling, directly or through affiliates, such commercial properties), which is generally senior with respect to the payments of dividends and other distributions, redemption rights and rights upon liquidation to such entity’s common equity.

     “Principal Balance” or “par”: With respect to any Collateral Obligation or Eligible Investment, as of any date of determination, the outstanding principal amount of such Collateral Obligation or Eligible Investment; provided that:
     (i) the Principal Balance of a Collateral Obligation received upon acceptance of an Offer for another Collateral Obligation, which Offer expressly states that failure to accept such Offer may result in a default under the Underlying Instruments, will be deemed to be the Calculation Amount of such other Collateral Obligation until such time as Interest Proceeds and Principal Proceeds, as applicable, are received when due with respect to such other Collateral Obligation;
     (ii) the Principal Balance of any Eligible Investment that does not pay Cash interest on a current basis will be the accreted value thereof;
     (iii) the Principal Balance of any Collateral Obligation that permits the capitalization or deferral of any interest payable thereon in accordance with the terms of its Underlying Instruments will be deemed to exclude any deferred or capitalized interest;
     (iv) the Principal Balance of any Preferred Equity Security will be equal to the component of the liquidation price thereof that is attributable to the return of capital by its governing documents; and
     (v) the Principal Balance of any Written Down Security will exclude any portion of the principal balance of such security that (x) has been written down as a result of a “realized loss,” “collateral support deficit,” “additional trust fund expense” or other event that under the terms of such security results in a write-down of principal balance or (y) is affected by an appraisal reduction.
     “Principal Collection Account”: The trust account established pursuant to Section 10.2(a) hereof.
     “Principal Proceeds”: means, with respect to any Payment Date, the aggregate of the following amounts received on or after the Cut-Off Date:
     (a) all principal payments (including prepayments and Unscheduled Principal Payments) received (excluding those previously reinvested or designated by the Collateral Manager for reinvestment in Collateral Obligations) on (a) Eligible Investments (other than Eligible Investments purchased with Interest Proceeds, Eligible Investments in the Expense Account, Eligible Investments in the Unused Proceeds Account designated as Interest Proceeds by the Collateral Manager with respect to the Effective Date and Eligible Investments in the any amount representing the accreted portion of a discount from the face amount of an Eligible Investment) and (b) Collateral Obligations as a result of (i) a maturity, scheduled amortization, mandatory prepayment or mandatory sinking fund payment on a Collateral Obligation, (ii)

optional redemptions, prepayments, exchange offers or tender offers made at the option of the issuer thereof, (iii) recoveries on Defaulted Securities or (iv) any other principal payments with respect to Collateral Obligations (not included in Sale Proceeds); plus
     (b) all distributions on Preferred Equity Securities attributable to the return of capital by their governing documents; plus
     (c) any interest received during such Due Period on Collateral Obligations or Eligible Investments to the extent such interest constitutes proceeds from accrued interest purchased with Principal Proceeds other than accrued interest purchased by the Issuer on or prior to the Effective Date and interest included in clauses (a), (h) and (m) of the definition of Interest Proceeds; plus
     (d) Sale Proceeds received by the Trustee during such Due Period in respect of sales (excluding those previously reinvested or currently being reinvested or held for reinvestment in Collateral Obligations in accordance with the Transaction Documents and excluding accrued interest included in Sale Proceeds (unless such accrued interest was purchased with Principal Proceeds) that are designated by the Collateral Manager as Interest Proceeds in accordance with clauses (a), (h) and (m) of the definition of Interest Proceeds); plus
     (e) all cash payments of interest or dividends received by the Trustee during such Due Period on Defaulted Securities; plus
     (f) any interest received by the Trustee during such Due Period on a Written Down Security to the extent such interest constitutes accrued interest on the excess of the principal amount of such Written Down Security over the Principal Balance of such Written Down Security; plus
     (g) any proceeds received by the Trustee resulting from (a) the termination (in whole or in part) of any Hedge Agreement during such Due Period to the extent such proceeds are from the related Hedge Counterparty and, to the extent such proceeds exceed the cost of entering into a replacement Hedge Agreement in accordance with the requirements set forth herein, (b) payments received from a replacement Hedge Counterparty to the extent such proceeds exceed the amount owed to a previous Hedge Counterparty in connection with the termination of the related Hedge Agreement and (c) all amounts transferred from each Hedge Counterparty Collateral Account pursuant to Section 16.1(e) hereof; plus
     (h) during the Replenishment Period, the Special Amortization Amount, if any; plus
     (i) on the first Payment Date following the Effective Date, if a Rating Confirmation Failure has not occurred, funds in the Unused Proceeds Account to the extent the Collateral Manager has not designated such amounts as Interest Proceeds pursuant to clause (i) of the definition of Interest Proceeds; plus
     (j) any principal amounts received in connection with the purchase or repurchase of any Collateral Obligation and the amount of any adjustment for Substituted Collateral Obligations and Replacement Collateral Obligations; plus

     (k) all amounts transferred to the Class A-1R Suspense Account pursuant to Section 10.7 hereof;
     (l) any Class A-1R Draw amount not previously applied during the Due Period (including amounts received from a Holder Subaccount upon the failure of the applicable holder of Class A-1R Notes to advance funds to the Issuer as required pursuant to the Class A-1R Note Purchase Agreement); plus
     (m) Curtailments; plus
     (n) all other amounts not specifically included in Interest Proceeds; minus;
     (o) the aggregate amount of any Nonrecoverable Advances that were previously reimbursed to the Advancing Agent or the Trustee and the aggregate amount of any Nonrecoverable Cure Advances reimbursed to the Collateral Manager during the related Due Period from Principal Proceeds.
     “Priority of Payments”: The meaning specified in Section 11.1(a) hereof.
     “Proceeding”: Any suit in equity, action at law or other judicial or administrative proceeding.
     “Property Type”: Each of the following types of property:
     (i) “Condo Conversion Properties” means properties that have been, or are expected to be, converted to condominium form of ownership for the purpose of re-development as, in whole or in part, (i) residential condominium apartment or time share units, (ii) retail condominium units, (iii) a condominium or time share hotel or (iv) a combination of the foregoing;
     (ii) “Healthcare Properties” means hospitals, clinics, nursing homes, sports clubs, spas and other healthcare facilities and other similar real property interests used in one or more similar businesses (but excluding medical offices);
     (iii) “Hospitality Properties” means hotels, motels, youth hostels, bed and breakfasts and other similar real property interests used in one or more similar businesses;
     (iv) “Industrial Properties” means factories, refinery plants, breweries and other similar real property interests used in one or more similar businesses;
     (v) “Mixed Use Properties” means real estate property used by businesses for diverse business purposes and any similar property interests;
     (vi) “Multifamily Properties” means multifamily dwellings such as apartment blocks, condominiums and cooperative owned buildings;

     (vii) “Retail Properties” means retail stores, restaurants, bookstores, clothing stores and other similar real property interests used in one or more similar businesses;
     (viii) “Self Storage Properties” means self storage facilities and other similar real property interests used in one or more similar businesses;
     (ix) Resort Finance Properties;
     (x) “Office Properties” means office buildings (including medical offices), conference facilities and other similar real property interests used in the commercial real estate business;
     (xi) “Warehouse Properties” means warehouse facilities and other similar real property interests;
     (xii) “Land Properties” means properties that consist entirely of partially developed or vacant land intended for development or developed land intended for redevelopment;
     (xiii) “Construction Properties” means, unless the Issuer receives a confirmation from Moody’s indicating otherwise, properties that are both (1) subject to ground up construction of new improvements, involving, without limitation, new foundations, new structural steel or wood frame, and new mechanical, electrical and plumbing systems and (2) that secure a Future Advance Loan or Revolving Loan and which either (a) the related future funding obligation represented more than 30% of the total committed amount of the underlying loan as of the date the Issuer acquired such Future Advance Loan or Revolving Loan or (b) the related future funding obligation represented more than 40% of the total committed amount of the underlying loan as of the date of origination of such Future Advance Loan or Revolving Loan; and
     (xiv) “Other Properties” means any other property other than Condo Conversion Properties, Healthcare Properties, Construction Properties, Hospitality Properties, Industrial Properties, Multifamily Properties, Office Properties, Retail Properties, Self Storage Properties, Mixed Use Properties, Warehouse Properties, Land Properties and Resort Finance Properties.
     “Proposal”: The meaning specified in Section 7.18(b) hereof.
     “Proposed Portfolio”: The portfolio of Collateral Obligations and Eligible Investments resulting from the disposition of a Collateral Obligation or a proposed reinvestment of Principal Proceeds in a Substitute Collateral Obligation or substitution of a Replacement Collateral Obligation, as the case may be.
     “PTCE”: The meaning specified in Section 2.5(g)(vi) hereof.

     “Purchase Agreement”: The purchase agreement relating to the Notes dated on or about the Closing Date by and among the Issuer and the Dealers.
     “Purchase Option Purchase Price”: The meaning specified in Section 16.4 hereof.
     “Purchase Price”: The purchase price identified for each Collateral Obligation against its name in Schedule E.
     “QIB”: A “qualified institutional buyer” as defined in Rule 144A.
     “QRS”: A qualified REIT subsidiary (within the meaning of Section 856(i)(2) of the Code).
     “Qualified Hedge Counterparty”: A party that is a recognized dealer in interest rate swaps, interest rate caps, interest rate floors or interest rate basis swaps or other similar arrangements organized under the laws of the United States of America or a jurisdiction located therein (or another jurisdiction reasonably acceptable to the Issuer and each Rating Agency), that with respect to itself or its Credit Support Provider: (a)(i) at the time it becomes a Hedge Counterparty has a short term rating of at least “A1” by S&P, or a long term senior unsecured debt rating of at least “A+” if such Person does not have a short term rating by S&P (for so long as any of the Offered Notes are deemed outstanding and are rated by S&P), and at least “F1” by Fitch (if such Person has a short term rating by Fitch) and a long-term rating of at least “A” by Fitch (for so long as any of the Offered Notes are deemed outstanding and are rated by Fitch) and either a long term senior unsecured debt rating of at least “Aa3” by Moody’s (if such Person does not have at least a “P-1” short term debt rating by Moody’s) or a long term senior unsecured debt rating of at least “A1” by Moody’s and not subject to the qualification that the party has been placed on credit watch with negative implications (only if the short term debt of such Person is rated at least “P-1” by Moody’s and not subject to the qualification that the party has been placed on credit watch with negative implications) (for so long as any of the Offered Notes are deemed outstanding and are rated by Moody’s) and (ii) thereafter maintains a long term senior unsecured debt rating of at least “BBB ” from S&P (for so long as any of the Offered Notes are deemed outstanding and are rated by S&P), and a short term debt rating of at least “F2” by Fitch (if such Person has a short term rating by Fitch) and a long-term rating of at least “BBB+” by Fitch (for so long as any of the Offered Notes are deemed outstanding and are rated by Fitch) and either a long term senior unsecured debt rating of at least “A1” by Moody’s (if such Person does not have at least a “P-1” short term debt rating by Moody’s) or a long term senior unsecured debt rating of at least “A2” by Moody’s (only if the short term debt of such Person is rated at least “P-1” by Moody’s) (for so long as any of the Offered Notes are deemed outstanding and are rated by Moody’s); provided that should a Rating Agency effect an overall downward adjustment of its short term or long term debt ratings, then the rating required of that Rating Agency under this clause (a) for a party to constitute a Qualified Hedge Counterparty shall be downwardly adjusted accordingly; provided further, that any adjustment to a rating shall be subject to the prior written consent of the applicable Rating Agency, (b) legally and effectively accepts the rights and obligations under the applicable Hedge Agreement, or, as the case may be, alternate credit support arrangements pursuant to a written agreement reasonably acceptable to the Issuer and (c) in connection with a substitute Hedge Counterparty, otherwise satisfies the Rating Agency Condition.
     “Qualified Letter of Credit”: An irrevocable and unconditional letter of credit issued by a domestic bank or the U.S. agency or branch of a foreign bank with a long-term unsecured debt rating of at least “A-” by S&P, and otherwise meeting S&P’s published criteria found in Section 1 of S&P’s “publication entitled “U.S. CMBS Legal and Structured Finance Criteria,” dated as of May 1, 2003, and at least “A3” by Moody’s.
     “Qualified Purchaser”: A “qualified purchaser” within the meaning of Section 2(a)(51) of the Investment Company Act.
     “Quarterly Measurement Date”: The meaning specified in Section 7.19 hereof.
     “Ramp-Up Period”: The period commencing on the Closing Date and ending on the Effective Date.
     “Rating Agency”: Each of Moody’s, Fitch and S&P and any successor thereto, or, with respect to Pledged Obligations generally, if at any time Moody’s, Fitch or S&P or any such successor ceases to provide rating services with respect to the Notes or certificates similar to the Notes, any other nationally recognized investment rating agency selected by the Issuer and reasonably satisfactory to each Hedge Counterparty and a Majority of the Notes voting as a single Class.
     “Rating Agency Condition”: With respect to any proposed action or matter, the receipt by the Trustee of confirmation in writing from the applicable Rating Agencies that the then current ratings on the Notes, as applicable, shall not be reduced, qualified or withdrawn as a result of such action or matter; provided, however, that for purposes of this definition, “Rating Agencies” shall not be deemed to include Fitch unless the proposed action or matter relates to any amendment or modification, or any proposed amendment or modification, to any Transaction Document or of the Effective Date. provided, further, however, that Fitch shall receive at least thirty (30) days prior written notification (unless Fitch agrees to a shorter time period) of such proposed amendment or modification and shall be provided with all necessary information to evaluate such amendment or modification.
     “Rating Confirmation Failure”: The meaning specified in Section 7.18(b) hereof.
     “Record Date”: The date on which the Holders of Notes entitled to receive a payment in respect of principal or interest on the succeeding Payment Date is determined, such date as to any Payment Date being the 15th day (whether or not a Business Day) prior to the applicable Payment Date.
     “Redemption Date”: Any Payment Date specified for a redemption of the Securities pursuant to Section 9.1 or 9.2 hereof.
     “Redemption Date Statement”: The meaning specified in Section 10.12(i) hereof.
     “Redemption Price”: The Redemption Price of each Class of Notes and the Certificate will be calculated as follows:
     Class A-1A Notes. The redemption price for the Class A-1A Notes will be calculated on the related Determination Date and will equal the Aggregate Outstanding Amount of the Class A-1A Notes to be redeemed, together with the Class A-1A Interest Distribution Amount (plus any Class A-1A Defaulted Interest Amount) due on that day of redemption.
     Class A-1R Notes. The redemption price for the Class A-1R Notes will be calculated on the related Determination Date and will equal the sum of (i) the Aggregate Outstanding Amount of the Class A-1R Notes to be redeemed, together with the Class A-1R Interest Distribution Amount (plus any Class A-1R Defaulted Interest Amount) due on that day of redemption, and (ii) any accrued and unpaid Class A-1R Commitment Fees due on that day of redemption. The redemption price will be calculated on the related Determination Date and will include interest and Class A-1R Commitment Fees expected to accrue after such Determination Date through the Payment Date subject to adjustment in the event the drawn amount changes between the Determination Date and the Payment Date.
     Class A-2A Notes. The redemption price for the Class A-2A Notes will be calculated on the related Determination Date and will equal the sum of (a) Aggregate Outstanding Amount of the Class A-2A Notes to be redeemed, together with the Class A-2A Interest Distribution Amount (plus any Class A-2A Defaulted Interest Amount) due on that day of redemption, plus, (b) if the applicable Optional Redemption occurs on or prior to the Payment Date occurring in January 2012, the Make-Whole Premium. The “Make-Whole Premium” shall mean the product of (i) the outstanding principal balance of the Class A-2A Notes as of the applicable Redemption Date, multiplied by (ii) the number of months remaining (as of the applicable Redemption Date ) until the Payment Date in January 2012, divided by 12, multiplied by (iii) 0.25%.
     Class A-2B Notes. The redemption price for the Class A-2B Notes will be calculated on the related Determination Date and will equal the Aggregate Outstanding Amount of the Class A-2B Notes to be redeemed, together with the Class A-2B Interest Distribution Amount (plus any Class A-2B Defaulted Interest Amount) due on that day of redemption.
     Class B Notes. The redemption price for the Class B Notes will be calculated on the related Determination Date and will equal the Aggregate Outstanding Amount of the Class B

Notes to be redeemed, together with the Class B Interest Distribution Amount (plus any Class B Defaulted Interest Amount) due on that day of redemption.
     Class C Notes. The redemption price for the Class C Notes will be calculated on the related Determination Date and will equal the Aggregate Outstanding Amount of the Class C Notes to be redeemed, together with the Class C Interest Distribution Amount (plus any Class C Capitalized Interest and any Class C Defaulted Interest Amount) due on that day of redemption.
     Class D Notes. The redemption price for the Class D Notes will be calculated on the related Determination Date and will equal the Aggregate Outstanding Amount of the Class D Notes to be redeemed, together with the Class D Interest Distribution Amount (plus any Class D Capitalized Interest and any Class D Defaulted Interest Amount) due on that day of redemption.
     Class E Notes. The redemption price for the Class E Notes will be calculated on the related Determination Date and will equal the Aggregate Outstanding Amount of the Class E Notes to be redeemed, together with the Class E Interest Distribution Amount (plus any Class E Capitalized Interest and any Class E Defaulted Interest Amount) due on that day of redemption.
     Class F Notes. The redemption price for the Class F Notes will be calculated on the related Determination Date and will equal the Aggregate Outstanding Amount of the Class F Notes to be redeemed, together with the Class F Interest Distribution Amount (plus any Class F Capitalized Interest and any Class F Defaulted Interest Amount) due on that day of redemption.
     Class G Notes. The redemption price for the Class G Notes will be calculated on the related Determination Date and will equal the Aggregate Outstanding Amount of the Class G Notes to be redeemed, together with the Class G Interest Distribution Amount (plus any Class G Capitalized Interest and any Class G Defaulted Interest Amount) due on that day of redemption.
     Class H Notes. The redemption price for the Class H Notes will be calculated on the related Determination Date and will equal the Aggregate Outstanding Amount of the Class H Notes to be redeemed, together with the Class H Interest Distribution Amount (plus any Class H Capitalized Interest and any Class H Defaulted Interest Amount) due on that day of redemption.
     Class J Notes. The redemption price for the Class J Notes will be calculated on the related Determination Date and will equal the Aggregate Outstanding Amount of the Class J Notes to be redeemed, together with the Class J Interest Distribution Amount (plus any Class J Capitalized Interest and any Class J Defaulted Interest Amount) due on that day of redemption.
     Class K Notes. The redemption price for the Class K Notes will be calculated on the related Determination Date and will be equal to the sum of all net proceeds and Cash, if any, remaining after redemption of the Notes with a higher alphabetical designation up to the Aggregate Outstanding Amount of the Class K Notes to be redeemed; provided that, if there are no such net proceeds or Cash remaining, the redemption price for the Class K Notes shall be equal to $0.
     Certificate. The redemption price for the Certificate will be calculated on the related Determination Date and will be equal to the sum of all net proceeds and Cash, if any, remaining after redemption of the Notes and payments of all amounts and expenses described under clauses (1) through (5) and (29) through (31) of Section 11.1(a)(i); provided that, if there are no such net proceeds or Cash remaining, the redemption price for the Certificate shall be equal to $0.
     “Reference Banks”: The meaning set forth in Schedule F attached hereto.
     “Registered”: With respect to any debt obligation, a debt obligation that is issued after July 18, 1984, and that is in registered form for purposes of the Code.
     “Registered Security”: The meaning specified in Section 3.3(a)(iii) hereof.
     “Regulation S”: Regulation S under the Securities Act.
     “Regulation S Global Security”: The meaning specified in Section 2.2(b)(ii) hereof.
     “Reinvestment Asset Information”: The meaning specified in Section 12.6(b) hereof.
     “Reimbursement Interest”: Interest accrued on the amount of any Interest Advance made by the Advancing Agent or the Trustee, for so long as it is outstanding, at the Reimbursement Rate.
     “Reimbursement Rate”: A rate per annum equal to the “prime rate” as published in the “Money Rates” section of The Wall Street Journal, as such “prime rate” may change from time to time.
     “Reinvestment Income”: Any interest or other earnings on the Initial Deposit or funds in the Unused Proceeds Account that have not been designated as Interest Proceeds by the Collateral Manager with respect to the Effective Date.
     “REIT”: A real estate investment trust within the meaning of Sections 856 through 859 of the Code
     “Released Mortgaged Property Proceeds”: As to any Collateral Obligation secured by a mortgaged property, the proceeds received by the CLO Servicer in connection with (a) a taking of an entire mortgaged property by exercise of the power of eminent domain or condemnation or (b) any release of part of the mortgaged property from the lien of the related mortgage, whether by partial condemnation, sale in lieu of condemnation, which is not released to the obligor, the grantor or another creditor in accordance with applicable law, the governing documents, this Indenture and the Servicing Agreement, net of costs with respect thereto.
     “Replacement Collateral Obligation”: The meaning specified in Section 12.8(a) hereof.
     “Replenishment Criteria”: The meaning specified in Section 12.2(a) hereof.
     “Replenishment Period”: The period beginning on the Closing Date and ending on and including the first to occur of the following events or dates: (i) the end of the Due Period related to the Payment Date in January 2012; (ii) the end of the Due Period related to the Payment Date immediately following the date on which the Collateral Manager (with the written consent of the Certificateholder) notifies the Trustee that, in light of the composition of Collateral Obligations, general market conditions and other factors, investments in additional Collateral Obligations within the foreseeable future would be either impractical or not beneficial to the Issuer and the Certificateholder; (iii) the end of the Due Period related to the date on which all of the Securities are redeemed as described herein under Section 9.1 and (iv) the date on which the principal of and accrued and unpaid interest on the Notes are declared immediately due and payable pursuant to Section 5.2 hereof following the occurrence of an Event of Default.
     “Repurchase Price”: The meaning specified in Section 16.5(c) hereof.
     “Required Class A-1R Suspense Account Deposit”: With respect to any Payment Date prior to the Commitment Termination Time, an amount equal to the Maximum Class A-1R Commitment less any amounts already outstanding on the Class A-1R Notes on such date.
     “Required Future Funding Reserve Amount”: An amount equal to the greater of:
     (a) the projected future fundings for the next succeeding four calendar months for all Third-Party Held Delayed Draw Loans and Third-Party Revolving Loans;
     (b) the sum of
     (i) the projected future fundings for the next succeeding four calendar months for all Third-Party Held Delayed Draw Loans and Third-Party Revolving Loans which are Transitional Loans plus
     (ii) 50% of the projected future fundings for the next succeeding 12 calendar months for all Third-Party Held Delayed Draw Loans and Third-Party Revolving Loans which are Non-Transitional Loans; and
     (c) the Aggregate Non-Transitional Loan Base; and

     (d) an amount equal to the Future Funding Threshold Amount.
     “Required Reserve Loan”: The meaning specified in the definition of Reserve Funding Event.
     “Reserve Fund Account”: The meaning specified in Section 10.18 hereof.
     “Reserve Funding Event”: The occurrence of any of the following with respect to any Loan (each such Loan with respect to which such occurrence is continuing is referred to herein as a “Required Reserve Loan”):
     (i) the failure of the related obligor to make any required payment of principal or interest with respect to such Loan and such failure is not cured within sixty (60) days of the date such payment was due; or
     (ii) the Loan is modified to reduce the principal amount of the applicable Loan.
     “Required Reserve Amount”: As of any date of determination, an amount equal to the aggregate Principal Balance of all Required Reserve Loans.
     “Resort Finance Loan”: A (i) a Resort Finance Mortgage Loan or (ii) a purchase facility under which a Resort Finance SPE Obligor purchases Resort Finance Mortgage Notes.
     “Resort Finance Mortgage”: With respect to any Resort Finance Mortgage Loan, the mortgage, deed of trust, lease, trust certificate or other security document creating a lien on the related Resort Finance Mortgage Property securing such Resort Finance Mortgage Loan.
     “Resort Finance Mortgage Loan”: A loan evidenced by a Resort Finance Mortgage Note secured by a Resort Finance Mortgage creating a Lien on a Resort Finance Property.
     “Resort Finance Mortgage Note”: With respect to any Resort Finance Mortgage Loan, the promissory note or other instrument of indebtedness evidencing the obligations of the Resort Finance Mortgagor with respect to such Resort Finance Mortgage Loan (including, without limitation, any agreement to assume the obligations of the Resort Finance Mortgagor under the Resort Finance Mortgage Loan).
     “Resort Finance Property”; With respect to any Resort Finance Mortgage Loan, the timeshare estate representing (i) a fee interest in real property at one of the projects securing such Resort Finance Mortgage Loan or (ii) a leasehold, fractional ownership interest in or right to use a vacation club and its resorts.
     “Resort Finance Mortgagor”: With respect to any Resort Finance Mortgage Loan, the obligor or obligors, collectively, on the related Resort Finance Mortgage Loan.
     “Resort Finance SPE Obligor”: Obligors that are organized as bankruptcy-remote special purpose entities wholly-owned by the Seller formed for the purpose of making or acquiring Resort Finance Loans to Underlying Resort Finance Debtors.
     “Retained Interest”: For each Collateral Obligation, the following interests, rights and obligations in such Collateral Obligation and under the related Underlying Instruments, which are being retained by the Seller or any Affiliate thereof: (a) all of the obligations, if any, to provide additional funding with respect to such Collateral Obligation, (b) all of the rights and obligations, if any, of the agent(s) under the documentation evidencing such Collateral Obligation, (c) the applicable portion of the interests, rights and obligations under the documentation evidencing such Collateral Obligation that relate to such portion(s) of the indebtedness that is owned by another lender or is being retained by the Seller or any Affiliate thereof, (d) any unused commitment fees associated with the additional funding obligations that are not being transferred in accordance with clause (a) above, (e) any agency or similar fees associated with the rights and obligations of the agent that are not being transferred in accordance with clause (b) above, (f) any advisory, consulting, audit, in house legal expenses or similar fees and/or expenses due from the Seller or any Affiliate thereof associated with services provided by the agent that are not being transferred in accordance with clause (b) above, and (g) any and all warrants and equity instruments issued in the name of the Seller or its Affiliates in connection with or relating to any Collateral Obligation.
     “Revolving Loan”: Any Issuer Held Revolving Loan or Third-Party Held Revolving Loan.
     “Rule 144A”: Rule 144A under the Securities Act.
     “Rule 144A Global Security”: The meaning specified in Section 2.2(b)(i) hereof.
     “Rule 144A Information”: The meaning specified in Section 7.13 hereof.
     “S&P”: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors in interest.

     “S&P CDO Monitor”: A dynamic, analytical computer model provided prior to the initial Payment Date by S&P to the Collateral Manager and the Trustee, with written instructions and assumptions to be applied when running such computer model, for the purpose of estimating the default risk of a pool of Collateral Obligations.
     “S&P CDO Monitor Test”: A test that will be satisfied on any Measurement Date if, after giving effect to any purchase or sale of a Collateral Obligation (or both) or substitution of a Replacement Collateral Obligation, as the case may be, (i) the Class A-1A/A-1R Loss Differential, the Class A-2 Loss Differential, the Class B Loss Differential, the Class C Loss Differential, the Class D Loss Differential, the Class E Loss Differential, the Class F Loss Differential, the Class G Loss Differential, the Class H Loss Differential or the Class J Loss Differential of the Standard & Poor’s Proposed Portfolio is equal to or greater than zero or (ii) the Class A-1A/A-1R Loss Differential, the Class A-2 Loss Differential, the Class B Loss Differential, the Class C Loss Differential, the Class D Loss Differential, the Class E Loss Differential, the Class F Loss Differential, the Class G Loss Differential, the Class H Loss Differential or the Class J Loss Differential, as the case may be, of the Proposed Portfolio is greater than or equal to the Class A-1A/A-1R Loss Differential, the Class A-2 Loss Differential, the Class B Loss Differential, the Class C Loss Differential, the Class D Loss Differential, the Class E Loss Differential, the Class F Loss Differential, the Class G Loss Differential, the Class H Loss Differential or the Class J Loss Differential, as the case may be, of the Current Portfolio. For purposes of determining compliance with the Replenishment Criteria when the proposed Substitute Collateral Obligation or Replacement Collateral Obligation does not at the time of acquisition have an S&P Rating, in determining whether the S&P CDO Monitor Test is satisfied with respect to the purchase of such prospective Collateral Obligation, the Collateral Manager will use the rating of the Collateral Obligation being sold or an estimated rating determined on a basis approved by S&P to calculate the S&P CDO Monitor Test. For purposes of calculating the S&P CDO Monitor Test, cash shall be treated as having an S&P Rating of “AAA”.
     “S&P Post Acquisition Failure”: The meaning specified in Section 12.6(e) hereof.
     “S&P Post Acquisition Compliance Test”: The test that is satisfied if the S&P CDO Monitor Test is satisfied.
     “S&P Rating”: Of any Collateral Obligation will be determined as follows:
     (i) if S&P has assigned a rating to such Collateral Obligation either publicly or privately (in the case of a private rating, with the appropriate consents for the use of such private rating), the S&P Rating shall be the rating assigned thereto by S&P, provided that, notwithstanding the foregoing, if any Collateral Obligation shall, at the time of its purchase by the Issuer, be listed for a possible upgrade or downgrade on S&P’s then current credit rating watch list, then the S&P Rating of such Collateral Obligation shall be one subcategory above or below, respectively, the rating then assigned to such item by S&P, as applicable; provided that if such Collateral Obligation is removed from such list at any time, it shall be deemed to have its actual rating by S&P;
     (ii) if such Collateral Obligation is not rated by S&P but the Issuer or the Collateral Manager on behalf of the Issuer has requested that S&P assign a rating to such Collateral Obligation, the S&P Rating shall be the rating so assigned by S&P; provided that pending receipt from S&P of such rating, if such Collateral Obligation is of a type listed on Schedule C hereto or is not eligible for notching in accordance with Schedule D hereto, such Collateral Obligation shall have an S&P Rating of “CCC-”, otherwise such S&P Rating shall be the rating assigned according to Schedule D hereto until such time as S&P shall have assigned a rating thereto;
     (iii) if any Collateral Obligation is a Collateral Obligation that has not been assigned a rating by S&P and is not of a type listed in Schedule C hereto, as identified by the Collateral Manager, the S&P Rating shall be the rating assigned according to Schedule D hereto; provided that if any Collateral Obligation shall, at the time of its purchase by the Issuer, be listed for a possible upgrade or downgrade on either Moody’s or Fitch’s then current credit rating watch list, then the S&P Rating of such Collateral Obligation shall be one subcategory above or below, respectively, the rating then assigned to such item in accordance with Schedule D hereto; provided, further, that the Aggregate Principal Balance that may be given a rating based on this paragraph (iii) may not exceed 20% of the Aggregate Principal Balance of all Collateral Obligations;
     (iv) with respect to any Loan or Preferred Equity Security acquired by purchase or contribution (or with respect to any Modified Collateral Obligation created) during the Reinvestment Period, until a rating is determined in accordance with clauses (i) through (iii) above, the S&P Rating will be determined by the Collateral Manager using standards similar to the review performed on the Initial Collateral Obligations of the same Specified Type and Property Type; or
     (v) notwithstanding anything to the contrary contained in clauses (ii) through (iv) above, the Collateral Manager may apply for an estimated rating from S&P within ten (10) Business Days after the date on which the Issuer purchases a Collateral Obligation or Replacement Collateral Obligation and use its estimated rating of such Collateral Obligation until S&P assigns a rating to such security; provided that the aggregate Principal Balance of Collateral Obligations that may be given a rating based on this paragraph (v) may not exceed 20% of the Aggregate Collateral Balance.
     “S&P Recovery Rate”: With respect to any Collateral Obligation on any Measurement Date, an amount equal to the percentage for such Collateral Obligation set forth in Schedule B (the Standard & Poor’s Recovery Matrix) hereto (or, in the case of a Defaulted Security under Clause A of Schedule B (the Standard & Poor’s Recovery Matrix) hereto, corresponding to the S&P Rating at the time of purchase of such Collateral Obligation). For purposes of determining whether the S&P Recovery Test has been satisfied, the S&P Recovery Rate with respect to proceeds from any Collateral Obligation which have not been reinvested shall be the S&P Recovery Rate associated with such Collateral Obligation.
     “S&P Recovery Test”: A test that will be satisfied on any Measurement Date, if the S&P Weighted Average Recovery Rate (based upon the Principal Balance of the Collateral Obligations) is greater than 43.75% for each Class of Notes. For purposes of determining whether the S&P Recovery Test has been satisfied, the S&P Recovery Rate with respect to proceeds from any Collateral Obligation which have not been reinvested shall be the S&P Recovery Rate associated with such Collateral Obligation.
     “S&P Servicer”: A master servicer on the Standard & Poor’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer (or, with respect to CapitalSource Finance LLC in its capacity as initial CLO Servicer, a U.S. Commercial Mortgage Primary Servicer on the Standard & Poor’s Select Servicer List) and a U.S. Commercial Mortgage Special Servicer on the Standard & Poor’s Select Servicer List (or, with respect to CapitalSource Finance LLC in its capacity as initial CLO Servicer, a CRE CDO Special Servicer on the Standard & Poor’s Select Servicer List).
     “S&P Special Amortization Pro Rata Condition”: A condition that will be satisfied with respect to any Payment Date if (a) the aggregate Principal Balance of the Collateral Obligations as of the related Determination Date is greater than an amount equal to 50% of the aggregate Principal Balance of the Collateral Obligations on the Effective Date and the S&P CDO Monitor Test is satisfied as of such Determination Date and (b) no Par Value Test has failed to be satisfied on two (2) or more Determination Dates, unless, subsequent to such failures, the Par Value Ratio related to such Par Value Test has equaled or exceeded the Par Value Ratio in existence on the Effective Date.
     “S&P Weighted Average Recovery Rate”: With respect to the Collateral Obligations, as of any Measurement Date, the number obtained by summing the products obtained by multiplying the Principal Balance of each Collateral Obligation, other than a Defaulted Security, by its S&P Recovery Rate, and dividing such sum by the Aggregate Principal Balance of all such Collateral Obligations and rounding up to the first decimal place.
     “Sale”: The meaning specified in Section 5.17(a) hereof.
     “Sale Leaseback Loan”: A mortgage loan secured by a lien on a mortgaged property owned by an Affiliate of CapitalSource which mortgaged property is leased in its entirety to a single tenant.

     “Sale Proceeds”: All proceeds (including accrued interest) received with respect to Collateral Obligations and Eligible Investments as a result of sales of such Collateral Obligations and Eligible Investments, in accordance with this Indenture, net of any reasonable out-of-pocket expenses of the Collateral Manager or the Trustee in connection with any such sale.
     “Schedule of Closing Date Collateral Obligations”: The Collateral Obligations listed on Schedule E attached hereto, which Schedule shall include the Principal Balance, interest rate (if the security bears interest at a fixed rate) or the spread and the relevant floating reference rate (if the security bears interest at a floating rate), the maturity date, the Moody’s Rating, S&P Rating and Fitch Rating, if any, of each such Collateral Obligation.
     “Scheduled Distribution”: With respect to any Pledged Obligation, for each Due Date, the scheduled payment of principal, interest or fee or any dividend or premium payment due on such Due Date or any other distribution with respect to such Pledged Obligation, determined in accordance with the assumptions specified in Section 1.2 hereof.
     “Secured Parties”: Collectively, the Trustee, the Noteholders, each Hedge Counterparty (for so long as it is a party under its Hedge Agreement) and the Collateral Manager, each as their interests appear in applicable Transaction Documents.
     “Securities”: Collectively, the Notes and the Certificate.
     “Securities Account”: The meaning specified in Section 8-501(a) of the UCC.
     “Securities Accounts Control Agreement”: The meaning specified in Section 3.3(a) hereof.
     “Securities Act”: The Securities Act of 1933, as amended.
     “Securities Intermediary”: The meaning specified in Section 8-102(a)(14) of the UCC.
     “Security Entitlement”: The meaning specified in Section 8-102(a)(17) of the UCC.
     “Seller”: CSE Mortgage LLC, a Delaware limited liability company.

     “Senior Collateral Management Fee”: The fee payable quarterly in arrears on each Payment Date prorated for the related Interest Accrual Period in accordance with the Priority of Payments, equal to 0.15% per annum of the Net Outstanding Portfolio Balance and the Aggregate Class A-1R Undrawn Amount (without duplication) for such Payment Date to the extent funds are available.
     “Seller Collateral Obligations Purchase Agreement”: The Collateral Obligations Purchase Agreement entered into on or about the Closing Date between the Seller and the Trust Depositor and any other Collateral Obligations Purchase Agreement entered into after the Closing Date between the Seller and the Trust Depositor if a purchase agreement is necessary to comply with this Indenture, which agreement is assigned to the Trustee pursuant to this Indenture.
     “Senior Tranche”: (i) With respect to a Participation or B Note, any senior interest in the same Underlying Term Loan as a Participation or any senior debt secured by the same Underlying Mortgage Property as a B Note or Participation and (ii) with respect to a Mezzanine Loan, any commercial mortgage loan related to the same Underlying Mortgage Property or Properties as the Mezzanine Loan.
     “Servicing Advances”: The meaning specified in the Servicing Agreement.
     “Servicing Agreement”: The servicing agreement dated as of the Closing Date, among the Issuer, the Collateral Manager, the Trustee, the CLO Servicer and the Back-up Servicer.
     “Servicing Fee”: With respect to each Due Period, the sum of (i) the aggregate amount of all servicing fees payable to (A) the CLO Servicer pursuant to the Servicing Agreement, (B) the Back-up Servicer pursuant to the Servicing Agreement and (C) any other primary servicer of a Collateral Obligation which is an Accepted Loan Servicer or servicer pursuant to a rated securitization under any other servicing agreements to which the Issuer is a party and (ii) the aggregate amount of all special servicing fees in respect of serviced loans payable to any special servicer pursuant to the related special servicing agreement between the Issuer and such special servicer, in each case during such Due Period.
     “Similar Law”: The meaning specified in Section 2.5(g)(vi) hereof.
     “Single Asset Mortgage Security”: A commercial mortgage pass-through certificate or similar security backed primarily by a single mortgage loan on one or more commercial properties included in a property-specific securitization transaction.

     “Single Obligor Mortgage Security”: A commercial mortgage pass-through certificate or similar security backed primarily by one or more mortgage loans to the same obligor (or affiliated obligors) on one or more commercial properties included in a securitization.
     “Special Amortization”: The meaning specified in Section 9.7 hereof.
     “Special Amortization Amount”: The meaning specified in Section 9.7 hereof.
     “Specified Person”: The meaning specified in Section 2.6 hereof.
     “Specified Type”: Each of a Loan, CMBS Security and Preferred Equity Security.
     “Spread Excess”: As of any Measurement Date, a fraction (expressed as a percentage), the numerator of which is equal to the product of (a) the greater of zero and the excess, if any, of the Weighted Average Spread for such Measurement Date over 3.0% and (b) the Aggregate Principal Balance of all Collateral Obligations that are Floating Rate Securities (excluding all Defaulted Securities and Written Down Securities) and the denominator of which is the Aggregate Principal Balance of all Collateral Obligations that are Fixed Rate Securities (excluding all Defaulted Securities and Written Down Securities), multiplying the resulting figure by 365 and then dividing by 360.
     “Stated Maturity”: The Payment Date occurring in January 20, 2037.
     “Step-Down Bond”: A security which by the terms of the related Underlying Instruments provides for a decrease, in the case of a Fixed Rate Security, in the per annum interest rate on such security or, in the case of a Floating Rate Security, in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided that the term Step-Down Bond shall not include any such security providing for payment of a constant rate of interest at all times after the date of acquisition by the Issuer or any Loan.
     “Step-Up Security”: A security with a current interest rate of zero percent per annum at the time of purchase but which increases to predetermined levels on specific dates; provided that the term Step-Up Security shall not include any Loan.
     “Subordinate Collateral Management Fee”: The additional fee, payable quarterly in arrears on each Payment Date in accordance with the Priority of Payments, equal to 0.25% per annum of the Net Outstanding Portfolio Balance and the Aggregate Class A-1R Undrawn Amount (without duplication) for such Payment Date to the extent funds are available.

     “Subordinate Interests”: The Class A-2B Subordinate Interest, the Class B Subordinate Interests, the Class C Subordinate Interests, the Class D Subordinate Interests, the Class E Subordinate Interests, the Class F Subordinate Interests, the Class G Subordinate Interests, the Class H Subordinate Interests, the Class J Subordinate Interests and/or the Class K Subordinate Interests, as the context may require.
     “Subsequent Collateral Obligation”: Any Collateral Obligation that is acquired after the Closing Date.
     “Substitute Collateral Obligation”: A Collateral Obligation that is acquired by the Issuer in substitution for securities previously pledged to the Trustee in accordance herewith.
     “Successful Auction”: (i) An Auction which is conducted in accordance with Section 9.2(b) or (ii) the purchase of Collateral Obligations by the Collateral Manager or its Affiliates for a price equal to the Total Redemption Price pursuant to Section 12.4(c).
     “Tax Event”: Means (i) the Issuer is treated as other than a QRS or other “pass through” entity for federal income tax purposes, (ii) the Issuer is required to deduct or withhold from any payment under any Hedge Agreement for or on account of any tax and the Issuer is obligated to make a gross up payment (or otherwise pay additional amounts) to any Hedge Counterparty, or (iii) any Hedge Counterparty is required to deduct or withhold from any payment under any Hedge Agreement for or on account of any tax for whatever reason and such Hedge Counterparty is not required to pay to the Issuer such additional amount as is necessary to ensure that the net amount actually received by the Issuer (free and clear of taxes, whether assessed against such obligor or the Issuer) will equal the full amount that the Issuer would have received had no such deduction or withholding been required.
     “Tax Materiality Condition”: The condition that will be satisfied if as a result of the occurrence of a Tax Event, (i) a tax or taxes are either (A) imposed on the Issuer (but only with respect to federal income taxes as a result of an event described in clause (i) of the definition of Tax Event above) or (B) withheld from payments to the Issuer and the Issuer receives less than the full amount that the Issuer would have received had no such deduction occurred, or (ii) “gross up payments” required to be made by the Issuer exceed the amounts that the Issuer would have been required to pay had no deduction or withholding resulting in such gross up payments been required and the sum of (1) the taxes imposed (or net shortfalls, as applicable) described in clause (i) and (2) the excess “gross up payments” described in clause (ii) exceeds, in the aggregate, U.S. $1 million during any calendar year.
     “Tax Redemption”: The meaning specified in Section 9.1(b) hereof.

     “Third-Party Held Delayed Draw Loan”: Any Loan (other than a Revolving Loan) that was not fully funded as of the Closing Date with respect to which there exists a continuing obligation of a party other than the Issuer after the Closing Date to provide additional funding with respect to the obligor on the underlying Loan (if the Loan is an interest in a commercial mortgage loan) or underlying mezzanine loan (if the Loan is an interest in a Mezzanine Loan), upon the terms and conditions of the related Underlying Instruments, and the advance once made relating to such continuing obligation of such party would be secured by the same mortgage or deed of trust on the same underlying mortgaged property as the related Third-Party Delayed Draw Term Loan (or, if the related Third-Party Delayed Draw Term Loan is a participation interest in a Mezzanine Loan, is secured by the same pledged collateral).
     “Third-Party Held Revolving Loan”: A Loan which specifies a maximum aggregate amount that can be borrowed by the obligor thereunder and permits the related obligor to re-borrow any amount previously borrowed and subsequently repaid during the term of the Loan, with respect to which a party other than the Issuer has the continuing obligation after the Closing Date to provide such additional funding with respect to the obligor on the underlying Loan, and the advance once made relating to such continuing obligation of such party would be secured by the same mortgage or deed of trust on the same underlying mortgaged property as the related Third-Party Held Revolving Loan (or, if the related Third-Party Revolving Loan is a participation interest in a Mezzanine Loan, is secured by the same pledged collateral).
     “Total Redemption Price”: The amount equal to funds sufficient to pay all amounts and expenses described under clauses (1) through (5) and (29) through (31) of Section 11.1(a)(i) and to redeem all Notes at their applicable Redemption Prices.
     “Transaction Documents”: This Indenture, the Collateral Management Agreement, the Collateral Obligations Purchase Agreements, the Trust Agreement, the Servicing Agreement, each Hedge Guaranty and each Hedge Agreement.
     “Transitional Loan”: Any Future Advance Loan or Revolving Loan which is not a Non-Transitional Loan.
     “Transfer Agent”: The Person or Persons, which may be the Issuer, authorized by the Issuer to exchange or register the transfer of Notes.
     “Treasury Regulations”: Temporary or final regulations, or proposed regulations then in effect, in any case, promulgated under the Code by the United States Treasury Department.
     “TRS”: A taxable REIT subsidiary (within the meaning of Section 856(l) of the Code).

     “Trust Agreement”: With respect to the Issuer, a trust agreement, dated as of the date of the Certificate of Trust (as amended, modified, restated, waived or supplemented from time to time), between the Trust Depositor and the Owner Trustee.
     “Trust Depositor”: CapitalSource Real Estate Loan LLC, 2006-A, a Delaware limited liability company.
     “Trust Depositor Collateral Obligations Purchase Agreement”: The Collateral Obligations Purchase Agreement entered into on or about the Closing Date between the Trust Depositor and the Issuer and any other Collateral Obligations Purchase Agreement entered into after the Closing Date between the Trust Depositor and the Issuer if a purchase agreement is necessary to comply with this Indenture, which agreement is assigned to the Trustee pursuant to this Indenture.
     “Trust Officer”: When used with respect to the Trustee, any officer within the CDO Trust Services Group of the Corporate Trust Office (or any successor group of the Trustee) including any vice president, assistant vice president or officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the CDO Trust Services Group of the Corporate Trust Office because of his knowledge of and familiarity with the particular subject. When used with respect to the Owner Trustee, any officer, including any vice president, assistant vice president or officer of the Owner Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Corporate Trust Office of the Owner Trustee because of his knowledge of and familiarity with the particular subject.
     “Trustee”: Wells Fargo Bank, N.A., a national banking association, solely in its capacity as trustee hereunder, unless a successor Person shall have become the Trustee pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Person.
     “UCC”: The applicable Uniform Commercial Code.
     “UCC Account”: “Account,” as such term is defined in Section 9-102(a)(2) of the UCC.
     “Uncertificated Security”: The meaning specified in Section 3.3(a)(ii) hereof.
     “Underlying Instruments”: The indenture, loan agreement, note, loan register, mortgage, intercreditor agreement, pooling and servicing agreement, participation agreement or other agreement pursuant to which a Collateral Obligation or Eligible Investment has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Collateral Obligation or Eligible Investment or of which holders of such Collateral Obligation or Eligible Investment are the beneficiaries.
     “Underlying Mortgage Property”: With respect to (i) a Loan (other than a Participation or Mezzanine Loan), the commercial mortgage property or properties securing the Loan, (ii) a Participation, the commercial mortgage property or properties securing the Underlying Term Loan, or (iii) a Mezzanine Loan, the commercial mortgage property or properties related to the Mezzanine Loan.
     “Underlying Resort Finance Debtors”: Any person or persons obligated to make payments with respect to a Resort Finance Loan, including any guarantor thereof, or in the case of Resort Finance Loans of the type described in clause (ii) of the definition thereof, the Person or Persons that sell Resort Finance Mortgage Notes to a Resort Finance SPE Obligor.
     “Underlying Term Loan”: With respect to (i) a Loan (other than Participation or Mezzanine Loan), such Loan or (ii) a Participation, the underlying commercial mortgage loan.
     “United States”: The United States of America, including any state and any territory or possession administered thereby.
     “Unregistered Securities”: The meaning specified in Section 5.17(c) hereof.
     “Unscheduled Principal Payments”: Any proceeds received by the Issuer from an unscheduled prepayment or redemption (in whole but not in part) by the obligor of a Collateral Obligation prior to the stated maturity date of such Collateral Obligation.
     “Unused Proceeds Account”: The trust account established pursuant to Section 10.4(a) hereof.
     “Unused Proceeds Subaccount”: The trust account established pursuant to Section 10.4(g) hereof.
     “U.S. Person”: The meaning specified in Regulation S.
     “Warehouse Facility”: The meaning specified in clause (xliii) of the definition of Eligibility Criteria.

     “Weighted Average Coupon”: As of any Measurement Date, (a) the number obtained (rounded up to the next 0.001%) by (i) summing the products obtained by multiplying (x) the current interest rate on each Collateral Obligation that is a Fixed Rate Security (excluding all Defaulted Securities and Written Down Securities) by (y) the Principal Balance of each such Collateral Obligation and (ii) dividing such sum by the Aggregate Principal Balance of all Collateral Obligations that are Fixed Rate Securities (excluding all Defaulted Securities and Written Down Securities) plus (b) if the amount obtained pursuant to clause (a) is less than 3.0%, the Spread Excess, if any, as of such Measurement Date.
     “Weighted Average Drawn Class A-1R Note Portion”: With respect to any Payment Date or Class A-1R Prepayment Date, the weighted average Aggregate Outstanding Amount of the Class A-1R Notes during the related Interest Accrual Period (calculated in accordance with this Indenture and adjusted as necessary if multiple Class A-1R Draws occur within such Interest Accrual Period).
     “Weighted Average Life”: As of any Measurement Date with respect to the Collateral Obligations (other than Defaulted Securities), the number obtained by (a) summing the products obtained by multiplying (i) the Average Life at such time of each Collateral Obligation (other than Defaulted Securities) by (ii) the outstanding Principal Balance of such Collateral Obligation and (b) dividing such sum by the Aggregate Principal Balance at such time of all Collateral Obligations (other than Defaulted Securities).
     “Weighted Average Life Test”: With respect to any Collateral Obligations, a test that will be satisfied as of any Measurement Date if the Weighted Average Life of such Collateral Obligations as of such Measurement Date is less than or equal to 9.0 years.
     “Weighted Average Moody’s Rating Factor”: The amount determined by summing the products obtained by multiplying the Principal Balance of each Collateral Obligation (excluding Defaulted Securities) and Eligible Investment by its Moody’s Rating Factor, dividing such sum by the Aggregate Principal Balance of all such obligations and any cash and undrawn Class A-1R Commitments and rounding the result up to the nearest whole number.
     “Weighted Average Spread”: As of any Measurement Date, (a) the number obtained (rounded up to the next 0.001%), by (i) summing the products obtained by multiplying (x) the stated spread above LIBOR at which interest accrues on each Collateral Obligation that is a Floating Rate Security (other than a Defaulted Security or Written Down Security) as of such date by (y) the Principal Balance of such Collateral Obligation as of such date, and (ii) dividing such sum by the aggregate Principal Balance of all Collateral Obligations that are Floating Rate Securities (excluding all Defaulted Securities and Written Down Securities) plus (b) if the amount obtained pursuant to clause (a) is less than 3.0% the Fixed Rate Excess, if any, as of such Measurement Date. For purposes of this definition, a Fixed Rate Security that is a Covered

Fixed Rate Security will be deemed to be a Floating Rate Security and the floating rate applicable thereto shall be the rate payable taking into account the related Hedge Transaction.
     “Whole Loan”: A whole loan secured by a mortgage on commercial real estate property or a senior interest therein or an A Note.
     “Written Down Security”: As of any date of determination, any Collateral Obligation as to which the aggregate par amount of the entire issue of such Collateral Obligation and all other securities secured by the same pool of collateral and that rank senior in priority of payment to such issue exceeds the aggregate par amount of all collateral (giving effect to any appraisal reductions) securing such issue (excluding defaulted collateral).
     Section 1.2. Assumptions as to Pledged Obligations.
     (a) In connection with all calculations required to be made pursuant to this Indenture with respect to Scheduled Distributions on any Pledged Obligation, or any payments on any other assets included in the Assets, and with respect to the income that can be earned on Scheduled Distributions on such Pledged Obligations and on any other amounts that may be received for deposit in the applicable Collection Account, the provisions set forth in this Section 1.2 shall be applied.
     (b) All calculations with respect to Scheduled Distributions on the Pledged Obligations securing the Notes shall be made on the basis of information as to the terms of each such Pledged Obligation and upon report of payments, if any, received on such Pledged Obligation that are furnished by or on behalf of the issuer of such Pledged Obligation and, to the extent they are not manifestly in error, such information or report may be conclusively relied upon in making such calculations.
     (c) For each Due Period, the Scheduled Distribution on any Pledged Obligation (other than a Defaulted Security, which, except as otherwise provided herein, shall be assumed to have a Scheduled Distribution of zero) shall be the sum of (i) the total amount of payments and collections in respect of such Pledged Obligation (including all Sales Proceeds received by the Trustee during the Due Period and not reinvested in Substitute Collateral Obligations or retained in the Principal Collection Account for subsequent reinvestment) that, if paid as scheduled, will be available in the Collection Accounts at the end of such Due Period for payment on the Notes and of expenses of the Issuer pursuant to the Priority of Payments and (ii) any such amounts received by the Trustee in prior Due Periods that were not disbursed on a previous Payment Date and do not constitute amounts which have been used as reimbursement with respect to a prior Interest Advance pursuant to the terms of this Indenture.
     (d) With respect to any Collateral Obligation as to which any interest or other payment thereon is subject to withholding tax of any relevant jurisdiction, each Scheduled Distribution thereon shall, for purposes of the Coverage Tests and the Collateral Quality Tests, be deemed to be payable net of such withholding tax unless the issuer thereof or obligor thereon is required to make additional payments to fully compensate the Issuer for such withholding taxes (including in respect of any such additional payments). On any date of determination, the amount of any Scheduled Distribution due on any future date shall be assumed to be made net of any such uncompensated withholding tax based upon withholding tax rates in effect on such date of determination.
     (e) For purposes of calculating any Interest Coverage Ratio, the expected interest income on floating rate Collateral Obligations and Eligible Investments and under each Hedge Agreement and the expected interest payable on the Notes and, in the case of the Class A-1R Notes, the Class A-1R Commitment Fee, shall be calculated using (i) the interest rates applicable thereto on the applicable Measurement Date and (ii) accrued original issue discount on Eligible Investments shall be deemed to be Scheduled Distributions of interest due on the date such original issue discount is scheduled to be paid. Notwithstanding the foregoing, for the purposes of calculating any Interest Coverage Ratio, there shall be excluded all scheduled or deferred payments of interest on or principal of Collateral Obligations and any payment, including any amount payable to the Issuer by each Hedge Counterparty, which the Collateral Manager has determined in its reasonable judgment shall not be made in Cash or received when due.
     (f) Each Scheduled Distribution receivable with respect to a Pledged Obligation shall be assumed to be received on the applicable Due Date, and each such Scheduled Distribution shall be assumed to be immediately deposited in the applicable Collection Account except (i) to the extent the applicable Due Date with respect to a Pledged Obligation has occurred and the related Scheduled Distribution has not been received or (ii) to the extent the Collateral Manager has a reasonable expectation that such Scheduled Distribution will not be received on the applicable Due Date. All such funds shall be assumed to continue to earn interest until the date on which they are required to be available in the applicable Collection Account for transfer to the Payment Account for application, in accordance with the terms hereof, to payments of principal of or interest on the Notes and, in the case of the Class A-1R Notes, the Class A-1R Commitment Fee, or other amounts payable pursuant to this Indenture.
     (g) All calculations required to be made and all reports which are to be prepared pursuant to this Indenture with respect to the Pledged Obligations, shall be made on the basis of the date on which the Issuer makes a commitment to purchase or sell an asset (the “trade date”), not the settlement date.
     (h) For purposes of calculating the Par Value Ratio, an appraisal reduction of a Collateral Obligation will be assumed to result in an implied reduction of Principal Balance for such Collateral Obligation only if such appraisal reduction is intended to reduce the interest payable on such Collateral Obligation and only in proportion to such interest reduction. For purposes of the Par Value Ratio, any Collateral Obligation that has sustained an implied reduction of Principal Balance due to an appraisal reduction will not be considered a Defaulted Security solely due to such implied reduction. The Collateral Manager will notify the Trustee of any appraisal reductions of Collateral Obligations if the Collateral Manager has actual knowledge thereof.
     (i) For purposes of calculating the Weighted Average Coupon in respect of Fixed Rate Securities that are subject to any servicing agreement, the current interest rates in respect of such Fixed Rate Securities shall be adjusted to reflect the amount of interest withheld by or on behalf of the related servicer in respect of such Fixed Rate Securities as a part of its Servicing Fee. For purposes of calculating the Weighted Average Spread in respect of Floating Rate Securities that are subject to any servicing agreement, the stated spreads above LIBOR in respect of such Floating Rate Securities shall be adjusted to reflect the amount of interest withheld by or on behalf of the related servicer in respect of such Floating Rate Securities as a part of its Servicing Fee.
     Section 1.3. Interest Calculation Convention.
     All calculations of interest and fees (other than the Class A-1R Commitment Fees) hereunder that are made with respect to the Notes shall be made on the basis of the actual number of days during the related Interest Accrual Period divided by 360.
     Section 1.4. Rounding Convention.
     Unless otherwise specified herein, test calculations that evaluate to a percentage will be rounded to the nearest hundredth of a percentage point and test calculations that evaluate to a number or decimal will be rounded to 2 decimal places.
     Section 1.5. Servicing Override
     For the avoidance of doubt, in the case of any action required or permitted to be taken by the Collateral Manager hereunder, any such action shall be subject to override by the applicable servicer to the extent set forth in the Collateral Management Agreement and any Servicing Agreement.
ARTICLE 2.
THE NOTES
     Section 2.1. Forms Generally.
     The Notes and the Trustee’s or Authenticating Agent’s certificate of authentication thereon (the “Certificate of Authentication”) shall be in substantially the forms required by this Article 2, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be consistent herewith, determined by the Authorized Officers of the Issuer, executing such Notes as evidenced by their execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.
     Section 2.2. Forms of Notes and Certificate of Authentication.
     (a) Form. The form of each Class of Notes, including the Certificate of Authentication, shall be substantially as set forth in Exhibits A and B hereto.
     (b) Global Securities and Certificated Notes.

     (i) The Offered Notes (other than the Class A-1R Notes) initially offered and sold in the United States to (or to U.S. Persons who are) QIBs who are Qualified Purchasers shall be represented by one or more permanent global securities in definitive, fully registered form without interest coupons with the applicable legend set forth in Exhibit A hereto added to the form of such Notes (each, a “Rule 144A Global Security”), which shall be registered in the name of the nominee of the Depository and deposited with the Trustee, at its Corporate Trust Office, as custodian for the Depository or its nominee, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Rule 144A Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee or the Depository or its nominee, as the case may be, as hereinafter provided.
     (ii) The Offered Notes (other than the Class A-1R Notes) initially sold in offshore transactions in reliance on Regulation S to non-U.S. Persons who are Qualified Purchasers shall be represented by one or more permanent global notes in definitive, fully registered form without interest coupons with the applicable legend set forth in Exhibit A hereto added to the form of such Notes (each, a “Regulation S Global Security”), which shall be deposited on behalf of the subscribers for such Notes represented thereby with the Trustee as custodian for the Depository and registered in the name of a nominee of the Depository for the respective accounts of Euroclear and Clearstream, Luxembourg or their respective depositories, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Regulation S Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee or the Depository or its nominee, as the case may be, as hereinafter provided. During the Distribution Compliance Period, beneficial interests in a Regulation S Global Security may be held only through Euroclear or Clearstream, Luxembourg.
     (iii) The Class J Notes and the Class K Notes initially sold in the United States to the Trust Depositor pursuant to a transaction exempt from registration under Section 4(2) of the Securities Act shall be represented by one or more Certificated Notes in definitive, fully registered form without interest coupons with the applicable legend set forth in Exhibit B, duly executed by the Issuer and authenticated by the Trustee or Authenticating Agent as hereinafter provided. Except in connection with transfers of the Class J Notes and Class K Notes permitted pursuant to Section 2.5(e)(v)(D) hereof, no Class J Note or Class K Note shall be issued in the form of a Global Security.
     (iv) The Class A-1R Notes initially sold in the United States in reliance on Rule 144A to QIBs and Qualified Purchasers or sold to non U.S. Persons who are Qualified Purchasers pursuant to Regulation S under the Securities Act will be issued in definitive, fully registered, certificated form without interest coupons with the applicable legend set forth in Exhibit B hereto added to the form of such Notes (each, a “Class A-1R Definitive Note”) registered in the name of the beneficial owner thereof unless otherwise authorized by the Issuer on the date of issuance. The Class A-1R Notes will not be eligible for clearance and settlement through the facilities of DTC, Euroclear or Clearstream, Luxembourg.
     (c) Book-Entry Provisions. This Section 2.2(c) shall apply only to Global Securities deposited with or on behalf of the Depository.
     The Issuer shall execute and the Trustee shall, in accordance with this Section 2.2(c), authenticate and deliver initially one or more Global Securities that shall be (i) registered in the name of the nominee of the Depository for such Global Security or Global Securities and (ii) delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee’s agent as custodian for the Depository.
     Agent Members shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Trustee, as custodian for the Depository or under the Global Security, and the Depository may be treated by the Issuer, the Trustee, and any agent of the Issuer or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee, or any agent of the Issuer or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Global Security.
     (d) Delivery of Certificated Notes in Lieu of Global Securities. Except as provided in Section 2.10 hereof, owners of beneficial interests in a Class of Global Securities shall not be entitled to receive physical delivery of a Certificated Note.
     Section 2.3. Authorized Amount; Stated Maturity; and Denominations.
     (a) The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to $1,300,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.5, 2.6 or 8.5 hereof.
     Such Notes shall be divided into thirteen (13) Classes having designations and original principal amounts as follows:

Original
Principal
Designation	Amount
Class A-1A Senior Secured Floating Rate Term Notes due 2037	$70,375,000

Class A-1R Revolving Senior Secured Floating Rate Term Notes due 2037	$200,000,000

Class A-2A Senior Secured Floating Rate Term Notes due 2037	$500,000,000

Class A-2B Senior Secured Floating Rate Term Notes due 2037	$125,000,000

Original
Principal
Designation	Amount
Class B Second Priority Floating Rate Term Notes due 2037	$82,875,000

Class C Third Priority Floating Rate Capitalized Interest Term Notes due 2037	$62,400,000

Class D Fourth Priority Floating Rate Capitalized Interest Term Notes due 2037	$30,225,000

Class E Fifth Priority Floating Rate Capitalized Interest Term Notes due 2037	$30,225,000

Class F Sixth Priority Floating Rate Capitalized Interest Term Notes due 2037	$26,650,000

Class G Seventh Priority Floating Rate Capitalized Interest Term Notes due 2037	$33,150,000

Class H Eighth Priority Floating Rate Capitalized Interest Term Notes due 2037	$31,200,000

Class J Ninth Priority Floating Rate Capitalized Interest Term Notes due 2037	$47,450,000

Class K Tenth Priority Principal Only Term Notes due 2037	$60,450,000
     (b) The Notes shall be issuable in minimum denominations of U.S. $500,000 and integral multiples of U.S.$1,000 in excess thereof (plus any residual amount).
     Section 2.4. Execution, Authentication, Delivery and Dating.
     The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.
     Notes bearing the manual or facsimile signatures of individuals who were at any time the Authorized Officers of the Issuer shall bind the Issuer notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.
     At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee or the Authenticating Agent for authentication and the Trustee or the Authenticating Agent, upon Issuer Order, shall authenticate and deliver such Notes as provided in this Indenture and not otherwise.
     Each Note authenticated and delivered by the Trustee or the Authenticating Agent upon Issuer Order on the Closing Date shall be dated as of the Closing Date. All other Notes that are authenticated after the Closing Date for any other purpose under this Indenture shall be dated the date of their authentication.

     Notes issued upon transfer, exchange or replacement of other Notes shall be issued in authorized denominations reflecting the original aggregate principal amount of the Notes so transferred, exchanged or replaced, but shall represent only the current outstanding principal amount of the Notes so transferred, exchanged or replaced. In the event that any Note is divided into more than one Note in accordance with this Article 2, the original principal amount of such Note shall be proportionately divided among the Notes delivered in exchange therefor and shall be deemed to be the original aggregate principal amount of such subsequently issued Notes.
     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a Certificate of Authentication, substantially in the form provided for herein, executed by the Trustee or by the Authenticating Agent by the manual signature of one of their Authorized Officers, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.
     Section 2.5. Registration, Registration of Transfer and Exchange.
     (a) The Issuer shall cause to be kept a register (the “Notes Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Trustee is hereby initially appointed “Notes Registrar” for the purpose of registering Notes and transfers of such Notes with respect to any duplicate copy of the Notes Register kept in the United States as herein provided. Upon any resignation or removal of the Notes Registrar, the Issuer shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Notes Registrar.
     If a Person other than the Trustee is appointed by the Issuer as Notes Registrar, the Issuer shall give the Trustee prompt written notice of the appointment of a successor Notes Registrar and of the location, and any change in the location, of the Notes Registrar, and the Trustee shall have the right to inspect the Notes Register at all reasonable times and to obtain copies thereof and the Trustee shall have the right to rely upon a certificate executed on behalf of the Notes Registrar by an Officer thereof as to the names and addresses of the Noteholders and the principal amounts and numbers of such Notes.
     Subject to this Section 2.5, upon surrender for registration of transfer of any Notes at the office or agency of the Issuer to be maintained as provided in Section 7.2, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination and of a like aggregate principal amount.
     At the option of the Holder, Notes may be exchanged for Notes of like terms, in any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Note is surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes that the Noteholder making the exchange is entitled to receive.

     All Notes issued and authenticated upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.
     Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Notes Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.
     No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     None of the Notes Registrar or the Issuer shall be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business fifteen (15) days before any selection of Notes to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Note so selected for redemption.
     (b) No Note may be sold or transferred (including, without limitation, by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act and is exempt from the registration requirements under applicable state securities laws.
     (c) No Note may be offered, sold, resold or delivered, within the United States or to, or for the benefit of, U.S. Persons except in accordance with Section 2.5(e) below and in accordance with Rule 144A to QIBs who are Qualified Purchasers purchasing for their own account or for the accounts of one or more QIBs who are Qualified Purchasers, for which the purchaser is acting as fiduciary or agent. The Notes may be offered, sold, resold or delivered, as the case may be, in offshore transactions to non-U.S. Persons who are Qualified Purchasers in reliance on Regulation S. None of the Issuer, the Trustee or any other Person may register the Notes under the Securities Act or any state securities laws.
     (d) Upon final payment due on the Stated Maturity of a Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Trustee or at the office of the Paying Agent (outside the United States if then required by applicable law in the case of a Note in definitive form issued in exchange for a beneficial interest in a Regulation S Global Security pursuant to Section 2.10).
     (e) Transfers of Global Securities. Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depository, transfers of a Global Security, in whole or in part, shall only be made in accordance with Section 2.2(c) and this Section 2.5(e).
     (i) Subject to clauses (ii) through (v) of this Section 2.5(e), transfers of a Global Security shall be limited to transfers of such Global Security in whole,

but not in part, to nominees of the Depository or to a successor of the Depository or such successor’s nominee.
     (ii) Regulation S Global Security to Rule 144A Global Security. If a holder of a beneficial interest in a Regulation S Global Security wishes to transfer all or a part of its interest in such Regulation S Global Security to a Person who wishes to take delivery thereof in the form of a Rule 144A Global Security, such holder may, subject to the terms hereof and the rules and procedures of Euroclear, Clearstream, Luxembourg or the Depository, as the case may be, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Rule 144A Global Security of the same Class. Upon receipt by the Trustee, as Notes Registrar, of (A) instructions from Euroclear, Clearstream, Luxembourg or the Depository, as the case may be, directing the Trustee, as Notes Registrar, to cause such Rule 144A Global Security to be increased by an amount equal to such beneficial interest in such Regulation S Global Security but not less than the minimum denomination applicable to the related Class of Notes, and (B) a certificate substantially in the form of Exhibit D hereto given by the prospective transferee of such beneficial interest, and stating, among other things, that such transferee acquiring such interest in a Rule 144A Global Security is a QIB and a Qualified Purchaser, is obtaining such beneficial interest in a transaction pursuant to Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction, then Euroclear, Clearstream, Luxembourg or the Trustee, as Notes Registrar, as the case may be, shall approve the instruction at the Depository to reduce such Regulation S Global Security by the aggregate principal amount of the interest in such Regulation S Global Security to be transferred and increase the Rule 144A Global Security specified in such instructions by an Aggregate Outstanding Amount equal to such reduction in such principal amount of the Regulation S Global Security.
     (iii) Regulation S Global Security to Regulation S Global Security During the Distribution Compliance Period. If, during the Distribution Compliance Period, a holder of a beneficial interest in a Regulation S Global Security wishes to transfer all or a part of its interest in such Regulation S Global Security to a Person who wishes to take delivery thereof in the form of a Regulation S Global Security, such holder may, subject to the terms hereof and the rules and procedures of Euroclear, Clearstream, Luxembourg or the Depository, as the case may be, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Regulation S Global Security of the same Class. Upon receipt by the Trustee, as Notes Registrar, of (A) instructions from Euroclear, Clearstream, Luxembourg or the Depository, as the case may be, directing the Trustee, as Notes Registrar, to cause such transfer of beneficial interest in such Regulation S Global Security and (B) a certificate substantially in the form of Exhibit C hereto given by the prospective transferee of such beneficial interest, then Euroclear, Clearstream, Luxembourg or the Trustee, as Notes Registrar, as the case may be, shall approve the instruction at the Depository to credit or cause to be credited to the account of such Person specified in such instructions a beneficial interest in a Regulation S Global Security of the same

Class having a denomination equal to the amount by which the denomination of the Regulation S Global Security was reduced upon such transfer.
     (iv) Rule 144A Global Security to Regulation S Global Security. If a holder of a beneficial interest in a Rule 144A Global Security wishes to transfer all or a part of its interest in such Rule 144A Global Security to a Person who wishes to take delivery thereof in the form of a Regulation S Global Security, such holder may, subject to the terms hereof and the rules and procedures of Euroclear, Clearstream, Luxembourg or the Depository, as the case may be, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Regulation S Global Security of the same Class. Upon receipt by the Trustee, as Notes Registrar, of (A) instructions from Euroclear, Clearstream, Luxembourg or the Depository, as the case may be, directing the Trustee, as Notes Registrar, to cause such Regulation S Global Security to be increased by an amount equal to the beneficial interest in such Rule 144A Global Security but not less than the minimum denomination applicable to the related Class of Notes to be exchanged, and (B) a certificate substantially in the form of Exhibit C hereto given by the prospective transferee of such beneficial interest and stating, among other things, that such transferee acquiring such interest in a Regulation S Global Security is a not a U.S. Person and is a Qualified Purchaser and that such transfer is being made pursuant to Rule 903 or 904 under Regulation S, then Euroclear, Clearstream, Luxembourg or the Trustee, as Notes Registrar, as the case may be, shall approve the instruction at the Depository to reduce such Rule 144A Global Security by the aggregate principal amount of the interest in such Rule 144A Global Security to be transferred and increase the Regulation S Global Security specified in such instructions by an Aggregate Outstanding Amount equal to such reduction in the principal amount of the Rule 144A Global Security.
     (v) Other Exchanges. (A) In the event that, pursuant to Section 2.10 hereof, a Global Security is exchanged for Certificated Notes, such Notes may be exchanged for one another only in accordance with such procedures as are substantially consistent with the provisions above (including certification requirements intended to ensure that such transfers are to a QIB who is also a Qualified Purchaser or are to a non-U.S. Person who is also a Qualified Purchaser, or otherwise comply with Rule 144A or Regulation S, as the case may be) and as may be from time to time adopted by the Issuer and the Trustee. Notwithstanding the foregoing, no transfer of a beneficial interest in a Regulation S Global Security to a Certificated Note shall be made prior to the expiration of the Distribution Compliance Period and compliance with the certification requirements of Rule 903(b)(3)(ii)(B) under the Securities Act.
     (B) Subject to satisfaction of the conditions set forth in subparagraph (D) of this Section 2.5(e)(v), a Class J Note or Class K Note represented by a Certificated Note may be transferred to a QIB in the form of a Certificated Note upon receipt by the Trustee, as Notes Registrar, of a certificate substantially in the form of Exhibit E-2 hereto given by the prospective transferee of such beneficial interest and stating, among other things, that such transferee acquiring such interest in a Certificated Note is a QIB and a Qualified Purchaser, is obtaining such beneficial interest in a transaction pursuant to Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction. In connection with any such transfer, such prospective transferee shall be deemed to have made the applicable representations contained in Section 2.5(g) hereof.
     (C) Subject to satisfaction of the conditions set forth in subparagraph (D) of this Section 2.5(e)(v), a Class J Note or Class K Note represented by a Certificated Note may be transferred to a Person other than a U.S. Person in the form of a Certificated Note upon receipt by the Trustee, as Notes Registrar, of a certificate substantially in the form of Exhibit E-1 hereto given by the prospective transferee of such beneficial interest and stating, among other things, that such transferee acquiring such interest in a in a Certificated Note is not a U.S. Person who is a Qualified Purchaser and that such transfer is being made pursuant to Rule 903 or 904 under Regulation S. In connection with any such transfer, such prospective transferee shall be deemed to have made the applicable representations contained in Section 2.5(g) hereof.
     (D) On the Closing Date, the Trust Depositor will purchase 100% of the Class J Notes and 100% of the Class K Notes issued on the Closing Date. Notwithstanding anything contained in this Indenture to the contrary, as long as any Class of Offered Note is Outstanding, the Trust Depositor may not sell or otherwise transfer any of the Class J Notes or the Class K Notes to any other person or entity except to its Affiliates or encumber or finance any portion of the Class J Notes or the Class K Notes to any other person or entity except to its Affiliates (other than a TRS) unless an appropriate tax opinion is delivered to the Trustee by a nationally recognized tax counsel experienced in such matters that such sale, transfer, encumbrance or other financing, as of the date thereof, will not result in the treatment of the Issuer as other than a QRS or other “pass through” entity for federal income tax purposes.
     (f) Removal of Legend. If Notes are issued upon the transfer, exchange or replacement of Notes bearing the applicable legends set forth in Exhibits A and B hereto, and if a request is made to remove such applicable legend on such Notes, the Notes so issued shall bear such applicable legend, or such applicable legend shall not be removed, as the case may be, unless there is delivered to the Issuer such satisfactory evidence, which may include an Opinion of Counsel of an attorney at law licensed to practice law in the State of New York (and addressed to the Issuer and the Trustee), as may be reasonably required by the Issuer, if applicable, to the effect that neither such applicable legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Regulation S, as applicable, the Investment Company Act or ERISA. So long as the Issuer is relying on an exemption under or promulgated pursuant to the Investment Company Act, the Issuer shall not remove that portion of the legend required to maintain an exemption under or promulgated pursuant to the Investment Company Act. Upon provision of such satisfactory evidence, as confirmed in writing by the Issuer to the Trustee, the Trustee, at the direction of the Issuer and, if applicable, shall authenticate and deliver Notes that do not bear such applicable legend.
     (g) Each beneficial owner of Rule 144A Global Securities shall be deemed to represent and agree as follows (terms used in this paragraph that are defined in Rule 144A and/or Investment Company Act, as applicable, are used herein as defined therein):
     (i) In the case of a Rule 144A Global Security, the owner is (A) a QIB and a Qualified Purchaser, (B) is aware that the sale of the Offered Notes to it (other than the initial sale by the Issuer) is being made in reliance on the exemption from registration provided by Rule 144A, and (C) is acquiring the Offered Notes for its own account or for one or more accounts, each of which is a QIB and a Qualified Purchaser, and as to each of which the owner exercises sole investment discretion, (D) in a principal amount of not less than $500,000, for each such account.
     (ii) The owner understands that the Offered Notes are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, the Offered Notes have not been and shall not be registered under the Securities Act or any state securities laws or “Blue Sky” laws, and, if in the future the owner decides to offer, resell, pledge or otherwise transfer the Offered Notes, such Offered Notes may only be offered, resold, pledged or otherwise transferred in accordance with this Indenture and the applicable legend on such Offered Notes set forth in Exhibits A and B, as applicable. The owner acknowledges that no representation is made by the Issuer or the Dealers, as the case may be, as to the availability of any exemption under the Securities Act or any state securities laws for resale of the Notes.
     (iii) The owner is not purchasing the Offered Notes with a view to the resale, distribution or other disposition thereof in violation of the Securities Act. The owner understands that an investment in the Offered Notes involves certain risks, including the risk of loss of all or a substantial part of its investment under certain circumstances. The owner has had access to such financial and other information concerning the Issuer and the Offered Notes as it deemed necessary or appropriate in order to make an informed investment decision with respect to its purchase of the Offered Notes, including an opportunity to ask questions of and request information from the Collateral Manager and the Issuer.
     (iv) In connection with the purchase of the Offered Notes (A) none of the Issuer, the Dealers, the Trust Depositor, the Collateral Manager, the Collateral Manager Indemnified Parties or the Trustee is acting as a fiduciary or financial or investment adviser for the owner; (B) the owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer, the Dealers, the Trust Depositor, the Collateral Manager or the Trustee other than in a current offering memorandum for such Offered Notes and any representations expressly set forth in a written agreement with such party; (C) none of the Issuer, the Dealers, the Collateral Manager, the CLO Servicer, the Seller, the Trust Depositor or the Trustee or any Affiliates has given to the owner (directly or indirectly through any other person) any assurance, guarantee, or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence, or benefit (including legal, regulatory, tax, financial, accounting, or otherwise) of its purchase, (D) the owner has consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to this Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Dealers, the CLO Servicer, the Seller, the Trust Depositor, the Collateral Manager or the Trustee or any Affiliates; and (E) the owner is purchasing the Offered Notes with a full understanding of all of the terms, conditions and risks thereof (economic and otherwise), and is capable of assuming and willing to assume (financially and otherwise) these risks.
     (v) The owner understands that the Offered Notes shall bear the applicable legend set forth in Exhibits A and B as applicable. The Rule 144A Global Securities may not at any time be held by or on behalf of any U.S. Person that is not a QIB who is a Qualified Purchaser. The owner must inform a prospective transferee of the transfer restrictions.
     (vi) Unless a prospective Noteholder otherwise provides another representation acceptable to the Trustee, the Collateral Manager and the Issuer, each holder of a Global Security, by its acquisition thereof, will be deemed to have represented that either (a) no part of the funds being used to pay the purchase price for such Offered Notes constitutes an asset of any “employee benefit plan” (as defined as (a) an employee benefit plan subject to Part 4 of Title I of ERISA; (b) a plan or arrangement to which Section 4975 of the Code applies; (c) any entity whose underlying assets include “plan assets” by reason of a plan’s investment in such entity or (d) or any other plan that is subject to applicable law that is substantively similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (“Similar Law”) (each a “Benefit Plan” and funds of such a Benefit Plan, “Plan Assets”), or an entity whose underlying assets include Plan Assets of any such Benefit Plan, or (b) if the funds being used to pay the purchase price for such Global Securities include Plan Assets of any Benefit Plan, its purchase and holding are eligible for the exemption to the prohibited transaction rules granted by Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, ERISA Section 408(b)(17) or Code Section 4975(d)(20) or otherwise will not constitute or result in a non-exempt prohibited transaction under ERISA Section 406 or Code Section 4975, or in the case of any Benefit Plan subject to Similar Law, do not result in a non-exempt violation of Similar Law.

     (vii) The owner shall not, at any time, offer to buy or offer to sell the Offered Notes by any form of general solicitation or advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or at a seminar or meeting whose attendees have been invited by general solicitations or advertising.
     (viii) The owner understands that the Issuer, Trustee or Paying Agent shall require certification acceptable to it (i) as a condition to the payment of principal of and interest on any Offered Notes without, U.S. withholding or backup withholding tax, and (ii) to enable the Issuer, Trustee and Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold from payments in respect of such Offered Notes or the Holder of such Offered Notes under any present or future law or regulation of the United States or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation. Such certification may include U.S. federal income tax forms (such as IRS Form W-8BEN (Certification of Foreign Status of Beneficial Owner), IRS Form W-8IMY (Certification of Foreign Intermediary Status), IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or IRS Form W-8ECI (Certification of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with Conduct of a U.S. Trade or Business) or any successors to such IRS forms). In addition, the Issuer, Trustee or Paying Agent may require certification acceptable to it to enable the Issuer to qualify for a reduced rate of withholding in any jurisdiction from or through which the Issuer receives payments on its assets. Each owner agrees to provide any certification requested pursuant to this paragraph and to update or replace such form or certification in accordance with its terms or its subsequent amendments.
     (ix) The owner hereby agrees that, for purposes of U.S. federal, state and local income and franchise tax and any other income taxes, (A) the Offered Notes will be treated as indebtedness, and (B) the Certificate will be treated as equity; the owner agrees to such treatment and agrees to take no action inconsistent with such treatment, unless required by law.
     (x) The owner, if not a “United States person” (as defined in Section 7701(a)(30) of the Code), either: (A) is not a bank (within the meaning of Section 881(c)(3)(A) of the Code); (B) if such owner is a bank (within the meaning of Section 881(c)(3)(A) of the Code), after giving effect to its purchase of the Offered Notes, the owner (x) will not own more than 50% of the Certificate (by number) or 50% by value of the aggregate of the Certificate and all classes of notes that are treated as equity for US federal income tax purposes either directly or indirectly, and will not otherwise be related to the Issuer (within the meaning of section 267(b) of the Code) and (y) has not purchased the Offered Notes in whole or in part to avoid any U.S. federal income tax liability (including, without limitation, any U.S. withholding tax that would be imposed on the Offered Notes with respect to the Collateral Obligations if held directly by the owner); (C) if such owner is a bank (within the meaning of Section 881(c)(3)(A) of the Code) has provided an IRS Form W-8ECI representing that all payments received or to be received by it from the Issuer are effectively connected with the conduct of a trade or business in the United States, or (D) if such owner is a bank (within the meaning of Section 881(c)(3)(A) of the Code) is eligible for benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation of U.S. source interest not attributable to a permanent establishment in the United States and the Issuer is treated as a fiscally transparent entity (as defined in Treasury regulations section 1.894-1(d)(3)(ii)) under the laws of owner’s jurisdiction with respect to payments made on the Collateral Obligations held by the owner.
     (h) Each beneficial owner of Regulation S Global Securities shall be deemed to have made the representations set forth in clauses (ii), (iii), (iv), (vi), (vii), (viii), (ix) and (x) of Section 2.5(g) and shall be deemed to have further represented and agreed as follows:
     (1) The owner (A) is a Qualified Purchaser and (B) is aware that the sale of such Notes to it is being made in reliance on the exemption from registration provided by Regulation S and understands that the Notes offered in reliance on Regulation S will bear the appropriate legend set forth in Exhibit A or B, as applicable, and be represented by one or more Regulation S Global Securities. The Notes so represented may not at any time be held by or on behalf of U.S. Persons or a non-U.S. Person who is not a Qualified Purchaser. Each of the owner and the related Holder is not, and shall not be, a U.S. Person. Before any interest in a Regulation S Global Security may be offered, resold, pledged or otherwise transferred to a person who takes delivery in the form of a Rule 144A Global Security, the transferee shall be required to provide the Trustee with a written certification substantially in the form of Exhibits C and D as applicable hereto as to compliance with the transfer restrictions. The owner must inform a prospective transferee of the transfer restrictions.
     (i) Any purported transfer of a Note not in accordance with this Section 2.5 shall be null and void and shall not be given effect for any purpose hereunder.
     (j) Notwithstanding anything contained in this Indenture to the contrary, neither the Trustee nor the Notes Registrar (nor any other Transfer Agent) shall be responsible or liable for compliance with applicable federal or state securities laws (including, without limitation, the Securities Act or Rule 144A or Regulation S promulgated thereunder), the Investment Company Act, ERISA or the Code (or any applicable regulations thereunder); provided, however, that if a specified transfer certificate or Opinion of Counsel is required by the express terms of this Section 2.5 to be delivered to the Trustee or Notes Registrar prior to registration of transfer of a Note, the Trustee and/or Notes Registrar, as applicable, is required to request, as a condition for registering the transfer of the Note, such certificate or Opinion of Counsel and to examine the same to determine whether it conforms on its face to the requirements hereof (and the Trustee or Notes Registrar, as the case may be, shall promptly notify the party delivering the same if it determines that such certificate or Opinion of Counsel does not so conform).
     (k) If the Trustee is notified by the Issuer or the Collateral Manager that (i) a transfer or attempted or purported transfer of any interest in any Note was consummated in compliance with the provisions of this Section 2.5 on the basis of a materially incorrect certification from the transferee or purported transferee, (ii) a transferee failed to deliver to the Trustee any certification required to be delivered hereunder or (iii) the holder of any interest in a Note is in breach of any representation or agreement set forth in any certification or any deemed representation or agreement of such holder, the Trustee shall not register such attempted or purported transfer and if a transfer has been registered, such transfer shall be absolutely null and void ab initio and shall vest no rights in the purported transferee (such purported transferee, a “Disqualified Transferee”) and the last preceding holder of such interest in such Note that was not a Disqualified Transferee shall be restored to all rights as a Holder thereof retroactively to the date of transfer of such Note by such Holder.
     In addition, the Trustee may require that the interest in the Note referred to in (i), (ii) or (iii) in the preceding paragraph be transferred to any person designated by the Issuer or the Collateral Manager at a price determined by the Issuer or the Collateral Manager, as applicable, based upon its estimation of the prevailing price of such interest and each Holder, by acceptance of an interest in a Note, authorizes the Trustee to take such action. In any case, the Trustee shall not be held responsible for any losses that may be incurred as a result of any required transfer under this Section 2.5(k).
     (l) Each Holder of Notes approves and consents to (i) the initial purchase of the Collateral Obligations by the Issuer from Affiliates of the Collateral Manager on or prior to the Closing Date and (ii) any other transaction between the Issuer and the Collateral Manager or its Affiliates that are permitted under the terms of this Indenture or the Collateral Management Agreement.
     (m) Each beneficial owner of Class A-1R Note shall be deemed to have made the representations set forth in clauses (ii), (iii), (iv), (vi), (vii), (viii), (ix) and (x) of Section 2.5(g) and shall be deemed to have further represented and agreed as follows:
     (1) The owner is one of the following:
     (A) (a) a Qualified Purchaser; (b) a QIB; (c) is aware that the sale of the Definitive Class A-1R Notes to it is being made in reliance on the exemption from registration provided by Rule 144A; (d) is acquiring the Definitive Class A-1R Notes for its own account or for one or more accounts, each of which is a QIB who is a Qualified Purchaser, and as to each of which the owner exercises sole investment discretion and (e) is acquiring the Definitive Class A-1R Notes in a minimum principal amount of not less than U.S.$500,000 for each such account; or
     (B) (a) not a U.S. Person; (b) a Qualified Purchaser; (c) is aware that the sale of the Definitive Class A-1R Notes to it is being made in reliance on the exemption from registration provided by Regulation S and (d) understands that the Definitive Class A-1R Notes offered in reliance on Regulation S under the Securities Act will bear the additional legend set forth under “—Regulation S Global Notes” above;
and in each case the owner has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Definitive Class A-1R Notes and the owner and any accounts for which it is acting are each able to bear the economic risk of the investment.
     (2) Before any interest in a Definitive Class A-1R Note may be offered, resold, pledged or otherwise transferred, the transferee or transferor shall be required to provide the Trustee with a written certification substantially in the form provided in the Class A-1R Note Purchase Agreement as to compliance with the transfer restrictions and the owner must inform a prospective transferee of the transfer restrictions.
     Section 2.6. Mutilated, Defaced, Destroyed, Lost or Stolen Note.
     If (a) any mutilated or defaced Note is surrendered to a Transfer Agent, or if there shall be delivered to the Issuer, the Trustee and the relevant Transfer Agent (each a “Specified Person”) evidence to their reasonable satisfaction of the destruction, loss or theft of any Note, and (b) there is delivered to the Specified Person such security or indemnity as may be required by each Specified Person to save each of them and any agent of any of them harmless (an unsecured indemnity agreement delivered to the Trustee by an institutional investor with a net worth of at least $200,000,000 being deemed sufficient to satisfy such security or indemnity requirement), then, in the absence of notice to the Specified Persons that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and, upon Issuer Request, the Trustee shall authenticate and deliver, in lieu of any such mutilated, defaced, destroyed, lost or stolen Note, a new Note, of like tenor (including the same date of issuance) and equal principal amount, registered in the same manner, dated the date of its authentication, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Note and bearing a number not contemporaneously outstanding.
     If, after delivery of such new Note, a bona fide purchaser of the predecessor Note presents for payment, transfer or exchange such predecessor Note, any Specified Person shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, and each Specified Person shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by such Specified Person in connection therewith.
     In case any such mutilated, defaced, destroyed, lost or stolen Note has become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note without requiring surrender thereof except that any mutilated or defaced Note shall be surrendered.

     Upon the issuance of any new Note under this Section 2.6, the Issuer may require the payment by the registered Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
     Every new Note issued pursuant to this Section 2.6 in lieu of any mutilated, defaced, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer and such new Note shall be entitled, subject to the second paragraph of this Section 2.6, to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.
     The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Notes.
     Section 2.7. Payment of Principal and Interest and Class A-1R Commitment Fees and Other Amounts; Principal and Interest Rights Preserved.
     (a) The Class A-1A Notes shall accrue interest during each Interest Accrual Period at the Class A-1A Rate. Interest on each Class A-1A Note shall be due and payable on each Payment Date immediately following the related Interest Accrual Period in the proportion that the outstanding principal amount of such Class A-1A Note bears to the Aggregate Outstanding Amount of all Class A-1A Notes; provided, however, that the payment of interest on the Class A-1A Notes is subordinated to the payment on each Payment Date of certain amounts in accordance with the Priority of Payments.
     (b) In accordance with Section 18, the Class A-1R Notes shall accrue interest during each Interest Accrual Period at the Class A-1R Rate. In addition, the Class A-1R Notes shall accrue the Class A-1R Commitment Fee in accordance with the definition thereof. Interest will be payable to the holders of the Class A-1R Notes on each Payment Date, pro rata, based on their Class A-1R Interest Allocation; provided, however, that the payment of interest on the Class A-1R Notes is subordinated to the payment on each Payment Date of certain amounts in accordance with the Priority of Payments.
     (c) The Class A-2A Notes shall accrue interest during each Interest Accrual Period at the Class A-2A Rate. Interest on each Class A-2A Note shall be due and payable on each Payment Date immediately following the related Interest Accrual Period in the proportion that the outstanding principal amount of such Class A-2A Note bears to the Aggregate Outstanding Amount of all Class A-2A Notes; provided, however, that the payment of interest on the Class A-2A Notes is subordinated to the payment on each Payment Date of certain amounts in accordance with the Priority of Payments.
     (d) The Class A-2B Notes shall accrue interest during each Interest Accrual Period at the Class A-2B Rate. Interest on each Class A-2B Note shall be due and payable on each Payment Date immediately following the related Interest Accrual Period in the proportion that the outstanding principal amount of such Class A-2B Note bears to the Aggregate Outstanding Amount of all Class A-2B Notes; provided, however, that the payment of interest on the Class A-2B Notes is subordinated to the payment on each Payment Date of certain amounts in accordance with the Priority of Payments.
     (e) The Class B Notes shall accrue interest during each Interest Accrual Period at the Class B Rate. Interest on each Class B Note shall be due and payable on each Payment Date immediately following the related Interest Accrual Period in the proportion that the outstanding principal amount of such Class B Note bears to the Aggregate Outstanding Amount of all Class B Notes; provided, however, that payment of interest on the Class B Notes is subordinated to the payment on each Payment Date of the interest due and payable on the Class A Notes, (including any Class A Defaulted Interest Amount) and certain other amounts in accordance with the Priority of Payments.
     (f) The Class C Notes shall accrue interest during each Interest Accrual Period at the Class C Rate. Interest on each Class C Note shall be due and payable on each Payment Date immediately following the related Interest Accrual Period in the proportion that the outstanding principal amount of such Class C Note bears to the Aggregate Outstanding Amount of all Class C Notes; provided, however, that payment of interest on the Class C Notes is subordinated to the payment on each Payment Date of the interest due and payable on the Class A Notes and the Class B Notes (including any Class A Defaulted Interest Amount and Class B Defaulted Interest Amount) and certain other amounts in accordance with the Priority of Payments.
     For so long as any Class A Notes or any Class B Notes are Outstanding, any payment of interest due on the Class C Notes which is not available to be paid (the “Class C Capitalized Interest”) in accordance with the Priority of Payments on any Payment Date shall not be considered “due and payable” for the purpose of Section 5.1(a) hereof (and the failure to pay such Class C Capitalized Interest shall not be an Event of Default) until the Payment Date on which funds are available to pay all or any portion of such Class C Capitalized Interest in accordance with the Priority of Payments. On or after such Payment Date, only such portion of any payment of Class C Capitalized Interest for which funds are available in accordance with the Priority of Payments shall be considered “due and payable” and the failure to pay such portion of Class C Capitalized Interest shall be an Event of Default. Class C Capitalized Interest shall be added to the principal amount of the Class C Notes, shall bear interest thereafter at the Class C Rate (to the extent lawful) and shall be payable on the first Payment Date on which funds are permitted to be used for such purpose in accordance with the Priority of Payments. On or after the Payment Date on which the Class A Notes or Class B Notes are no longer Outstanding, to the extent interest is due (excluding any previously deferred Class C Capitalized Interest) but not paid on the Class C Notes, the failure to pay such interest shall constitute an Event of Default hereunder.
     (g) The Class D Notes shall accrue interest during each Interest Accrual Period at the Class D Rate. Interest on each Class D Note shall be due and payable on each Payment Date immediately following the related Interest Accrual Period in the proportion that the outstanding principal amount of such Class D Note bears to the Aggregate Outstanding Amount of all Class D Notes; provided, however, that payment of interest on the Class D Notes is subordinated to the payment on each Payment Date of the interest due and payable on the Class A Notes, the Class B Notes and the Class C Notes (including any Class A Defaulted

Interest Amount, Class B Defaulted Interest Amount, Class C Defaulted Interest Amount and Class C Capitalized Interest) and certain other amounts in accordance with the Priority of Payments.
     For so long as any Class C Notes are Outstanding, any payment of interest due on the Class D Notes which is not available to be paid (“Class D Capitalized Interest”) in accordance with the Priority of Payments on any Payment Date shall not be considered “due and payable” for the purpose of Section 5.1(a) hereof (and the failure to pay such Class D Capitalized Interest shall not be an Event of Default) until the Payment Date on which funds are available to pay all or any portion of such Class D Capitalized Interest in accordance with the Priority of Payments. On or after such Payment Date, only such portion of any payment of Class D Capitalized Interest for which funds are available in accordance with the Priority of Payments shall be considered “due and payable” and the failure to pay such portion of Class D Capitalized Interest shall be an Event of Default. Class D Capitalized Interest shall be added to the principal amount of the Class D Notes, shall bear interest thereafter at the Class D Rate (to the extent lawful) and shall be payable on the first Payment Date on which funds are permitted to be used for such purpose in accordance with the Priority of Payments. On or after the Payment Date on which the Class C Notes are no longer Outstanding, to the extent interest is due (excluding any previously deferred Class D Capitalized Interest) but not paid on the Class D Notes, the failure to pay such interest shall constitute an Event of Default hereunder.
     (h) The Class E Notes shall accrue interest during each Interest Accrual Period at the Class E Rate. Interest on each Class E Note shall be due and payable on each Payment Date immediately following the related Interest Accrual Period in the proportion that the outstanding principal amount of such Class E Note bears to the Aggregate Outstanding Amount of all Class E Notes; provided, however, that payment of interest on the Class E Notes is subordinated to the payment on each Payment Date of the interest due and payable on the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes (including any Class A Defaulted Interest Amount, Class B Defaulted Interest Amount, Class C Defaulted Interest Amount, Class C Capitalized Interest, Class D Defaulted Interest Amount and Class D Capitalized Interest) and certain other amounts in accordance with the Priority of Payments.
     For so long as any Class D Notes are Outstanding, any payment of interest due on the Class E Notes which is not available to be paid (the “Class E Capitalized Interest”) in accordance with the Priority of Payments on any Payment Date shall not be considered “due and payable” for the purpose of Section 5.1(a) hereof (and the failure to pay such Class E Capitalized Interest shall not be an Event of Default) until the Payment Date on which funds are available to pay all or any portion of such Class E Capitalized Interest in accordance with the Priority of Payments. On or after such Payment Date, only such portion of any payment of Class E Capitalized Interest for which funds are available in accordance with the Priority of Payments shall be considered “due and payable” and the failure to pay such portion of Class E Capitalized Interest shall be an Event of Default. Class E Capitalized Interest shall be added to the principal amount of the Class E Notes, shall bear interest thereafter at the Class E Rate (to the extent lawful) and shall be payable on the first Payment Date on which funds are permitted to be used for such purpose in accordance with the Priority of Payments. On or after the Payment Date on which the Class D Notes are no longer Outstanding, to the extent interest is due (excluding any previously deferred Class E Capitalized Interest) but not paid on the Class E Notes, the failure to pay such interest shall constitute an Event of Default hereunder.
     (i) The Class F Notes shall accrue interest during each Interest Accrual Period at the Class F Rate. Interest on each Class F Note shall be due and payable on each Payment Date immediately following the related Interest Accrual Period in the proportion that the outstanding principal amount of such Class F Note bears to the Aggregate Outstanding Amount of all Class F Notes; provided, however, that payment of interest on the Class F Notes is subordinated to the payment on each Payment Date of the interest due and payable on the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes (including any Class A Defaulted Interest Amount, Class B Defaulted Interest Amount, Class C Defaulted Interest Amount, Class C Capitalized Interest, Class D Defaulted Interest Amount, Class D Capitalized Interest, Class E Defaulted Interest Amount and Class E Capitalized Interest) and certain other amounts in accordance with the Priority of Payments.
     For so long as any Class E Notes are Outstanding, any payment of interest due on the Class F Notes which is not available to be paid (“Class F Capitalized Interest”) in accordance with the Priority of Payments on any Payment Date shall not be considered “due and payable” for the purpose of Section 5.1(a) hereof (and the failure to pay such Class F Capitalized Interest shall not be an Event of Default) until the Payment Date on which funds are available to pay all or any portion of such Class F Capitalized Interest in accordance with the Priority of Payments. On or after such Payment Date, only such portion of any payment of Class F Capitalized Interest for which funds are available in accordance with the Priority of Payments shall be considered “due and payable” and the failure to pay such portion of Class F Capitalized Interest shall be an Event of Default. Class F Capitalized Interest shall be added to the principal amount of the Class F Notes, shall bear interest thereafter at the Class F Rate (to the extent lawful) and shall be payable on the first Payment Date on which funds are permitted to be used for such purpose in accordance with the Priority of Payments. On or after the Payment Date on which the Class E Notes are no longer Outstanding, to the extent interest is due (excluding any previously deferred Class F Capitalized Interest) but not paid on the Class F Notes, the failure to pay such interest shall constitute an Event of Default hereunder.
     (j) The Class G Notes shall accrue interest during each Interest Accrual Period at the Class G Rate. Interest on each Class G Note shall be due and payable on each Payment Date immediately following the related Interest Accrual Period in the proportion that the outstanding principal amount of such Class G Note bears to the Aggregate Outstanding Amount of all Class G Notes; provided, however, that payment of interest on the Class G Notes is subordinated to the payment on each Payment Date of the interest due and payable on the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes (including any Class A Defaulted Interest Amount, Class B Defaulted Interest Amount, Class C Defaulted Interest Amount, Class C Capitalized Interest, Class D Defaulted Interest Amount, Class D Capitalized Interest, Class E Defaulted Interest Amount, Class E Capitalized Interest, Class F Defaulted Interest Amount and Class F Capitalized Interest) and certain other amounts in accordance with the Priority of Payments.
     For so long as any Class F Notes are Outstanding, any payment of interest due on the Class G Notes which is not available to be paid (the “Class G Capitalized Interest”) in accordance with the Priority of Payments on any Payment Date shall not be considered “due and payable” for the purpose of Section 5.1(a) hereof (and the failure to pay such Class G Capitalized Interest shall not be an Event of Default) until the Payment Date on which funds are available to pay all or any portion of such Class G Capitalized Interest in accordance with the Priority of Payments. On or after such Payment Date, only such portion of any payment of Class G Capitalized Interest for which funds are available in accordance with the Priority of Payments shall be considered “due and payable” and the failure to pay such portion of Class G Capitalized Interest shall be an Event of Default. Class G Capitalized Interest shall be added to the principal amount of the Class G Notes, shall bear interest thereafter at the Class G Rate (to the extent lawful) and shall be payable on the first Payment Date on which funds are permitted to be used for such purpose in accordance with the Priority of Payments. On or after the Payment Date on which the Class F Notes are no longer Outstanding, to the extent interest is due (excluding any previously deferred Class G Capitalized Interest) but not paid on the Class G Notes, the failure to pay such interest shall constitute an Event of Default hereunder.
     (k) The Class H Notes shall accrue interest during each Interest Accrual Period at the Class H Rate. Interest on each Class H Note shall be due and payable on each Payment Date immediately following the related Interest Accrual Period in the proportion that the outstanding principal amount of such Class H Note bears to the Aggregate Outstanding Amount of all Class H Notes; provided, however, that payment of interest on the Class H Notes is subordinated to the payment on each Payment Date of the interest due and payable on the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes and the Class G Notes (including any Class A Defaulted Interest Amount, Class B Defaulted Interest Amount, Class C Defaulted Interest Amount, Class C Capitalized Interest, Class D Defaulted Interest Amount, Class D Capitalized Interest, Class E Defaulted Interest Amount, Class E Capitalized Interest, Class F Defaulted Interest Amount, Class F Capitalized Interest, Class G Defaulted Interest Amount and Class G Capitalized Interest) and certain other amounts in accordance with the Priority of Payments.
     For so long as any Class G Notes are Outstanding, any payment of interest due on the Class H Notes which is not available to be paid (“Class H Capitalized Interest”) in accordance with the Priority of Payments on any Payment Date shall not be considered “due and payable” for the purpose of Section 5.1(a) hereof (and the failure to pay such Class H Capitalized Interest shall not be an Event of Default) until the Payment Date on which funds are available to pay all or any portion of such Class H Capitalized Interest in accordance with the Priority of Payments. On or after such Payment Date, only such portion of any payment of Class H Capitalized Interest for which funds are available in accordance with the Priority of Payments shall be considered “due and payable” and the failure to pay such portion of Class H Capitalized Interest shall be an Event of Default. Class H Capitalized Interest shall be added to the principal amount of the Class H Notes, shall bear interest thereafter at the Class H Rate (to the extent lawful) and shall be payable on the first Payment Date on which funds are permitted to be used for such purpose in accordance with the Priority of Payments. On or after the Payment Date on which the Class G Notes are no longer Outstanding, to the extent interest is due (excluding any previously deferred Class H Capitalized Interest) but not paid on the Class H Notes, the failure to pay such interest shall constitute an Event of Default hereunder.

     (l) The Class J Notes shall accrue interest during each Interest Accrual Period at the Class J Rate. Interest on each Class J Note shall be due and payable on each Payment Date immediately following the related Interest Accrual Period in the proportion that the outstanding principal amount of such Class J Note bears to the Aggregate Outstanding Amount of all Class J Notes; provided, however, that payment of interest on the Class J Notes is subordinated to the payment on each Payment Date of the interest due and payable on the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes and the Class H Notes (including any Class A Defaulted Interest, Class B Defaulted Interest Amount, Class C Defaulted Interest Amount, Class C Capitalized Interest, Class D Defaulted Interest Amount, Class D Capitalized Interest, Class E Defaulted Interest Amount, Class E Capitalized Interest, Class F Defaulted Interest Amount, Class F Capitalized Interest, Class G Defaulted Interest Amount, Class G Capitalized Interest, Class H Defaulted Interest Amount and Class H Capitalized Interest) and certain other amounts in accordance with the Priority of Payments.
     For so long as any Class H Notes are Outstanding, any payment of interest due on the Class J Notes which is not available to be paid (“Class J Capitalized Interest”) in accordance with the Priority of Payments on any Payment Date shall not be considered “due and payable” for the purpose of Section 5.1(a) hereof (and the failure to pay such Class J Capitalized Interest shall not be an Event of Default) until the Payment Date on which funds are available to pay all or any portion of such Class J Capitalized Interest in accordance with the Priority of Payments. On or after such Payment Date, only such portion of any payment of Class J Capitalized Interest for which funds are available in accordance with the Priority of Payments shall be considered “due and payable” and the failure to pay such portion of Class J Capitalized Interest shall be an Event of Default. Class J Capitalized Interest shall be added to the principal amount of the Class J Notes, shall bear interest thereafter at the Class J Rate (to the extent lawful) and shall be payable on the first Payment Date on which funds are permitted to be used for such purpose in accordance with the Priority of Payments. On or after the Payment Date on which the Class H Notes are no longer Outstanding, to the extent interest is due (excluding any previously deferred Class J Capitalized Interest) but not paid on the Class J Notes, the failure to pay such interest shall constitute an Event of Default hereunder.
     (m) The Class K Notes shall not bear interest at a stated rate, but shall be entitled to distributions as described herein.
     (n) Upon any Optional Redemption, Tax Redemption, Auction Call Redemption or Clean-up Call, all net proceeds from such liquidation and all available Cash, after the payment of the amounts referred to in clauses (1) through (31) of Section 11.1(a)(i) and clauses (1) through (17) of Section 11.1(a)(ii) will be distributed by Trustee to the Owner Trustee for distribution to the Certificateholder, whereupon the Preferred Shares will be cancelled and deemed paid in full for all purposes.
     (o) Interest shall cease to accrue on each Class of Notes, or in the case of a partial repayment, on such part, from the date of repayment or Stated Maturity unless payment of principal is improperly withheld or unless a Default has occurred with respect to such payments of principal.

     (p) The principal of each Class of Notes matures at par and is due and payable on the Stated Maturity, unless the unpaid principal of such Class of Notes becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise; provided, however, that the payment of principal of the Class A-2B Notes (other than payment of principal pursuant to Section 9.6 or Section 9.7) may only occur after the principal of the Class A-2A Notes has been paid in full and is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A-2A Notes and other amounts in accordance with the Priority of Payments and any payment of principal of the Class A-2B Notes which is not paid, in accordance with the Priority of Payments, on any Payment Date, shall not be considered “due and payable” solely for purposes of Section 5.1(b) until the Payment Date on which such principal may be paid in accordance with the Priority of Payments or all of the Class A-2A Notes have been paid in full; provided, further that the payment of principal of the Class B Notes (other than payment of principal pursuant to Section 9.6 or Section 9.7) may only occur after the principal of the Class A Notes has been paid in full and is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes and, in accordance with the Class A-1R Notes, the Class A-1R Commitment Fee and other amounts in accordance with the Priority of Payments and any payment of principal of the Class B Notes which is not paid, in accordance with the Priority of Payments, on any Payment Date, shall not be considered “due and payable” solely for purposes of Section 5.1(b) until the Payment Date on which such principal may be paid in accordance with the Priority of Payments or all of the Class A Notes have been paid in full; provided, further, that the payment of principal of the Class C Notes (other than payment of the amounts constituting Class C Capitalized Interest, notwithstanding that such Class C Capitalized Interest may be deemed to constitute additions to principal, and other than the payment of principal pursuant to Section 9.6 or Section 9.7) may only occur after the principal of the Class A Notes and the Class B Notes has been paid in full and is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes and, in accordance with the Class A-1R Notes, the Class A-1R Commitment Fee, the Class B Notes and other amounts in accordance with the Priority of Payments and any payment of principal of the Class C Notes which is not paid, in accordance with the Priority of Payments, on any Payment Date, shall not be considered “due and payable” solely for purposes of Section 5.1(b) until the Payment Date on which such principal may be paid in accordance with the Priority of Payments or all of the Class A Notes and the Class B Notes have been paid in full; provided, further, that the payment of principal of the Class D Notes (other than payment of the amounts constituting Class D Capitalized Interest, notwithstanding that such Class D Capitalized Interest may be deemed to constitute additions to principal, and other than the payment of principal pursuant to Section 9.6 or Section 9.7) may only occur after the principal of the Class A Notes, the Class B Notes and the Class C Notes has been paid in full and is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes and, in accordance with the Class A-1R Notes, the Class A-1R Commitment Fee, the Class B Notes, the Class C Notes and other amounts in accordance with the Priority of Payments and any payment of principal of the Class D Notes which is not paid, in accordance with the Priority of Payments, on any Payment Date, shall not be considered “due and payable” solely for purposes of Section 5.1(b) until the Payment Date on which such principal may be paid in accordance with the Priority of Payments or all of the Class A Notes, the Class B Notes and the Class C Notes have been paid in full; provided, further, that the payment of principal of the Class E Notes (other than payment of the amounts constituting

Class E Capitalized Interest, notwithstanding that such Class E Capitalized Interest may be deemed to constitute additions to principal, and other than the payment of principal pursuant to Section 9.6 or Section 9.7) may only occur after the principal of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes has been paid in full and is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes and, in accordance with the Class A-1R Notes, the Class A-1R Commitment Fee, the Class B Notes, the Class C Notes, the Class D Notes and other amounts in accordance with the Priority of Payments and any payment of principal of the Class E Notes which is not paid, in accordance with the Priority of Payments, on any Payment Date, shall not be considered “due and payable” solely for purposes of Section 5.1(b) until the Payment Date on which such principal may be paid in accordance with the Priority of Payments or all of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes have been paid in full; provided, further, that the payment of principal of the Class F Notes (other than payment of the amounts constituting Class F Capitalized Interest, notwithstanding that such Class F Capitalized Interest may be deemed to constitute additions to principal, and other than the payment of principal pursuant to Section 9.6 or Section 9.7) may only occur after the principal of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes has been paid in full and is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes and, in accordance with the Class A-1R Notes, the Class A-1R Commitment Fee, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and other amounts in accordance with the Priority of Payments and any payment of principal of the Class F Notes which is not paid, in accordance with the Priority of Payments, on any Payment Date, shall not be considered “due and payable” solely for purposes of Section 5.1(b) until the Payment Date on which such principal may be paid in accordance with the Priority of Payments or all of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes have been paid in full; provided, further, that the payment of principal of the Class G Notes (other than payment of the amounts constituting Class G Capitalized Interest, notwithstanding that such Class G Capitalized Interest may be deemed to constitute additions to principal, and other than the payment of principal pursuant to Section 9.6 or Section 9.7) may only occur after the principal of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes has been paid in full and is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes and, in accordance with the Class A-1R Notes, the Class A-1R Commitment Fee, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes and other amounts in accordance with the Priority of Payments and any payment of principal of the Class G Notes which is not paid, in accordance with the Priority of Payments, on any Payment Date, shall not be considered “due and payable” solely for purposes of Section 5.1(b) until the Payment Date on which such principal may be paid in accordance with the Priority of Payments or all of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes have been paid in full; provided, further, that the payment of principal of the Class H Notes (other than payment of the amounts constituting Class H Capitalized Interest, notwithstanding that such Class H Capitalized Interest may be deemed to constitute additions to principal, and other than the payment of principal pursuant to Section 9.6 or Section 9.7) may only occur after the principal of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes and the Class G Notes has been paid in full and is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes and, in accordance with the Class A-1R Notes, the Class A-1R Commitment Fee, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes and other amounts in accordance with the Priority of Payments and any payment of principal of the Class H Notes which is not paid, in accordance with the Priority of Payments, on any Payment Date, shall not be considered “due and payable” solely for purposes of Section 5.1(b) until the Payment Date on which such principal may be paid in accordance with the Priority of Payments or all of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes and the Class G Notes have been paid in full; provided, further, that the payment of principal of the Class J Notes (other than payment of the amounts constituting Class J Capitalized Interest, notwithstanding that such Class J Capitalized Interest may be deemed to constitute additions to principal, and other than the payment of principal pursuant to Section 9.6 or Section 9.7) may only occur after the principal of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes and the Class H Notes has been paid in full and is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes and, in accordance with the Class A-1R Notes, the Class A-1R Commitment Fee, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes and other amounts in accordance with the Priority of Payments and any payment of principal of the Class H Notes which is not paid, in accordance with the Priority of Payments, on any Payment Date, shall not be considered “due and payable” solely for purposes of Section 5.1(b) until the Payment Date on which such principal may be paid in accordance with the Priority of Payments or all of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes and the Class H Notes have been paid in full; provided, further, that the payment of principal of the Class K Notes (other than the payment of principal pursuant to Section 9.6 or Section 9.7) may only occur after the principal of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes and the Class J Notes has been paid in full and is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes and, in accordance with the Class A-1R Notes, the Class A-1R Commitment Fee, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes, the Class J Notes and other amounts in accordance with the Priority of Payments and any payment of principal of the Class H Notes which is not paid, in accordance with the Priority of Payments, on any Payment Date, shall not be considered “due and payable” solely for purposes of Section 5.1(b) until the Payment Date on which such principal may be paid in accordance with the Priority of Payments or all of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes and the Class J Notes have been paid in full.
     The Class A-1R Commitments shall remain outstanding until the occurrence of the Commitment Termination Time. Prior to the Commitment Termination Time and the expiration of the Class A-1R Commitments, amounts that would otherwise be payable to any Class of Notes subordinate to the Class A-1R Notes will be deposited into the Class A-1R Suspense Account up to the Required Class A-1R Suspense Deposit and applied in accordance with the Priority of Payments, Section 10.7 and Section 18.

     (q) As a condition to the payment of principal of and interest on any Note without the imposition of U.S. withholding tax, the Issuer shall require certification acceptable to it to enable the Issuer, the Trustee, the Owner Trustee and/or the Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to deduct or withhold from payments in respect of such Security under any present or future law or regulation of the United States or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation.
     (r) Payments in respect of interest on and principal of the Notes shall be payable by wire transfer in immediately available funds to a Dollar account maintained by the Holder or its nominee; provided that the Holder has provided wiring instructions to the Trustee on or before the related Record Date or, if wire transfer cannot be effected, by a Dollar check drawn on a bank in the United States, or by a Dollar check mailed to the Holder at its address in the Notes Register. The Issuer expects that the Depository or its nominee, upon receipt of any payment of principal or interest in respect of a Global Security held by the Depository or its nominee, shall immediately credit the applicable Agent Members’ accounts with payments in amounts proportionate to the respective beneficial interests in such Global Security as shown on the records of the Depository or its nominee. The Issuer also expects that payments by Agent Members to owners of beneficial interests in such Global Security held through Agent Members will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of the Agent Members. Upon final payment due on the Maturity of a Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Trustee or at the office of the Paying Agent (outside of the United States if then required by applicable law in the case of a Certificated Note issued in exchange for a beneficial interest in the Regulation S Global Security) on or prior to such Maturity. None of the Issuer, the Trustee or the Paying Agent will have any responsibility or liability with respect to any records maintained by the Holder of any Note with respect to the beneficial holders thereof or payments made thereby on account of beneficial interests held therein. In the case where any final payment of principal and interest is to be made on any Note (other than on the Stated Maturity thereof) the Issuer or, upon Issuer Request, the Trustee, in the name and at the expense of the Issuer shall, not more than 30 nor fewer than five Business Days prior to the date on which such payment is to be made, mail to the Persons entitled thereto at their addresses appearing on the Notes Register, a notice which shall state the date on which such payment will be made and the amount of such payment per $500,000 initial principal amount of Notes and shall specify the place where such Notes may be presented and surrendered for such payment.
     (s) Subject to the provisions of Sections 2.7(a) through (l) hereof, Holders of Notes as of the Record Date in respect of a Payment Date shall be entitled to the interest accrued and payable in accordance with the Priority of Payments and principal payable in accordance with the Priority of Payments on such Payment Date. All such payments that are mailed or wired and returned to the Paying Agent shall be held for payment as herein provided at the office or agency of the Issuer to be maintained as provided in Section 7.2 (or returned to the Trustee).

     (t) Interest on any Note which is payable, and is punctually paid or duly provided for, on any Payment Date shall be paid to the Person in whose name that Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest.
     (u) Payments of principal to Noteholders of each Class shall be made in the proportion that the Aggregate Outstanding Amount of the Notes of such Class registered in the name of each such Holder on such Record Date bears to the Aggregate Outstanding Amount of all Notes of such Class on such Record Date.
     (v) Interest accrued with respect to the Notes shall be calculated as described in the applicable form of Note attached hereto.
     (w) All reductions in the principal amount of a Note (or one or more predecessor Notes) effected by payments of installments of principal made on any Payment Date, Redemption Date or upon Maturity shall be binding upon all future Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note.
     (x) Notwithstanding anything contained in this Indenture to the contrary, the obligations of the Issuer under the Notes and this Indenture are non-recourse obligations of the Issuer payable solely from the Assets and following realization of the Assets, any claims of the Noteholders or the Trustee shall be extinguished. No recourse shall be had for the payment of any amount owing in respect of the Notes against any Officer, director, employee, shareholder, limited partner or incorporator of the Issuer or any of its respective successors or assigns for any amounts payable under the Notes or this Indenture. It is understood that the foregoing provisions of this paragraph shall not (i) prevent recourse to the Assets for the sums due or to become due under any security, instrument or agreement which is part of the Assets or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by this Indenture (to the extent it relates to the obligation to make payments on the Notes) until such Assets have been realized, whereupon any outstanding indebtedness or obligation in respect of the Notes shall be extinguished. It is further understood that the foregoing provisions of this paragraph shall not limit the right of any Person to name the Issuer as a party defendant in any Proceeding or in the exercise of any other remedy under the Notes or this Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.
     (y) Subject to the foregoing provisions of this Section 2.7, each Note delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights of unpaid interest and principal that were carried by such other Note.
     (z) Notwithstanding any of the foregoing provisions with respect to payments of principal of and interest on the Notes (but subject to Section 2.7(n)), if the Notes have become or been declared due and payable following an Event of Default and such acceleration of Maturity and its consequences have not been rescinded and annulled and the provisions of

Section 5.5 are not applicable, then payments of principal of and interest on such Notes shall be made in accordance with Section 5.7 hereof.
     (aa) Payments in respect of the Certificate as contemplated by Sections 11.1(a)(i)(32) and 11.1(a)(ii)(18) shall be made by the Trustee to the Owner Trustee.
     Section 2.8. Persons Deemed Owners.
     The Issuer, the Trustee, and any agent of the Issuer or the Trustee may treat as the owner of a Note the Person in whose name such Note is registered on the Notes Register on the applicable Record Date for the purpose of receiving payments of principal of and interest and other amounts on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and none of the Issuer or the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary; provided, however, that the Depository, or its nominee, shall be deemed the owner of the Global Securities, and owners of beneficial interests in Global Securities will not be considered the owners of any Notes for the purpose of receiving notices. With respect to the Certificate, on any Payment Date, the Trustee shall deliver to the Owner Trustee the distributions thereon for distribution to the Certificateholder.
     Section 2.9. Cancellation.
     All Notes surrendered for payment, registration of transfer, exchange or redemption, or deemed lost or stolen, shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and shall be promptly canceled by the Trustee and may not be reissued or resold. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.9, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be destroyed or held by the Trustee in accordance with its standard retention policy unless the Issuer shall direct by an Issuer Order that they be returned to them.
     Section 2.10. Global Securities; Temporary Notes.
     (a) In the event that the Depository notifies the Issuer that it is unwilling or unable to continue as Depository for a Global Security or if at any time such Depository ceases to be a “Clearing Agency” registered under the Exchange Act and a successor depository is not appointed by the Issuer within ninety (90) days of such notice, the Global Securities deposited with the Depository pursuant to Section 2.2 hereof shall be transferred to the beneficial owners thereof subject to the procedures and conditions set forth in this Section 2.10.
     (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to Section 2.10(a) above shall be surrendered by the Depository to the Trustee’s Corporate Trust Office together with necessary instruction for the registration and delivery of Class A-1A Notes, Class A-1R Notes, Class A-2A Notes, Class A-2B Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes, Class F Notes, Class G Notes and Class H Notes in definitive registered form without interest coupons to the beneficial owners (or such owner’s nominee) holding the ownership interests in such Global Security. Any such transfer shall be made, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Certificated Notes of the same Class and authorized denominations. Any Certificated Notes delivered in exchange for an interest in a Global Security shall, except as otherwise provided by Section 2.5(f), bear the applicable legend set forth in Exhibit A or B, as applicable, and shall be subject to the transfer restrictions referred to in such applicable legend. The Holder of each such registered individual Global Security may transfer such Global Security by surrendering it at the Corporate Trust Office of the Trustee, or at the office of the Paying Agent or Irish Paying Agent.
     (c) Subject to the provisions of Section 2.10(b) above, the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.
     (d) In the event of the occurrence of either of the events specified in Section 2.10(a) above, the Issuer shall promptly make available to the Trustee a reasonable supply of Certificated Notes.
     Pending the preparation of Certificated Notes pursuant to this Section 2.10, the Issuer may execute and, upon Issuer Order, the Trustee shall authenticate and deliver, temporary Class A-1A Notes, Class A-1R Notes, Class A-2A Notes, Class A-2B Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes, Class F Notes Class G Notes, Class H Notes, Class J Notes or Class K Notes that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the Certificated Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Certificated Notes may determine, as conclusively evidenced by their execution of such Certificated Notes.
     If temporary Certificated Notes are issued, the Issuer shall cause permanent Certificated Notes to be prepared without unreasonable delay. The Certificated Notes shall be printed, lithographed, typewritten or otherwise reproduced, or provided by any combination thereof, or in any other manner permitted by the rules and regulations of any applicable notes exchange, all as determined by the Officers executing such Certificated Notes. After the preparation of Certificated Notes, the temporary Notes shall be exchangeable for Certificated Notes upon surrender of the applicable temporary Class A-1A Notes, Class A-1R Notes, Class A-2A Notes, Class A-2B Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes, Class F Notes, Class G Notes, Class H Notes, Class J Notes or Class K Notes at the office or agency maintained by the Issuer for such purpose, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Class A-1A Notes, Class A-1R Notes, Class A-2A Notes, Class A-2B Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes, Class F Notes, Class G Notes, Class H Notes, Class J Notes or Class K Notes, the Issuer shall execute, and the Trustee shall authenticate and deliver, in exchange therefor the same aggregate principal amount of Certificated Notes of authorized denominations. Until so exchanged, the temporary Class A-1A Notes, Class A-1R Notes, Class A-2A Notes, Class A-2B Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes, Class F Notes, Class G Notes, Class H Notes, Class J Notes or Class K Notes shall in all respects be entitled to the same benefits under this Indenture as Certificated Notes.

     Section 2.11. U.S. Tax Treatment of Notes.
     (a) The Issuer intends that, for U.S. federal income tax purposes, the Notes (other than the Class K Notes) be treated as debt of the Issuer. Each prospective purchaser and any subsequent transferee of a Note (other than the Class K Notes) or any interest therein shall, by virtue of its purchase or other acquisition of such Note or interest therein, be deemed to have agreed to treat such Note as debt for U.S. federal income tax purposes.
     (b) It is the intent of the Trust Depositor, the CLO Servicer, the Holders of the Class K Notes and the Certificateholder that, in the event that the Certificate and the Class K Notes are owned by a single Holder, for federal income tax purposes, the Issuer will be treated as a division of such Holder, and such Holder, by acceptance of the Certificate and the Class K Notes, agrees to take no action inconsistent with such treatment.
     (c) Each Holder of Notes shall timely furnish to the Issuer or its agents any U.S. federal income tax form or certification (such as IRS Form W-8BEN (Certification of Foreign Status of Beneficial Owner) (with Part III marked), IRS Form W-8IMY (Certification of Foreign Intermediary Status), IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or IRS Form W-8ECI (Certification of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with Conduct of a U.S. Trade or Business) or any successors to such IRS forms that the Issuer or its agents may reasonable request and shall update or replace such forms or certification in accordance with its terms or its subsequent amendments.
     Section 2.12. Authenticating Agents.
     Upon the request of the Issuer, the Trustee shall, and if the Trustee so chooses the Trustee may pursuant to this Indenture, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.4, 2.5, 2.6 and 8.5 hereof, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section 2.12 shall be deemed to be the authentication of Notes by the Trustee.
     Any corporation or banking association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation. Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer. Upon receiving such notice of resignation or upon such a termination, the Trustee shall promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Issuer.

     The Trustee agrees to pay to each Authenticating Agent appointed by it from time to time reasonable compensation for its services, and reimbursement for its reasonable expenses relating thereto and the Trustee shall be entitled to be reimbursed for such payments, subject to Section 6.7 hereof. The provisions of Sections 2.9, 6.4 and 6.5 hereof shall be applicable to any Authenticating Agent.
     Section 2.13. Forced Sale on Failure to Comply with Restrictions.
     (a) Notwithstanding anything to the contrary elsewhere in this Indenture, any transfer of an Offered Note or interest therein to a U.S. Person who is determined not to have been both a QIB and a Qualified Purchaser or to a non- U.S. Person who is determined not to have been a Qualified Purchaser at the time of acquisition of the Offered Note or interest therein shall be null and void and any such proposed transfer of which the Issuer or the Trustee shall have notice may be disregarded by the Issuer and the Trustee for all purposes.
     (b) If the Issuer determines that any Noteholder has not satisfied the applicable requirement described in Section 2.13(a) above (any such person a “Non-Permitted Holder”), then the Issuer shall promptly after discovery that such Person is a Non-Permitted Holder by the Issuer or the Trustee (and notice by the Trustee to the Issuer, if either of them makes the discovery), send notice to such Non-Permitted Holder demanding that such Non-Permitted Holder transfer its interest to a Person that is not a Non-Permitted Holder within 30 days of the date of such notice. If such Non-Permitted Holder fails to so transfer its Offered Note or interest therein, the Issuer shall have the right, without further notice to the Non-Permitted Holder, to sell such Offered Note or interest therein to a purchaser selected by the Issuer that is not a Non-Permitted Holder on such terms as the Issuer may choose. The Issuer, or the Trustee acting on behalf of the Issuer, may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Offered Note, and selling such Offered Note to the highest such bidder. However, the Issuer or the Trustee may select a purchaser by any other means determined by it in its sole discretion. The Holder of such Offered Note, the Non-Permitted Holder and each other Person in the chain of title from the Holder to the Non-Permitted Holder, by its acceptance of an interest in the Offered Note, agrees to cooperate with the Issuer and the Trustee to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non-Permitted Holder. The terms and conditions of any sale under this Section 2.13(b) shall be determined in the sole discretion of the Issuer, and the Issuer shall not be liable to any Person having an interest in the Offered Note sold as a result of any such sale of exercise of such discretion.
ARTICLE 3.
CONDITIONS PRECEDENT; PLEDGED OBLIGATIONS
     Section 3.1. General Provisions.
     The Notes to be issued on the Closing Date shall be executed by the Issuer upon compliance with Section 3.2 and shall be delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Issuer Request and upon receipt by the Trustee of the items described below:
     (a) an Officer’s Certificate of the Issuer (i) evidencing the authorization by all necessary action on the part of the Issuer of the execution and delivery of this Indenture, the Collateral Management Agreement, each Hedge Agreement and related documents and each other Transaction Document to which the Issuer is a party, the execution, authentication and delivery of the Notes and specifying the Stated Maturity of each Class of Notes, the principal amount of each Class of Notes and the applicable Note Interest Rate of each Class of Notes to be authenticated and delivered, and (ii) certifying that at least $10 of proceeds on account of the sale on the Closing Date of the Certificate shall have been received;
     (b) either (A) certificates of the Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of the Issuer that no other authorization, approval or consent of any governmental body is required for the valid issuance of such Notes, or (B) an Opinion of Counsel of the Issuer reasonably satisfactory in form and substance to the Trustee that no such authorization, approval or consent of any governmental body is required for the valid issuance of such Notes except as may have been given;
     (c) opinions of Patton Boggs LLP, in a form reasonably satisfactory to the Initial Purchaser and the Trustee, special U.S. counsel to the Issuer and the Collateral Manager (which opinions may be limited to the laws of the State of New York and the federal law of the United States and may assume, among other things, the correctness of the representations and warranties made or deemed made by the owners of Notes pursuant to Sections 2.5(g) and (i)) dated the Closing Date;
     (d) an opinion of counsel to each Hedge Counterparty, dated the Closing Date, in a form satisfactory to the Initial Purchaser and the Trustee;
     (e) opinions, dated as of the Closing Date, in a form satisfactory to the Initial Purchaser and the Trustee, of (i) Hogan & Hartson LLP, special tax counsel to CapitalSource Inc. regarding its qualification and taxation as a REIT, (ii) Patton Boggs LLP, special counsel to CSE Mortgage, as the Seller, the Advancing Agent, the Trust Depositor, the CLO Servicer and the Collateral Manager and (iii) Pepper Hamilton LLP, special Delaware counsel to the Owner Trustee, Trust Depositor and the Issuer;
     (f) an Officer’s Certificate of the Issuer stating that the Issuer is not in Default under this Indenture and that the issuance of the Securities will not result in a breach of any of the terms, conditions or provisions of, or constitute a Default under, the Governing Documents of the Issuer, any indenture or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which the Issuer is a party or by which it may be bound or to which it may be subject and that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Notes applied for; and that all expenses due or accrued with respect to the offering or relating to actions taken on or in connection with the Closing Date have been paid;

     (g) an executed counterpart of each initial Collateral Obligations Purchase Agreement, the Collateral Management Agreement and the Servicing Agreement;
     (h) an executed copy of each Hedge Agreement;
     (i) an opinion of counsel to the Trustee and Back-up Servicer, dated the Closing Date in a form satisfactory to the Initial Purchaser;
     (j) an Accountants’ Report confirming the following information as of the Closing Date: (i) the information (other than the Principal Balance and the Purchase Price) with respect to each Collateral Obligation set forth on the Schedule of Closing Date Collateral Obligations attached hereto as Schedule E by reference to such sources as shall be specified therein and (ii) specifying the procedures undertaken by the accountants to review data and computations relating to the foregoing;
     (k) an Officer’s Certificate from the Collateral Manager (i) confirming that each Collateral Obligation set forth on the Schedule E attached hereto meets the Eligibility Criteria and that Schedule E correctly lists the Collateral Obligations to be Granted to the Trustee on the Closing Date, (ii) stating the Aggregate Principal Amount of the Collateral Obligations and (iii) stating the aggregate amount of any additional funding commitments or undrawn amounts, as the case may be, with respect to each of Issuer Held Delayed Draw Loans, Issuer Held Revolving Loans, Third-Party Held Delayed Draw Loans and Third-Party Held Revolving Loans;
     (l) evidence of preparation for filing at the appropriate filing office in the State of Delaware of a financing statement executed on behalf of the Issuer relating to the perfection of the lien of this Indenture;
     (m) an Issuer Order executed by the Issuer directing the Trustee to (i) authenticate the Notes specified therein, in the amounts set forth therein and registered in the name(s) set forth therein and (ii) deliver the authenticated Notes as directed by the Issuer; and
     (n) such other documents as the Trustee may reasonably require.
     Section 3.2. Security for Notes.
     Prior to the issuance of the Notes on the Closing Date, the Issuer shall cause the following conditions to be satisfied:
     (a) Grant of Security Interest; Delivery of Collateral Obligations. The Grant pursuant to the Granting clauses of this Indenture of all of the Issuer’s right, title and interest in and to the Assets and the transfer of all Collateral Obligations acquired in connection therewith purchased by the Issuer on the Closing Date (as set forth in the Schedule of Closing Date Collateral Obligations) to the Trustee, without recourse (except as expressly provided in each applicable Collateral Obligation Purchase Agreement), in the manner provided in Section 3.3(a) and the crediting to the Custodial Account by the Custodial Securities Intermediary of such Collateral Obligations shall have occurred;

     (b) Certificate of the Issuer. An Officer’s Certificate of the Issuer, dated as of the Closing Date, delivered to the Trustee, to the effect that, in the case of each Collateral Obligation pledged to the Trustee for inclusion in the Assets on the Closing Date and immediately prior to the delivery thereof on the Closing Date:
     (i) the Issuer is the owner of such Collateral Obligation free and clear of any liens, claims or encumbrances of any nature whatsoever except for those which are being released on the Closing Date;
     (ii) the Issuer has acquired its ownership in such Collateral Obligation in good faith without notice of any adverse claim, except as described in paragraph (i) above;
     (iii) the Issuer has not assigned, pledged or otherwise encumbered any interest in such Collateral Obligation (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests Granted pursuant to this Indenture;
     (iv) the Underlying Instrument with respect to such Collateral Obligation does not prohibit the Issuer from Granting a security interest in and assigning and pledging such Collateral Obligation to the Trustee;
     (v) the information set forth with respect to such Collateral Obligation in the Schedule of Closing Date Collateral Obligations is correct;
     (vi) the Collateral Obligations included in the Assets satisfy the requirements of the definition of Eligibility Criteria and the requirements of Section 3.2(a); and
     (vii) the Grant pursuant to the Granting Clauses of this Indenture shall result in a first priority security interest in favor of the Trustee for the benefit of the Noteholders and each Hedge Counterparty in all of the Issuer’s right, title and interest in and to the Collateral Obligations pledged to the Trustee for inclusion in the Assets on the Closing Date.
     (c) Rating Letters. The Trustee’s receipt of a letter signed by each Rating Agency and confirming that (i) the Class A Notes be issued with ratings of “Aaa” by Moody’s, and “AAA” by each of S&P and Fitch and, together with Moody’s and S&P, the “Rating Agencies”), (ii) the Class B Notes be issued with ratings of at least “Aa2” by Moody’s, and at least “AA” by each of S&P and Fitch, (iii) the Class C Notes be issued with ratings of at least “A1” by Moody’s, and at least “A+” by each of S&P and Fitch, (iv) the Class D Notes be issued with ratings of at least “A2” by Moody’s, and at least “A” by each of S&P and Fitch, (v) the Class E Notes be issued with ratings of at least “A3” by Moody’s, and at least “A-” by each of S&P and Fitch, (vi) the Class F Notes be issued with ratings of at least “Baa1” by Moody’s, and at least “BBB+” by each of S&P and Fitch, (vii) the Class G Notes be issued with ratings of at least “Baa2” by Moody’s, and at least “BBB” by each of S&P and Fitch, (viii) the Class H Notes be issued with ratings of at least “Baa3” by Moody’s, and at least “BBB ” by each of S&P and

Fitch and (ix) the Class J Notes be issued with ratings of at least “Ba2” by Moody’s, and at least “BB” by each of S&P and Fitch.
     (d) Accounts. Evidence of the establishment of the Payment Account, the Collection Account, the Interest Collection Account, the Principal Collection Account, the Unused Proceeds Account, the Delayed Funding Obligations Account, the Reserve Fund Account, the Expense Account, the Class A-1R Suspense Account, the Liquidity Suspense Account, the Future Funding Reserve Account, the Certificate Distribution Account, each Hedge Counterparty Collateral Account and the Custodial Account.
     (e) Deposit to Expense Account. On the Closing Date, the Issuer shall deposit into the Expense Account from the gross proceeds of the offering of the Securities the amount necessary to cover any expenses on the Closing Date, to the extent not already paid.
     (f) Deposit to Delayed Funding Obligations Account. On the Closing Date, the Issuer or the Seller shall deposit into the Delayed Funding Obligations Account, the amount necessary to fulfill the maximum funding obligations, in the aggregate, under all Issuer Held Delayed Draw Loans and Issuer Held Revolving Loans included in the Initial Collateral Obligations.
     (g) Deposit to Unused Proceeds Account. On the Closing Date, the Issuer shall deposit the Initial Deposit with the Trustee in an amount equal to approximately $7,331,512.51.
     (h) Deposit to Future Funding Reserve Account. On the Closing Date, the Issuer or the Seller shall deposit into the Future Funding Reserve Account any amounts necessary to fulfill the maximum funding obligations under all Third-Party Held Delayed Draw Loans and Third-Party Held Revolving Loans included in the Initial Collateral Obligations (to the extent such obligations are not otherwise accounted for pursuant to this Indenture).
     (i) Issuance of the Certificate. The Issuer shall have delivered to the Trustee evidence that the Certificate has been, or contemporaneously with the issuance of the Notes will be, (1) issued by the Issuer and (2) acquired in its entirety by the Trust Depositor.
     Section 3.3. Transfer of Pledged Obligations.
     (a) Wells Fargo Bank, N.A., a national banking association, is hereby appointed as Securities Intermediary (in such capacity, the “Custodial Securities Intermediary”) to hold all Pledged Obligations delivered to it in physical form at its office in Minneapolis, Minnesota. Any successor to such Securities Intermediary shall be a U.S. state or national bank or trust company that is not an Affiliate of the Issuer and has capital and surplus of at least $100,000,000. Subject to the limited right to relocate Pledged Obligations set forth in Section 7.5(b), the Custodial Securities Intermediary, as a Securities Intermediary, shall hold all Pledged Obligations in the Custodial Account and Eligible Investments and other investments purchased in accordance with this Indenture in the respective Accounts in which the funds used to purchase such investments are held in accordance with Article 10, and, in respect of each Account (other than the Payment Account), the Trustee shall have entered into an agreement with the Securities Intermediary (the “Securities Accounts Control Agreement”) providing, inter alia, that the establishment and maintenance of such Account will be governed by a law satisfactory to the Issuer, the Trustee and the Custodial Securities Intermediary. The Custodial Securities Intermediary shall agree to treat all assets credited to the Securities Account as Financial Assets. To the maximum extent feasible, Pledged Obligations shall be transferred to the Trustee as Security Entitlements in the manner set forth in clause (i) below. In the event that the measures set forth in clause (i) below cannot be taken as to any Pledged Obligations, such Pledged Obligation may be transferred to the Trustee in the manner set forth in clauses (ii) through (vii) below, as appropriate. The security interest of the Trustee in Pledged Obligations shall be perfected and otherwise evidenced as follows:
     (i) in the case of such Pledged Obligations consisting of Security Entitlements by (A) the Issuer causing the Custodial Securities Intermediary, in accordance with the Securities Accounts Control Agreement, to indicate by book entry that a Financial Asset has been credited to the Custodial Account and (B) the Issuer causing the Custodial Securities Intermediary to agree pursuant to the Securities Accounts Control Agreement that it will comply with Entitlement Orders originated by the Trustee with respect to each such Security Entitlement without further consent by the Issuer;
     (ii) in the case of Pledged Obligations that are “uncertificated securities” (as such term is defined in the UCC) to the extent that any such uncertificated securities do not constitute Financial Assets forming the basis of Security Entitlements by the Trustee pursuant to clause (i) (the “Uncertificated Securities”), by the Issuer (A) causing the issuer(s) of such Uncertificated Securities to register on their respective books the Trustee as the registered owner thereof upon original issue or transfer thereof or (B) causing another Person, other than a Securities Intermediary, either to become the registered owner of such Uncertificated Securities on behalf of the Trustee, or such Person having previously become the registered owner, to acknowledge that it holds such Uncertificated Securities for the Trustee;
     (iii) in the case of Pledged Obligations consisting of Certificated Securities in registered form to the extent that any such Certificated Securities do not constitute Financial Assets forming the basis of Security Entitlements acquired by the Trustee pursuant to clause (i) (the “Registered Securities”), by the Issuer (A) causing (1) the Trustee to obtain possession of such Registered Securities in the State of Minnesota or (2) another Person, other than a Securities Intermediary, either to acquire possession of such Registered Securities on behalf of the Trustee, or having previously acquired such Registered Securities, in either case, in the State of Minnesota to acknowledge that it holds such Registered Securities for the Trustee and (B) causing (1) the endorsement of such Registered Securities to the Trustee by an effective endorsement; or (2) the registration of such Registered Securities in the name of the Trustee by the issuer thereof upon its original issue or registration of transfer;
     (iv) in the case of Pledged Obligations consisting of Certificated Securities in bearer form to the extent that any such Certificated Securities do not constitute Financial Assets forming the basis of Security Entitlements acquired by the Trustee pursuant to clause (i) (the “Bearer Securities”), by the Issuer causing (A) the Trustee to obtain possession of such Bearer Securities in the State of Minnesota or (B) another Person, other than a Securities Intermediary, either to acquire possession of such Bearer Securities on behalf of the Trustee or, having previously acquired possession of such Bearer Securities, in either case, in the State of Minnesota to acknowledge that it holds such Bearer Securities for the Trustee;
     (v) in the case of Pledged Obligations that consist of Money or Instruments (the “Minnesota Collateral”), to the extent that any such Minnesota Collateral does not constitute a Financial Asset forming the basis of a Security Entitlement acquired by the Trustee pursuant to clause (i), by the Issuer causing (A) the Trustee to acquire possession of such Minnesota Collateral in the State of Minnesota or (B) another Person (other than the Issuer or a Person controlling, controlled by, or under common control with, the Issuer) (1) to (x) take possession of such Minnesota Collateral in the State of Minnesota and (y) authenticate a record acknowledging that it holds such possession for the benefit of the Trustee or (2) to (x) authenticate a record acknowledging that it will hold possession of such Minnesota Collateral for the benefit of the Trustee and (y) take possession of such Minnesota Collateral in the State of Minnesota;
     (vi) in the case of Pledged Obligations that consist of UCC Accounts or General Intangibles (“Accounts Receivable”), by the Issuer (A) notifying, or causing the notification of, the account debtors (as such term is defined in Section 9-102(a) of the UCC) for such Accounts Receivable of the security interest of the Trustee in such Accounts Receivable and causing the Securities Intermediary to credit such Accounts Receivable to the Custodial Account and to treat such Accounts Receivable as Financial Assets within the meaning of Article 8 of the UCC and (B) to the extent that doing so would be effective to perfect a security interest in such Accounts Receivable under the UCC as in effect at the time of transfer of such Accounts Receivable to the Trustee hereunder, filing or causing the filing of a UCC financing statement that encompasses such Accounts Receivable with the Secretary of State of the State of Delaware and such other offices as applicable; and
     (vii) to the maximum extent reasonably possible, in the case of any Loans, Preferred Equity Securities or Participations that are not evidenced by Instruments, Certificated Securities or Uncertificated Securities, by the Issuer (A) taking all steps necessary (including obtaining any necessary consents to the transfer of the Loan, Participation or Preferred Equity Security, as applicable) to make the Custodial Securities Intermediary the registered owner thereof, (B) causing the Custodial Securities Intermediary to credit such Loans, Participations or Preferred Equity Securities, as applicable, to the Custodial Account and to treat such Loans, Participations or Preferred Equity Securities, as applicable, as Financial Assets within the meaning of Article 8 of the UCC and (C) to the extent that doing so would be effective to perfect a security interest in such Loans, Participations or Preferred Equity Securities, as applicable, under the UCC as in effect at the time of transfer of such Loans, Participations or Preferred Equity Securities to the Trustee hereunder, filing or causing the filing of a UCC financing statement that encompasses such Loans, Participations or Preferred Equity Securities, as applicable, with the Secretary of State of the State of Delaware and such other offices as applicable.
     (b) The Issuer hereby authorizes the filing of UCC financing statements describing as the collateral covered thereby “all of the debtor’s personal property and assets,” or words to that effect, notwithstanding that such wording may be broader in scope than the Assets described in this Indenture.
     (c) Without limiting the foregoing, the Issuer and the Trustee on behalf of the Bank agree, and the Bank shall cause the Custodial Securities Intermediary, to take such different or additional action as the Trustee may reasonably request in order to maintain the perfection and priority of the security interest of the Trustee in the event of any change in applicable law or regulation, including Articles 8 and 9 of the UCC and Treasury Regulations governing transfers of interests in Government Items (it being understood that the Trustee shall be entitled to rely upon an Opinion of Counsel, including an Opinion of Counsel delivered in accordance with Section 3.1(c), as to the need to file any financing statements or continuation statements, the dates by which such filings are required to be made and the jurisdictions in which such filings are required to be made).
     (d) Without limiting any of the foregoing,
     (i) in connection with each Grant of a Collateral Obligation hereunder, the Issuer shall deliver (or cause to be delivered by the applicable Seller) to the Custodial Securities Intermediary (A) the original of any note (or a copy of such note together with a lost note affidavit) or, as applicable, the applicable Loan Register, certificate or other instrument constituting or evidencing such Collateral Obligation and any other Underlying Instrument related to such Collateral Obligation the delivery of which is necessary in order to perfect the security interest of the Trustee in such Collateral Obligation granted pursuant to this Indenture and (B) copies of the other Underlying Instruments then in possession of the Issuer;
     (ii) from time to time upon the request of the Trustee or Collateral Manager, the Issuer shall deliver (or cause to be delivered) to the Custodial Securities Intermediary any Underlying Instrument in the possession of the Issuer, the Collateral Manager or the Seller and not previously delivered hereunder (including originals of Underlying Instruments not previously required to be delivered as originals to the extent such Underlying Instruments are in the possession of the Issuer or the Collateral Manager) and as to which the Trustee or Collateral Manager, as applicable, shall have reasonably determined to be necessary or appropriate for the administration of such Collateral Obligation hereunder or under the Collateral Management Agreement or for the protection of the security interest of the Trustee under this Indenture;

     (iii) in connection with any delivery of documents to the Custodial Securities Intermediary pursuant to clauses (i) and (ii) above, the Trustee shall deliver to the Collateral Manager, on behalf of the Issuer, a Trust Receipt in the form of Exhibit F acknowledging the receipt of such documents by the Custodial Securities Intermediary and that it is holding such documents subject to the terms of this Indenture;
     (iv) from time to time upon request of the Collateral Manager, the Custodial Securities Intermediary shall, upon delivery by the Collateral Manager of a duly completed Request for Release in the form of Exhibit G hereto, release to the Collateral Manager such of the Underlying Instruments then in its custody as the Collateral Manager reasonably so requests. By submission of any such Request for Release, the Collateral Manager shall be deemed to have represented and warranted that it has determined, in accordance with the Collateral Manager Servicing Standard, that the requested release is necessary for one or more of the purposes described in clause (ii) above. The Collateral Manager shall return to the Custodial Securities Intermediary each Underlying Instrument released from custody pursuant to this clause (iv) within 20 Business Days of receipt thereof unless the Trustee agrees in writing to extend such 20 Business Day period (except such Underlying Instruments as are released in connection with a sale, exchange or other disposition, in each case only as permitted under this Indenture, of the related Collateral Obligation that is consummated within such 20-day period). Notwithstanding the foregoing provisions of this clause (iv), (A) any note, certificate or other instrument evidencing a Pledged Collateral Obligation shall be released only for the purpose of (1) a sale, exchange or other disposition of such Pledged Collateral Obligation that is permitted in accordance with the terms of this Indenture or (2) presentation, collection, renewal or registration of transfer of such Collateral Obligation and (B) the Custodial Securities Intermediary may refuse to honor any Request for Release following the occurrence of an Event of Default under this Indenture.
     (e) As of the Closing Date (with respect to the Assets) and each date on which an Asset is acquired (only with respect to the Asset so acquired) the Issuer represents and warrants as follows:
     (i) this Indenture creates a valid and continuing security interest (as defined in the UCC) in the Assets in favor of the Trustee for the benefit of the Secured Parties, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the Issuer;
     (ii) the Issuer owns and has good and marketable title to such Assets free and clear of any lien, claim or encumbrance of any Person;
     (iii) in the case of each Asset, the Issuer has acquired its ownership in such Asset in good faith without notice of any adverse claim as defined in Section 8-102(a)(1) of the UCC as in effect on the date hereof or the date such Asset is acquired;

     (iv) other than the security interest granted to the Trustee for the benefit of the Secured Parties pursuant to this Indenture, the Issuer has not, pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Assets;
     (v) the Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Assets other than any financing statement relating to the security interest granted to the Trustee for the benefit of the Secured Parties hereunder or that has been terminated and any financing statements that have been filed in connection with the sale of the Assets from the Seller to the Trust Depositor and from the Trust Depositor to the Seller pursuant to each applicable Collateral Obligations Purchase Agreement (each of which have been assigned to the Trustee); the Issuer is not aware of any judgment or Pension Benefit Guaranty Corporation lien and tax lien filings against the Issuer;
     (vi) the Issuer has received all consents and approvals required by the terms of each Asset and the Underlying Instruments to grant to the Trustee its interest and rights in such Asset hereunder;
     (vii) the Issuer has caused or will have caused, within 10 days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Assets granted to the Trustee for the benefit of the Secured Parties hereunder;
     (viii) each Asset is an Instrument, a General Intangible or a Certificated Security or Uncertificated Security or has been and will have been credited to a Securities Account;
     (ix) the Custodial Securities Intermediary has agreed to treat all assets credited to the Securities Account as Financial Assets;
     (x) the Issuer has delivered a fully executed Securities Accounts Control Agreement pursuant to which the Custodial Securities Intermediary has agreed to comply with all instructions originated by the Trustee relating to the Custodial Account without further consent of the Issuer; the Custodial Account is not in the name of any person other than the Issuer or the Trustee; the Issuer has not consented to the Securities Intermediary of the Custodial Account to comply with Entitlement Orders of any person other than the Trustee;
     (xi) (A) all original executed copies of each promissory note or other writings that constitute or evidence any pledged obligation that constitutes Instruments have been delivered to the Custodial Securities Intermediary for the benefit of the Trustee, (B) the Issuer has received a written acknowledgement from the Custodial Securities Intermediary that the Custodial Securities Intermediary is acting solely as agent of the Trustee and (C) none of the promissory notes or other writings that constitute or evidence such collateral has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed by the Issuer to any Person other than the Trustee;
     (xii) (A) the Collection Accounts, the Unused Proceeds Account, the Delayed Funding Obligations Account, the Class A-1R Suspense Account, the Liquidity Suspense Account, the Reserve Fund Account, the Future Funding Reserve Account, each Hedge Counterparty Collateral Account, the Expense Account and the Payment Account (collectively, the “Deposit Accounts”) constitute “deposit accounts” within the meaning of the UCC, (B) the Issuer has taken all steps necessary to cause the Trustee to become the customer and account holder of the Deposit Accounts, (C) other than the security interest granted to the Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Deposit Accounts, and (D) the Deposit Accounts are not in the name of any person other than the Issuer or the Trustee. The Issuer has not consented to the bank maintaining the Deposit Accounts to comply with the instructions of any person other than the Trustee; and
     (xiii) The Issuer has established procedures such that any Eligible Investments purchased with funds withdrawn from the Deposit Accounts will be either (i) credited to a Securities Account over which the Trustee will have a first priority perfected security interest, (ii) purchased in the name of the Trustee, or (iii) held in another manner sufficient to establish the Trustee’s first priority perfected security interest over such Eligible Investments.
     (f) The Trustee shall only invest in Eligible Investments which the applicable Custodial Securities Intermediary agrees to credit to the applicable account. To the extent any Eligible Investment shall not be delivered to the Trustee by causing the Custodial Securities Intermediary to create a Security Entitlement in the Securities Account in favor of the Trustee, the Issuer shall deliver an Opinion of Counsel to the Trustee to the effect that any other delivery will effect a first priority security interest in favor of the Trustee in such Eligible Investment.
ARTICLE 4.
SATISFACTION AND DISCHARGE
     Section 4.1. Satisfaction and Discharge of Indenture.
     This Indenture shall be discharged and shall cease to be of further effect with respect to the Assets securing the Notes and the Issuer’s obligations under each Hedge Agreement except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon and, in the case of the Class A-1R Notes, the Class A-1R Commitment Fee thereon, as provided herein, (iv) the rights, obligations and immunities of the Trustee on their behalf hereunder, (v) the rights of Noteholders as beneficiaries hereof with respect to the property deposited with the Trustee on their behalf and payable to all or any of them; and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:
     (a) either:
     (i) all Notes theretofore authenticated and delivered (other than (A) Notes which have been mutilated, defaced, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.6 and (B) Notes for whose payment Money has theretofore irrevocably been deposited in trust and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 7.3) have been delivered to the Trustee for cancellation; or
     (ii) all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, or (B) will become due and payable at their Stated Maturity within one year, or (C) are to be called for redemption pursuant to Section 9.1 or Section 9.2 under an arrangement satisfactory to the Trustee for the giving of notice of redemption by the Issuer pursuant to Section 9.4 and the Issuer, in the case of clauses (A), (B) or (C) of this subsection (ii), has irrevocably deposited or caused to be deposited with the Trustee, in trust for such purpose, Cash or non-callable direct obligations of the United States of America; provided that the obligations are entitled to the full faith and credit of the United States of America or are debt obligations which are rated “Aaa” by Moody’s, “AAA” by Fitch and “AAA” by S&P in an amount sufficient, as verified by a firm of certified public accountants which are nationally recognized, to pay and discharge the entire indebtedness (including, in the case of a redemption pursuant to Section 9.1 or Section 9.2, the Redemption Price) on such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable), or to the Stated Maturity or the Redemption Date, as the case may be (and in each case in respect of the Notes, subject to the Priority of Payments); provided, further, that any such deposit of funds with the Trustee in satisfaction of this Indenture shall be subject to the Rating Agency Condition; provided, however, this subsection (ii) shall not apply if an election to act in accordance with the provisions of Section 5.5(a) shall have been made and not rescinded;
     (b) (i) the Issuer has paid or caused to be paid or provided for (to the satisfaction of the Person entitled thereto) all other sums payable hereunder and under the Collateral Management Agreement, and (ii) all Hedge Agreements then in effect have been terminated and Issuer has paid all amounts, including payments due and payable in connection with such termination and has paid all other outstanding amounts, including any outstanding payments due and payable for any previously terminated Hedge Agreement.
     (c) The Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Issuer, the Trustee, and, if applicable, the Noteholders, as the case may be, under Sections 2.7, 4.2, 5.4(d), 5.9, 5.18, 6.7 and 7.3 hereof shall survive.
     Section 4.2. Application of Trust Money.
     All Monies deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it in accordance with the provisions of the Notes and this Indenture to the payment of the principal and interest, either directly or through the Paying Agent, as the Trustee may determine and, in the case of the Class A-1R Notes, the Class A-1R Commitment Fee, to the Person entitled thereto of the principal and interest and Class A-1R Commitment Fee for whose payment such Money has been deposited with the Trustee; but such Money need not be segregated from other funds except to the extent required herein or when commingling of funds is prohibited by law.
     Section 4.3. Repayment of Monies Held by Paying Agent.
     In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all Monies then held by any Paying Agent other than the Trustee under the provisions of this Indenture shall, upon demand of the Issuer, be paid to the Trustee to be held and applied pursuant to Section 7.3 hereof and, in the case of Monies payable on the Notes, in accordance with the Priority of Payments and thereupon such Paying Agent shall be released from all further liability with respect to such Monies.
ARTICLE 5.
REMEDIES
     Section 5.1. Events of Default.
     “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (a) (1) a default in the payment of any interest on any Note (other than the Class K Notes) or any Class A-1R Commitment Fee when the same becomes due and payable (provided that, (i) if any Class A Notes or Class B Notes are outstanding, no interest shall be “due and payable” on any Class C Notes, Class D Notes, Class E Notes, Class F Notes, Class G Notes, Class H Notes and Class J Notes, (ii) if any Class C Notes are outstanding, no interest shall be “due and payable” on any Class D Notes, Class E Notes, Class F Notes, Class G Notes, Class H Notes and Class J Notes, (iii) if any Class D Notes are outstanding, no interest shall be “due and payable” on any Class E Notes, Class F Notes, Class G Notes, Class H Notes and Class J Notes, (iv) if any Class E Notes are outstanding, no interest shall be “due and payable” on any Class F Notes, Class G Notes, Class H Notes and Class J Notes, (v) if any Class F Notes are outstanding, no interest shall be “due and payable” on any Class G Notes, Class H Notes and Class J Notes, (vi) if any Class G Notes are outstanding, no interest shall be “due and payable” on any Class H Notes and Class J Notes; and (vii) if any Class H Notes are outstanding, no interest shall be “due and payable” on any Class J Notes, in each case unless such distributions are available pursuant to the Priority of Payments), or (2) a default in a payment of the Class A-1R Commitment Fee, in each case, which default continues for a period of three (3) Business Days or, in the case of a default in payment due to an administrative error or omission by the Trustee, Owner Trustee or Paying Agent, which default continues for five (5) Business Days; or
     (b) a default in the payment of principal (or the related Redemption Price, if applicable) of any Class A Note when the same becomes due and payable, at its Stated Maturity or any Redemption Date, or if there are no Class A Notes outstanding, a default in the payment of principal (or the related Redemption Price, if applicable) of any Class B Note when the same becomes due and payable, at its Stated Maturity or any Redemption Date, or if there are no Class B Notes outstanding, a default in the payment of principal (or the related Redemption Price, if applicable) of any Class C Note (including any Class C Capitalized Interest) when the same becomes due and payable at its Stated Maturity or any Redemption Date, or if there are no Class C Notes outstanding, a default in the payment of principal (or the related Redemption Price, if applicable) of any Class D Note (including Class D Capitalized Interest) when the same becomes due and payable at its Stated Maturity or any Redemption Date, or if there are no Class D Notes outstanding, a default in the payment of principal (or the related Redemption Price, if applicable) of any Class E Note (including any Class E Capitalized Interest) when the same becomes due and payable at its Stated Maturity or any Redemption Date, or if there are no Class E Notes outstanding, a default in the payment of principal (or the related Redemption Price, if applicable) of any Class F Note (including Class F Capitalized Interest) when the same becomes due and payable at its Stated Maturity or any Redemption Date, or if there are no Class F Notes outstanding, a default in the payment of principal (or the related Redemption Price, if applicable) of any Class G Note (including any Class G Capitalized Interest) when the same becomes due and payable at its Stated Maturity or any Redemption Date, or if there are no Class G Notes outstanding, a default in the payment of principal (or the related Redemption Price, if applicable) of any Class H Note (including Class H Capitalized Interest) when the same becomes due and payable at its Stated Maturity or any Redemption Date, or if there are no Class H Notes outstanding, a default in the payment of principal (or the related Redemption Price, if applicable) of any Class J Note (including Class J Capitalized Interest) when the same becomes due and payable at its Stated Maturity or any Redemption Date or if there are no Class J Notes outstanding, a default in the payment of principal (or the related Redemption Price, if applicable) of any Class K Note when the same becomes due and payable at its Stated Maturity or any Redemption Date; or
     (c) the failure on any Payment Date to disburse amounts available in the Payment Account in accordance with the Priority of Payments set forth in Section 11.1(a) (other than a default in payment described in clause (a) or (b) above), which failure continues for a period of three (3) Business Days or, in the case of a failure to disburse such amounts due to an administrative error or omission by the Owner Trustee or Paying Agent, which failure continues for five (5) Business Days; or
     (d) either the Issuer or the pool of Assets becomes an investment company required to be registered under the Investment Company Act; or

     (e) a default in the performance, or breach, of any other covenant or other agreement of the Issuer (other than the covenant to meet or improve the Collateral Quality Tests, the Coverage Tests or the Replenishment Criteria) or any representation or warranty of the Issuer hereunder or in any certificate or other writing delivered pursuant hereto or in connection therewith proves to be incorrect in any material respect when made which, in the discretion of the Collateral Manager in accordance with the Collateral Manager Servicing Standard, results in a material adverse effect on the Issuer’s business, assets, obligations or financial condition, and the continuation of such default or breach for a period of thirty (30) days (or, if such default, breach or failure has a material adverse effect on the validity, perfection or priority of the security interest granted hereunder, fifteen (15) days) after either the Issuer or the Collateral Manager has actual knowledge thereof or after notice thereof to the Issuer and the Collateral Manager by the Trustee or to the Issuer, the Collateral Manager and the Trustee by the holders of at least 25% in aggregate outstanding principal amount of the Controlling Class; provided that a default in the performance by the Issuer of the obligations imposed on it by this Indenture in connection with the entry into a replacement Hedge Agreement upon the early termination of any Hedge Agreement shall not be an Event of Default if the Rating Agency Condition has been satisfied; or
     (f) the entry of a decree or order by a court having competent jurisdiction adjudging the Issuer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer under the Bankruptcy Code or any other applicable law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, respectively, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or
     (g) the institution by the Issuer of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or any other similar applicable law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, respectively, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of any action by the Issuer in furtherance of any such action; or
     (h) one or more final judgments being rendered against the Issuer which exceed, in the aggregate, $1,000,000 (or such lesser amount as any Rating Agency may specify) and which remain unstayed, undischarged and unsatisfied for 30 days after such judgment(s) becomes nonappealable, unless adequate funds have been reserved or set aside for the payment thereof, and unless (except as otherwise specified in writing by each Rating Agency) the Rating Agency Condition shall have been satisfied; or
     (i) the failure of the Class A/B Value Ratio to equal or exceed 100%.
     Upon becoming aware of the occurrence of an Event of Default, the Issuer, shall promptly notify the Trustee, the Collateral Manager, the Class A-1R Note Agent, the

Noteholders, the Owner Trustee, the Certificateholder, each Rating Agency, each Hedge Counterparty and, for so long as any Notes (other than the Class A-1R Notes) are listed on the Irish Stock Exchange, the Irish Paying Agent in writing. If the Collateral Manager has actual knowledge of the occurrence of an Event of Default, the Collateral Manager shall promptly notify, in writing, the Trustee and the Class A-1R Note Agent. Upon such notification from the Collateral Manager, the Trustee shall promptly notify the Noteholders, each Rating Agency and each Hedge Counterparty of the occurrence of such Event of Default.
     Section 5.2. Acceleration of Maturity; Rescission and Annulment.
     (a) If an Event of Default shall occur and be continuing (other than the Events of Default specified in Section 5.1(f) or 5.1(g)), the Trustee may (and shall at the direction of 66-2/3%, by outstanding principal amount, of each Class of Offered Notes voting collectively (excluding Collateral Manager Securities) declare the principal of and accrued and unpaid interest on all the Notes to be immediately due and payable (and any such acceleration shall automatically terminate the Replenishment Period). If an Event of Default described in Section 5.1(f) or Section 5.1(g) above occurs, such an acceleration shall occur automatically and without any further action. If the Notes are accelerated, payments shall be made in the order and priority set forth in Section 11.1(a)(i) and Section 11.1(a)(ii) hereof.
     (b) If an Event of Default occurs and is continuing, no Class A-1R Draw may be made except with respect to Class A-1R Draws to be applied to fund future advance amounts related to Issuer Held Delayed Draw Loans and Issuer Held Revolving Loans or to acquire and fund future advance amounts related to Third-Party Held Delayed Draw Loans and Third-Party Held Revolving Loans; provided, however, if an Event of Default specified in clause (f) or (g) above occurs, the undrawn Class A-1R Commitments will terminate automatically without need for further action.
     (c) If the Notes are accelerated following any other Event of Default, the Collateral Manager will draw on the Class A-1R Notes, in an amount equal to the Aggregate Class A-1R Undrawn Amount, and will deposit such amount into the Delayed Funding Obligations Account and/or the Collection Account as described herein. Immediately following such draw, the Class A-1R Commitments will terminate.
     (d) At any time after such a declaration of acceleration of maturity of the Notes has been made and before a judgment or decree for payment of the Money due has been obtained by the Trustee as hereinafter provided in this Article 5, a Majority of each and every Class of Offered Notes (voting as a separate Class), by written notice to the Issuer, the Trustee and each Hedge Counterparty, may rescind and annul such declaration and its consequences if:
     (i) the Issuer has paid or deposited with the Trustee a sum sufficient to pay:
     (A) all unpaid installments of interest on and principal of the Notes and, in the case of the Class A-1R Notes, the Class A-1R Commitment Fee that would be due and payable hereunder if the Event of Default giving rise to such acceleration had not occurred;

     (B) to the extent that payment of such interest is lawful, interest on the Class C Capitalized Interest at the Class C Rate, interest on the Class D Capitalized Interest at the Class D Rate, interest on the Class E Capitalized Interest at the Class E Rate, interest on the Class F Capitalized Interest at the Class F Rate, interest on the Class G Capitalized Interest at the Class G Rate, interest on the Class H Capitalized Interest at the Class H Rate and interest on the Class J Capitalized Interest at the Class J Rate;
     (C) all unpaid taxes of the Issuer, Company Administrative Expenses and other sums paid or advanced by or otherwise due and payable to the Trustee hereunder;
     (D) with respect to each Hedge Agreement, any amount then due and payable thereunder; and
     (E) with respect to the Collateral Management Agreement, any Senior Collateral Management Fee then due and any Company Administrative Expense due and payable to the Collateral Manager thereunder.
     (ii) if any Hedge Agreement has been reduced or terminated, the Rating Agency Condition has been satisfied with respect to such reduction or termination; and
     (iii) the Trustee has determined that all Events of Default of which it has actual knowledge, other than the non-payment of the interest and principal on the Notes that have become due solely by such acceleration, have been cured and a Majority of the Controlling Class, by written notice to the Trustee and each Hedge Counterparty has agreed with such determination (which agreement shall not be unreasonably withheld or delayed) or waived as provided in Section 5.14.
     At any such time that the Trustee shall rescind and annul such declaration and its consequences as permitted hereinabove, the Trustee shall preserve the Assets in accordance with the provisions of Section 5.5 with respect to the Event of Default that gave rise to such declaration; provided, however, that if such preservation of the Assets is rescinded pursuant to Section 5.5, the Notes may be accelerated pursuant to the first paragraph of this Section 5.2, notwithstanding any previous rescission and annulment of a declaration of acceleration pursuant to this paragraph.
     No such rescission shall affect any subsequent Default or impair any right consequent thereon. In addition, no such rescission shall affect any Hedge Agreement if it has been terminated in accordance with its terms.
     The Trustee shall promptly notify each Rating Agency of any acceleration or rescission of acceleration pursuant to this Article 5.

     (e) Subject to Sections 5.4 and 5.5, a Majority of the Controlling Class shall have the right to direct the Trustee in the conduct of any proceedings for any remedy available to the Trustee; provided that (i) such direction will not conflict with any rule of law or this Indenture (including the limitations described in this Section 5); (ii) the Trustee may take any other action not inconsistent with such direction; (iii) the Trustee has been provided with an indemnity or reasonable security satisfactory to it (and the Trustee need not take any action that it determines might involve it in liability unless it has received such indemnity or security against such liability); and (iv) any direction to undertake a sale of the Assets may be made only as described in Section 5.17. The Trustee shall provide written notice of the receipt of such direction to each Hedge Counterparty promptly after receipt thereof.
     (f) As security for the payment by the Issuer of the compensation and expenses of the Trustee and any sums the Trustee may be entitled to receive as indemnification by the Issuer, the Issuer hereby grants the Trustee a lien on the Assets, which lien is senior to the lien of the Noteholders. The Trustee’s lien shall be subject to the Priority of Payments and exercisable by the Trustee only if the Notes have been declared due and payable following an Event of Default and such acceleration has not been rescinded or annulled.
     (g) A Majority of each Class of Notes (each voting as a separate class), may, prior to the time a judgment or decree for the payment of money due has been obtained by the Trustee, waive any past Default on behalf of the holders of all the Notes and its consequences in accordance with Section 5.14.
     (h) In determining whether the holders of the requisite percentage of Notes have given any direction, notice or consent hereunder, (i) Notes owned by the Issuer or any Affiliate thereof shall be disregarded and deemed not to be outstanding and (ii) in relation to (x) any amendment or other modification of, or assignment or termination of, any of the express rights or obligations of the Collateral Manager under the Collateral Management Agreement or this Indenture (including the exercise of any rights to remove the Collateral Manager or terminate the Collateral Management Agreement or approve or object to a replacement for the Collateral Manager except as specifically provided in the Collateral Management Agreement with respect to the termination of the Collateral Manager without cause and with respect to the replacement of the Collateral Manager) and (y) the exercise by the Noteholders of their right, in connection with certain Events of Default, to accelerate amounts due under the Notes, Notes owned by the Collateral Manager or any of its Affiliates, or by any accounts managed by them, shall be disregarded and deemed not to be outstanding. The Collateral Manager and its Affiliates shall be entitled to vote Notes held by them, and by accounts managed by them, with respect to all other matters other than those described in clause (ii).
     Section 5.3. Collection of Indebtedness and Suits for Enforcement by Trustee.
     The Issuer covenants that if a Default shall occur in respect of the payment of any interest on any Class A Note or, in the case of the Class A-1R Notes, the Class A-1R Commitment Fee, the payment of principal on any Class A Note (but only after interest with respect to the Class A Notes, the Class A-1R Commitment Fee and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full), the payment of interest on any Class B Note (but only after interest with respect to the Class A Notes, the Class

A-1R Commitment Fee and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full), the payment of principal on any Class B Note (but only after interest and principal with respect to the Class A Notes, the Class A-1R Commitment Fee and interest with respect to the Class B Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full), the payment of interest on any Class C Note (but only after interest with respect to the Class A Notes, the Class A-1R Commitment Fee, interest with respect to the Class B Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full), the payment of principal on any Class C Note (but only after interest and principal with respect to the Class A Notes, the Class A-1R Commitment Fee, interest and principal with respect to the Class B Notes and interest with respect to the Class C Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full), the payment of interest on any Class D Note (but only after interest with respect to the Class A Notes, the Class A-1R Commitment Fee, interest with respect to the Class B Notes and the Class C Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full) or the payment of principal on any Class D Note (but only after interest and principal with respect to the Class A Notes, the Class A-1R Commitment Fee, interest and principal with respect to the Class B Notes and the Class C Notes and interest with respect to the Class D Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full), the payment of interest on any Class E Note (but only after interest with respect to the Class A Notes, the Class A-1R Commitment Fee, interest with respect to the Class B Notes, the Class C Notes and the Class D Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full), the payment of principal on any Class E Note (but only after interest and principal with respect to the Class A Notes, the Class A-1R Commitment Fee, interest and principal with respect to the Class B Notes, the Class C Notes and the Class D Notes and interest with respect to the Class E Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full), the payment of interest on any Class F Note (but only after interest with respect to the Class A Notes, the Class A-1R Commitment Fee, interest with respect to the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full), the payment of principal on any Class F Note (but only after interest and principal with respect to the Class A Notes, the Class A-1R Commitment Fee, interest and principal with respect to the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes and interest with respect to the Class F Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full), the payment of interest on any Class G Note (but only after interest with respect to the Class A Notes, the Class A-1R Commitment Fee, interest with respect to the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full), the payment of principal on any Class G Note (but only after interest and principal with respect to the Class A Notes, the Class A-1R Commitment Fee, interest and principal with respect to the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes and interest with respect to the Class G Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full), the payment of interest on any Class H Note (but only after interest with respect to the Class A Notes, the Class A-1R Commitment Fee, interest with respect to the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes and the Class G Notes and any amounts payable pursuant to Section 11.1(a)

having a higher priority have been paid in full), the payment of principal on any Class H Note (but only after interest and principal with respect to the Class A Notes, the Class A-1R Commitment Fee, interest and principal with respect to the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes and the Class G Notes and interest with respect to the Class H Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full), the payment of interest on any Class J Note (but only after interest with respect to the Class A Notes, the Class A-1R Commitment Fee, interest with respect to the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes and the Class H Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full), the payment of principal on any Class J Note (but only after interest and principal with respect to the Class A Notes, the Class A-1R Commitment Fee, interest and principal with respect to the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes and the Class H Notes and interest with respect to the Class J Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full), or the payment of principal on any Class K Note (but only after interest and principal with respect to the Class A Notes, the Class A-1R Commitment Fee, interest and principal with respect to the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes and the Class J Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full), the Issuer shall, upon demand of the Trustee or any affected Noteholder, pay to the Trustee, for the benefit of the Holder of such Note, the whole amount, if any, then due and payable on such Note for principal and interest or other payment with interest on the overdue principal and, to the extent that payments of such interest shall be legally enforceable, upon overdue installments of interest, at the applicable interest rate and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and such Noteholder and their respective agents and counsel; provided that, in all cases, payments in respect of the Class A-1 Notes and the Class A-2 Notes shall be made pro rata as between the Class A-1 Notes and the Class A-2 Notes in accordance with Section 11.1(g); provided further that, among the Class A-1 Notes, the payment of interest on the Class A-1R Notes (including any Class A-1R Defaulted Interest Amount) and the payment of the Class A-1R Commitment Fee in the amount and in the manner described herein will be pari passu with the payment of interest on the Class A-1A Notes (including any Class A-1A Defaulted Interest Amount) in accordance with Section 11.1(g); provided further that, among the Class A-1 Notes, the payment of principal of the Class A-1A Notes in the amount and in the manner described herein will be pari passu with the payment of principal of the Class A-1R Notes based on the Class A-1A/A-1R Pro Rata Allocation in accordance with Section 11.1(g); provided further that, among the Class A-2 Notes, the payment of interest on the Class A-2A Notes (including any Class A-2A Defaulted Interest Amount) will be senior to all payments of interest on the Class A-2B Notes (including any Class A-2B Defaulted Interest Amount) in accordance with Section 11.1(g); provided, further that, among the Class A-2 Notes, the payment of principal on the Class A-2A Notes will be senior to all payments of principal on the Class A-2B Notes in accordance with Section 11.1(g).
     If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as Trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon the Notes and collect the Monies adjudged or decreed to be payable in the manner provided by law out of the Assets.
     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Noteholders by such appropriate Proceedings as the Trustee shall deem most effectual (if no direction by a Majority of the Controlling Class is received by the Trustee), or the Trustee shall proceed to protect and enforce its rights and the rights of the Noteholders by such Proceedings as the Trustee may be directed by Majority of the Controlling Class, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.
     In case there shall be pending Proceedings relative to the Issuer under the Bankruptcy Code or any other applicable bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer, or their respective property, or in case of any other comparable Proceedings relative to the Issuer, or the creditors or property of the Issuer, the Trustee, regardless of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and regardless of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:
     (a) to file and prove a claim or claims for the whole amount of principal and interest and the Class A-1R Commitment Fee owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in any Proceedings relative to the Issuer or other obligor upon the Notes or to the creditors or property of the Issuer or such other obligor;
     (b) unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or Person performing similar functions in comparable Proceedings; and
     (c) to collect and receive any Monies or other property payable to or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Noteholders and of the Trustee on their behalf; and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Noteholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Noteholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of its own negligence or bad faith.
     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.
     All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any action or Proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, shall be applied as set forth in Section 5.7.
     In any Proceedings brought by the Trustee on behalf of the Holders, the Trustee shall be held to represent all the Noteholders.
     Notwithstanding anything in this Section 5.3 to the contrary, the Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.3 unless the conditions specified in Section 5.5(a) are met.
     Section 5.4. Remedies.
     (a) If an Event of Default shall have occurred and be continuing, and the Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Issuer agrees that the Trustee may, after notice to the Noteholders and each Hedge Counterparty, and shall, upon direction by a Majority of the Controlling Class, to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:
     (i) institute Proceedings for the collection of all amounts then payable on the Notes or otherwise payable under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Assets any Monies adjudged due;
     (ii) sell all or a portion of the Assets or rights of interest therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Section 5.17 hereof;
     (iii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Assets;
     (iv) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee and the Noteholders hereunder; and

     (v) exercise any other rights and remedies that may be available at law or in equity;
     provided, however, that the Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.4 unless either of the conditions specified in Section 5.5(a) is met.
     The Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking firm of national reputation with demonstrated capabilities in structuring and distributing notes or certificates similar to the Notes as to the feasibility of any action proposed to be taken in accordance with this Section 5.4 and as to the sufficiency of the proceeds and other amounts receivable with respect to the Assets to make the required payments of principal of and interest on the Notes and other amounts payable hereunder, which opinion shall be conclusive evidence as to such feasibility or sufficiency.
     (b) If an Event of Default as described in Section 5.1(e) hereof shall have occurred and be continuing, the Trustee may, and at the request of the Holders of not less than 25% of the Aggregate Outstanding Amount of the Controlling Class shall, institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Event of Default under such Section, and enforce any equitable decree or order arising from such Proceeding.
     (c) Upon any Sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, any Noteholder or Noteholders or Certificateholder or Certificateholders or the Seller or the Collateral Manager or any of their Affiliates may bid for and purchase the Assets or any part thereof and, upon compliance with the terms of Sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability; and any purchaser at any such Sale may, in paying the purchase Money, turn in any of the Notes in lieu of Cash equal to the amount which shall, upon distribution of the net proceeds of such sale, be payable on the Notes so turned in by such Holder (taking into account the Class of such Notes). Such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after proper notation has been made thereon to show partial payment.
     Upon any Sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, the receipt of the Trustee or of the Officer making a sale under judicial proceedings shall be a sufficient discharge to the purchaser or purchasers at any sale for its or their purchase Money and such purchaser or purchasers shall not be obliged to see to the application thereof.
     Any such Sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall bind the Issuer, the Trustee, the Noteholders and the Certificateholder, shall operate to divest all right, title and interest whatsoever, either at law or in equity, of each of them in and to the property sold, and shall be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against any and all Persons claiming through or under them.

     (d) Notwithstanding any other provision of this Indenture, the Trustee may not, prior to the date which is one year and one day, or, if longer, the applicable preference period then in effect after the payment in full of all Notes, institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under federal or State bankruptcy or similar laws. Nothing in this Section 5.4 shall preclude, or be deemed to stop, the Trustee (i) from taking any action prior to the expiration of the aforementioned one year and one day (or, if longer, the applicable preference period then in effect) period in (A) any case or proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency proceeding filed or commenced by a Person other than the Trustee, or (ii) from commencing against the Issuer or any of their respective properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.
     Section 5.5. Preservation of Assets.
     (a) Notwithstanding anything to the contrary herein, if an Event of Default shall have occurred and be continuing when any of the Notes are Outstanding, the Trustee shall retain the Assets securing the Notes, collect and cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts in respect of the Assets and the Notes in accordance with the Priority of Payments and the provisions of Articles 10, 12 and 13 unless either:
     (i) the Trustee, pursuant to Section 5.5(c), determines that the anticipated proceeds of a sale or liquidation of the Assets (after deducting the reasonable expenses of such sale or liquidation) would be sufficient to discharge in full the amounts then due and unpaid on the Securities (including the Class A-1R Commitment Fees and the Class A-1R Breakage Costs), Company Administrative Expenses due and payable pursuant to clauses (3) and (31) of Section 11.1(a)(i) and clauses (1) and (13) of Section 11.1(a)(ii), the Senior Collateral Management Fees due and payable pursuant to clause (4) of Section 11.1(a)(i), the Subordinate Collateral Management Fees due and payable pursuant to clause (32) of Section 11.1(a)(i), any amounts due and unpaid to each Hedge Counterparty, including without limitation, any payments (however described) due and payable by the Issuer under each Hedge Agreement upon a termination of such Hedge Agreement (including any interest that may accrue thereon) and amounts due and payable to the Advancing Agent and the Trustee, in its capacity as Backup Advancing Agent, in respect of unreimbursed Interest Advances and Reimbursement Interest and amounts due and payable to the Collateral Manager in respect of unreimbursed Cure Advances, and a Majority of the Controlling Class agrees with such determination; or
     (ii) (I) the Holders of 66-2/3% of the Aggregate Outstanding Amount of each Class of Notes (voting together), direct, subject to the provisions of this Indenture, the sale and liquidation of the Assets, or (II) in the case of an Event of Default under clause (i) above, 66-2/3% of the Aggregate Outstanding Amount of the Class A Notes and the Class B Notes (voting together).

     The Trustee shall give written notice of the retention of the Assets to the Issuer, the Collateral Manager, each Hedge Counterparty and the Rating Agencies. So long as such Event of Default is continuing, any such retention pursuant to this Section 5.5(a) may be rescinded at any time when the conditions specified in clause (i) or (ii) above exist.
     (b) Nothing contained in Section 5.5(a) shall be construed to require the Trustee to sell the Assets securing the Notes if the conditions set forth in Section 5.5(a) are not satisfied. Nothing contained in Section 5.5(a) shall be construed to require the Trustee to preserve the Assets securing the Notes if prohibited by applicable law.
     (c) In determining whether the condition specified in Section 5.5(a)(i) exists, the Collateral Manager shall obtain bid prices with respect to each Pledged Collateral Obligation from two dealers (Independent of the Collateral Manager and any of its Affiliates) at the time making a market in such Pledged Collateral Obligations (or, if there is only one market maker, then the Collateral Manager shall obtain a bid price from that market maker or, if no market maker, from a pricing service). The Collateral Manager shall compute the anticipated proceeds of sale or liquidation on the basis of the lowest of such bid prices for each such Pledged Collateral Obligation. For the purposes of determining issues relating to the Market Value of the Pledged Collateral Obligation and the execution of a sale or other liquidation thereof, the Trustee may, but need not, retain at the expense of the Issuer and rely on an opinion of an Independent investment banking firm of national reputation in connection with a determination (notwithstanding that such opinion will not be the basis for such determination) as to whether the condition specified in Section 5.5(a)(i) exists.
     The Trustee shall promptly deliver to the Noteholders and each Hedge Counterparty a report stating the results of any determination required to be made pursuant to Section 5.5(a)(i). The Trustee shall make the determinations required by Section 5.5(a)(i) within 30 days after an Event of Default if requested by the required percentage of the Controlling Class.
     Section 5.6. Trustee May Enforce Claims Without Possession of Notes.
     All rights of action and claims under this Indenture or under any of the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceeding relating thereto, and any such action or Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust. Any recovery of judgment in respect of the Notes shall be applied as set forth in Section 5.7 hereof.
     In any Proceedings brought by the Trustee (and any Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), in respect of the Notes, the Trustee shall be held to represent all the Noteholders.
     Section 5.7. Application of Money Collected.
     Any Money collected by the Trustee with respect to the Notes pursuant to this Article 5 and any Money that may then be held or thereafter received by the Trustee with respect to the Notes hereunder shall be applied subject to Section 13.1 hereof and in accordance with the Priority of Payments set forth in Section 11.1 hereof, at the date or dates fixed by the Trustee.
     Section 5.8. Limitation on Suits.
     No Holder of any Notes shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
     (a) such Holder has previously given to the Trustee written notice of an Event of Default;
     (b) except as otherwise provided in Section 5.9 hereof, the Holders of at least 25% of the then Aggregate Outstanding Amount of the Controlling Class shall have made written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder and such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;
     (c) the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding; and
     (d) no direction inconsistent with such written request has been given to the Trustee during such 30 day period by a Majority of the Controlling Class; it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes of the same Class or to obtain or to seek to obtain priority or preference over any other Noteholders of the same Class or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Notes of the same Class subject to and in accordance with Section 13.1 hereof and the Priority of Payments.
     In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of the Controlling Class, each representing less than a Majority of the Controlling Class, the Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.
     Section 5.9. Unconditional Rights of Noteholders to Receive Principal and Interest and the Class A-1R Commitment Fee.
     Notwithstanding any other provision in this Indenture (except for Section 2.7(p) and 2.7(v)), the Holder of any Class of Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest (and the Class A-1R Commitment Fee, as applicable) on such Class of Note as such principal, interest (and the Class A-1R Commitment Fee, as applicable) and other amounts become due and payable in accordance with the Priority of Payments and Section 13.1, and, subject to the provisions of Section 5.4(d) and Section 5.8 to institute Proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder; provided, however, that the right of such Holder to institute proceedings for the enforcement of any such payment shall not be subject to the 25% threshold requirement set forth in Section 5.8(b).
     Section 5.10. Restoration of Rights and Remedies.
     If the Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee, or to such Noteholder, then and in every such case the Issuer, the Trustee, and the Noteholder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee, and the Noteholders shall continue as though no such Proceeding had been instituted.
     Section 5.11. Rights and Remedies Cumulative.
     No right or remedy herein conferred upon or reserved to the Trustee, or to the Noteholders, is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     Section 5.12. Delay or Omission Not Waiver.
     No delay or omission of the Trustee, or of any Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein or a waiver of a subsequent Event of Default. Every right and remedy given by this Article 5 or by law to the Trustee, or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, or by the Noteholders, as the case may be.
     Section 5.13. Control by the Controlling Class.
     Notwithstanding any other provision of this Indenture, if an Event of Default shall have occurred and be continuing when any of the Notes are Outstanding, a Majority of the Controlling Class shall have the right to cause the institution of and direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee for exercising any trust, right, remedy or power conferred on the Trustee in respect of the Notes; provided that:
     (a) such direction shall not conflict with any rule of law or with this Indenture;
     (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; provided, however, that, subject to Section 6.1, the Trustee need not take any action that it determines might involve it in liability (unless the Trustee has received satisfactory indemnity against such liability as set forth below);
     (c) the Trustee shall have been provided with indemnity satisfactory to it; and

     (d) except as otherwise set forth in Section 5.5, any direction to the Trustee to undertake a Sale of the Assets shall be by the Holders of Notes secured thereby representing a Majority of the Aggregate Outstanding Amount of each Class of Notes.
     Section 5.14. Waiver of Past Defaults.
     Prior to the time a judgment or decree for payment of the Money due has been obtained by the Trustee, as provided in this Article 5, a Majority of each and every Class of Notes voting as a separate Class may on behalf of the Holders of all the Notes waive any past Default in respect of the Notes and its consequences, except a Default:
     (a) in the payment of principal of any Note;
     (b) in the payment of interest in respect of the Class A Notes and the Class B Notes and any other Class of Notes (to the extent such Class of Notes is the Controlling Class at such time);
     (c) in the payment of the Class A-1R Commitment Fee in respect of the Class A-1R Notes;
     (d) in respect of a covenant or provision hereof that under Section 8.2 cannot be modified or amended without the waiver or consent of the Holder of each Outstanding Note adversely affected thereby; or
     (e) in respect of any covenant or provision hereof for the individual protection or benefit of the Trustee (without the Trustee’s express written consent thereto).
     In the case of any such waiver, the Issuer, the Trustee, and the Noteholders shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto. The Trustee shall promptly give written notice of any such waiver to the Collateral Manager, each Noteholder and each Hedge Counterparty.
     Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.
     Section 5.15. Undertaking for Costs.
     All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by the

Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% of the Aggregate Outstanding Amount of the Controlling Class, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest, or the Class A-1R Commitment Fee, as applicable, on any Note or any other amount payable hereunder on or after the Stated Maturity (or, in the case of redemption, on or after the applicable Redemption Date).
     Section 5.16. Waiver of Stay or Extension Laws.
     The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants, the performance of or any remedies under this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
     Section 5.17. Sale of Assets.
     (a) The power to effect any sale (a “Sale”) of any portion of the Assets pursuant to Sections 5.4 and 5.5 hereof shall not be exhausted by any one or more Sales as to any portion of such Assets remaining unsold, but shall continue unimpaired until all amounts secured by the Assets shall have been paid or if there are insufficient proceeds to pay such amount until the entire Assets shall have been sold. The Trustee may upon notice to the Securityholders and each Hedge Counterparty, and shall, upon direction of a Majority of the Controlling Class, from time to time postpone any Sale by public announcement made at the time and place of such Sale; provided, however, that if the Sale is rescheduled for a date more than three Business Days after the date of the determination by the Trustee pursuant to Section 5.5 hereof, such Sale shall not occur unless and until the Trustee has again made the determination required by Section 5.5 hereof. The Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any Sale; provided that the Trustee shall be authorized to deduct the reasonable costs, charges and expenses incurred by it in connection with such Sale from the proceeds thereof notwithstanding the provisions of Section 6.7 hereof.
     (b) The Trustee may bid for and acquire any portion of the Assets in connection with a public Sale thereof, and may pay all or part of the purchase price by crediting against amounts owing on the Notes or other amounts secured by the Assets, all or part of the net proceeds of such Sale after deducting the reasonable costs, charges and expenses incurred by the Trustee in connection with such Sale notwithstanding the provisions of Section 6.7 hereof. The Notes need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against amounts owing on the Notes. The Trustee may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law in accordance with this Indenture.
     (c) If any portion of the Assets consists of securities issued without registration under the Securities Act (“Unregistered Securities”), the Trustee may seek an

Opinion of Counsel, or, if no such Opinion of Counsel can be obtained and with the consent of a Majority of the Controlling Class, seek a no action position from the Securities and Exchange Commission or any other relevant federal or State regulatory authorities, regarding the legality of a public or private Sale of such Unregistered Securities. In no event shall the Trustee be required to register Unregistered Securities under the Securities Act.
     (d) The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Assets in connection with a Sale thereof. In addition, the Trustee is hereby irrevocably appointed the agent and attorney in fact of the Issuer to transfer and convey its interest in any portion of the Assets in connection with a Sale thereof, and to take all action necessary to effect such Sale. No purchaser or transferee at such a Sale shall be bound to ascertain the Trustee’s authority, to inquire into the satisfaction of any conditions precedent or see to the application of any Monies.
     (e) In the event of any Sale of the Assets pursuant to Section 5.4 or Section 5.5, payments shall be made in the order and priority set forth in Section 11.1(a)(i) and Section 11.1(a)(ii) in the same manner as if the Notes had been accelerated.
     Section 5.18. Action on the Notes.
     The Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Trustee, or the Noteholders shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Assets or upon any of the assets of the Issuer.
ARTICLE 6.
THE TRUSTEE
     Section 6.1. Certain Duties and Responsibilities.
     (a) Except during the continuance of an Event of Default:
     (i) the Trustee undertakes to perform such duties and only such duties as are set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (ii) in the absence of manifest error, or bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform to the requirements of this Indenture and shall promptly, but in any event within three Business Days in the case of an Officer’s Certificate furnished by the

Collateral Manager, notify the party delivering the same if such certificate or opinion does not conform. If a corrected form shall not have been delivered to the Trustee within 15 days after such notice from the Trustee, the Trustee shall so notify the Noteholders.
     (b) In case an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall, prior to the receipt of directions, if any, from a Majority of the Controlling Class (or other Noteholders to the extent provided in Article 5 hereof), exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
     (c) If, in performing its duties under this Agreement, the Trustee is required to decide between alternative courses of action, the Trustee may request written instructions from the Collateral Manager as to courses of action desired by it. If the Trustee does not receive such instructions within two Business Days after it has requested them, it may, but shall be under no duty to, take or refrain from taking such action. The Trustee shall act in accordance with instructions received after such two-Business Day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions. The Trustee shall be entitled to rely on the advice of legal counsel and Independent accountants in performing its duties hereunder and be deemed to have acted in good faith if it acts in accordance with such advice.
     (d) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct or bad faith, except that:
     (i) this subsection shall not be construed to limit the effect of subsection (a) of this Section 6.1;
     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts;
     (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer in accordance with this Indenture and/or the Controlling Class relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee in respect of any Note or exercising any trust or power conferred upon the Trustee under this Indenture;
     (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it (if the amount of such funds or risk or liability does not exceed the amount payable to the Trustee pursuant to Section 11.1(a)(i)(3) and Section 11.1(a)(ii)(1) net of the amounts specified in Section 6.7(a)(i), the Trustee shall be deemed to be reasonably assured of such repayment) unless such risk or liability relates to its ordinary services under this Indenture, except where this Indenture provides otherwise; and
     (v) the Trustee shall not be liable to the Noteholders for any action taken or omitted by it at the direction of the Issuer, the Collateral Manager, the Controlling Class and/or a Noteholder under circumstances in which such direction is required or permitted by the terms of this Indenture.
     (e) For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Event of Default described in Section 5.1(d), 5.1(f), 5.1(g) or 5.1(h) or any Default described in Section 5.1(e) unless a Trust Officer of the Trustee assigned to and working in the Corporate Trust Office of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references, as applicable, the Notes generally, the Issuer, the Assets or this Indenture. For purposes of determining the Trustee’s responsibility and liability hereunder, whenever reference is made in this Indenture to such an Event of Default or a Default, such reference shall be construed to refer only to such an Event of Default or Default of which the Trustee is deemed to have notice as described in this Section 6.1.
     (f) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of Section 6.1(a), 6.1(b), 6.1(c), 6.1(d) and 6.1(e).
     (g) The Trustee shall, upon reasonable prior written notice to the Trustee, permit the Issuer, the Collateral Manager or the Rating Agencies, during the Trustee’s normal business hours, to examine all books of account, records, reports and other papers of the Trustee relating to the Notes, to make copies and extracts therefrom (the reasonable out-of-pocket expenses incurred in making any such copies or extracts to be reimbursed to the Trustee by such Person) and to discuss the Trustee’s actions, as such actions relate to the Trustee’s duties with respect to the Notes, with the Trustee’s officers and employees responsible for carrying out the Trustee’s duties with respect to the Notes.
     (h) Within 10 days after the Closing Date in respect of the Initial Certification, and within 90 days after the Closing Date in respect of the Final Certification, the Trustee shall examine the Collateral File (as such term is defined in the Collateral Obligations Purchase Agreements) in its possession, and shall deliver to the Issuer and the Collateral Manager a certification (the “Initial Certification” and the “Final Certification”, respectively, in the respective forms set forth as Exhibit L and Exhibit M hereto), which may be in electronic format (i) in the case of the Initial Certification, as to each Collateral Obligation listed on Schedule E, except as may be specified in the schedule of exceptions to Collateral File delivery attached thereto, to the effect that each promissory note, subordinate note or mezzanine note has been endorsed or an allonge has been attached thereto as provided in the definition of Collateral File (or, in the case of a Noteless Loan, a copy of the Loan Register, certified by an Officer of the party responsible for maintaining such Loan Register pursuant to the Underlying Instruments, has been provided), and (ii) in the case of the Final Certification, as to each Collateral Obligation listed on Schedule E, except as may be specified in the schedule of exceptions to Collateral File delivery attached thereto, to the effect that: (A) all documents pursuant to the definition of Collateral File required to be included in the Collateral File (to the extent required to be delivered pursuant to this Agreement), and with respect to all documents specified in the other clauses of the definition of Collateral File to the extent actually known by a responsible officer of the Trustee to be required pursuant to this Agreement, are in its possession, (B) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Collateral Obligation and (C) each promissory note, subordinate note or mezzanine note has been endorsed or an allonge has been attached thereto as provided in the definition of Collateral File (or, in the case of a Noteless Loan, a copy of the Loan Register, certified by an Officer of the Seller, has been provided). The Trustee shall have no obligation to determine the accuracy or veracity of any document in the Collateral File.
     Section 6.2. Notice of Default.
     Promptly (and in no event later than three (3) Business Days) after the occurrence of any Default known to the Trustee or after any declaration of acceleration has been made or delivered to the Trustee pursuant to Section 5.2, the Trustee shall transmit by mail to the Collateral Manager, the Class A-1R Note Agent, the Irish Paying Agent (for so long as any Notes other than the Class A-1R Notes are listed on the Irish Stock Exchange), each Hedge Counterparty and each Rating Agency (for so long as any Class of Notes is Outstanding and rated by such Rating Agency), to all Holders of Notes as their names and addresses appear on the Notes Register, notice of all Defaults hereunder known to the Trustee, unless such Default shall have been cured or waived.
     Section 6.3. Certain Rights of Trustee.
     Except as otherwise provided in Section 6.1:
     (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, as the case may be;
     (c) whenever in the administration of this Indenture the Trustee shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate or (ii) be required to determine the value of any Assets or funds hereunder or the cash flows projected to be received therefrom, the Trustee may, in the absence of bad faith on its part, rely on reports of nationally recognized accountants, investment bankers or other persons qualified to provide the information required to make such determination, including nationally recognized dealers in securities of the type being valued and securities quotation services;
     (d) as a condition to the taking or omitting of any action by it hereunder, the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;
     (e) the Trustee shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might reasonably be incurred by it in compliance with such request or direction;
     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper documents, but the Trustee, in its discretion, may and, upon the written direction of a Majority of the Controlling Class or of a Rating Agency, shall make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed and shall have received indemnification reasonably acceptable to the Trustee, and, the Trustee shall be entitled, on reasonable prior notice to the Issuer and the Collateral Manager, to examine the books and records relating to the Notes and the Assets, as applicable, at the premises of the Issuer and the Collateral Manager, personally or by agent or attorney during the Issuer’s or the Collateral Manager’s normal business hours upon not less than three Business Days’ prior written notice; provided that the Trustee shall, and shall cause its agents to, hold in confidence all such information, except (i) to the extent disclosure may be required by law by any regulatory authority and (ii) to the extent that the Trustee, in its sole judgment, may determine that such disclosure is consistent with its obligations hereunder;
     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder (except with respect to its duty to make any Interest Advance under the circumstances specified in Section 10.10) either directly or by or through agents or attorneys; provided that the Trustee shall not be responsible for any willful misconduct or negligence on the part of any agent appointed and supervised, or attorney appointed, with due care by it hereunder;
     (h) the Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably and prudently believes to be authorized or within its rights or powers hereunder;
     (i) the Trustee shall not be responsible for the accuracy of the books or records of, or for any acts or omissions of, the Depository, any Transfer Agent (other than the Trustee itself acting in that capacity), Clearstream, Luxembourg, Euroclear, any Calculation Agent (other than the Trustee itself acting in that capacity) or any Paying Agent (other than the Trustee itself acting in that capacity); and
     (j) the Trustee shall not be liable for the actions or omissions of the Collateral Manager; and without limiting the foregoing, the Trustee shall not (except to the extent, if at all,

otherwise expressly stated in this Indenture) be under any obligation to monitor, evaluate or verify compliance by the Collateral Manager with the terms hereof or the Collateral Management Agreement, or to verify or independently determine the accuracy of information received by it from the Collateral Manager (or from any selling institution, agent bank, trustee or similar source) with respect to the Collateral Obligations.
     Section 6.4. Not Responsible for Recitals or Issuance of Notes.
     The recitals contained herein and in the Notes, other than the Certificate of Authentication thereon, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Indenture (except as may be made with respect to the validity of the Trustee’s obligations hereunder), the Assets or the Notes. The Trustee shall not be accountable for the use or application by the Issuer of the Notes or the proceeds thereof or any Money paid to the Issuer pursuant to the provisions hereof.
     Section 6.5. May Hold Notes.
     The Trustee, the Paying Agent, the Notes Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer with the same rights it would have if it were not Trustee, Paying Agent, Notes Registrar or such other agent.
     Section 6.6. Money Held in Trust.
     Money held by the Trustee hereunder shall be held in trust to the extent required herein. The Trustee shall be under no liability for interest on any Money received by it hereunder except as otherwise agreed upon with the Issuer and except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Trustee in its commercial capacity and income or other gain actually received by the Trustee on Eligible Investments. The Trustee and/or its Affiliates may receive compensation in connection with the Trustee’s investment of trust assets in certain Eligible Investment; provided that the Trustee shall reimburse the Issuer for any losses incurred in investments in connection with which the Trustee or its Affiliates receive compensation.
     Section 6.7. Compensation and Reimbursement.
     (a) The Issuer agrees:
     (i) to pay the Trustee on each Payment Date in accordance with the Priority of Payments reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
     (ii) except as otherwise expressly provided herein, to reimburse the Trustee (subject to any written agreement between the Issuer and the Trustee) in a timely manner upon its request for all reasonable expenses, disbursements and advances (except as otherwise provided herein with respect to Interest Advances)

incurred or made by the Trustee in accordance with any provision of this Indenture (including securities transaction charges to the extent not waived due to the Trustee’s receipt of payments from a financial institution with respect to certain Eligible Investments, as specified by the Collateral Manager and the reasonable compensation and expenses and disbursements of its agents and legal counsel and of any accounting firm or investment banking firm employed by the Trustee pursuant to Section 5.4, 5.5, 10.9 or 10.11 hereof, except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith);
     (iii) to indemnify the Trustee and its Officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder; and
     (iv) to pay the Trustee reasonable additional compensation together with its expenses (including reasonable counsel fees) for any collection action taken pursuant to Section 6.13 hereof.
     (b) The Issuer may remit payment for such fees and expenses to the Trustee or, in the absence thereof, the Trustee may from time to time deduct payment of its fees and expenses hereunder from Monies on deposit in the Payment Account in accordance with the Priority of Payments.
     (c) The Trustee in its capacity as Trustee, Paying Agent, Calculation Agent, Transfer Agent, Custodial Securities Intermediary, Backup Advancing Agent and Notes Registrar, hereby agrees not to cause the filing of a petition in bankruptcy against the Issuer until at least one year and one day or, if longer, the applicable preference period then in effect after the payment in full of all Notes issued under this Indenture. This provision shall survive termination of this Agreement.
     (d) The Trustee agrees that the payment of all amounts to which it is entitled pursuant to sub-sections 6.7(a)(i), (a)(ii), (a)(iii) and (a)(iv) shall be subject to the Priority of Payments, shall be payable only to the extent funds are available in accordance with such Priority of Payments, shall be payable solely from the Assets and following realization of the Assets, any such claims of the Trustee against the Issuer shall be extinguished. The Trustee will have a lien upon the Assets to secure the payment of such payments to it in accordance with the Priority of Payments; provided that the Trustee shall not institute any proceeding for enforcement of such lien except in connection with an action taken pursuant to Section 5.3 hereof for enforcement of the lien of this Indenture for the benefit of the Noteholders.
     The fees of the Trustee shall be computed on the basis of a 360-day year comprised of twelve 30-day months; provided that for purposes of determining the amount of such fees that are due in respect of any period longer or shorter than a calendar quarter, such fees shall be pro-rated on the basis of the actual number of days elapsed in each period longer or shorter than one calendar quarter, subject to the Trustee’s minimum annual fee. The Trustee shall receive amounts pursuant to this Section 6.7 and Sections 11.1(a)(i) and (ii) only to the extent that such payment is made in accordance with the Priority of Payments and the failure to pay such amounts to the Trustee will not, by itself, constitute an Event of Default. Subject to Section 6.9, the Trustee shall continue to serve as Trustee under this Indenture notwithstanding the fact that the Trustee shall not have received amounts due to it hereunder. No direction by a Majority of the Controlling Class shall affect the right of the Trustee to collect amounts owed to it under this Indenture.
     If on any Payment Date when any amount shall be payable to the Trustee pursuant to this Indenture is not paid because there are insufficient funds available for the payment thereof, all or any portion of such amount not so paid shall be deferred and payable on any later Payment Date on which a fee shall be payable and sufficient funds are available therefor in accordance with the Priority of Payments.
     Section 6.8. Corporate Trustee Required; Eligibility.
     There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any State thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $200,000,000, subject to supervision or examination by federal or State authority, having a rating of at least “A2” by Moody’s, a rating of at least “BBB” by Fitch and a long-term senior unsecured debt rating of at least “A+” and a short-term debt rating of at least “A-1” by S&P and having an office within the United States. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.8, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 6.
     Section 6.9. Resignation and Removal; Appointment of Successor.
     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article 6 shall become effective until the acceptance of appointment by the successor Trustee under Section 6.10.
     (b) The Trustee may resign at any time by giving written notice thereof to the Issuer, the Collateral Manager, the Class A-1R Note Agent, each Hedge Counterparty, the Noteholders and each Rating Agency. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees by written instrument, in duplicate, executed by an Authorized Officer of the Issuer, one copy of which shall be delivered to the Trustee so resigning and one copy to the successor Trustee or Trustees, together with a copy to each Noteholder, the Class A-1R Note Agent, each Hedge Counterparty and the Collateral Manager; provided that such successor Trustee shall be appointed only upon the written consent of a Majority of the Notes (or if there are no Notes Outstanding, the Certificateholder) or, at any time when an Event of Default shall have occurred and be continuing or when a successor Trustee has been appointed pursuant to Section 6.10, by Act of a Majority of the Controlling Class. If no successor Trustee shall have been appointed and an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee, the Controlling Class of Notes or any Holder of a Note, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee.
     (c) The Trustee is subject to removal by act of a 66-2/3%, by outstanding principal balance, of the Noteholders (or if there are no Notes Outstanding, the Certificateholder) or, at any time when an Event of Default shall have occurred and be continuing or when a successor Trustee has been appointed pursuant to Section 6.10, by Act of a Majority of the Controlling Class, upon written notice delivered to the Trustee and to the Issuer.
     (d) If at any time:
     (i) the Trustee shall cease to be eligible under Section 6.8 and shall fail to resign after written request therefor by the Issuer or by any Holder; or
     (ii) the Trustee shall become incapable of acting or there shall be instituted any proceeding pursuant to which it could be adjudged as bankrupt or insolvent or a receiver or liquidator of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;
     then, in any such case (subject to Section 6.9(a)), (a) the Issuer, by Issuer Order, subject to the written consent of each Hedge Counterparty, may remove the Trustee or (b) subject to Section 5.15, a Majority of the Controlling Class or any Holder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any reason, the Issuer, by Issuer Order, subject to the written consent of each Hedge Counterparty and the Collateral Manager, shall promptly appoint a successor Trustee. If the Issuer shall fail to appoint a successor Trustee within 60 days after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee may be appointed by Act of a Majority of the Controlling Class delivered to the Issuer, the Collateral Manager and the retiring Trustee. The successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede any successor Trustee proposed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or a Majority of the Controlling Class and shall have accepted appointment in the manner hereinafter provided, subject to Section 5.15, each Hedge Counterparty, the Controlling Class or any Holder may, on behalf of itself or himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (f) The Issuer shall give prompt notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first class mail, postage prepaid, to each Rating Agency, each Hedge Counterparty, the Owner Trustee and to the Noteholders as their names and addresses appear in the Notes Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office. If the Issuer fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Issuer.
     Section 6.10. Acceptance of Appointment by Successor.
     Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer, the Class A-1R Note Agent, each Hedge Counterparty, the Collateral Manager and the retiring Trustee an instrument accepting such appointment. Upon delivery of the required instruments, the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Trustee; but, on request of the Issuer or a Majority of the Controlling Class or the Collateral Manager or the successor Trustee, such retiring Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and Money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 6.7(d). Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.
     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor shall be qualified and eligible under this Article 6 and (a) such successor shall have long term debt rated within the four highest rating categories by each Rating Agency, and (b) each Rating Agency has confirmed in writing that the employment of such successor would not adversely affect the rating on the Notes.
     Section 6.11. Merger, Conversion, Consolidation or Succession to Business of Trustee.
     Any corporation or banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article 6, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any of the Notes have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

     Section 6.12. Co-Trustees and Separate Trustee.
     At any time or times, including for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Assets may at the time be located, the Issuer and the Trustee shall have power to appoint, one or more Persons to act as co-trustee jointly with the Trustee of all or any part of the Assets, with the power to file such proofs of claim and take such other actions pursuant to Section 5.6 herein and to make such claims and enforce such rights of action on behalf of the Noteholders as such Holders themselves may have the right to do, subject to the other provisions of this Section 6.12.
     The Issuer shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a co-trustee. If the Issuer does not join in such appointment within 15 days after the receipt by them of a request to do so, the Trustee shall have power to make such appointment.
     Should any written instrument from the Issuer be required by any co-trustee, so appointed, more fully confirming to such co-trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer, as the case may be. The Issuer agrees to pay (but only from and to the extent of the Assets) to the extent funds are available therefor under subclauses (3) and (31) of Section 11.1(a)(i), for any reasonable fees and expenses in connection with such appointment.
     Every co-trustee, shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:
     (a) the Notes shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, Cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by the Trustee;
     (b) the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by the appointment of a co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee jointly in the case of the appointment of a co-trustee as shall be provided in the instrument appointing such co-trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by a co-trustee;
     (c) the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuer evidenced by an Issuer Order, may accept the resignation of or remove any co-trustee appointed under this Section 6.12, and in case an Event of Default has occurred and is continuing, the Trustee shall have the power to accept the resignation of, or remove, any such co-trustee without the concurrence of the Issuer. A successor to any co-trustee so resigned or removed may be appointed in the manner provided in this Section 6.12;
     (d) no co-trustee hereunder shall be personally liable by reason of any act or omission of the Trustee hereunder;

     (e) the Trustee shall not be liable by reason of any act or omission of a co-trustee; and
     (f) any Act of Securityholders delivered to the Trustee shall be deemed to have been delivered to each co-trustee.
     Section 6.13. Certain Duties of Trustee Related to Delayed Payment of Proceeds.
     In the event that in any month the Trustee shall not have received a Scheduled Distribution, (a) the Trustee shall promptly notify the Issuer and the Collateral Manager in writing and (b) unless within three Business Days (or the end of the applicable grace period for such payment, if longer) after such notice such payment shall have been received by the Trustee, or the Issuer, in its absolute discretion (but only to the extent permitted by Section 10.2(a)), shall have made provision for such payment satisfactory to the Trustee in accordance with Section 10.2(a), the Trustee shall request the obligor of such Pledged Obligation, the trustee under the related Underlying Instrument or paying agent designated by either of them, as the case may be, to make such payment as soon as practicable after such request but in no event later than three Business Days after the date of such request. In the event that such payment is not made within such time period, the Trustee, subject to the provisions of clause (iv) of Section 6.1(d), shall take such action as the Collateral Manager reasonably shall direct in writing. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture. In the event that the Issuer or the Collateral Manager requests a release of a Pledged Obligation in connection with any such action under the Collateral Management Agreement, such release shall be subject to Section 10.13 and Article 12 of this Indenture, as the case may be. Notwithstanding any other provision hereof, the Trustee shall deliver to the Issuer or its designee any payment with respect to any Pledged Obligation received after the Due Date thereof to the extent the Issuer previously made provisions for such payment satisfactory to the Trustee in accordance with this Section 6.13 and such payment shall not be deemed part of the Assets.
     Section 6.14. Representations and Warranties of the Trustee.
     The Trustee represents and warrants that:
     (a) the Trustee is a national banking association with trust powers, duly and validly existing under the laws of the United States of America, with corporate power and authority to execute, deliver and perform its obligations under this Indenture, and is duly eligible and qualified to act as trustee under this Indenture;
     (b) this Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid and binding obligation of the Trustee, enforceable against it in accordance with its terms except (i) as limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and by general equitable principles, regardless of whether considered in a proceeding in equity or at law, and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;
     (c) neither the execution or delivery by the Trustee of this Indenture nor the performance by the Trustee of its obligations under this Indenture requires the consent or approval of, the giving of notice to or the registration or filing with, any governmental authority or agency under any existing law of the United States of America governing the banking or trust powers of the Trustee;
     (d) neither the execution, delivery and performance of this Indenture, nor the consummation of the transactions contemplated by this Indenture, (i) is prohibited by, or requires the Trustee to obtain any consent, authorization, approval or registration under, any law, statute, rule, regulation, or any judgment, order, writ, injunction or decree that is binding upon the Trustee or any of its properties or assets, (ii) will violate the provisions of the Governing Documents of the Trustee or (iii) will violate any provision of, result in any default or acceleration of any obligations under, result in the creation or imposition of any lien pursuant to, or require any consent under, any material agreement to which the Trustee is a party or by which it or any of its property is bound, the violation of which would have a material adverse effect on the Trustee or its property; and
     (e) there are no proceedings pending or, to the best knowledge of the Trustee, threatened against the Trustee before any Federal, state or other governmental agency, authority, administrator or regulatory body, arbitrator, court or other tribunal, foreign or domestic, which could have a material adverse effect on the Pledged Obligations or the performance by the Trustee of its obligations under this Indenture.
     Section 6.15. Requests for Consents.
     In the event that the Trustee receives written notice of any proposed amendment, consent or waiver under the Underlying Instruments of any Collateral Obligation (before or after any default) or in the event any action is required to be taken in respect to an Underlying Instrument, the Trustee shall promptly contact the Issuer and the Collateral Manager. The Collateral Manager may, on behalf of the Issuer, instruct the Trustee pursuant to an Issuer Order to, and the Trustee shall, with respect to which a Collateral Obligation as to which a consent or waiver under the Underlying Instruments of such Collateral Obligation (before or after any default) has been proposed or with respect to action required to be taken in respect of an Underlying Instrument, give consent, grant a waiver, vote or exercise any or all other rights or remedies with respect to any such Collateral Obligation in accordance with such Issuer Order. In the absence of any instruction from the Collateral Manager on behalf of the Issuer, the Trustee shall not engage in any vote or take any action with respect to such a Collateral Obligation.

ARTICLE 7.
COVENANTS
     Section 7.1. Payment of Principal and Interest and Class A-1R Commitment Fees.
     The Issuer shall duly and punctually pay the principal of and interest on each Class of Notes and, in the case of the Class A-1R Notes, the Class A-1R Commitment Fee or Class A-1R Breakage Costs, in accordance with the terms of such Notes and this Indenture. Amounts properly withheld under the Code or other applicable law by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer, and, with respect to the Certificate, by the Issuer, to such Certificateholder for all purposes of this Indenture.
     The Trustee shall, unless prevented from doing so for reasons beyond its reasonable control, give notice to each Securityholder of any such withholding requirement no later than ten days prior to the related Payment Date from which amounts are required (as directed by the Issuer or the Collateral Manager on behalf of the Issuer) to be withheld, provided that despite the failure of the Trustee to give such notice amounts withheld pursuant to applicable tax laws shall be considered as having been paid by the Issuer, as provided above.
     Section 7.2. Maintenance of Office or Agency.
     The Issuer hereby appoints the Trustee as a Paying Agent for the payment of principal of and interest on the Notes and where Notes may be surrendered for registration of transfer or exchange and the Issuer hereby appoints the Trustee, as its agent where notices and demands to or upon the Issuer in respect of the Notes or this Indenture, may be served.
     The Issuer hereby appoints the Irish Paying Agent as a Paying Agent for the payment of principal of and interest on the Notes and to act as its agent where notices and demands to or upon the Issuer in respect of the Notes or this Indenture may be served and where Notes may be surrendered for registration of transfer or exchange.
     The Issuer may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided, however, that the Issuer will maintain in Chevy Chase, Maryland, an office or agency where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served, and, subject to any laws or regulations applicable thereto, an office or agency outside of the United States where Notes may be presented and surrendered for payment; provided, further, that no paying agent shall be appointed in a jurisdiction which subjects payments on the Notes to withholding tax. The Issuer shall give prompt written notice to the Trustee, the Class A-1R Note Paying Agent, each Rating Agency and the Noteholders of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency.
     If at any time the Issuer shall fail to maintain any such required office or agency in Chevy Chase, Maryland, or outside the United States, or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made (subject to the limitations described in the preceding paragraph) at and notices and demands may be served on the Issuer, and Notes may be presented and surrendered for payment to the appropriate Paying Agent at its main office and the Issuer hereby appoints the same as their agent to receive such respective presentations, surrenders, notices and demands.
     Section 7.3. Money for Note Payments to be Held in Trust.
     All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account shall be made on behalf of the Issuer by the Trustee or a Paying Agent (in each case, from and to the extent of available funds in the Payment Account and subject to the Priority of Payments) with respect to payments on the Notes.
     When the Paying Agent is not also the Notes Registrar, the Issuer shall furnish, or cause the Notes Registrar to furnish, no later than the fifth calendar day after each Record Date a list, if necessary, in such form as such Paying Agent may reasonably request, of the names and addresses of the Holders of Notes and of the certificate numbers of individual Notes held by each such Holder.
     Whenever the Paying Agent is not also the Trustee, the Issuer and such Paying Agent shall, on or before the Business Day next preceding each Payment Date or Redemption Date, as the case may be, direct the Trustee to deposit on such Payment Date with such Paying Agent, if necessary, an aggregate sum sufficient to pay the amounts then becoming due pursuant to the terms of this Indenture (to the extent funds are then available for such purpose in the Payment Account, and subject to the Priority of Payments), such sum to be held for the benefit of the Persons entitled thereto and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee of its action or failure so to act. Any Monies deposited with a Paying Agent (other than the Trustee) in excess of an amount sufficient to pay the amounts then becoming due on the Notes with respect to which such deposit was made shall be paid over by such Paying Agent to the Trustee for application in accordance with Article 11. Any such Paying Agent shall be deemed to agree by assuming such role not to cause the filing of a petition in bankruptcy against the Issuer for the non-payment to the Paying Agent of any amounts payable thereto until at least one year and one day or, if longer, the applicable preference period then in effect after the payment in full of all Notes issued under this Indenture.
     The initial Paying Agent shall be as set forth in Section 7.2. Any additional or successor Paying Agents shall be appointed by Issuer Order of the Issuer with written notice thereof to the Trustee; provided, however, that so long as any Class of the Notes are rated by a Rating Agency and with respect to any additional or successor Paying Agent for the Notes, either (i) such Paying Agent has a long-term debt rating of “Aa3” or higher by Moody’s, “AA-”or higher by Fitch and “AA-” or higher by S&P or a short-term debt rating of “P-1” by Moody’s, “F1+” by Fitch and “A1+” by S&P or (ii) the Rating Agency Condition shall have been satisfied with respect to such additional or successor Paying Agent. In the event that such successor Paying Agent ceases to have a long-term debt rating of “Aa3” or higher by Moody’s, “AA-”or higher by Fitch or “AA-” or higher by S&P or a short-term debt rating of at least “P-1” by Moody’s, “F1+” by Fitch and “A-1+” by S&P, the Issuer shall promptly remove such Paying

Agent and appoint a successor Paying Agent. The Issuer shall not appoint any Paying Agent that is not, at the time of such appointment, a depository institution or trust company subject to supervision and examination by federal and/or state and/or national banking authorities. The Issuer shall cause the Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 7.3, that such Paying Agent will:
     (a) allocate all sums received for payment to the Holders of Notes for which it acts as Paying Agent on each Payment Date and Redemption Date among such Holders in the proportion specified in the applicable report or Redemption Date Statement, as the case may be, in each case to the extent permitted by applicable law;
     (b) hold all sums held by it for the payment of amounts due with respect to the Notes for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;
     (c) if such Paying Agent is not the Trustee, immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it for the payment of Notes if at any time it ceases to meet the standards set forth above required to be met by a Paying Agent at the time of its appointment;
     (d) if such Paying Agent is not the Trustee, immediately give the Trustee notice of any Default by the Issuer (or any other obligor upon the Notes) in the making of any payment required to be made; and
     (e) if such Paying Agent is not the Trustee, at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held by such Paying Agent.
     The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct the Paying Agent to pay, to the Trustee all sums held by the Issuer or held by the Paying Agent for payment of the Notes, such sums to be held by the Trustee in trust for the same Noteholders as those upon which such sums were held by the Issuer or the Paying Agent; and, upon such payment by the Paying Agent to the Trustee, the Paying Agent shall be released from all further liability with respect to such Money.
     Except as otherwise required by applicable law, any Money deposited with the Trustee in trust or deposited with the Paying Agent for the payment of the principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Issuer; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment of such amounts and all liability of the Trustee or the Paying Agent with respect to such Money (but only to the extent of the amounts so paid to the Issuer) shall thereupon cease; provided, however, that the Irish Paying Agent, before being required to make any such payment, shall at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in Dublin, Ireland, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer. The Trustee or the Paying Agent, before being required to make any such release of payment, may, but shall not be required to, adopt and employ, at the expense of the Issuer any reasonable means of notification of such release of payment, including, but not limited to, mailing notice of such release to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in Monies due and payable but not claimed is determinable from the records of the Paying Agent, at the last address of record of each such Holder.
     Section 7.4. Existence of the Issuer.
     (a) So long as any Note is outstanding, the Issuer shall maintain in full force and effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware and shall obtain and preserve its qualification to do business as a foreign limited liability company in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Indenture, the Notes or any of the Assets; provided that the Issuer shall be entitled to change its jurisdiction of registration to any other jurisdiction reasonably selected by the Issuer so long as (i) such change is not disadvantageous in any material respect to the Noteholders or the Certificateholder, (ii) written notice of such change shall have been given by the Trustee to the Noteholders or Certificateholder, the Owner Trustee and each Rating Agency fifteen (15) Business Days prior to such change and (iii) on or prior to the 15th Business Day following such notice the Trustee shall not have received written notice from a Majority of the Controlling Class or the Certificateholder objecting to such change. So long as any Note is outstanding, the Trust Depositor will maintain at all times at least two directors who are Independent of the Collateral Manager and its Affiliates.
     (b) So long as any Note is outstanding, the Issuer shall ensure that all statutory trust formalities or other formalities regarding its existence are followed (including correcting any known misunderstanding regarding its separate existence). So long as any Note is outstanding, the Issuer shall not take any action or conduct its affairs in a manner that is likely to result in its separate existence being ignored or its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding. So long as any Note is outstanding, the Issuer shall maintain and implement administrative and operating procedures reasonably necessary in the performance of the Issuer’s obligations hereunder, and the Issuer shall at all times keep and maintain, or cause to be kept and maintained, separate books, records, accounts and other information customarily maintained for the performance of the Issuer’s obligations hereunder. Without limiting the foregoing, so long as any Note is outstanding, (i) the Issuer shall (A) pay its own liabilities only out of its own funds and (B) use separate stationery, invoices and checks, (ii) the Issuer shall not have any subsidiaries, and (iii) the Issuer shall not (A) have any employees, (B) engage in any transaction with any shareholder that is not permitted under the terms of the Collateral Management Agreement, (C) pay dividends other than in accordance with the terms of this Indenture or (D) conduct business under an assumed name (i.e. no DBAs).

     Section 7.5. Protection of Assets.
     (a) The Trustee, on behalf of the Issuer, pursuant to any Opinion of Counsel received pursuant to Section 7.5(d) shall execute and deliver all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Holders and each Hedge Counterparty hereunder and to:
     (i) Grant more effectively all or any portion of the Assets;
     (ii) maintain or preserve the lien (and the priority thereof) of this Indenture or to carry out more effectively the purposes hereof;
     (iii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);
     (iv) enforce any of the Pledged Obligations or other instruments or property included in the Assets;
     (v) preserve and defend title to the Assets and the rights of the Trustee, the Noteholders and each Hedge Counterparty in the Assets against the claims of all persons and parties; and
     (vi) pursuant to Sections 11.1(a)(i)(1) and 11.1(a)(ii)(1), pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Assets.
     The Issuer hereby designates the Trustee, its agent and attorney-in-fact to execute any Financing Statement, continuation statement or other instrument required pursuant to this Section 7.5. The Trustee agrees that it will from time to time cause to be filed Financing Statements and continuation statements (it being understood that the Trustee shall be entitled to rely upon an Opinion of Counsel described in Section 7.5(d), at the expense of the Issuer, as to the need to file such Financing Statements and continuation statements, the dates by which such filings are required to be made and the jurisdictions in which such filings are required to be made).
     (b) The Trustee shall not (i) except in accordance with Section 10.13(a), (b) or (c) and except for payments, deliveries and distributions otherwise expressly permitted under this Indenture, remove any portion of the Assets that consists of Cash or is evidenced by an instrument, certificate or other writing (A) from the jurisdiction in which it was held at the date as described in the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.1(c) or (B) from the possession of the Person who held it on such date or (ii) cause or permit the Custodial Account or the Custodial Securities Intermediary to be located in a different jurisdiction from the jurisdiction in which such securities accounts and Custodial Securities Intermediary were located on the Closing Date, unless the Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

     (c) The Issuer shall pay or cause to be paid taxes, if any, levied on account of the beneficial ownership by the Issuer of any Pledged Obligations that secure the Notes.
     (d) For so long as the Notes are Outstanding, (i) sixty (60) days prior to January 20, 2012 and (ii) every sixty (60) months after January 20 , 2012, the Issuer (or the Collateral Manager on behalf of the Issuer) shall deliver to the Trustee for the benefit of the Trustee, the Collateral Manager, each Hedge Counterparty and each Rating Agency, at the expense of the Issuer, an Opinion of Counsel stating what is required, in the opinion of such counsel, as of the date of such opinion, to maintain the lien and security interest created by this Indenture with respect to the Assets, and confirming the matters set forth in the Opinion of Counsel, furnished pursuant to Section 3.1(c), with regard to the perfection and priority of such security interest (and such Opinion may likewise be subject to qualifications and assumptions similar to those set forth in the Opinion delivered pursuant to Section 3.1(c)); provided that the Issuer shall be required to deliver an Opinion of Counsel with respect to the foregoing matters within 60 days after any change in the jurisdiction of organization of the Trustee; and provided, further, that a Majority of the Controlling Class shall be entitled to direct the Issuer to deliver an additional Opinion of Counsel with respect to the foregoing matters, at the expense of such Holders, twice within any such 60 month period.
     Section 7.6. Notice of Any Amendments.
     The Issuer shall give notice to the Rating Agencies of, and satisfy the Rating Agency Condition with respect to, any amendments to its Governing Documents.
     Section 7.7. Performance of Obligations.
     (a) The Issuer shall not take any action, and will use its commercially reasonable efforts not to permit any action to be taken by others, that would release any Person from any of such Person’s covenants or obligations under any instrument included in the Assets, except in the case of enforcement action taken with respect to any Defaulted Security in accordance with the provisions hereof and as otherwise required hereby.
     (b) The Issuer may, with the prior written consent of the Majority of the Notes (or if there are no Notes Outstanding, the Certificateholder), contract with other Persons, including the Collateral Manager, the Class A-1R Note Paying Agent or the Trustee, for the performance of actions and obligations to be performed by the Issuer hereunder by such Persons and the performance of the actions and other obligations with respect to the Assets of the nature set forth in the Collateral Management Agreement by the Collateral Manager. Notwithstanding any such arrangement, the Issuer shall remain primarily liable with respect thereto. In the event of such contract, the performance of such actions and obligations by such Persons shall be deemed to be performance of such actions and obligations by the Issuer; and the Issuer shall punctually perform, and use its best efforts to cause the Collateral Manager or such other Person to perform, all of their obligations and agreements contained in the Collateral Management Agreement or such other agreement.
     Section 7.8. Negative Covenants.
     (a) The Issuer shall not:

     (i) sell, assign, participate, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of the Assets, except as otherwise expressly permitted by this Indenture or the Collateral Management Agreement;
     (ii) claim any credit on, make any deduction from, or dispute the enforceability of, the payment of the principal or interest payable in respect of the Notes (other than amounts required to be paid, deducted or withheld in accordance with any applicable law or regulation of any governmental authority) or, in the case of the Class A-1R Notes, the Class A-1R Commitment Fee and any Class A-1R Breakage Costs, or assert any claim against any present or future Noteholder by reason of the payment of any taxes levied or assessed upon any part of the Assets;
     (iii) (A) incur or assume or guarantee any indebtedness, other than the Notes and this Indenture and the transactions contemplated hereby; (B) issue any additional class of securities, other than the Notes and the Certificate or (C) issue any shares of stock or additional equity interests, other than the Certificate;
     (iv) (A) permit the validity or effectiveness of this Indenture or any Grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture or the Notes, except as may be expressly permitted hereby, (B) permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Assets or any part thereof, any interest therein or the proceeds thereof, except as may be expressly permitted hereby or (C) take any action that would permit the lien of this Indenture not to constitute a valid first priority security interest in the Assets, except as may be expressly permitted hereby;
     (v) amend the Collateral Management Agreement, except pursuant to the terms thereof;
     (vi) amend any Servicing Agreement, except pursuant to the terms thereof;
     (vii) dissolve or liquidate in whole or in part, except as permitted hereunder;
     (viii) make or incur any capital expenditures, except as reasonably required to perform its functions in accordance with the terms of this Indenture or any other Transaction Document;
     (ix) become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease, hire any employees or pay any distribution to its equity holders or the Owner Trustees, except with respect to the Certificate in accordance with the Priority of Payments;
     (x) maintain any bank accounts other than the Accounts;
     (xi) conduct business under an assumed name, or change its name without first delivering at least 30 days’ prior written notice to the Trustee, the Noteholders, the Class A-1R Note Paying Agent and the Rating Agencies and an Opinion of Counsel to the effect that such name change will not adversely affect the security interest hereunder of the Trustee;
     (xii) engage in any activity that would cause the Issuer to be subject to U.S. Federal, state or local income or franchises tax; or
     (xiii) except for any agreements (other than a Hedge Agreement) involving the purchase and sale of Collateral Obligations having customary purchase or sale terms and documented with customary loan trading documentation, enter into any agreements unless such agreements contain “non-petition” and “limited recourse” provisions.
     (b) Neither the Issuer nor the Trustee shall sell, transfer, exchange or otherwise dispose of Assets, or enter into or engage in any business with respect to any part of the Assets, except as expressly permitted or required by this Indenture or the Collateral Management Agreement.
     (c) The Issuer shall not enter into any material new agreements (other than any Hedge Agreement, Collateral Obligation, Collateral Obligation Purchase Agreement or other agreement (including, without limitation, in connection with the sale of Assets by the Issuer) contemplated by this Indenture) without the prior written consent of Holders of a Majority of the Notes (or if there are no Notes Outstanding, the Certificateholder) and shall provide notice of all new agreements (other than any Hedge Agreement, Collateral Obligation or other agreement specifically contemplated by this Indenture) to the Noteholders and the Rating Agencies. The foregoing notwithstanding, the Issuer may agree to any new agreements; provided that (i) the Issuer, or the Collateral Manager on behalf of the Issuer, determines that such new agreements would not, upon or after becoming effective, adversely affect the rights or interests of any Class or Classes of Noteholders and (ii) subject to satisfaction of the Rating Agency Condition.
     (d) As long as any Offered Note is outstanding, the Trust Depositor may not sell or otherwise transfer any portion of the Certificate to any other person or entity except to its Affiliates or encumber or finance any portion of the Certificate to any other person or entity except to its Affiliates (other than a TRS) unless an appropriate tax opinion is delivered to the Trustee by a nationally recognized tax counsel experienced in such matters that such sale, transfer, encumbrance or other financing, as of the date thereof, will not result in the treatment of the Issuer as other than a QRS or other “pass through” entity for federal income tax purposes.
     (e) For so long as any Offered Note is Outstanding, the Trust Depositor may not sell, transfer or finance any Class J Note or Class K Note except in accordance with the transfer restrictions set forth in Section 2.5(e)(v).

     Section 7.9. Statement as to Compliance.
     (a) On or before January 31, in each calendar year, commencing in 2007 or immediately if there has been a Default in the fulfillment of an obligation under this Indenture, the Issuer shall deliver to the Trustee (which will deliver a copy to each Hedge Counterparty and each Rating Agency) an Officer’s Certificate given on behalf of the Issuer and without personal liability stating, as to each signer thereof, that, since the date of the last certificate or, in the case of the first certificate, the Closing Date, to the best of the knowledge, information and belief of such Officer, the Issuer has fulfilled all of its obligations under this Indenture or, if there has been a Default in the fulfillment of any such obligation, specifying each such Default known to them and the nature and status thereof.
     Section 7.10. Issuer May Consolidate or Merge Only on Certain Terms.
     The Issuer shall not consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any Person, unless permitted by the Governing Documents and Delaware law and unless:
     (a) the Issuer shall be the surviving entity, or the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the assets of the Issuer are transferred shall be an entity organized and existing under the laws of the State of Delaware or such other jurisdiction approved by a Majority of each and every Class of the Notes (each voting as a separate Class) and the Certificateholder; provided that no such approval shall be required in connection with any such transaction undertaken solely to effect a change in the jurisdiction of registration pursuant to Section 7.4 hereof; and provided, further, that the surviving entity shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee and each Noteholder, the due and punctual payment of the principal of and interest on all Notes and, in the case of the Class A-1R Notes, the Class A-1R Commitment Fee, and other amounts payable hereunder and under each Hedge Agreement and the Collateral Management Agreement and the performance and observance of every covenant of this Indenture and under each Hedge Agreement and the Collateral Management Agreement on the part of the Issuer to be performed or observed, all as provided herein;
     (b) each Rating Agency shall have been notified in writing of each proposed consolidation or merger of the Issuer and the Trustee shall have received written confirmation from each Rating Agency that the ratings issued with respect to each Class of Notes shall not be reduced or withdrawn as a result of the consummation of such transaction;
     (c) if the Issuer is not the surviving entity, the Person formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the assets of the Issuer are transferred shall have agreed with the Trustee (A) to observe the same legal requirements for the recognition of such formed or surviving entity as a legal entity separate and apart from any of its Affiliates as are applicable to the Issuer with respect to its Affiliates and (B) not to consolidate or merge with or into any other Person or transfer or convey all or substantially all of the Assets or all or substantially all of its assets to any other Person except in accordance with the provisions of this Section 7.10, unless in connection with a sale of the Assets pursuant to Article 5, Article 9 or Article 12;
     (d) if the Issuer is not the surviving entity, the Person formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the assets of the Issuer are transferred shall have delivered to the Trustee, each Hedge Counterparty, the Collateral Manager and each Rating Agency an Officer’s Certificate and an Opinion of Counsel each stating that such Person is duly organized, validly existing and in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in subsection (i) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); that, immediately following the event which causes such Person to become the successor to the Issuer, (A) such Person has good and marketable title, free and clear of any lien, security interest or charge, other than the lien and security interest of this Indenture, to the Assets securing, in the case of a consolidation or merger of the Issuer, all of the Notes or, in the case of any transfer or conveyance of the Assets securing any of the Notes, such Notes, (B) the Trustee continues to have a valid perfected first priority security interest in the Assets securing, in the case of a consolidation or merger of the Issuer, all of the Notes, or, in the case of any transfer or conveyance of the Assets securing any of the Notes, such Notes and (C) such other matters as the Trustee, each Hedge Counterparty, the Collateral Manager or any Noteholder may reasonably require;
     (e) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;
     (f) the Issuer shall have delivered to the Trustee, the Owner Trustee, each Hedge Counterparty, the Collateral Manager and each Noteholder, an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, transfer or conveyance and such supplemental indenture comply with this Article 7 and that all conditions precedent in this Article 7 provided for relating to such transaction have been complied with and that no adverse tax consequences will result therefrom to the Noteholders, the Certificateholder and any Hedge Counterparty; and
     (g) after giving effect to such transaction, the Issuer shall not be required to register as an investment company under the Investment Company Act.
     Section 7.11. Successor Substituted.
     Upon any consolidation or merger, or transfer or conveyance of all or substantially all of the assets of the Issuer, in accordance with Section 7.10 hereof, the Person formed by or surviving such consolidation or merger (if other than the Issuer), or the Person to which such consolidation, merger, transfer or conveyance is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein. In the event of any such consolidation, merger, transfer or conveyance, the Person named as the “Issuer” in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Article 7 may be dissolved, wound-up and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as obligor and maker on all the Notes or Notes, as applicable, and from its obligations under this Indenture.
     Section 7.12. No Other Business.
     The Issuer shall not engage in any business or activity other than issuing and selling the Notes pursuant to this Indenture and any supplements thereto, issuing and selling the Certificate in accordance with its Governing Documents, entering into any Hedge Agreement, the Collateral Management Agreement, and acquiring, owning, holding and pledging the Assets in connection with the Notes and such other activities which are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.
     Section 7.13. Reporting.
     At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act and is not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the request of a Holder or beneficial owner of a Note, the Issuer shall promptly furnish or cause to be furnished “Rule 144A Information” (as defined below) to such holder or beneficial owner, to a prospective purchaser of such Note designated by such holder or beneficial owner or to the Trustee for delivery to such holder or beneficial owner or a prospective purchaser designated by such holder or beneficial owner, as the case may be, in order to permit compliance by such holder or beneficial owner with Rule 144A under the Securities Act in connection with the resale of such Note by such holder or beneficial owner. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto). The Trustee shall reasonably cooperate with the Issuer in mailing or otherwise distributing (at the Issuer’s expense) to such Noteholders or prospective purchasers, at and pursuant to the Issuer’s written direction the foregoing materials prepared by or on behalf of the Issuer; provided, however, that the Trustee shall be entitled to prepare and affix thereto or enclose therewith reasonable disclaimers to the effect that such Rule 144A Information was not assembled by the Trustee, that the Trustee has not reviewed or verified the accuracy thereof, and that it makes no representation as to such accuracy or as to the sufficiency of such information under the requirements of Rule 144A or for any other purpose.
     Section 7.14. Calculation Agent.
     (a) The Issuer hereby agrees that for so long as any Notes remain Outstanding there shall at all times be an agent appointed to calculate LIBOR in respect of each Interest Accrual Period in accordance with the terms of Schedule F hereto (the “Calculation Agent”). The Issuer have initially appointed the Trustee as Calculation Agent for purposes of determining LIBOR for each Interest Accrual Period. The Calculation Agent may be removed by the Issuer at any time. The Calculation Agent may resign at any time by giving written notice thereof to the Issuer, the Collateral Manager, each Hedge Counterparty, the Noteholders and each Rating

Agency. If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuer in respect of any Interest Accrual Period, the Issuer shall, with the prior written consent of each Hedge Counterparty, promptly appoint as a replacement Calculation Agent a leading bank which is engaged in transactions in Eurodollar deposits in the international Eurodollar market and which does not control or is not controlled by or under common control with the Issuer. The Calculation Agent may not resign its duties without a successor having been duly appointed, and shall promptly inform the Hedge Counterparty of any such appointment. If no successor Calculation Agent shall have been appointed within 30 days after giving of a notice of resignation, the resigning Calculation Agent, each Hedge Counterparty, a Majority of the Notes or any Holder of a Note, on behalf of himself and all others similarly situated, may petition a court of competent jurisdiction for the appointment of a successor Calculation Agent.
     (b) The Calculation Agent shall be required to agree that, as soon as practicable after 11:00 a.m. (London time) on each LIBOR Determination Date (as defined in Schedule F hereto), but in no event later than 11:00 a.m. (New York time) on the London Banking Day immediately following each LIBOR Determination Date, the Calculation Agent shall calculate (x) LIBOR for the next Interest Accrual Period and (y) the amount of interest for such Interest Accrual Period payable in respect of each U.S. $1,000 principal amount of each Class of Notes (rounded to the nearest cent, with half a cent being rounded upward) on the related Payment Date, and will communicate such rates and amounts to the Issuer, the Trustee, the Collateral Manager, the Paying Agent, each Hedge Counterparty and, if any Floating Rate Note is in the form of a Regulation S Global Security, to Euroclear and Clearstream, Luxembourg. The Calculation Agent shall also specify to the Issuer the quotations upon which LIBOR is based, and in any event the Calculation Agent shall notify the Issuer before 5:00 p.m. (New York time) on each LIBOR Determination Date if it has not determined and is not in the process of determining LIBOR and the Interest Distribution Amounts for each Class of Notes, together with the reasons therefor. The determination of the Class A-1A Rate, Class A-1R Rate, Class A-2A Rate, Class A-2B Rate, Class B Rate, Class C Rate, Class D Rate, Class E Rate, Class F Rate, Class G Rate, Class H Rate and Class J Rate and the related Class A-1A Interest Distribution Amount, Class A-1R Interest Distribution Amount, Class A-2A Interest Distribution Amount, Class A-2B Interest Distribution Amount, Class B Interest Distribution Amount, Class C Interest Distribution Amount, Class D Interest Distribution Amount, Class E Interest Distribution Amount, Class F Interest Distribution Amount, Class G Interest Distribution Amount, Class H Interest Distribution Amount and Class J Interest Distribution Amount, respectively, by the Calculation Agent shall, absent manifest error, be final and binding on all parties.
     Section 7.15. Reserved.
     Section Section 7.16. Maintenance of Listing.
     (a) For so long as any of the Notes remain Outstanding, the Issuer shall use all reasonable efforts to arrange and maintain the listing of the Notes on the Irish Stock Exchange.
     (b) If the Notes (other than the Class A-1R Notes) are listed on the Irish Stock Exchange, the Issuer shall:

     (i) in each calendar year commencing in 2007, request from the Irish Stock Exchange a waiver of the Irish Stock Exchange’s requirement to publish annual reports and accounts;
     (ii) submit to the Irish Stock Exchange draft copies of any proposed amendments to the Governing Documents which would affect the rights of the Noteholders listed on the Irish Stock Exchange;
     (iii) pay the annual fee for listing the Notes on the Irish Stock Exchange, if any; and
     (iv) inform the Irish Stock Exchange if the rating assigned to any of the Notes is reduced or withdrawn.
     (c) All notices, documents, reports and other announcements delivered to such Company Announcements Office shall be in the English language.
     (d) Notwithstanding the foregoing, if the Collateral Manager on behalf of the Issuer determines that the maintenance of the listing of any Class of Notes (other than the Class A-1R Notes) on the Irish Stock Exchange (or any alternative listing on another securities exchange) is unduly onerous or burdensome, the Issuer will have the right to cause such Class of Notes to be delisted from the Irish Stock Exchange (or such other securities exchange). Without limiting the Collateral Manager’s discretion with respect to any determination that maintaining or obtaining a listing is unduly onerous or burdensome, the Collateral Manager may take into account various factors, including any requirement, resulting from a listing, that the Issuer prepare financial statements of any particular kind or provide additional disclosure of any particular kind, in each case including any such requirement arising out of disclosure or transparency directives of the European Union or any other law or governmental rule. Notwithstanding the foregoing, the consent of a Majority of the Controlling Class shall be required unless the reason for delisting relates to a legal/compliance, regulatory, accounting or tax issue
     Section 7.17. Purchase of Assets.
     The Issuer (or the Collateral Manager on behalf of the Issuer) shall use reasonable commercial efforts to invest Principal Proceeds and any remaining Initial Deposit and any Reinvestment Income during the Ramp-Up Period in Collateral Obligations in accordance with the provisions hereof. Subject to the provisions of this Section 7.17, Principal Proceeds and all or any portion of any remaining Initial Deposit and any Reinvestment Income thereon may be applied prior to the Effective Date to purchase Collateral Obligations (which shall be, and hereby are, Granted to the Trustee pursuant to the Granting Clause of this Agreement) for inclusion in the Assets upon receipt by the Trustee of an Issuer Order executed by the Issuer (or the Collateral Manager on behalf of the Issuer) with respect thereto directing the Trustee to pay out the amount specified therein against delivery of the Collateral Obligation specified therein and a certificate of an Authorized Officer of the Issuer (or the Collateral Manager), dated as of the trade date, and delivered to the Trustee on or prior to the date of such purchase and Grant, to the effect that the criteria set forth below in this Section 7.17 will be satisfied (such criteria to be applied as of the trade date) after giving effect to such purchase and Grant of the Collateral Obligations:
     (a) the Eligibility Criteria are met with respect to the Collateral Obligations purchased;
     (b) the Replenishment Criteria are satisfied after giving effect to such investment; and
     (c) the procedures relating to the perfection of the Trustee’s security interest in the Collateral Obligations described in this Agreement have been satisfied.
     Section 7.18. Effective Date Actions.
     (a) The Issuer (or the Collateral Manager on behalf of the Issuer) shall cause to be delivered to the Trustee and each Rating Agency on the Effective Date an amended Schedule of Closing Date Collateral Obligations listing all Collateral Obligations Granted to the Trustee pursuant to Section 7.17 on or before the Effective Date, which schedule shall supersede any prior Schedule of Closing Date Collateral Obligations delivered to the Trustee.
     (b) Within ten (10) Business Days after the Effective Date, the Issuer (or the Collateral Manager on behalf of the Issuer) shall request each Rating Agency rating a Class of Notes to confirm within thirty (30) Business Days after the Effective Date, and to so notify in writing the Trustee and any Hedge Counterparty, that it has not reduced or withdrawn the ratings assigned by it on the Closing Date to such Class of Notes. If, within thirty (30) Business Days after the Effective Date, any rating assigned as of the Closing Date to any Class of Notes has not been confirmed, or is reduced or withdrawn, by any such Rating Agency, the Collateral Manager may, on behalf of the Issuer, within 10 Business Days provide to such Rating Agency a proposal (a “Proposal”) with respect to the Collateral Obligations. If such Rating Agency does not accept the Proposal or the Collateral Manager, on behalf of the Issuer, elects not to submit a Proposal, a “Rating Confirmation Failure” shall have occurred. If such Rating Agency accepts the Proposal, a Rating Confirmation Failure shall not be deemed to have occurred unless and until the Collateral Manager fails to meet the conditions set forth in the Proposal in accordance with the time requirements set forth in such Proposal. Within ten (10) Business Days after the conditions set forth in the Proposal have been satisfied, the Issuer must request a Rating Confirmation. If the relevant Rating Agency does not confirm its rating, a Rating Confirmation Failure shall have occurred. If a Rating Confirmation Failure occurs on the first Payment Date thereafter, (i) as provided in Section 10.4, amounts on deposit in the Unused Proceeds Account, (ii) as provided in Section 11.1(a)(i), all Interest Proceeds remaining after payment of amounts referred to in clauses (1) through (29) of Section 11.1(a)(i) and (iii) as provided in Section 11.1(a)(ii), all Principal Proceeds remaining after payment of the amounts referred to in clauses (1) through (10) of Section 11.1(a)(ii), in each case will be used to pay principal of each such Class of Notes, sequentially in accordance with the Priority of Payments, until each such rating is confirmed or reinstated or such Class of Notes has been paid in full.
     (c) The Collateral Manager on behalf of the Issuer shall cause to be delivered to the Trustee, each Hedge Counterparty and each Rating Agency, within six Business Days after the Effective Date, an Accountants’ Report, dated as of the Effective Date, confirming that the Collateral Quality Tests and the Coverage Tests have been satisfied and that the Collateral Obligations and the Aggregate Class A-1R Undrawn Amount have an aggregate par amount (or, in the case of the Aggregate Class A-1R Undrawn Amount, an aggregate dollar value) equal to at least the Minimum Ramp-Up Amount and certifying the procedures applied and such accountants’ associated findings with respect to the Eligibility Criteria and specifying the procedures undertaken by them to review data and computations relating to such information. The Collateral Manager may on any date, prior to the 120th day following the Closing Date or the purchase of Collateral Obligations having an aggregate par amount (together with the Aggregate Class A-1R Undrawn Amount) equal to the Minimum Ramp-Up Amount, upon written notice to the Trustee, the Class A-1R Note Agent, the Issuer and each Rating Agency (with a copy to each Hedge Counterparty), declare that the Effective Date shall occur on the date specified in such notice; provided that each of the Collateral Quality Tests and the Coverage Tests will be satisfied as of such Effective Date and the Rating Agency Condition has been satisfied. The Issuer (or the Collateral Manager on behalf of the Issuer) shall cause to be delivered to S&P on the Effective Date a Microsoft Excel file that provides all of the inputs required to determine whether the S&P CDO Monitor Test has been satisfied.
     Section 7.19. Liquidity Tests.
     (a) So long as the Issuer owns Third-Party Held Delayed Draw Loans or Third-Party Held Revolving Loans with respect to which the additional funding commitments are held by Future Advance Holders, and the aggregate amount of the additional funding commitments related to such Third-Party Held Delayed Draw Loans and Third-Party Held Revolving Loans is greater than $5,000,000 (the “Additional Funding Threshold”), CapitalSource Inc.’s, CapitalSource’s and CSE Mortgage’s combined Liquidity will be measured quarterly on each Payment Date (or, if such day is not a Business Day, then the next succeeding Business Day) (each such day, a “Quarterly Measurement Date” and each such measurement, a “Liquidity Test”). If CapitalSource Inc.’s, CapitalSource’s and CSE Mortgage’s combined Liquidity is less than the greater of (1) $20,000,000 and (2) the Future Funding Threshold Amount (the “Liquidity Threshold”) on any Quarterly Measurement Date on which the aggregate amount of the additional funding commitments related to such Third-Party Held Delayed Draw Loans and Third-Party Held Revolving Loans is greater than the Additional Funding Threshold, and CapitalSource Inc.’s, CapitalSource’s and CSE Mortgage’s does not, within 30 calendar days, (i) increase their combined Liquidity to at least the Liquidity Threshold, (ii) obtain a Qualified Letter of Credit or a guarantee or otherwise transfer the ultimate obligation to fund such future advances in an amount at least equal to the excess, if any, of the Liquidity Threshold over their combined Liquidity from or to (as the case may be) an entity rated at least “A-” by S&P and “A3” by Moody’s, (iii) fund one or more accounts owned by the relevant Future Advance Holder(s) in an aggregate amount at least equal to the excess, if any, of the Liquidity Threshold over their combined Liquidity, the only permitted withdrawals from which will be to satisfy the additional funding commitments of such Future Advance Holders or to reimburse the Issuer for losses related to the failure of the Future Advance Holders to fund future advances in accordance with the terms of the related mortgage loan documents, or (iv) take some other action acceptable to S&P and Moody’s, a “Liquidity Test Failure” shall have occurred with respect to such Quarterly Measurement Date. If such Liquidity Test Failure is not cured by the following Payment Date, amounts available to be distributed to the holders of the Certificate pursuant to clause (32) of Section 11.1(a)(i) instead will be deposited into the Liquidity Suspense Account until such Liquidity Test Failure is cured. The Collateral Manager shall notify S&P if a Liquidity Test Failure occurs (and in connection therewith shall report to S&P the amount of Liquidity as of the date of the Liquidity Test Failure). For the avoidance of doubt, if CapitalSource Inc., CapitalSource and CSE Mortgage takes one of the actions described in clause (ii) or (iii) of the immediately preceding sentence following the occurrence of a Liquidity Failure, they or it, as the case may be, will be permitted to terminate such letter of credit or guarantee or liquidate such account, as the case may be, at any time thereafter when their combined Liquidity is at least the Liquidity Threshold. Amounts on deposit in the Liquidity Suspense Account (or any portion thereof) will be paid (upon standing order of the Issuer) to the Owner Trustee for deposit into the Certificate Distribution Account for distribution to the Certificateholder as payments of the Certificate Distribution Amount on any date on which the Liquidity Test would be satisfied after such release and payment.
     (b) With respect to each Third-Party Held Delayed Draw Loan or Third-Party Held Revolving Loan described in clause (xliii)(C) of the definition of Eligibility Criteria, on any Payment Date on which the aggregate amount of the additional funding commitments related to such Third-Party Held Delayed Draw Loans and Third-Party Held Revolving Loans is greater than the Additional Funding Threshold, if the related Future Advance Holder or any other Person has failed to fund any future advance required to be funded by it in accordance with the terms of the related Third-Party Held Delayed Draw Loan or Third-Party Held Revolving Loan and CapitalSource Inc., CapitalSource and CSE Mortgage has not, within 30 calendar days thereafter, (i) obtained a Qualified Letter of Credit or a guarantee from an entity rated at least “A-” by S&P and “A3” by Moody’s in an amount at least equal to the Liquidity Threshold, (ii) funded one or more accounts owned by the relevant Future Advance Holders in an aggregate amount at least equal to the Liquidity Threshold, the only permitted withdrawals from which will be to satisfy the additional funding commitments of such Future Advance Holders or to reimburse the Issuer for losses related to the failure of the Future Advance Holders to fund future advances in accordance with the terms of the related mortgage loan documents, or (iii) taken some other action acceptable to the Rating Agencies (any such event, a “Future Funding Failure”), amounts available to be distributed to the Certificateholder pursuant to clause (32) of Section 11.1(a)(i), up to an aggregate amount of the Liquidity Threshold (the “Future Funding Failure Amount”), instead shall be deposited into the Liquidity Suspense Account until such time as all such failures to fund have been cured. Subject to Section 7.19(a), amounts on deposit in the Liquidity Suspense Account (or any portion thereof) will be paid (upon standing order of the Issuer) to the Owner Trustee for deposit into the Certificate Distribution Account for distribution to the Certificateholder as payments of the Certificate Distribution Amount on any date on which all such failures to fund have been cured (and the Liquidity Test would be satisfied after such release and payment). For the avoidance of doubt, if CapitalSource Inc., CapitalSource and CSE Mortgage takes one of the actions described in clause (i) or (ii) above following the occurrence of a failure to fund, they or it, as the case may be, will be permitted to terminate such Qualified Letter of Credit or guarantee or liquidate such account, as the case may be, at any time thereafter when all such failures to fund have been cured.
     (c) Not later than ten (10) Business Days following any Quarterly Measurement Date (or, with respect to the first Future Funding Schedule, within 30 days of the Closing Date), the Collateral Manager shall deliver to S&P and Moody’s a schedule (the “Future

Funding Schedule”) of the projected future fundings for all Third-Party Held Delayed Draw Loans and Third-Party Held Revolving Loans for each quarter in the four quarter period beginning on such Quarterly Measurement Date.
ARTICLE 8.
SUPPLEMENTAL INDENTURES
     Section 8.1. Supplemental Indentures Without Consent of Securityholders.
     Without the consent of the Noteholders or the Class A-1R Note Agent, the Issuer, when authorized by all necessary action, and the Trustee, with the written consent of each Hedge Counterparty delivered to the Issuer and the Trustee and notice to each Noteholder, and, at any time and from time to time subject to the requirement provided below in this Section 8.1, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:
     (a) to evidence the succession of another Person to the Issuer and the assumption by any such successor Person of the covenants of the Issuer herein and in the Notes;
     (b) to add to the covenants of the Issuer or the Trustee for the benefit of the Noteholders, the Certificateholder, each Hedge Counterparty or to surrender any right or power herein conferred upon the Issuer;
     (c) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or add to the conditions, limitations or restrictions on the authorized amount, terms and purposes of the issue, authentication and delivery of the Notes;
     (d) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Sections 6.9, 6.10 and 6.12 hereof;
     (e) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or to better assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations) or to subject to the lien of this Indenture any additional property;
     (f) to modify the restrictions on and procedures for resales and other transfers of Notes to reflect any changes in applicable law or regulation (or the interpretation thereof) or to enable the Issuer to rely upon any exemption from registration under the Securities Act or the Investment Company Act or to remove restrictions on resale and transfer to the extent not required thereunder;
     (g) to make such changes as shall be necessary or advisable in order for the listed Notes to be listed on an exchange, including the Irish Stock Exchange;

     (h) to accommodate the issuance, if any, of Notes in global or book-entry form through the facilities of the Depository Trust Company or otherwise;
     (i) to enable the Issuer and the Trustee to rely upon any exemption from registration under the Exchange Act or the Investment Company Act or to remove certain existing restrictions to the extent not required under such exemption;
     (j) to accommodate, modify or amend existing and/or replacement Hedge Agreements;
     (k) to otherwise correct any inconsistency or cure any ambiguity or mistake or supplement any provision in this Indenture which may be defective or inconsistent with any other provision or make any modification that is of a formal, minor or technical nature;
     (l) to make any change that does not materially and adversely affect the rights of the holders of the Offered Notes;
     (m) to take any action commercially reasonably necessary or advisable to (i) prevent the Issuer or any of its Affiliates (other than a TRS) from being subject to U.S. federal, state or local income, profits or similar tax on a net income tax basis, (ii) prevent the Issuer, the Noteholders, the Certificateholder or the Trustee from being subject to withholding or other taxes, fees or assessments, or (iii) prevent the status of CapitalSource Inc. (or any of its Affiliates, as the case may be) as a REIT from being jeopardized;
     (n) evidence or implement any change to this Indenture required by regulations or guidelines enacted to support the USA Patriot Act; and
     (o) to conform this Indenture to the provisions described in the Offering Memorandum dated December 18, 2006 (or any supplement thereto)
     The Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, except to the extent required by law.
     If any Class of Notes is Outstanding and rated by a Rating Agency, the Trustee shall not enter into any such supplemental indenture if, as a result of such supplemental indenture, the Rating Agency Condition would not be satisfied. At the cost of the Issuer, for so long as any Class of Notes shall remain Outstanding and is rated by a Rating Agency, the Trustee shall provide to such Rating Agency a copy of any proposed supplemental indenture at least 15 days prior to the execution thereof by the Trustee, and, for so long as such Notes are Outstanding and so rated, request written confirmation that such Rating Agency will not, as a result of such supplemental indenture, cause the rating of any such Class of Notes to be reduced or withdrawn, and, as soon as practicable after the execution by the Trustee, the Issuer of any such supplemental indenture, provide to such Rating Agency a copy of the executed supplemental indenture.

     The Trustee shall not enter into any such supplemental indenture if, as a result of such supplemental indenture, the interests of any Holder of Securities would be materially and adversely affected thereby or such action will cause the Noteholders to experience any material change to the timing, character or source of the income from the Notes, unless the Majority of each and every Class of Notes or the Certificateholder so affected have approved such Supplemental Indenture. The Trustee shall be entitled to rely upon an Opinion of Counsel provided by and at the expense of the party requesting such supplemental indenture in determining whether or not the Holders of Securities would be adversely affected by such change (after giving notice of such change to the Holders of Securities). Such determination shall be conclusive and binding on all present and future Holders of Securities. The Trustee shall not be liable for any such determination made in good faith and in reliance upon an Opinion of Counsel delivered to the Trustee as described in Section 8.3 hereof.
     Furthermore, the Trustee shall not enter into any such supplemental indenture unless the Trustee has received an appropriate tax opinion from a nationally recognized U.S. tax counsel experienced in such matters that (i) the modification will not cause the Noteholders to experience any material change to the timing, character or source of the income from the Notes and (ii) the proposed supplemental indenture will not cause the Issuer to be treated as other than a QRS or other “pass through” entity for federal income tax purposes.
     Section 8.2. Supplemental Indentures with Consent of Securityholders.
     Except as set forth below, with the written consent of (a) the holders of not less than 66-2/3%, in Aggregate Outstanding Amount (excluding any Collateral Manager Securities) of the Notes of each Class and the Certificateholder if materially and adversely affected thereby by Act of said Securityholders delivered to the Trustee and the Issuer, and (b) the consent of each Hedge Counterparty that is materially and adversely affected thereby, the Trustee, the Issuer and the Collateral Manager may enter into one or more indentures supplemental hereto to add any provisions to, or change in any manner or eliminate any of the provisions of, this Indenture or modify in any manner the rights of the Noteholders of such Class or the Certificateholder, as the case may be, under this Indenture. Unless notified by Holders of a Majority (excluding any Notes owned by the Collateral Manager or any of its Affiliates, or by any accounts managed by them) of the Notes of any Class that such Class of Notes will be materially and adversely affected, the Trustee may, based on an Officer’s Certificate from the Collateral Manager or a written Opinion of Counsel, determine whether or not such Class of Notes would be materially and adversely affected by such change (after giving 15 Business Days’ notice of such change to the Holders of such Class of Notes, Certificateholder and each Hedge Counterparty). The Trustee may, in reliance on an Officer’s Certificate from the Collateral Manager or on a written Opinion of Counsel provided by and at the expense of the party requesting such supplemental indenture, determine whether or not the Noteholders and the Certificateholder would be adversely affected by such change (after giving notice of such change to the Certificateholder). Such determinations shall be conclusive and binding on all present and future Noteholders and the Certificateholder. The consent of the Noteholders and the Certificateholder shall be binding on all present and future Noteholders and Certificateholders.
     Without the consent of (x) each Hedge Counterparty (if any) (to the extent set forth in the related Hedge Agreement) and (y) all of the Holders of each Class of Notes adversely affected thereby and in each such case subject to satisfaction of the Rating Agency Condition, no supplemental indenture may:
     (a) change the Stated Maturity of the principal of or the due date of any installment of interest on the Notes or the Class A-1R Commitment Fee, reduce the principal amount thereof or the rate of interest thereon or the Redemption Price with respect to any Note, change the date of any scheduled distribution on the Certificate, or the Redemption Price with respect thereto, or change the earliest date on which any Note may be redeemed at the option of the Issuer, change the provisions of this Indenture that apply proceeds of any Assets to the payment of principal of, interest, Class A-1R Commitment Fees or Class A-1R Breakage Costs on Notes or of distributions to the Owner Trustee for the payment of distributions in respect of the Certificate or change any place where, or the coin or currency in which, any Note or the principal thereof or interest thereon, Class A-1R Commitment Fee or Class A-1R Breakage Costs are payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);
     (b) reduce the percentage of the aggregate principal amount of Noteholders of each Class or the notional amount of the Certificate of the Certificateholder whose consent is required for the authorization of any supplemental indenture or for any waiver of compliance with certain provisions of this Indenture or certain defaults thereunder or their consequences;
     (c) reduce the percentage of the aggregate principal amount of Noteholders of each Class whose consent is required to request the Trustee to preserve the Assets or rescind the Trustee’s election to preserve the Assets or to sell or liquidate the Assets pursuant to this Indenture;
     (d) modify any of the provisions of this Indenture with respect to supplemental indentures except (i) to increase the percentage of outstanding Notes whose holders’ consent is required for any such action or (ii) to provide that other provisions of this Indenture cannot be modified or waived without the consent of the holder of each outstanding Note affected thereby;
     (e) modify the definition of the term “Priority of Payments” set forth in this Indenture;
     (f) modify any of the provisions of this Indenture in such a manner as to affect the requirement that the Issuer be treated as a QRS or other “pass-through” entity for federal income tax purposes; or
     (g) modify any of the provisions of this Indenture in such a manner as to affect the calculation of the amount of any payment of interest on or principal of any Note on any Payment Date or of distributions to the Owner Trustee for the payment of distributions in respect of the Certificate on any Payment Date (or any other date) or to affect the rights of the holders of Securities to the benefit of any provisions for the redemption of such Securities contained therein.

provided, however, that no supplemental indenture may reduce the permitted minimum denominations of the Notes or modify any provisions regarding limited recourse or non-petition covenants with respect to the Issuer.
     If any Class of Notes are Outstanding and rated by a Rating Agency, the Trustee shall not enter into any such supplemental indenture if, as a result of such supplemental indenture, such Rating Agency would cause the rating of any such Notes to be immediately reduced or withdrawn. At the cost of the Issuer, for so long as any Class of Notes shall remain Outstanding and is rated by a Rating Agency, the Trustee shall provide to such Rating Agency a copy of any proposed supplemental indenture at least fifteen (15) days prior to the execution thereof by the Trustee, and, for so long as such Notes are Outstanding and so rated, request written confirmation that such Rating Agency will not, as a result of such supplemental indenture, cause the rating of any such Class of Notes to be reduced or withdrawn.
     The Trustee shall be entitled to rely upon an Opinion of Counsel provided by and at the expense of the party requesting such supplemental indenture in determining whether or not the Holders of Securities would be adversely affected by such change (after giving notice of such change to the Holders of Securities). Such determination shall be conclusive and binding on all present and future Holders of Securities. The Trustee shall not be liable for any such determination made in good faith and in reliance upon an Opinion of Counsel delivered to the Trustee as described in Section 8.3 hereof.
     It shall not be necessary for any Act of Securityholders under this Section 8.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
     Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to this Section 8.2, the Trustee, at the expense of the Issuer, shall mail to the Securityholders, each Hedge Counterparty, the Class A-1R Note Agent, the Owner Trustee, the Collateral Manager, and, so long as the Notes are Outstanding and so rated, each Rating Agency a copy thereof based on an outstanding rating. Any failure of the Trustee to publish or mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.
     Section 8.3. Execution of Supplemental Indentures.
     In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article 8 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been satisfied. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise. The Collateral Manager will be bound to follow any amendment or supplement to this Indenture of which it has received written notice at least ten Business Days prior to the execution and delivery of such amendment or supplement; provided, however, that with respect to any amendment or supplement to this Indenture which may, in the judgment of the Collateral Manager adversely affect the Collateral Manager, the Collateral Manager shall not be bound (and the Issuer agrees that it will not permit any such amendment to become effective) unless the Collateral Manager gives written consent to the Trustee, the Class A-1R Note Agent and the Issuer to such amendment. The Issuer and the Trustee shall give written notice to the Collateral Manager of any amendment made to this Indenture pursuant to its terms. In addition, the Collateral Manager’s written consent shall be required prior to any amendment to this Indenture by which it is adversely affected.
     Section 8.4. Effect of Supplemental Indentures.
     Upon the execution of any supplemental indenture under this Article 8, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes and the Certificateholder theretofore and thereafter authenticated and delivered hereunder shall be bound thereby.
     Section 8.5. Reference in Notes to Supplemental Indentures.
     Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 8 may, and if required by the Trustee shall, bear a notice in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes, so modified as to conform in the opinion of the Trustee and the Issuer to any such supplemental indenture, may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes.
ARTICLE 9.
REDEMPTION OF SECURITIES; REDEMPTION PROCEDURES
     Section 9.1. Clean-up Call; Tax Redemption and Optional Redemption.
     (a) The Notes may be redeemed at the option of and at the direction of the Certificateholder or the Collateral Manager, in the latter case, unless the Certificateholder objects, in whole but not in part, on any Payment Date (the “Clean-up Call Date”), on or after the Payment Date on which the Aggregate Outstanding Amount of the Notes has been reduced to 15% of the of the Notes on the Closing Date, each at a price equal to the applicable Redemption Price (such redemption, a “Clean-up Call”); provided that any payments due and payable upon a termination of each Hedge Agreement will be made on the Clean-up Call Date in accordance with the terms thereof and this Indenture; and provided, further, that the funds available to be used for such Clean-up Call will be sufficient to pay the Total Redemption Price.
     (b) The Notes and the Certificate shall be redeemable, in whole but not in part, by an Act of the Certificateholder delivered to the Trustee and the Collateral Manager, on the Payment Date (the “Tax Redemption Date”) following the occurrence of a Tax Event and satisfaction of the Tax Materiality Condition at a price equal to the applicable Redemption Price (such redemption, a “Tax Redemption”); provided that any payments due and payable upon a termination of each Hedge Agreement will be made in accordance with the terms thereof and this Indenture; and provided, further, the funds available to be used for such Tax Redemption will be sufficient to pay the Total Redemption Price. Upon the occurrence of a Tax Event, the Issuer, at the direction of the Collateral Manager shall provide written notice thereof to the Trustee, the Irish Paying Agent (for so long as any Notes (other than the Class A-1R Notes) are listed on the Irish Stock Exchange), the Class A-1R Note Agent, each Hedge Counterparty and each Rating Agency.
     (c) The Notes and the Certificate shall be redeemable, in whole but not in part, at a price equal to the applicable Redemption Price, on any Payment Date on or after the Payment Date occurring in January 2010 at the direction of the Issuer (such redemption, an “Optional Redemption”) (i) by Act of the Certificateholder delivered to the Trustee, or (ii) at the direction of the Collateral Manager unless the Certificateholder objects; provided, however, that any payments due and payable upon a termination of each Hedge Agreement will be made in accordance with the terms thereof and this Indenture; and provided, further, that the funds available to be used for such Optional Redemption will be sufficient to pay the Total Redemption Price. In the event that an Optional Redemption occurs on or prior to the Payment Date occurring in January 2012, the Redemption Price for the Class A-2A Notes will include the Make-Whole Premium.
     (d) The election by the Collateral Manager to redeem the Notes pursuant to a Clean-up Call shall be evidenced by an Officer’s Certificate from the Collateral Manager directing the Trustee to make the payment to the Paying Agent of the applicable Redemption Price of all of the Notes to be redeemed from funds in the Payment Account in accordance with the Priority of Payments. In connection with a Tax Redemption, the occurrence of a Tax Event and satisfaction of the Tax Materiality Condition shall be evidenced by an Issuer Order from the Issuer or from the Collateral Manager on behalf of the Issuer certifying that such conditions for a Tax Redemption have occurred. The election by the Collateral Manager to redeem the Notes pursuant to an Optional Redemption shall be evidenced by an Officer’s Certificate from the Collateral Manager on behalf of the Issuer certifying that the conditions for an Optional Redemption have occurred.
     (e) A redemption pursuant to Sections 9.1(a), 9.1(b) or 9.1(c) shall not occur unless (1) (i) at least six (6) Business Days before the scheduled Redemption Date, the Collateral Manager shall have certified to the Trustee that the Collateral Manager on behalf of the Issuer has entered into a binding agreement or agreements, with (A) one or more financial institutions whose long-term unsecured debt obligations (other than such obligations whose rating is based on the credit of a person other than such institution) have a credit rating from each Rating Agency of at least equal to the highest rating of any Notes then Outstanding or whose short-term unsecured debt obligations have a credit rating of “P-1” by Moody’s as long as the term of such agreement is ninety (90) day or less and “A-1” by S&P or (B) one or more Affiliates of the Collateral Manager, to sell all or part of the Pledged Obligations, not later than the Business Day immediately preceding the scheduled Redemption Date or (ii) the Trustee shall have received written confirmation that the method of redemption satisfies the Rating Agency Condition and (2) the related Sale Proceeds (in immediately available funds), together with all other available funds (including proceeds from the sale of the Assets, Eligible Investments maturing on or prior to the scheduled Redemption Date, all amounts in the Collection Accounts and available Cash), shall be an aggregate amount sufficient to pay all amounts, payments, fees and expenses in accordance with the Priority of Payments due and owing on such Redemption Date.

     Section 9.2. Auction Call Redemption.
     (a) During the period from and including the Payment Date occurring in January 2017 and to but not including the first Payment Date on which the Clean-up Call may be exercised (the “Auction Call Period”), the Notes and the Certificate shall be redeemed, in whole but not in part, if a Successful Auction is completed (such redemption, an “Auction Call Redemption”), at their applicable Redemption Prices; provided that any payments due and payable upon a termination of each Hedge Agreement will be made on the Auction Call Redemption Date in accordance with the terms thereof and this Indenture; and provided, further, that the funds available to be used for such Auction Call Redemption will be sufficient to pay the Total Redemption Price. An Auction Call Redemption may only occur on a Payment Date occurring in January or July during the Auction Call Period (such Payment Date, the “Auction Call Redemption Date”).
     (b) Subject to Section 12.4, the Trustee shall sell and transfer the Collateral Obligations to the highest bidder for all of the Collateral Obligations (or to each highest bidder for one or more (but not all) of the Collateral Obligations), at the Auction, as long as:
     (i) the Auction has been conducted in accordance with the Auction Procedures, as evidenced by a certification of the Collateral Manager;
     (ii) at least one bidder delivers to the Collateral Manager a bid (which bid may be based upon a fixed spread above or below a generally recognized price index) for (x) the purchase of all of the Collateral Obligations or (y) the purchase of each Collateral Obligation (which bid may be for one or more (but not all) of the Collateral Obligations);
     (iii) based on the Collateral Manager’s certification to the Trustee of the amount of the cash purchase price of each bid, the Trustee, in consultation with the Collateral Manager, determines that the Highest Auction Price would result in a cash purchase price for the Collateral Obligations which, together with the balance of all Eligible Investments and Cash in the Collection Accounts, the Payment Account, each Hedge Counterparty Account and the Expense Account, will be at least equal to the Total Redemption Price; and
     (iv) each bidder who offered the Highest Auction Price for all of the Collateral Obligations or for one or more of the Collateral Obligations enters into a written agreement with the Issuer (which the Issuer shall execute if the conditions set forth in clauses (i) through (iii) above are satisfied) obligating the highest bidder for all of the Collateral Obligations (or the highest bidder for one or more (but not all) of the Collateral Obligations) to purchase all (either individually or together with other bidders, as applicable) of the Collateral Obligations with the closing of such purchase (and full payment in Cash to the Trustee) to occur on or before the tenth Business Day prior to the scheduled Redemption Date.

     (c) If any of the foregoing conditions is not met with respect to any Auction, or if the highest bidder or the Collateral Manager, as the case may be, fails to pay the purchase price on or before the sixth (6th) Business Day following the relevant Auction Date, (i) the Auction Call Redemption shall not occur on the Payment Date following the relevant Auction Date, (ii) the Trustee shall give notice of the withdrawal pursuant to Section 9.3, (iii) subject to subclause (iv) below, the Trustee shall decline to consummate such sale and shall not solicit any further bids or otherwise negotiate any further sale of Collateral Obligations in relation to such Auction and (iv) unless the Notes and the Certificate are redeemed in full prior to the next succeeding Auction Date, or the Collateral Manager notifies the Trustee that market conditions are such that such Auction is not likely to be successful, the Trustee shall conduct another Auction on the next succeeding Auction Date.
     Section 9.3. Notice of Redemption.
     (a) In connection with an Optional Redemption, a Clean-up Call or a Tax Redemption pursuant to Section 9.1 or an Auction Call Redemption pursuant to Section 9.2, the Trustee on behalf of the Issuer shall (i) set the applicable Record Date and (ii) at least thirty (30) days prior to the proposed Redemption Date, notify the Collateral Manager, each Hedge Counterparty, the Class A-1R Note Agent, the Owner Trustee, the Rating Agencies and the Certificateholder at such Certificateholder’s address in the register maintained by the share registrar, of such proposed Redemption Date, the applicable Record Date, the principal amount of Notes to be redeemed on such Redemption Date and the Redemption Price of such Notes in accordance with Section 9.1 or Section 9.2. The Redemption Price shall be determined no earlier than 60 days prior to the proposed Redemption Date.
     (b) Any such notice of an Auction Call Redemption, an Optional Redemption, a Clean-up Call or a Tax Redemption may be withdrawn by the Issuer at the direction of the party that initiates such redemption up to the fourth Business Day prior to the scheduled Redemption Date by written notice to the Trustee, the Owner Trustee, the Irish Paying Agent (for so long as any Notes (other than the Class A-1R Notes) are listed on the Irish Stock Exchange), the Class A-1R Note Agent, each Hedge Counterparty, to each Holder of Notes to be redeemed, and the Collateral Manager only if (i) in the case of an Optional Redemption, a Clean-up Call or a Tax Redemption the Collateral Manager is unable to deliver the sale agreement or agreements or certifications referred to in Section 9.1(e), as the case may be or (ii) in the case of an Auction Call Redemption, the Auction is unable to be consummated pursuant to the Auction Procedures.
     Section 9.4. Notice of Redemption or Maturity by the Issuer.
     Notice of redemption pursuant to Section 9.1, Section 9.2 or the Maturity of any Notes shall be given by first class mail, postage prepaid, mailed not less than ten (10) Business Days prior to the applicable Redemption Date or Maturity, to each Holder of Notes to be redeemed, at its address in the Notes Register. In addition, so long as any Notes (other than the Class A-1R Notes) are listed on the Irish Stock Exchange, notice of redemption or Maturity shall be published in the Irish Stock Exchange’s Daily Official List or as otherwise required by the rules of the Irish Stock Exchange not less than ten (10) Business Days prior to the applicable Redemption Date or Maturity.

     All notices of redemption shall state:
     (a) the applicable Redemption Date;
     (b) the applicable Redemption Price;
     (c) that all the Notes are being paid in full and all Class A-1R Commitments shall terminate, and that interest on the Notes shall cease to accrue on the Redemption Date specified in the notice; and
     (d) the place or places where such Notes to be redeemed in whole are to be surrendered for payment of the Redemption Price which shall be the office or agency of the Paying Agent as provided in Section 7.2.
     Notice of redemption shall be given by the Issuer, or at its request, by the Trustee in its names and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Notes.
     Section 9.5. Notes Payable on Redemption Date.
     Notice of redemption having been given as aforesaid, the Notes to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and all Class A-1R Commitments shall terminate, and from and after the Redemption Date (unless the Issuer shall Default in the payment of the Redemption Price and accrued interest) the Notes shall cease to bear interest on the Redemption Date. Upon final payment on a Note to be redeemed, the Holder shall present and surrender such Note at the place specified in the notice of redemption on or prior to such Redemption Date; provided, however, that if there is delivered to the Issuer and the Trustee such security or indemnity as may be required by them to save each of them harmless (an unsecured indemnity agreement delivered to the Issuer and the Trustee by an institutional investor with a net worth of at least $200,000,000 being deemed to satisfy such security or indemnity requirement) and an undertaking thereafter to surrender such Note, then, in the absence of notice to the Issuer and the Trustee that the applicable Note has been acquired by a bona fide purchaser, such final payment shall be made without presentation or surrender. Payments of interest on Notes of a Class so to be redeemed whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more predecessor Notes, registered as such at the close of business on the relevant Record Date according to the terms and provisions of Section 2.7(o).
     If any Note called for redemption shall not be paid upon surrender thereof for redemption, the principal thereof shall, until paid, bear interest from the Redemption Date at the applicable Note Interest Rate for each successive Interest Accrual Period the Note remains Outstanding.
     Section 9.6. Mandatory Redemption.
     On any Payment Date on which any of the Coverage Tests applicable to any Class of Notes is not met on the most recent Measurement Date, the Notes shall be redeemed (a

“Mandatory Redemption”), first from Interest Proceeds and then from Principal Proceeds (and prior to the Commitment Termination Time, for deposit into the Class A-1R Suspense Account) in each case in accordance with the Priority of Payments in an amount necessary, and only to the extent necessary, to cause each of the Coverage Tests to be satisfied. Further, each Hedge Agreement will be terminated in part in accordance with the terms thereof and any payments due and payable on the Hedge Agreement in connection with the termination of the Hedge Agreement will be made on such Payment Date in accordance with the terms thereof and this Indenture, including satisfaction of the Rating Agency Condition. Such Principal Proceeds and Interest Proceeds shall be applied to each of the outstanding Classes of Notes in accordance with its relative seniority (and prior to the Commitment Termination Time, for deposit into the Class A-1R Suspense Account) in accordance with the Priority of Payments. On or promptly after such Mandatory Redemption, the Issuer shall certify or cause to be certified to each of the Rating Agencies and the Trustee whether the Coverage Tests have been met.
     Section 9.7. Special Amortization.
     The Notes (other than the Class K Notes) shall be amortized in part by the Issuer if, at any time during the Replenishment Period, the Collateral Manager has been unable, for a period of at least 120 consecutive days, to identify Collateral Obligations that it determines would be appropriate and would meet the Eligibility Criteria in sufficient amounts to permit the reinvestment of all or a portion of the Principal Proceeds then on deposit in the Principal Collection Account and the amounts on deposit in the Unused Proceeds Account in additional Collateral Obligations and the Collateral Manager determines that, in light of general market conditions or other factors, investments in additional appropriate Collateral Obligations within the foreseeable future are unlikely. The Collateral Manager shall notify the Trustee, the Class A-1R Note Agent, the Issuer and each Hedge Counterparty of such election (a “Special Amortization”) and the amount of Notes to be amortized (such amount, the “Special Amortization Amount”). On the first Payment Date following the date on which such notice is given (provided such notice is given on or prior to the Determination Date with respect to such Payment Date), the Special Amortization Amount will be applied to amortize the Notes (other than the Class K Notes) in accordance with the Priority of Payments (x) on a pro rata basis among all Classes of Notes (other than the Class K Notes) (without regard to any Capitalized Interest and assuming for purposes of the pro rata allocation to the Class A Notes, that the Class A-1R Notes are fully drawn, but allocating the amounts between the Class A-1A Notes and the Class A-1R Notes as described in the Priority of Payments), if each of the S&P Special Amortization Pro Rata Condition and the Moody’s Special Amortization Pro Rata Condition is satisfied with respect to the related Payment Date and each of the Coverage Tests was satisfied as of the related Determination Date, or (y) sequentially among all Classes of Notes (other than the Class K Notes) (and any Required Class A-1R Suspense Account Deposit, to the Class A-1R Suspense Account), if either the S&P Special Amortization Pro Rata Condition or the Moody’s Special Amortization Pro Rata Condition is not satisfied with respect to the related Payment Date or any of the Coverage Tests were not satisfied as of the related Determination Date; provided, however, that all amounts representing recoveries in respect of Defaulted Securities will be distributed sequentially in any event, in accordance with Section 11.1(a)(ii)(11).

ARTICLE 10.
ACCOUNTS, ACCOUNTINGS AND RELEASES
     Section 10.1. Collection of Money; Custodial Account.
     (a) Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the Trustee pursuant to this Indenture, including all payments due on the Pledged Obligations in accordance with the terms and conditions of such Pledged Obligations. The Trustee shall segregate and hold all such Money and property received by it in trust for the Noteholders and each Hedge Counterparty, and shall apply it as provided in this Indenture.
     (b) The Trustee shall credit all Collateral Obligations and Eligible Securities to an account designated as the “Custodial Account,” which shall be held in trust in the name of the Trustee for the benefit of the Noteholders and each Hedge Counterparty.
     Section 10.2. Collection Accounts.
     (a) The Trustee shall, prior to the Closing Date, establish a segregated trust account which shall be designated as the “Collection Account” and will consist of two subaccounts, the “Interest Collection Account” and the “Principal Collection Account” (collectively, the “Collection Accounts”), which shall be held in trust in the name of the Trustee for the benefit of the Noteholders and each Hedge Counterparty, into which Collection Accounts, as applicable, the Trustee shall from time to time deposit (i) all amounts, if any, received by the Issuer pursuant to the Hedge Agreements (other than amounts received by the Issuer by reason of an event of default or termination event (each as defined in the related Hedge Agreement) or other comparable event that are required, pursuant to Section 16.1(g) to be used for the purchase by the Issuer of a replacement Hedge Agreement) and amounts held in each Hedge Counterparty Collateral Account pursuant to Section 16.1(e), (ii) all Sale Proceeds (unless simultaneously reinvested in Substitute Collateral Obligations, subject to the Replenishment Criteria and (iii) all Interest Proceeds and all Principal Proceeds. In addition, the Issuer may, but under no circumstances shall be required to, deposit from time to time such Monies in the Collection Accounts as it deems, in its sole discretion, to be advisable. All Monies deposited from time to time in the Collection Accounts pursuant to this Indenture shall be held by the Trustee as part of the Assets and shall be applied to the purposes herein provided. The Collection Accounts shall remain at all times with the Corporate Trust Office or a financial institution having a long-term debt rating at least equal to “BBB+” or “A2,” as applicable, or a short-term debt rating at least equal to “A-1,” “P-1” or “F1,” as applicable.
     (b) All distributions of principal or interest received in respect of the Assets, and any Sale Proceeds from the sale or disposition of a Collateral Obligation or other Assets received by the Trustee in Dollars shall be immediately deposited into the Interest Collection Account or the Principal Collection Account, as Interest Proceeds or Principal Proceeds, respectively (unless, in the case of proceeds received from the sale or disposition of any Assets, such proceeds are simultaneously reinvested pursuant to Section 10.2(d) in Substitute Collateral

Obligations, subject to the Replenishment Criteria, or in Eligible Investments). Subject to Sections 10.2(d), 10.2(e) and 11.2, all such property, together with any securities in which funds included in such property are or will be invested or reinvested during the term of this Indenture, and any income or other gain realized from such investments, shall be held by the Trustee in the Collection Accounts as part of the Assets subject to disbursement and withdrawal as provided in this Section 10.2. Subject to Section 10.2(e) by Issuer Order (which may be in the form of standing instructions), the Issuer or the Collateral Manager, on behalf of the Issuer, shall at all times direct the Trustee to, and, upon receipt of such Issuer Order, the Trustee shall, invest all funds received by the Trustee into the Collection Accounts during a Due Period, and amounts received by the Trustee in prior Due Periods and retained in the Collection Accounts, as so directed in Eligible Investments having stated maturities no later than the Business Day immediately preceding the next Payment Date. The Trustee, within one Business Day after receipt of any Scheduled Distribution or other proceeds in respect of the Assets which is not Cash, shall so notify the Issuer and the Collateral Manager and the Issuer, or the Collateral Manager on behalf of the Issuer, shall, within five Business Days of receipt of such notice from the Trustee, sell such Scheduled Distribution or other non-Cash proceeds for Cash in an arm’s length transaction to a Person which is not an Affiliate of the Issuer or the Collateral Manager and deposit the proceeds thereof in the applicable Collection Account for investment pursuant to this Section 10.2; provided, however, that the Issuer, or the Collateral Manager on behalf of the Issuer, need not sell such Scheduled Distributions or other non-Cash proceeds if it delivers an Officer’s Certificate to the Trustee certifying that such Scheduled Distributions or other proceeds constitute Collateral Obligations or Eligible Investments.
     (c) If prior to the occurrence of an Event of Default, the Issuer, or the Collateral Manager on behalf of the Issuer, shall not have given any investment directions pursuant to Section 10.2(b), the Trustee shall seek instructions from the Issuer, or the Collateral Manager on behalf of the Issuer, within three Business Days after transfer of such funds to the applicable Collection Account. If the Trustee does not thereupon receive written instructions from the Issuer, or the Collateral Manager on behalf of the Issuer, within five Business Days after transfer of such funds to the applicable Collection Account, it shall invest and reinvest the funds held in the applicable Collection Account in one or more Eligible Investments described in clause (ii) of the definition of Eligible Investments maturing no later than the Business Day immediately preceding the next Payment Date. If after the occurrence of an Event of Default, the Issuer, or the Collateral Manager on behalf of the Issuer, shall not have given investment directions to the Trustee pursuant to Section 10.2(b) for three consecutive days, the Trustee shall invest and reinvest such Monies as fully as practicable in Eligible Investments described in clause (ii) of the definition of Eligible Investments maturing not later than the earlier of (i) 30 days after the date of such investment or (ii) the Business Day immediately preceding the next Payment Date. All interest and other income from such investments shall be deposited in the applicable Collection Account, any gain realized from such investments shall be credited to the applicable Collection Account, and any loss resulting from such investments shall be charged to the applicable Collection Account. The Trustee shall not in any way be held liable (except as a result of negligence, willful misconduct or bad faith) by reason of any insufficiency of such applicable Collection Account resulting from any loss relating to any such investment, except with respect to investments in obligations of the Trustee or any Affiliate thereof.

     (d) During the Replenishment Period (and thereafter to the extent necessary to acquire Collateral Obligations pursuant to contracts entered into during the Replenishment Period), the Collateral Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, reinvest Principal Proceeds in Collateral Obligations selected by the Collateral Manager as permitted under and in accordance with the requirements of Article 12 and such Issuer Order.
     (e) The Trustee shall transfer to the Payment Account for application pursuant to Section 11.1(a) and in accordance with the calculations and the instructions contained in the Notes Valuation Report prepared by the Trustee on behalf of the Issuer pursuant to Section 10.12(e), on or prior to the Business Day prior to each Payment Date, any amounts then held in the Collection Accounts other than (i) Interest Proceeds or Principal Proceeds received by the Trustee after the end of the Due Period with respect to such Payment Date and (ii) amounts that the Issuer is entitled to reinvest in accordance with Section 12.2 and which the Issuer so elects to reinvest in accordance with the terms of this Indenture.
     Section 10.3. Payment Account.
     (a) The Trustee shall, prior to the Closing Date, establish a single, segregated trust account which shall be designated as the “Payment Account,” which shall be held in trust for the benefit of the Noteholders and each Hedge Counterparty and over which the Trustee shall have exclusive control and the sole right of withdrawal. Any and all funds at any time on deposit in, or otherwise to the credit of, the Payment Account shall be held in trust by the Trustee for the benefit of the Noteholders. Except as provided in Sections 11.1 and 11.2, the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be (i) to pay the interest on and the principal of the Notes and make other payments in respect of the Notes in accordance with their terms and the provisions of this Indenture, (ii) to pay the Owner Trustee for deposit into the Certificate Distribution Account for distributions to the Certificateholder in accordance with the terms and the provisions of this Indenture, (iii) upon Issuer Order, to pay other amounts specified herein, and (iv) otherwise to pay amounts payable pursuant to and in accordance with the terms of this Indenture, each in accordance with the Priority of Payments. The Trustee agrees to give the Issuer immediate notice if it becomes aware that the Payment Account or any funds on deposit therein, or otherwise to the credit of the Payment Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Issuer shall have any legal, equitable or beneficial interest in the Payment Account other than in accordance with the Priority of Payments. The Payment Account shall remain at all times with the Corporate Trust Office or a financial institution having a long-term debt rating by each Rating Agency at least equal to “BBB+” or “A2,” as applicable, or a short-term debt rating by each Rating Agency at least equal to “A-1,” “P-1” or “F1,” as applicable. Amounts in the Payment Account shall not be invested.
     Section 10.4. Unused Proceeds Account.
     (a) The Trustee shall prior to the Closing Date establish a single, segregated trust account which shall be designated as the “Unused Proceeds Account” which shall be held in trust in the name of the Trustee for the benefit of the Noteholders, into which the amount specified in Section 3.2(g) shall be deposited. All Monies deposited from time to time in the

Unused Proceeds Account pursuant to this Indenture shall be held by the Trustee as part of the Assets and shall be applied to the purposes herein provided.
     (b) The Trustee agrees to give the Issuer immediate notice if it becomes aware that the Unused Proceeds Account or any funds on deposit therein, or otherwise to the credit of the Unused Proceeds Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Unused Proceeds Account shall remain at all times with the Corporate Trust Office of a financial institution having a long-term debt rating by each Rating Agency at least equal to “BBB+” or “A2,” as applicable, or a short-term debt rating at least equal to “A-1,” “P-1” or “F1,” as applicable.
     (c) During the Replenishment Period, amounts on deposit in the Unused Proceeds Account may or shall be designated by the Collateral Manager as Special Amortization Amounts to be included as Principal Proceeds pursuant to Section 9.7. If the sum of (A) the Aggregate Principal Balance of the Collateral Obligations plus (B) the Aggregate Class A-1R Undrawn Amount exceeds the Minimum Ramp-Up Amount on the Effective Date, amounts remaining on deposit in the Unused Proceeds Account at the end of the Ramp-Up Period not to exceed an amount equal to 15% of the Initial Deposit may, at the option of the Collateral Manager and provided no Rating Confirmation Failure shall have occurred, be designated as Interest Proceeds. Any such election will be made on a one-time basis and must be made by written notice to the Trustee not later than the twentieth (20th) Business Day after the Effective Date, which notice shall set forth any such amounts in the Unused Proceeds Account so designated (and any interest or earnings thereon). Upon receipt of such notice, the Trustee shall transfer such amount to the Interest Collection Account (for subsequent transfer to the Payment Account), which will be treated as Interest Proceeds and applied in accordance with the Priority of Payments. Any amounts remaining in the Unused Proceeds Account on the twentieth (20th) Business Day after the Effective Date, to the extent not designated as Interest Proceeds and provided that a Ratings Confirmation Failure has not occurred, shall be transferred by the Trustee to the Principal Collection Account (for subsequent transfer to the Payment Account) and treated as Principal Proceeds and applied in accordance with the Priority of Payments.
     (d) If a Rating Confirmation Failure occurs, upon receipt of notice from the Collateral Manager pursuant to Section 7.18, the Trustee shall transfer amounts in the Unused Proceeds Account to the Payment Account for application on the immediately following Payment Date to pay principal of the Notes, first, to the payment of principal of the Class A Notes as described under Section 11.1(g) (and any Required Class A-1R Suspense Account Deposit to the Class A-1R Suspense Account), second, the payment of principal of the Class B Notes, third, the payment of principal of the Class C Notes, fourth, the payment of principal of the Class D Notes, fifth, the payment of principal of the Class E Notes, sixth, the payment of principal of the Class F Notes, seventh, the payment of principal of the Class G Notes, eight, the payment of principal of the Class H Notes, ninth, the payment of principal of the Class J Notes and tenth, the payment of principal of the Class K Notes, in each case until the ratings assigned on the Closing Date to each Class of Notes have been reinstated or such Class has been paid in full. Any excess amount shall be treated as Principal Proceeds and applied in accordance with the Priority of Payments. If no Ratings Confirmation Failure occurs, to the extent the Collateral Manager has not identified such amounts as Interest Proceeds pursuant to Section 10.4(c), the Trustee shall transfer the amounts on deposit in the Unused Proceeds Account to the Principal

Collection Account, and such amounts will be treated as Principal Proceeds and applied in accordance with the Priority of Payments.
     (e) During the Ramp-Up Period, the Issuer (or the Collateral Manager on behalf of the Issuer) may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, apply amounts on deposit in the Unused Proceeds Account to acquire Collateral Obligations selected by the Collateral Manager as permitted under and in accordance with the requirements of Section 7.17 and such Issuer Order.
     (f) To the extent not applied pursuant to Section 7.17, the Collateral Manager on behalf of the Issuer may direct the Trustee to, and upon such direction the Trustee shall, invest all funds in the Unused Proceeds Account in Eligible Investments designated by the Collateral Manager. All interest and other income from such investments shall be deposited in the Unused Proceeds Account, any gain realized from such investments shall be credited to the Unused Proceeds Account, and any loss resulting from such investments shall be charged to the Unused Proceeds Account. The Trustee shall not in any way be held liable (except as a result of negligence, willful misconduct or bad faith) by reason of any insufficiency of the Unused Proceeds Account resulting from any loss relating to any such investment, except with respect to investments in obligations of the Trustee or any Affiliate thereof. If the Trustee does not receive investment instructions from an Authorized Officer of the Collateral Manager, the Trustee may invest funds received in the Unused Proceeds Account in Eligible Investments of the type described in clause (ii) of the definition thereto.
     (g) On the Closing Date, the Trustee shall establish a subaccount of the Unused Proceeds Account (the “Unused Proceeds Subaccount”) and credit an amount equal to the Liquidity Threshold. As directed by the Collateral Manager, amounts credited thereto may be released from the lien of this Indenture and paid to Future Advance Holders to satisfy the additional funding commitments of the Future Advance Holders. At any time prior to the Effective Date, the Collateral Manager may direct the Trustee to terminate the Unused Proceeds Subaccount and credit any amounts remaining on deposit therein to the Unused Proceeds Account. For the avoidance of doubt, amounts on deposit in the Unused Proceeds Subaccount shall not be included in the Assets securing the Notes.
     Section 10.5. Delayed Funding Obligations Account.
     (a) The Trustee shall prior to the Closing Date establish a single, segregated trust account which shall be designated as the “Delayed Funding Obligations Account” which shall be held in trust in the name of the Trustee for the benefit of the Noteholders and each Hedge Counterparty, into which Delayed Funding Obligations Account the Trustee shall deposit funds for any additional funding commitments of the Issuer under any Issuer Held Delayed Draw Loans or Issuer Held Revolving Loans included in the Collateral Obligations. All amounts in the Delayed Funding Obligations Account shall be deposited in overnight funds in Eligible Investments and released to fulfill such commitments in each case, as directed by the Collateral Manager. If an Issuer Held Delayed Draw Loan or Issuer Held Revolving Loan is sold or otherwise disposed before the full commitment thereunder has been drawn, or if excess funds remain following the termination of the funding obligation giving rise to the deposit of such funds in the Delayed Funding Obligations Account, such Eligible Investments on deposit in the

Delayed Funding Obligations Account for the purpose of fulfilling such commitment shall be transferred to the Principal Collection Account as Principal Proceeds. The Delayed Funding Obligations Account shall remain at all times with the Corporate Trust Office or a financial institution having a long-term debt rating from each Rating Agency at least equal to “BBB+” or “A2,” as applicable, or a short-term debt rating at least equal to “A-1,” “P-1” or “F-1,” as applicable.
     (b) Funds in the Delayed Funding Obligations Account shall be available solely to fulfill any additional funding commitments under any Issuer Held Delayed Draw Loans or Issuer Held Revolving Loans included in the Collateral Obligations, and only funds in the Delayed Funding Obligations Account shall be used for such purpose. Upon the purchase of any Collateral Obligation that is an Issuer Held Delayed Draw Loan or Issuer Held Revolving Loan, the Collateral Manager shall direct the Trustee to deposit Principal Proceeds or amounts in the Unused Proceeds Account into the Delayed Funding Obligation Account in an amount equal to the Issuer’s maximum future funding obligation under the terms of such Issuer Held Delayed Draw Loan or Issuer Held Revolving Loan, and the Principal Proceeds so deposited shall be considered part of the purchase price of such Issuer Held Delayed Draw Loan or Issuer Held Revolving Loan for purposes of Article 12. The Collateral Manager shall not permit the amounts then on deposit in the Delayed Funding Obligation Account to be less than the aggregate amount of all future funding obligations outstanding under the terms of all Issuer Held Delayed Draw Loans and Issuer Held Revolving Loans that constitute Collateral Obligations.
     (c) The Collateral Manager shall direct the Trustee on or before the related Determination Date to withdraw funds from the Delayed Funding Obligation Account to fund amounts drawn under any Issuer Held Delayed Draw Loan or Issuer Held Revolving Loan. Pursuant to an Issuer Order, all or a portion of the funds, as specified in such Issuer Order, on deposit in the Delayed Funding Obligation Account at any time in excess of the aggregate principal amount of commitments which may be drawn upon under the Issuer Held Delayed Draw Loans and Issuer Held Revolving Loans shall be transferred by the Trustee to the Collection Account as Principal Proceeds.
     Section 10.6. Expense Account.
     (a) The Trustee shall prior to the Closing Date establish a single, segregated trust account which shall be designated as the “Expense Account” which shall be held in trust in the name of the Trustee for the benefit of the Noteholders and each Hedge Counterparty. The only permitted withdrawal from or application of funds on deposit in, or otherwise standing to the credit of, the Expense Account shall be to pay (on any day other than a Payment Date) accrued and unpaid Company Administrative Expenses of the Issuer (other than accrued and unpaid expenses and indemnities payable to the Collateral Manager under the Collateral Management Agreement). On or after the Effective Date, any amount remaining in the Expense Account may, at the election of the Collateral Manager be designated as Interest Proceeds. On the date on which substantially all of the Issuer’s assets have been sold or otherwise disposed of, the Issuer by Issuer Order executed by an Authorized Officer of the Collateral Manager shall direct the Trustee to, and, upon receipt of such Issuer Order, the Trustee shall, transfer all amounts on deposit in the Expense Account to the Interest Collection Account for application pursuant to Section 11.1(a)(i) as Interest Proceeds. Amounts credited to the Expense Account may be applied on or prior to the Determination Date preceding the first Payment Date to pay amounts due in connection with the offering of the Notes.
     (b) The Trustee agrees to give the Issuer immediate notice if it becomes aware that the Expense Account or any funds on deposit therein, or otherwise to the credit of the Expense Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Issuer shall not have any legal, equitable or beneficial interest in the Expense Account. The Expense Account shall remain at all times with the Corporate Trust Office of a financial institution having a long-term debt rating by each Rating Agency at least equal to “BBB+” or “Baa1,” as applicable.
     (c) The Collateral Manager on behalf of the Issuer may direct the Trustee to, and upon such direction the Trustee shall, invest all funds in the Expense Account in Eligible Investments designated by the Collateral Manager. All interest and other income from such investments shall be deposited in the Expense Account, any gain realized from such investments shall be credited to the Expense Account, and any loss resulting from such investments shall be charged to the Expense Account. The Trustee shall not in any way be held liable (except as a result of negligence, willful misconduct or bad faith) by reason of any insufficiency of such Expense Account resulting from any loss relating to any such investment, except with respect to investments in obligations of the Trustee or any Affiliate thereof. If the Trustee does not receive investment instructions from an Authorized Officer of the Collateral Manager, the Trustee may invest funds received in the Expense Account in Eligible Investments of the type described in clause (ii) of the definition thereto.
     Section 10.7. Class A-1R Suspense Account
     (a) The Trustee shall prior to the Closing Date establish a single, segregated trust account which shall be designated the “Class A-1R Suspense Account” which shall be held in trust in the name of the Trustee for the benefit of the Noteholders and each Hedge Counterparty. On any Payment Date, the Trustee will deposit into the Class A-1R Suspense Account, the Required Class A-1R Suspense Account Deposit. At the direction of the Collateral Manager, the Issuer may by Issuer Order direct the Trustee to, and upon receipt of the Issuer Order the Trustee shall, transfer all amounts on deposit in the Class A-1R Suspense Account, if any, for one or more of the following purposes, subject to the limitations set forth in this Indenture: (i) during the Replenishment Period, as Class A-1R Prepayments, (ii) for deposit into the Delayed Funding Obligations Account to fund future advances with respect to Issuer Held Delayed Draw Loans or Issuer Held Revolving Loans, or (iii) on any Payment Date, as Principal Proceeds for application in accordance with the Priority of Payments (provided that any Issuer Order instructing the Trustee to apply such amounts as Principal Proceeds on any Payment Date will be delivered no later than the related Determination Date). If no Issuer Order is delivered to the Trustee prior to a Determination Date, the Trustee shall transfer all amounts on deposit in the Class A-1R Suspense Account, if any, to the Principal Collection Account for application in accordance with the Priority of Payments as Principal Proceeds on the related Payment Date. At the Commitment Termination Time, amounts on deposit in the Class A-1R Suspense Account will be transferred to the Principal Collection Account for application in accordance with the Priority of Payments as Principal Proceeds on the related Payment Date.

     (b) The Trustee agrees to give the Issuer immediate notice if it becomes aware that the Class A-1R Suspense Account or any funds on deposit therein, or otherwise to the credit of the Class A-1R Suspense Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Issuer shall not have any legal, equitable or beneficial interest in the Class A-1R Suspense Account. The Class A-1R Suspense Account shall remain at all times with the Corporate Trust Office of a financial institution having a long term debt rating by each Rating Agency at least equal to “A” or “A2,” as applicable, and a short term debt rating at least equal to “A-1” or “P-1” or “F1,” as applicable.
     (c) The Collateral Manager on behalf of the Issuer may direct the Trustee to, and upon such direction the Trustee shall, invest all funds in the Class A-1R Suspense Account in Eligible Investments designated by the Collateral Manager. All interest and other income from such investments shall be deposited in the Class A-1R Suspense Account, any gain realized from such investments shall be credited to the Class A-1R Suspense Account, and any loss resulting from such investments shall be charged to the Class A-1R Suspense Account. The Trustee shall not in any way be held liable (except as a result of negligence, willful misconduct or bad faith) by reason of any insufficiency of such Class A-1R Suspense Account resulting from any loss relating to any such investment, except with respect to investments in obligations of the Trustee or any Affiliate thereof. If the Trustee does not receive investment instructions from an Authorized Officer of the Collateral Manager, the Trustee may invest funds received in the Class A-1R Suspense Account in Eligible Investments of the type described in clause (ii) of the definition thereto.
     Section 10.8. Liquidity Suspense Account
     (a) The Trustee shall prior to the Closing Date establish a single, segregated trust account which shall be designated as the “Liquidity Suspense Account” which shall be held in trust in the name of the Trustee for the benefit of the Future Advance Holders. On any Payment Date on which a Liquidity Test Failure or a Future Funding Failure has occurred and is continuing, the Trustee shall release from the lien of this Indenture and deposit into the Liquidity Suspense Account all amounts available to be distributed pursuant to clause (32) under of Section 11.1(a)(i) until such Liquidity Test Failure or such Future Funding Failure, as the case may be, is cured. At the direction of the Collateral Manager, the Issuer may by Issuer Order direct the Trustee to, and upon receipt of the Issuer Order, the Trustee shall, transfer all amounts on deposit in the Liquidity Suspense Account, if any, to the Future Advance Holders to satisfy the additional commitments in respect of one or more Third-Party Held Delayed Draw Loans or Third-Party Held Revolving Loans or reimburse the Issuer for losses related to the failure to fund such future funding commitments in accordance with the related Underlying Instruments. Amounts on deposit in the Liquidity Suspense Account shall be invested in Permitted Investments as set forth herein. Subject to Section 7.19 hereof, Amounts on deposit in the Liquidity Suspense Account (or any portion thereof) shall be released and paid (upon standing order of the Issuer) to the Owner Trustee for deposit into the Certificate Distribution Account for distribution to the Certificateholder as payments of the Certificate Distribution Amount on any date on which no Future Funding Failures have occurred and are continuing the Liquidity Test would be satisfied after such release and payment. For the avoidance of doubt, amounts on deposit in the Liquidity Suspense Account shall not be included in the Assets securing the Notes.

     (b) The Trustee agrees to give the Issuer immediate notice if it becomes aware that the Liquidity Suspense Account or any funds on deposit therein, or otherwise to the credit of the Liquidity Suspense Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Issuer shall not have any legal, equitable or beneficial interest in the Liquidity Suspense Account. The Liquidity Suspense Account shall remain at all times with the Corporate Trust Office of a financial institution having a long term debt rating by each Rating Agency at least equal to “A” or “A2,” as applicable, and a short term debt rating at least equal to “A-1” or “P-1” or “F1,” as applicable.
     (c) The Collateral Manager on behalf of the Issuer may direct the Trustee to, and upon such direction the Trustee shall, invest all funds in the Liquidity Suspense Account in Eligible Investments designated by the Collateral Manager. All interest and other income from such investments shall be deposited in the Liquidity Suspense Account, any gain realized from such investments shall be credited to the Liquidity Suspense Account, and any loss resulting from such investments shall be charged to the Liquidity Suspense Account. The Trustee shall not in any way be held liable (except as a result of negligence, willful misconduct or bad faith) by reason of any insufficiency of such Liquidity Suspense Account resulting from any loss relating to any such investment, except with respect to investments in obligations of the Trustee or any Affiliate thereof. If the Trustee does not receive investment instructions from an Authorized Officer of the Collateral Manager, the Trustee may invest funds received in the Liquidity Suspense Account in Eligible Investments of the type described in clause (ii) of the definition thereto.
     Section 10.9. Future Funding Reserve Account
     (a) The Trustee shall prior to the Closing Date establish a single, segregated trust account which shall be designated as the “Future Funding Reserve Account” which shall be held in trust in the name of the Trustee for the benefit of the Future Advance Holders. From time to time, the Future Advance Holders (or one or more other entities on their behalf) may contribute to the Issuer amounts for deposit into the Future Funding Reserve Account. The Trustee shall deposit into the Future Funding Reserve Account all amounts so received by the Issuer. At the direction of the Collateral Manager, the Issuer may by Issuer Order direct the Trustee to, and upon receipt of the Issuer Order, the Trustee shall, transfer all amounts on deposit in the Future Funding Reserve Account, if any, to the Future Advance Holders to satisfy the additional commitments in respect of one or more Third-Party Held Delayed Draw Loans or Third-Party Held Revolving Loans or reimburse the Issuer for losses related to the failure to fund such future funding commitments in accordance with the related Underlying Instruments. Amounts on deposit in the Future Funding Reserve Account shall be invested in Permitted Investments. Amounts on deposit in the Future Funding Reserve Account (or any portion thereof) shall be released and paid to the Future Advance Holders (or their designees) on any date on which the Future Funding Reserve Test would be satisfied after such release and payment. For the avoidance of doubt, amounts on deposit in the Future Funding Reserve Account shall not be included in the Assets securing the Notes.
     (b) The Trustee agrees to give the Issuer immediate notice if it becomes aware that the Future Funding Reserve Account or any funds on deposit therein, or otherwise to the credit of the Future Funding Reserve Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Issuer shall not have any legal, equitable or beneficial interest in the Future Funding Reserve Account. The Future Funding Reserve Account shall remain at all times with the Corporate Trust Office of a financial institution having a long term debt rating by each Rating Agency at least equal to “A” or “A2,” as applicable, and a short term debt rating at least equal to “A-1” or “P-1” or “F1,” as applicable.
     (c) The Collateral Manager on behalf of the Issuer may direct the Trustee to, and upon such direction the Trustee shall, invest all funds in the Future Funding Reserve Account in Eligible Investments designated by the Collateral Manager. All interest and other income from such investments shall be deposited in the Future Funding Reserve Account, any gain realized from such investments shall be credited to the Future Funding Reserve Account, and any loss resulting from such investments shall be charged to the Future Funding Reserve Account. The Trustee shall not in any way be held liable (except as a result of negligence, willful misconduct or bad faith) by reason of any insufficiency of such Future Funding Reserve Account resulting from any loss relating to any such investment, except with respect to investments in obligations of the Trustee or any Affiliate thereof. If the Trustee does not receive investment instructions from an Authorized Officer of the Collateral Manager, the Trustee may invest funds received in the Future Funding Reserve Account in Eligible Investments of the type described in clause (ii) of the definition thereto.
     Section 10.10. Interest Advances.
     (a) With respect to each Determination Date for which the sum of Interest Proceeds and, if applicable, Principal Proceeds, collected during the related Due Period that are available to pay interest on the Class A and the Class B Notes in accordance with the Priority of Payments, are insufficient to remit the interest due and payable with respect to the Class A and the Class B Notes on the following Payment Date (the amount of such insufficiency, an “Interest Shortfall”), the Trustee shall provide the Advancing Agent with written notice of such Interest Shortfall no later than the close of business on the Business Day following such Determination Date. The Trustee shall provide the Advancing Agent with notice, prior to any funding of an Interest Advance by the Advancing Agent, of any additional interest remittances received by the Trustee after delivery of such initial notice that reduce such Interest Shortfall. No later than 5:00 p.m. (New York time) on the Business Day immediately preceding the related Payment Date (but in any event no earlier than one Business Day following the Advancing Agent’s receipt of notice of such Interest Shortfall), the Advancing Agent shall advance the difference between such amounts (each such advance, an “Interest Advance”) by deposit of an amount equal to such Interest Advance in the Payment Account, subject to a determination of recoverability by the Advancing Agent as described in Section 10.10(b), and subject to a maximum limit in respect of any Payment Date equal to the lesser of (i) the aggregate of such Interest Shortfalls that would otherwise occur on the Class A Notes and Class B Notes and (ii) the aggregate of the interest payments not received in respect of Non-Advancing Collateral Obligations. Notwithstanding the foregoing, in no circumstance will the Advancing Agent be required to make an Interest Advance in respect of a Non-Advancing Collateral Obligation (x) to the extent that the aggregate outstanding amount of all unreimbursed Interest Advances would exceed the aggregate outstanding principal amount of the Class A Notes and the Class B Notes or (y) if the Class A/B Par Value Ratio on the relevant Measurement Date is less than 100%. Any Interest Advance made by the Advancing Agent with respect to a Payment Date that is in excess of the actual

Interest Shortfall for such Payment Date shall be refunded to the Advancing Agent by the Trustee on the same Business Day that such Interest Advance was made (or, if such Interest Advance is made prior to final determination by the Trustee of such Interest Shortfall, on the Business Day of such final determination). The Advancing Agent shall provide the Trustee written notice of a determination by the Advancing Agent that a proposed Interest Advance would constitute a Nonrecoverable Advance no later than the close of business on the Business Day immediately preceding the related Payment Date (or, in the event that the Advancing Agent did not receive notice of the related Interest Shortfall on the related Determination Date, no later than the close of business on the Business Day immediately following the Advancing Agent’s receipt of notice of such Interest Shortfall). If the Advancing Agent shall fail to make any required Interest Advance at or prior to the time at which distributions are to be made pursuant to Section 11.1(a), the Trustee, in its capacity as Backup Advancing Agent, shall be required to make such Interest Advance, subject to a determination of recoverability by the Trustee as described in Section 10.10(b). The Trustee shall be entitled to but not required to conclusively rely on any affirmative determination by the Advancing Agent that an Interest Advance would constitute a Nonrecoverable Advance. Based upon available information at the time, the Trustee, the Collateral Manager or the Advancing Agent will provide fifteen (15) days prior notice to each Rating Agency if recovery of a Nonrecoverable Advance would result in an Interest Shortfall on the next succeeding Payment Date. No later than the close of business on the Determination Date related to a Payment Date on which the recovery of a Nonrecoverable Advance would result in an Interest Shortfall, the Collateral Manager will provide each Rating Agency notice of such recovery.
     (b) Notwithstanding anything herein to the contrary, neither the Advancing Agent nor the Trustee, in its capacity as Backup Advancing Agent, as applicable, shall be required to make any Interest Advance unless such Person determines, in its sole discretion, exercised in good faith that such Interest Advance, or such proposed Interest Advance, plus interest expected to accrue thereon at the Reimbursement Rate, will be ultimately recoverable from subsequent payments or collections with respect to all Assets and has determined in its reasonable judgment that the recovery would not result in an Interest Shortfall. In determining whether any proposed Interest Advance will be, or whether any Interest Advance previously made is, a Nonrecoverable Advance, the Advancing Agent or the Trustee, in its capacity as Backup Advancing Agent, as applicable, will take into account:
     (i) (A) amounts that may be realized on each Underlying Mortgage Property in its “as is” or then current condition and occupancy and (B) with respect to an Underlying Mortgage Property for which then current cash flow is reduced due to construction or repositioning, amounts that may be realized from the projected cash flow and value of such Underlying Mortgage Property; provided that the person making the determination of recoverability has a reasonable belief that such projected cash flow and value are achievable;
     (ii) that the related Senior Tranches of any Collateral Obligation may be required to be fully paid and any advances (and interest thereon) made in respect of such Senior Tranches may be required to be fully reimbursed, prior to any amounts recovered in respect of the Underlying Mortgage Properties are allocated or otherwise made available to the Collateral Obligations;

     (iii) the possibility and effects of future adverse change with respect to the Underlying Mortgage Properties, the potential length of time before such Interest Advance may be reimbursed and the resulting degree of uncertainty with respect to such reimbursement; and
     (iv) the fact that Interest Advances are intended to provide liquidity only and not credit support to the Holders of the Class A Notes and the Holders of the Class B Notes.
     For purposes of any such determination of whether an Interest Advance constitutes or would constitute a Nonrecoverable Advance, an Interest Advance will be deemed to be nonrecoverable if the Advancing Agent or the Trustee, in its capacity as Backup Advancing Agent, as applicable, determines that future Interest Proceeds and Principal Proceeds may be ultimately insufficient to fully reimburse such Interest Advance, plus interest thereon at the Reimbursement Rate within a reasonable period of time. Absent bad faith, the determination by the Advancing Agent or the Trustee, in its capacity as Backup Advancing Agent, as applicable, as to the nonrecoverability of any Interest Advance shall be conclusive and binding on the Noteholders. It is understood and agreed that the foregoing list is not meant to be exclusive and the Advancing Agent or the Trustee, in its capacity as Backup Advancing Agent, may consider other factors in making any applicable nonrecoverability determination.
     (c) The Advancing Agent and the Trustee, in its capacity as Backup Advancing Agent, will each be entitled to recover any previously unreimbursed Interest Advance made by it (including any Nonrecoverable Advance), together with interest thereon at the Reimbursement Rate, first, from Interest Proceeds and second (to the extent that there are insufficient Interest Proceeds for such reimbursement), from Principal Proceeds to the extent that such reimbursement would not trigger an additional Interest Shortfall; provided that if at any time an Interest Advance is determined to be a Nonrecoverable Advance, the Advancing Agent or the Trustee, in its capacity as Backup Advancing Agent, shall be entitled to recover all outstanding Interest Advances from the Collection Accounts on any Business Day during any Interest Accrual Period prior to the related Determination Date (or on a Payment Date prior to any payment of interest on or principal of the Notes in accordance with the Priority of Payments) without regard to whether or not such reimbursement would result in an Interest Shortfall. The Advancing Agent and the Trustee, in its capacity as Backup Advancing Agent, shall be permitted (but not obligated) to defer or otherwise structure the timing of recoveries of Nonrecoverable Advances in such manner as the Advancing Agent determines is in the best interest of the Class A Noteholders and the Class B Noteholders as a collective whole, which may include being reimbursed for Nonrecoverable Advances in installments.
     (d) The Advancing Agent and the Trustee, in its capacity as Backup Advancing Agent, will each be entitled with respect to any Interest Advance made by it (including Nonrecoverable Advances) to interest accrued on the amount of such Interest Advance for so long as it is outstanding at the Reimbursement Rate. Such Reimbursement Interest on any Interest Advance will be payable to the Advancing Agent or Trustee, in its capacity as Backup Advancing Agent, at the time of reimbursement of the related Interest Advance, first, from Interest Proceeds and second, from Principal Proceeds.

     (e) The Advancing Agent’s and the Trustee’s obligations to make Interest Advances in respect of the Collateral Obligations will continue through the Stated Maturity, unless the Class A Notes and the Class B Notes are previously redeemed or otherwise repaid in full.
     (f) In no event will the Advancing Agent or the Trustee, in its capacity as Backup Advancing Agent, be required to advance any payments in respect of principal or with respect to any Class of Notes other than the Class A Notes and the Class B Notes or with respect to any Collateral Obligation other than a Non-Advancing Collateral Obligation, and in no event will the Advancing Agent or the Trustee, in its capacity as backup advancing agent, be required to advance any amounts in respect of principal payments on any Collateral Obligation and in no event will the Advancing Agent or the Trustee, in its capacity as backup advancing agent, be required to make a Nonrecoverable Advance.
     (g) In consideration of the performance of its obligations hereunder, the Advancing Agent shall be entitled to receive, at the times set forth herein and subject to the Priority of Payments, to the extent funds are available therefor, the Advancing Agent Fee. In consideration of the Trustee’s back-up advancing obligations hereunder, the Trustee shall be entitled to receive, at the times set forth herein and subject to the Priority of Payments, to the extent funds are available therefore, the Back-Up Advancing Agent Fee.
     (h) The determination by the Advancing Agent or the Trustee, in its capacity as Backup Advancing Agent, as applicable, (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Interest Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer’s Certificate delivered promptly to the Trustee (or, if applicable, retained thereby), the Issuer, S&P, Fitch and Moody’s, setting forth the basis for such determination; provided that failure to give such notice, or any defect therein, shall not impair or affect the validity of, or the Advancing Agent or the Trustee’s entitlement to reimbursement with respect to, any Interest Advance.
     (i) If a Scheduled Distribution on any Collateral Obligation is not paid to the Trustee on the Due Date therefor, the Trustee shall provide the Advancing Agent with notice of such default on the Business Day immediately following such default. In addition, upon request, the Trustee shall provide the Advancing Agent (either electronically or in hard-copy format), with copies of all reports received from any trustee, trust administrator, master servicer or similar administrative entity with respect to the Collateral Obligations and the Trustee shall promptly make available to the Advancing Agent any other information reasonably available to the Trustee by reason of its acting as Trustee hereunder to permit the Advancing Agent to make a determination of recoverability with respect to any Interest Advance and to otherwise perform its advancing functions under this Indenture.
     Section 10.11. Reports by Parties.
     (a) The Trustee shall supply, in a timely fashion, to the Issuer, the Owner Trustee and the Collateral Manager any information regularly maintained by the Trustee that the Issuer, the Owner Trustee or the Collateral Manager may from time to time request with respect to the Pledged Obligations or the Accounts and provide any other information reasonably available to the Trustee by reason of its acting as Trustee hereunder and required to be provided by Section 10.12 or to permit the Collateral Manager to perform its obligations under the Collateral Management Agreement. The Trustee shall forward to the Collateral Manager and each Hedge Counterparty copies of notices and other writings received by it from the issuer of any Collateral Obligation or from any Clearing Agency with respect to any Collateral Obligation advising the holders of such security of any rights that the holders might have with respect thereto (including, without limitation, notices of calls and redemptions of securities) as well as all periodic financial reports received from such issuer and Clearing Agencies with respect to such issuer. Each of the Issuer and Collateral Manager shall promptly forward to the Trustee any information in their possession or reasonably available to them concerning any of the Pledged Obligations that the Trustee reasonably may request or that reasonably may be necessary to enable the Trustee to prepare any report or perform any duty or function on its part to be performed under the terms of this Indenture.
     (b) Until such time as AG Financial Products Inc. (“AG FP”) notifies the Trustee in writing that AG FP is no longer providing credit protection in respect of the Class A-2A Notes, the Trustee shall make available to AG FP (including by access to its password protected website) duplicate copies of all reports, notices and statements that the Trustee is required to deliver to any Holder of Class A-2A Notes, at the following address (or at any other address furnished in writing from time to time by AG FP to the Trustee): AG Financial Products Inc., 1325 Avenue of the Americas, New York, New York 10019, Attention: Risk Management Department, Re: Capital Source Real Estate Loan Trust 2006-A, Policy Nos. D-2006-296 and D-2006-298, Telecopy No: (212) 581-3268, Confirmation (212) 974-0100, E-mail: RiskManagementDept@assuredguaranty.com, with a copy to: General Counsel, telecopy number (212) 581-3268, Confirmation (212) 974-0100. For the avoidance of doubt, AG FP shall be entitled to request directly that the Trustee provide it with the above-mentioned documents in accordance with this Section 10.11(b). In addition, the Trustee shall make available to AG FP a copy of the Monthly Reports delivered pursuant to Section 10.12 without necessity of a request from AG FP for such reports..
     Section 10.12. Reports; Accountings.
     (a) The Trustee shall monitor the Assets on an ongoing basis and provide access to the information maintained by the Trustee to, and upon reasonable request of the Collateral Manager, shall assist the Collateral Manager in performing its duties under the Collateral Management Agreement, each in accordance with this Indenture.
     (b) The Trustee shall perform the following functions during the term of this Agreement:
     (i) Create and maintain a database with respect to the Collateral Obligations (the “Database”);
     (ii) Permit access to the information contained in the Database by the Collateral Manager and the Issuer;

     (iii) On a monthly basis monitor and update the Database for ratings changes;
     (iv) Update the Database for Collateral Obligations or Eligible Investments acquired or sold or otherwise disposed of;
     (v) Prepare and arrange for the delivery to each Rating Agency, the Collateral Manager, each Hedge Counterparty, the Initial Purchaser, and upon request therefor, any Holder of a Note shown on the Note Registrar, any Certificateholder shown on the register maintained by the Certificate Registrar under the Trust Agreement, and, for so long as any Notes (other than the Class A-1R Notes) are listed on the Irish Stock Exchange, the Irish Paying Agent of the Monthly Reports;
     (vi) Prepare and arrange for the delivery to the Collateral Manager, each Hedge Counterparty, and upon request therefor, any Holder of a Note shown on the Notes Register, Certificateholder shown on the register maintained by the Certificate Registrar under the Trust Agreement, the firm of Independent certified public accountants appointed pursuant to Section 10.14(a) hereof, each Rating Agency, the Depository (with instructions to forward it to each of its participants who are holders of any Notes) and, for so long as any Notes (other than the Class A-1R Notes) are listed on the Irish Stock Exchange, the Irish Paying Agent, of the Notes Valuation Report;
     (vii) Assist in preparation and arrange for the delivery to the Collateral Manager and each Hedge Counterparty of the Redemption Date Statement;
     (viii) Arrange for the delivery to each Rating Agency of all information or reports required under this Indenture, including, but not limited to, providing S&P, Moody’s and Fitch with (A) written notice of (1) any breaches under any of the Transaction Documents and (2) the termination or change of any parties to the Transaction Documents, in each case, for which the Trustee has received prior written notice pursuant to the terms of the Transaction Document and (B) each Monthly Report in Excel spreadsheet format; and
     (ix) Assist the Independent certified public accountants in the preparation of those reports required under Section 10.14 hereof by providing access to the information contained in the Database.
     (c) The Trustee, on behalf of the Issuer, shall compile and provide or make available on its website initially located at www.cdolink.com to each Rating Agency, the Collateral Manager, each Hedge Counterparty, the Initial Purchaser, for so long as any Notes (other than the Class A-1R Notes) are listed on the Irish Stock Exchange, the Irish Paying Agent, and upon request therefor, any Holder of a Note shown on the Notes Register, any beneficial owner of a Note who provides to the Trustee a certification in the form of Exhibit H hereto, Certificateholder shown on the register maintained by the Certificate Registrar under the Trust Agreement, not later than the last Business Day of each month commencing in 2007, determined as of the fourth Business Day prior to the last Business Day of such month, a monthly report (the “Monthly Report”). The Monthly Report shall contain the following information and instructions with respect to the Pledged Obligations included in the Assets based in part on information provided by the Collateral Manager:
     (i) (1) the Aggregate Principal Balance of all Collateral Obligations, together with a calculation, in reasonable detail, of the sum of (A) the Aggregate Principal Balance of all Collateral Obligations (other than Defaulted Securities and Written Down Securities) plus (B) the Principal Balance of each Pledged Obligation which is Written Down Security and (C) the Principal Balance of each Pledged Obligation which is a Defaulted Security;
     (ii) the balance of all Cash in each of the Interest Collection Account, the Principal Collection Account, the Delayed Funding Obligations Account, The Class A-1R Suspense Account, the Liquidity Suspense Account, the Future Funding Reserve Account and the Expense Account;
     (iii) the aggregate amount of the unfunded commitments under the Issuer Held Delayed Draw Loans and the Issuer Held Revolving Loans;
     (iv) the aggregate amount of the unfunded commitments under the Third-Party Held Delayed Draw Loans and the Third-Party Held Revolving Loans;
     (v) the nature, source and amount of any proceeds in the Collection Accounts, including Interest Proceeds, Principal Proceeds and Sale Proceeds, received since the date of determination of the last Monthly Report;
     (vi) with respect to each Collateral Obligation and each Eligible Investment that is part of the Assets, its Principal Balance, annual interest rate, average life, issuer, Moody’s Rating, S&P Rating and Fitch Rating;
     (vii) the identity of each Collateral Obligation that was sold or disposed of pursuant to Section 12.1 (indicating whether such Collateral Obligation is a Defaulted Security, Credit Risk Security or otherwise (in each case, as reported in writing to the Issuer by the Collateral Manager) and Sections 12.7 and 12.8 and whether such Collateral Obligation was sold pursuant to Section 12.1(a)(i) or (ii)) or Granted to the Trustee since the date of determination of the most recent Monthly Report;
     (viii) the identity of each Collateral Obligation which became a Defaulted Security, Credit Risk Security or a Written Down Security since the date of determination of the last Monthly Report;
     (ix) the identity of each Collateral Obligation that has been upgraded or downgraded by one or more Rating Agencies;
     (x) the Aggregate Principal Balance of all Fixed Rate Securities;

     (xi) the Aggregate Principal Balance of all Floating Rate Securities;
     (xii) based on information provided by the Collateral Manager, the Aggregate Principal Balance of all Floating Rate Securities that constitute Covered Fixed Rate Securities;
     (xiii) the Aggregate Principal Balance of all Collateral Obligations that are guaranteed as to ultimate or timely payment of principal or interest;
     (xiv) with respect to each Specified Type of Collateral Obligation, the Aggregate Principal Balance of all Collateral Obligations consisting of such Specified Type of Collateral Obligations;
     (xv) based on information provided by the Collateral Manager, the identity of, and the Aggregate Principal Balance of all Collateral Obligations whose Moody’s Rating is determined as provided in each clause of the definition of “Moody’s Rating” and the identity of, and the Aggregate Principal Balance of all Collateral Obligations whose S&P Rating is determined as provided in each of the clauses of the definition of “S&P Rating,” identifying in reasonable detail the basis for such calculation with respect to Collateral Obligations with an S&P Rating assigned pursuant to Annex 1, 2 or 3 of Schedule D, based on information provided by the Collateral Manager;
     (xvi) with respect to each Collateral Obligation, the Aggregate Principal Balance of all Collateral Obligations that are part of the same issuance;
     (xvii) the Aggregate Principal Balance of all Collateral Obligations that are securities that provide for periodic payments of interest less frequently than semi-annually;
     (xviii) based upon the information supplied by the Collateral Manager, the Aggregate Principal Balance of all Collateral Obligations issued by any single issuer (provided that for avoidance of doubt, with respect to any Loan, the issuer of such Loan shall be deemed to be the obligor of such Loan);
     (xix) based upon the information supplied by the Collateral Manager, the Aggregate Collateral Balance of the Collateral Obligations consisting of CMBS Securities issued in any single calendar year;
     (xx) the Aggregate Principal Balance of all Collateral Obligations (other than CMBS Securities) backed by each single Property Type based on information provided by the Collateral Manager;
     (xxi) the Class A/B Par Value Ratio, the Class A/B Interest Coverage Ratio, the Class C/D/E Par Value Ratio, the Class C/D/E Interest Coverage Ratio, the Class F/G/H Par Value Ratio and the Class F/G/H Interest Coverage Ratio, and a statement as to whether the Interest Coverage Test and the Par Value Test are satisfied;

     (xxii) the Moody’s Rating Factor and a statement as to whether the Moody’s Maximum Tranched Rating Factor Test is satisfied;
     (xxiii) the Herfindahl Score, the amount of Cash that has been received in respect of Principal Proceeds of the Collateral Obligations since the immediately preceding Measurement Date but has not been reinvested in additional Collateral Obligations (and what the Herfindahl score would have been had such Cash in respect of such Principal Proceeds not existed), a statement as to whether the Herfindahl Test was satisfied or deemed satisfied on the immediately preceding Measurement Date and a statement as to whether the Herfindahl Diversity Test is satisfied;
     (xxiv) the Weighted Average Coupon and a statement as to whether the Minimum Weighted Average Coupon Test is satisfied;
     (xxv) the Weighted Average Spread and a statement as to whether the Minimum Weighted Average Spread Test is satisfied;
     (xxvi) the Extended Weighted Average Maturity and a statement as to whether the Moody’s Weighted Average Extended Maturity Test is satisfied;
     (xxvii) based upon information supplied by the Collateral Manager, the Average Life of each Collateral Obligation, the Weighted Average Life and a statement as to whether the Weighted Average Life Test is satisfied;
     (xxviii) the Class A-1A/A-1R Loss Differential, the Class A-2 Loss Differential, the Class B Loss Differential, the Class C Loss Differential, the Class D Loss Differential, the Class E Loss Differential, the Class F Loss Differential, the Class G Loss Differential, the Class H Loss Differential and the Class J Loss Differential of the Current Portfolio and a statement as to whether the S&P CDO Monitor Test is satisfied;
     (xxix) the S&P Weighted Average Recovery Rate and a statement as to whether the S&P Recovery Test is satisfied;
     (xxx) a calculation in reasonable detail necessary to determine compliance with each of the other Collateral Quality Tests;
     (xxxi) the Principal Balance of each Collateral Obligation that is on credit watch with negative implications;
     (xxxii) the Principal Balance of each Collateral Obligation that is on credit watch with positive implications;
     (xxxiii) the amount of the current portion and the unpaid portion, if any, of the Senior Collateral Management Fee and the Subordinated Collateral Management Fee with respect to the related Payment Date;

     (xxxiv) based upon information supplied by the Collateral Manager, the current ratings of any Hedge Counterparty and the credit support provider of any Hedge Counterparty;
     (xxxv) the aggregate notional amount as of the end of such month and each following month for all outstanding transactions under all Hedge Agreements which the Issuer has entered into;
     (xxxvi) the Maximum Class A-1R Commitment and the Class A-1R Undrawn Amount;
     (xxxvii) the amount of all Class A-1R Prepayments and Class A-1R Draws since the date of determination of the last monthly report;
     (xxxviii) the amount of all future advances and future draws advanced by the Issuer on Issuer Held Delayed Draw Loans and Issuer Held Revolving Loans since the date of determination of the last monthly report;
     (xxxix) such other information as the Collateral Manager, the Trustee or any Hedge Counterparty may reasonably request;
     (xl) the Fitch Loan Diversity Index Score and a statement as to whether the Fitch Loan Diversity Index Test is satisfied; and
     (xli) the Fitch Poolwide Expected Loss and a statement as to whether the Fitch Poolwide Expected Loss Test is satisfied.
     In addition to the foregoing, the Collateral Manager shall, contemporaneously with the Monthly Report, provide to each Rating Agency in electronic format an additional report containing the Aggregate Principal balance of all Collateral Obligations (other than CMBS Securities) that are backed or otherwise invested in properties located in any single U.S. state (for each such state).
     (d) The Trustee, on behalf of the Issuer, shall perform the following functions and report to the Issuer and the Collateral Manager on each Measurement Date:
     (i) Calculate the Class A/B Par Value Ratio and the Class A/B Interest Coverage Ratio and indicate whether the Class A/B Par Value Test and the Class A/B Interest Coverage Test are met;
     (ii) Calculate the Class C/D/E Par Value Ratio and the Class C/D/E Interest Coverage Ratio and indicate whether the Class C/D/E Par Value Test and the Class C/D/E Interest Coverage Test are met; and
     (iii) Calculate the Class F/G/H Par Value Ratio and the Class F/G/H Interest Coverage Ratio and indicate whether the Class F/G/H Par Value Test and the Class F/G/H Interest Coverage Test are met.

     (e) The Trustee, on behalf of the Issuer, shall perform the following functions and prepare a report thereof relating to the most recently ended Due Period determined as of each Determination Date not later than the Payment Date (the “Notes Valuation Report”), which shall contain the following information, based in part on information provided by the Collateral Manager:
     (i) Calculate the percentage (based on the outstanding Aggregate Principal Balances of the Pledged Collateral Obligations) of the Pledged Collateral Obligations which have a maturity date occurring on or prior to each Payment Date;
     (ii) Identify the Principal Proceeds and Interest Proceeds;
     (iii) Determine the Net Outstanding Portfolio Balance as of the close of business on the last Business Day of each Due Period after giving effect to the Principal Proceeds as of the last Business Day of such Due Period, principal collections received by the Trustee from Collateral Obligations in the related Due Period, the reinvestment of such proceeds in Eligible Investments during such Due Period and the Collateral Obligations that were released during such Due Period;
     (iv) Determine the Aggregate Outstanding Amount of the Notes of each Class at the beginning of the Due Period and such Aggregate Outstanding Amount as a percentage of the original Aggregate Outstanding Amount of the Notes of such Class, the amount of principal payments to be made on the Notes of each Class on the next Payment Date, the amount of any Class C Capitalized Interest on the Class C Notes, the amount of any Class D Capitalized Interest on the Class D Notes, the amount of any Class E Capitalized Interest on the Class E Notes, the amount of any Class F Capitalized Interest on the Class F Notes, the amount of any Class G Capitalized Interest on the Class G Notes, the amount of any Class H Capitalized Interest on the Class H Notes, the amount of any Class J Capitalized Interest on the Class J Notes, the Aggregate Outstanding Amount of the Notes of each Class after giving effect to the payment of principal (and with respect to the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes and the Class J Notes, Class C Capitalized Interest, Class D Capitalized Interest, Class E Capitalized Interest, Class F Capitalized Interest, Class G Capitalized Interest, Class H Capitalized Interest or Class J Capitalized Interest as applicable), on the related Payment Date and such Aggregate Outstanding Amount as a percentage of the original Aggregate Outstanding Amount of the Notes of such Class;
     (v) Calculate the Class A-1A Interest Distribution Amount, the Class A-1R Interest Distribution Amount, the Class A-2A Interest Distribution Amount, the Class A-2B Interest Distribution Amount, the Class B Interest Distribution Amount, the Class C Interest Distribution Amount, the Class D Interest Distribution Amount, the Class E Interest Distribution Amount, the Class F Interest Distribution Amount, the Class G Interest Distribution Amount,

the Class H Interest Distribution Amount and the Class J Interest Distribution, for the related Payment Date, the Class A-1R Commitment Fee and the aggregate amount paid for all prior Payment Dates in respect of such amounts;
     (vi) With the assistance of the Collateral Manager, determine the Company Administrative Expenses on an itemized basis, the Senior Collateral Management Fee and the Subordinate Collateral Management Fee payable by the Issuer on the related Payment Date;
     (vii) With the assistance of the Collateral Manager as set forth in Section 10.12(f), determine (A) the balance on deposit in the Interest Collection Account and the Principal Collection Account at the end of the related Due Period, (B) the amounts payable from the Collection Accounts to the Payment Account in order to make payments pursuant to Section 11.1(a)(i) and Section 11.1(a)(ii) on the related Payment Date (the amounts payable pursuant to each such clause to be set forth and identified separately) and (C) the balance of Principal Proceeds and the balance of Interest Proceeds remaining in the Collection Accounts immediately after all payments and deposits to be made on the related Payment Date;
     (viii) Calculate the amount to be paid to each Hedge Counterparty and the amount to be paid by each Hedge Counterparty in each case, specifying (a) the amount to be paid under each Hedge Agreement (other than any payments due and payable upon a termination of the related Hedge Agreement) and (b) the amount owing as a result of a termination with respect to each Hedge Agreement;
     (ix) Calculate the amount to be paid to the Advancing Agent or the Trustee, as applicable, as reimbursement of Interest Advances and Reimbursement Interest and calculate the amount of the Nonrecoverable Advances to be paid to the Advancing Agent or the Trustee, as applicable;
     (x) Calculate the amount on deposit in the Expense Account, the Unused Proceeds Account, the Delayed Funding Obligations Account, the Class A-1R Suspense Account, the Liquidity Suspense Account, the Future Funding Reserve Account, and each Hedge Counterparty Collateral Account;
     (xi) the nature, source and amount of any proceeds in the Collection Accounts, including Interest Proceeds, Principal Proceeds, Unscheduled Principal Payments and Sale Proceeds, received since the date of determination of the last Monthly Report;
     (xii) with respect to each Collateral Obligation and each Eligible Investment that is part of the Assets, its Principal Balance, annual interest rate, average life, issuer, Moody’s Rating, S&P Rating and Fitch Rating;
     (xiii) the identity of each Collateral Obligation that was sold or disposed of pursuant to Section 12.1 (indicating whether such Collateral Obligation is a Defaulted Security, Credit Risk Security or otherwise (in each case, as reported in writing to the Issuer by the Collateral Manager) and whether such Collateral Obligation was sold pursuant to Section 12.1(a)(i) or (ii)) or Granted to the Trustee since the date of determination of the most recent Monthly Report; and
     (xiv) the identity of each Collateral Obligation which became a Defaulted Security, Credit Risk Security or a Written Down Security since the date of determination of the last Monthly Report.
     (f) Upon receipt of each Monthly Report, each Notes Valuation Report and each Redemption Date Statement, the Collateral Manager shall compare the information contained in its records with respect to the Pledged Obligations and shall, within five (5) Business Days after receipt of each such Monthly Report, such Notes Valuation Report or such Redemption Date Statement, notify the Issuer and the Trustee whether such information contained in the Monthly Report, the Notes Valuation Report or the Redemption Date Statement, as the case may be, conforms to the information maintained by the Collateral Manager with respect to the Pledged Obligations, or detail any discrepancies. If any discrepancy exists, the Trustee, the Issuer and the Collateral Manager shall attempt to resolve the discrepancy and shall provide notice to a designated representative of the Controlling Class. If such discrepancy cannot be promptly resolved, the Trustee shall cause the firm of Independent certified public accountants appointed by the Issuer pursuant to Section 10.14 hereof to review such Monthly Report, Notes Valuation Report or Redemption Date Statement, as the case may be, and the Collateral Manager’s records and the Trustee’s records to determine the cause of such discrepancy. If such review reveals an error in the Monthly Report, Notes Valuation Report or Redemption Date Statement, as the case may be, or the Trustee’s or the Collateral Manager’s records, the Monthly Report, Notes Valuation Report or Redemption Date Statement, as the case may be, or the Trustee’s or the Collateral Manager’s records, shall be revised accordingly and, as so revised, shall be utilized in making all calculations pursuant to this Indenture. Each Rating Agency (in each case only so long as any Class of Notes is rated), the Initial Purchaser and the Collateral Manager shall be notified in writing of any such revisions by the Trustee on behalf of the Issuer. For purposes hereof, each Note Valuation Report may be combined with the related Monthly Report into a single report.
     (g) The Trustee shall prepare the Notes Valuation Report and shall deliver or make available on its website initially located at www.cdolink.com such Notes Valuation Report to the Collateral Manager, each Hedge Counterparty, and upon request therefor, any Holder of a Note shown on the Notes Register, any beneficial owner of a Note who provides to the Trustee a certification in the form of Exhibit H hereto, any Certificateholder shown on the register maintained by the Certificate Registrar under the Trust Agreement, the firm of Independent certified public accountants appointed pursuant to Section 10.14(a) hereof, each Rating Agency, the Depository (with instructions to forward it to each of its participants who are holders of any Notes) and, for so long as any Notes (other than the Class A-1R Notes) are listed on the Irish Stock Exchange, the Irish Paying Agent not later than the related Payment Date. The Notes Valuation Report shall have attached to it (with the exception of the first Notes Valuation Report) the most recent Monthly Report. All information made available on the Trustee’s website will be restricted and the Trustee will only provide access to such reports to those parties entitled thereto pursuant to this Indenture. In connection with providing access to its website, the

Trustee may require registration and the acceptance of a disclaimer. Questions regarding the Trustee’s website can be directed to the Trustee’s customer service desk at 301-815-6600.
The Notes Valuation Report shall also contain the following statements:
“Instruction to Participant: Please send
this to the beneficial owners of the Notes”
     Reminder to Owners of each Class of Notes:
     Each owner or beneficial owner of Notes must be either a U.S. Person who is a qualified institutional buyer as defined in Rule 144A under the Securities Act of 1933 and a Qualified Purchaser as defined by the Investment Company Act of 1940 or not a U.S. Person that is a Qualified Purchaser as defined by the Investment Company Act of 1940 , and if a U.S. Person, can represent as follows:
     (i) it is not a broker-dealer which owns and invests on a discretionary basis less than $25 million in securities of unaffiliated issuers;
     (ii) it is not a participant-directed employee plan such as a 401(k) plan;
     (iii) it is acting for its own account or for the account of another who is a qualified institutional buyer and a qualified purchaser that is not included in (i) or (ii) above;
     (iv) it is not formed for the purpose of investing in the Offered Notes;
     (v) it, and each account for which it holds the Offered Notes, shall hold at least the minimum denomination therefor; and
     (vi) it will provide notice of these transfer restrictions to any transferee from it.
     (h) Each Notes Valuation Report (after approval by the Collateral Manager after giving effect to any revisions thereto in accordance with Section 10.12(f)) shall constitute instructions from the Collateral Manager, on behalf of the Issuer, to the Trustee to transfer funds from the Collection Accounts to the Payment Account pursuant to Section 10.2(e) and to withdraw on the related Payment Date from the Payment Account and pay or transfer the amounts set forth in the Notes Valuation Report, as applicable, in the manner specified, and in accordance with the priorities established, in Section 11.1 hereof.
     (i) Not more than five (5) Business Days after receiving an Issuer Request requesting information regarding a redemption of the Notes of a Class as of a proposed Redemption Date set forth in such Issuer Request, the Trustee shall compute the following information and provide such information in a statement (the “Redemption Date Statement”)

delivered to the Collateral Manager (which shall review such statement in the manner provided for in Section 10.12(f)), the Owner Trustee and each Hedge Counterparty:
     (i) the Aggregate Outstanding Amount of the Notes of the Class or Classes to be redeemed as of such Redemption Date;
     (ii) the amount of accrued interest due on such Notes as of the last day of the Interest Accrual Period immediately preceding such Redemption Date;
     (iii) the Redemption Price;
     (iv) the sum of all amounts due and unpaid under Section 11.1(a) (other than amounts payable on the Notes being redeemed or to the Noteholders thereof);
     (v) the amount due and payable to each Hedge Counterparty pursuant to the applicable Hedge Agreement; and
     (vi) the amount in the Accounts available for application to the redemption of such Notes.
     Section 10.13. Release of Pledged Collateral Obligations; Release of Assets.
     (a) If no Event of Default has occurred and is continuing and subject to Article 12 hereof, the Issuer may, by Issuer Order delivered to the Trustee at least two Business Days prior to the settlement date for any sale of a Pledged Collateral Obligation certifying that (i) it has sold such Pledged Collateral Obligation pursuant to and in compliance with Article 12 or (ii) in the case of a redemption pursuant to Section 9.1 or Section 9.2 the proceeds from any such sale of Pledged Collateral Obligations are sufficient to redeem the Notes pursuant to Section 9.1 or Section 9.2, direct the Trustee to release such Pledged Collateral Obligation and, upon receipt of such Issuer Order, the Trustee shall deliver any such Pledged Collateral Obligation, if in physical form, duly endorsed to the broker or purchaser designated in such Issuer Order or, if such Pledged Collateral Obligation is represented by a Security Entitlement, cause an appropriate transfer thereof to be made, in each case against receipt of the sales price therefor as set forth in such Issuer Order; provided, however, that the Trustee may deliver any such Pledged Collateral Obligation in physical form for examination (prior to receipt of the sales proceeds) in accordance with street delivery custom. The Trustee shall (i) deliver any agreements and other documents in its possession relating to such Pledged Collateral Obligation and (ii) if applicable, duly assign each such agreement and other document, in each case, to the broker or purchaser designated in such Issuer Order.
     (b) The Issuer may, by Issuer Order, delivered to the Trustee at least three Business Days prior to the date set for redemption or payment in full of a Pledged Collateral Obligation, certifying that such Pledged Collateral Obligation is being redeemed or paid in full, direct the Trustee, or at the Trustee’s instructions, the Custodial Securities Intermediary, to deliver such Pledged Collateral Obligation, if in physical form, duly endorsed, or, if such Pledged Collateral Obligation is a Clearing Corporation Security, to cause it to be presented, to the appropriate paying agent therefor on or before the date set for redemption or payment, in each case against receipt of the applicable redemption price or payment in full thereof.
     (c) If no Event of Default has occurred and is continuing and subject to Article 12, the Issuer may, by Issuer Order delivered to the Trustee at least two Business Days prior to the date set for an exchange, tender or sale, certifying that a Collateral Obligation is subject to an Offer and setting forth in reasonable detail the procedure for response to such Offer, direct the Trustee or at the Trustee’s instructions, the Custodial Securities Intermediary, to deliver such security, if in physical form, duly endorsed, or, if such security is a Clearing Corporation Security, to cause it to be delivered, in accordance with such Issuer Order, in each case against receipt of payment therefor.
     (d) The Trustee shall deposit any proceeds received by it from the disposition of a Pledged Collateral Obligation in the Principal Collection Account unless simultaneously applied to the purchase of Substitute Collateral Obligations, subject to the Replenishment Criteria, or Eligible Investments under and in accordance with the requirements of Article 12 and this Article 10. Neither the Trustee nor the Custodial Securities Intermediary shall be responsible for any loss resulting from delivery or transfer of any security prior to receipt of payment in accordance herewith.
     (e) The Trustee shall, upon receipt of an Issuer Order at such time as there are no Notes Outstanding and all obligations of the Issuer hereunder have been satisfied, release the Assets from the lien of this Indenture.
     Section 10.14. Reports by Independent Accountants.
     (a) On or about the Closing Date, the Issuer shall appoint a firm of Independent certified public accountants of recognized national reputation for purposes of preparing and delivering the reports or certificates of such accountants required by this Indenture. The Collateral Manager, on behalf of the Issuer, shall have the right to remove such firm or any successor firm. Upon any resignation by or removal of such firm, the Collateral Manager, on behalf of the Issuer, shall promptly appoint, by Issuer Order delivered to the Trustee, each Hedge Counterparty and each Rating Agency, a successor thereto that shall also be a firm of Independent certified public accountants of recognized national reputation and shall provide notice to a designated representative of the Controlling Class. If the Collateral Manager, on behalf of the Issuer, shall fail to appoint a successor to a firm of Independent certified public accountants which has resigned or been removed, within 30 days after such resignation or removal, the Issuer shall promptly notify the Trustee of such failure in writing. If the Collateral Manager, on behalf of the Issuer, shall not have appointed a successor within 10 days thereafter, the Trustee shall promptly appoint a successor firm of Independent certified public accountants of recognized national reputation. The fees of such Independent certified public accountants and its successor shall be payable by the Issuer or by the Trustee on behalf of the Issuer as provided in the Priority of Payments.
     (b) Within 60 days after December 31 of each year (commencing with December 31, 2006), the Issuer shall cause to be delivered to the Trustee, the Collateral Manager and each Rating Agency an Accountants’ Report specifying the procedures applied and the associated findings with respect to the Monthly Reports, the Notes Valuation Reports and any Redemption Date Statements prepared in the year ending on such date. At least 60 days prior to the Payment Date in April 2007 (and, if at any time a successor firm of Independent certified public accountants is appointed, to the Payment Date following the date of such appointment), the Issuer shall deliver to the Trustee an Accountant’s Report specifying in advance the procedures that such firm will apply in making the aforementioned findings throughout the term of its service as accountants to the Issuer. The Trustee shall promptly forward a copy of such Accountant’s Report to the Collateral Manager and each Holder of Notes of the Controlling Class, at the address shown on the Note Register. The Issuer shall not approve the institution of such procedures if a Majority of the Aggregate Outstanding Amount of Notes of the Controlling Class, by written notice to the Issuer and the Trustee within 30 days after the date of the related notice to the Trustee, object thereto.
     (c) If any Hedge Counterparty is required to post collateral pursuant to the related Hedge Agreement during any Due Period, then on or prior to the Payment Date following such Due Period and on or prior to each anniversary of such Payment Date the Issuer shall cause a firm of Independent certified public accountants to review and verify that the value of collateral posted is in accordance with the applicable provisions of the related Hedge Agreement.
     Section 10.15. Reports to Rating Agencies.
     (a) In addition to the information and reports specifically required to be provided to each Rating Agency pursuant to the terms of this Indenture, the Trustee shall provide each Rating Agency and each Hedge Counterparty with all information or reports delivered by the Trustee hereunder, and such additional information as each Rating Agency may from time to time reasonably request and the Trustee determines in its sole discretion may be obtained and provided without unreasonable burden or expense. The Issuer shall promptly notify the Trustee and the Owner Trustee if a Rating Agency’s rating of any Class of Notes has been, or it is known by the Issuer that such rating will be, reduced, or qualified or withdrawn. The Issuer, or the Collateral Manager on behalf of the Issuer, also shall deliver to the Rating Agencies, within ten (10) Business Days after each Quarterly Measurement Date, (x) a completed certificate substantially in the form of Exhibit J hereto, and (y) a completed report substantially in the form of Exhibit K hereto.
     (b) The Issuer, or the Collateral Manager on behalf of the Issuer, shall provide the Rating Agencies with all information and reports delivered to the Trustee hereunder, and shall provide to Fitch on a quarterly basis the files shown in Exhibit I attached hereto, in excel format, relating to Loans and CMBS Securities.
     (c) All additional reports to be sent to the Rating Agencies pursuant to clause (a) above shall be reviewed prior to such transmission by the Collateral Manager.
     Section 10.16. Reserved.
     Section 10.17. Certain Procedures.
     (a) For so long as the Notes may be transferred only in accordance with Rule 144A or another exemption from registration under the Securities Act, the Issuer (or the

Collateral Manager on behalf of the Issuer) will ensure that any Bloomberg screen containing information about the Rule 144A Global Notes includes the following (or similar) language:
     (i) the “Note Box” on the bottom of the “Security Display” page describing the Rule 144A Global Notes will state: “Iss’d Under 144A/3c7”;
     (ii) the “Security Display” page will have the flashing red indicator “See Other Available Information”; and
     (iii) the indicator will link to the “Additional Security Information” page, which will state that the Notes “are being offered in reliance on the exemption from registration under Rule 144A of the Securities Act to persons who are both (i) qualified institutional buyers (as defined in Rule 144A under the Securities Act) and (ii) qualified purchasers (as defined under Section 3(c)(7) under the Investment Company Act of 1940).
     (b) For so long as the Rule 144A Global Notes are registered in the name of DTC or its nominee, the Issuer (or the Collateral Manager on behalf of the Issuer) will instruct DTC to take these or similar steps with respect to the Rule 144A Global Notes:
     (i) the DTC 20-character security descriptor and 48-character additional descriptor will indicate with marker “3c7” that sales are limited to (i) QIBs and (ii) Qualified Purchasers;
     (ii) where the DTC deliver order ticket sent to purchasers by DTC after settlement is physical, it will have the 20-character security descriptor printed on it. Where the DTC deliver order ticket is electronic, it will have a “3c7” indicator and a related user manual for participants, which will contain a description of the relevant restriction; and
     (iii) DTC will send an “Important Notice” outlining the 3(c)(7) restrictions applicable to the Rule 144A Global Notes to all DTC participants in connection with the initial offering of Notes by the issuers.
     Section 10.18. Reserve Fund Account.
     (a) The Trustee shall prior to the Closing Date establish a single, segregated trust account which shall be designated as the “Reserve Fund Account” which shall be held in trust in the name of the Trustee for the benefit of the Noteholders and each Hedge Counterparty. On each Payment Date after the occurrence and during the continuance of a Reserve Funding Event, the Trustee shall in accordance with the Priority of Payments described in Section 11.1(a)(i) make a deposit to a reserve fund (the “Reserve Fund Account”) from available Interest Proceeds until the balance of the Reserve Fund Account equals the Required Reserve Amount. Amounts held in the Reserve Fund Account will be applied in accordance with the Priority of Payments described in Section 11.1(a)(i).

     (b) On each Payment Date after the occurrence of a Reserve Funding Event, any amounts on deposit in the Reserve Fund Account shall be transferred by the Trustee to the Interest Collection Account and treated as Interest Proceeds.
     (c) The Trustee agrees to give the Issuer immediate notice if it becomes aware that the Reserve Fund Account or any funds on deposit therein, or otherwise to the credit of the Reserve Fund Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Issuer shall not have any legal, equitable or beneficial interest in the Reserve Fund Account. The Reserve Fund Account shall remain at all times with the Corporate Trust Office of a financial institution having a long term debt rating by each Rating Agency at least equal to “A” or “A2,” as applicable, and a short term debt rating at least equal to “A-1” or “P-1” or “F1,” as applicable.
     (d) The Collateral Manager on behalf of the Issuer may direct the Trustee to, and upon such direction the Trustee shall, invest all funds in the Reserve Fund Account in Eligible Investments designated by the Collateral Manager and earnings on such Eligible Investments will be treated as Interest Proceeds and distributed in accordance with the Priority of Payments. Any gain realized from such investments shall be credited to the Reserve Fund Account, and any loss resulting from such investments shall be charged to the Reserve Fund Account. The Trustee shall not in any way be held liable (except as a result of negligence, willful misconduct or bad faith) by reason of any insufficiency of such Reserve Fund Account resulting from any loss relating to any such investment, except with respect to investments in obligations of the Trustee or any Affiliate thereof. If the Trustee does not receive investment instructions from an Authorized Officer of the Collateral Manager, the Trustee may invest funds received in the Reserve Fund Account in Eligible Investments of the type described in clause (vii) of the definition thereto.
ARTICLE 11.
APPLICATION OF MONIES
     Section 11.1. Disbursements of Monies from Payment Account.
     (a) Notwithstanding any other provision in this Indenture, but subject to the other subsections of this Section 11.1 and Section 13.1 hereof, on each Payment Date, or Redemption Date the Trustee shall disburse amounts transferred to the Payment Account from the Interest Collection Account and the Principal Collection Account pursuant to Section 10.2 hereof in accordance with the following priorities (the “Priority of Payments”):
     (i) Interest Proceeds. On each Payment Date or Redemption Date, (except as otherwise provided in Section 11.1(c)) Interest Proceeds with respect to the related Due Period shall be distributed in the following order of priority:
     (1) to the payment of taxes and filing fees (including any registered office and government fees) owed by the Issuer, if any;
     (2) (a) first, to the extent not previously reimbursed, to the Advancing Agent or the Trustee, in its capacity as backup advancing agent, the aggregate amount of any Nonrecoverable Advances due and payable to such party, (b) second, to the extent not previously reimbursed, to the Collateral Manager, the aggregate amount of any Nonrecoverable Cure Advance due and payable to the Collateral Manager, (c) third, to the Advancing Agent, the Advancing Agent Fee and any previously due but unpaid Advancing Agent Fee (provided that the Advancing Agent has not failed to make any Interest Advance required to be made in respect of such Payment Date pursuant to the terms of this Indenture), (d) fourth, to the payment to the Trustee, as backup advancing agent, the Backup Advancing Agent Fee (or if the Advancing Agent has failed to make any Interest Advance required to be made by the Advancing Agent in respect of such distribution date pursuant to the terms of this Indenture, the Advancing Agent Fee otherwise payable to the Advancing Agent on such distribution date) and any previously due but unpaid Backup Advancing Agent Fee; (e) fifth, to the Advancing Agent and the Trustee, in its capacity as backup advancing agent, (i) to the extent due and payable to such party, Reimbursement Interest and (ii) reimbursement of any outstanding Interest Advances, but (in the case of this clause (ii)) only to the extent of the applicable proceeds in respect of the Collateral Obligation in respect of which such Interest Advance was made and not in an amount that would result in an Interest Shortfall with respect to such Payment Date and (f) sixth, to the extent due and payable to the Collateral Manager, reimbursement of any outstanding Cure Advance (but only to the extent of the applicable proceeds in respect of the Collateral Obligation in respect of which such Cure Advance was made and not in an amount that would result in an Interest Shortfall with respect to such Payment Date);
     (3) (a) first, to the payment to the Trustee of the accrued and unpaid fees in respect of its services equal to the greater of (i) 0.006% per annum of the Aggregate Collateral Balance and (ii) U.S. $25,000 per annum, (b) second, to the payment to the Trustee or any successor Back-up Servicer, as Back-up Servicer, and to the Trustee or any successor CLO Servicer, as successor CLO Servicer, of any servicing or backup servicing fees and any previously due but unpaid servicing or backup servicing fees, which are explicitly directed under the terms of the Servicing Agreement, (c) third, to the payment of other accrued and unpaid Company Administrative Expenses of the Trustee, the Paying Agent, the Owner Trustee and the Calculation Agent and (d) fourth, to the payment of any other accrued and unpaid Company Administrative Expenses, the aggregate of all such amounts in clauses (c) and (d) above (including such amounts paid since the previous Payment Date from the Expense Account) not to exceed 0.065% per annum of the Aggregate Collateral Balance;
     (4) to the payment of the Senior Collateral Management Fee and any previously due but unpaid Senior Collateral Management Fees;
     (5) pro rata on the basis of amounts payable under each Hedge Agreement (if any), to the payment of any amounts (including, without limitation, any Net Trust Hedge Payments) scheduled to be paid to each Hedge Counterparty, if any, pursuant to any Hedge Agreement (including any interest that may accrue thereon) other than by reason of an event of default or termination event under the related Hedge Agreement (other than Illegality or Tax Event) (each as defined in the related Hedge Agreement) in each case, with respect to which the Hedge Counterparty is the Defaulting Party or the sole Affected Party (as defined in the related Hedge Agreement); provided, however, that on each Payment Date any Hedge Breakage Costs payable pursuant to this clause (5) shall not exceed $2,000,000 in an aggregate amount;
     (6) to the payment of the Class A Interest Distribution Amount, plus, any Class A Defaulted Interest Amount, and the Class A-1R Commitment Fee as described in Section 11.1(g);
     (7) to the payment of the Class B Interest Distribution Amount, plus, any Class B Defaulted Interest Amount; ;
     (8) as long as any of the Class A Notes or the Class B Notes are outstanding, to the payment of the following amounts:
     (a) in the event that the Class A Notes become due and payable (x) as a result of an acceleration following an Event of Default, (y) pursuant to an Auction Call Redemption, an Optional Redemption, a Clean up Call or a Tax Redemption or (z) upon the Stated Maturity of the Class A Notes, to the payment in full of principal of the Class A Notes as described in Section 11.1(g);
     (b) in the event that the Class B Notes become due and payable (x) as a result of an acceleration following an Event of Default, (y) pursuant to an Auction Call Redemption, an Optional Redemption, a Clean up Call or a Tax Redemption or (z) upon the Stated Maturity of the Class B Notes, to the payment in full of principal of, first, the Class A Notes as described in Section 11.1(g) and, second, the Class B Notes; or
     (c) in the event of a Mandatory Redemption of the Class A Notes and the Class B Notes, first, to the payment of principal of the Class A Notes as described below in Section 11.1(g), second, for deposit into the Class A-1R Suspense Account, the Required Class A-1R Suspense Account Deposit and third, to the payment of principal of the Class B Notes, to the extent necessary to cause each of the Class A/B Coverage Tests to be satisfied (after giving effect to the payment of all amounts previously paid on such Payment Date pursuant to this Section 11.1(a)(i));
     (9) to the payment of the Class C Interest Distribution Amount, plus, any Class C Defaulted Interest Amount;
     (10) to the payment of the Class C Capitalized Interest (if any);
     (11) to the payment of the Class D Interest Distribution Amount, plus, any Class D Defaulted Interest Amount;

     (12) to the payment of the Class D Capitalized Interest (if any);
     (13) to the payment of the Class E Interest Distribution Amount, plus, any Class E Defaulted Interest Amount;
     (14) to the payment of the Class E Capitalized Interest (if any);
     (15) as long as any of the Class C Notes, the Class D Notes or the Class E Notes are outstanding, to the payment of the following amounts:
     (a) in the event that the Class C Notes become due and payable (x) as a result of an acceleration following an Event of Default, (y) pursuant to an Auction Call Redemption, an Optional Redemption, a Clean up Call or a Tax Redemption or (z) upon the Stated Maturity of the Class C Notes, to the payment in full of principal of first, the Class A Notes as described in Section 11.1(g), second, the Class B Notes and third, the Class C Notes;
     (b) in the event that the Class D Notes become due and payable (x) as a result of an acceleration following an Event of Default, (y) pursuant to an Auction Call Redemption, an Optional Redemption, a Clean up Call or a Tax Redemption or (z) upon the Stated Maturity of the Class D Notes, to the payment in full of principal of first, the Class A Notes as described in Section 11.1(g), second, the Class B Notes, third, the Class C Notes and fourth, the Class D Notes;
     (c) in the event that the Class E Notes become due and payable (x) as a result of an acceleration following an Event of Default, (y) pursuant to an Auction Call Redemption, an Optional Redemption, a Clean up Call or a Tax Redemption or (z) upon the Stated Maturity of the Class E Notes, to the payment in full of principal of first, the Class A Notes as described in Section 11.1(g), second, the Class B Notes, third, the Class C Notes, fourth, the Class D Notes and fifth, the Class E Notes; or
     (d) in the event of a Mandatory Redemption of the Class C Notes, the Class D Notes and the Class E Notes, first, to the payment of principal of the Class A Notes as described in Section 11.1(g), second, for deposit into the Class A-1R Suspense Account, the Required Class A-1R Suspense Account Deposit, third, to the payment of principal of the Class B Notes, fourth, to the payment of principal of the Class C Notes, fifth, to the payment of principal of the Class D Notes and sixth, to the payment of principal of the Class E Notes, to the extent necessary to cause each of the Class C/D/E Coverage Tests to be satisfied (after giving effect to the payment of all amounts previously paid on such Payment Date pursuant to this Section 11.1(a)(i));

     (16) to the payment of the Class F Interest Distribution Amount, plus, any Class F Defaulted Interest Amount;
     (17) to the payment of the Class F Capitalized Interest (if any);
     (18) to the payment of the Class G Interest Distribution Amount, plus, any Class G Defaulted Interest Amount;
     (19) to the payment of the Class G Capitalized Interest (if any);
     (20) to the payment of the Class H Interest Distribution Amount, plus, any Class H Defaulted Interest Amount;
     (21) to the payment of the Class H Capitalized Interest (if any);
     (22) as long as any of the Class F Notes, Class G Notes or Class H Notes are outstanding, to the payment of the following amounts:
     (a) in the event that the Class F Notes become due and payable (x) as a result of an acceleration following an Event of Default, (y) pursuant to an Auction Call Redemption, an Optional Redemption, a Clean up Call or a Tax Redemption or (z) upon the Stated Maturity of the Class F Notes, to the payment in full of principal of first, the Class A Notes as described in Section 11.1(g), second, the Class B Notes, third, the Class C Notes, fourth, the Class D Notes, fifth, the Class E Notes and sixth, the Class F Notes;
     (b) in the event that the Class G Notes become due and payable (x) as a result of an acceleration following an Event of Default, (y) pursuant to an Auction Call Redemption, an Optional Redemption, a Clean up Call or a Tax Redemption or (z) upon the Stated Maturity of the Class G Notes, to the payment in full of principal of first, the Class A Notes as described in Section 11.1(g), second, the Class B Notes, third, the Class C Notes, fourth, the Class D Notes, fifth, the Class E Notes, sixth, the Class F Notes and seventh, the Class G Notes;
     (c) in the event that the Class H Notes become due and payable (x) as a result of an acceleration following an Event of Default, (y) pursuant to an Auction Call Redemption, an Optional Redemption, a Clean up Call or a Tax Redemption or (z) upon the Stated Maturity of the Class H Notes, to the payment in full of principal of first, the Class A Notes as described in Section 11.1(g), second, the Class B Notes, third, the Class C Notes, fourth, the Class D Notes, fifth, the Class E Notes, sixth, the Class F Notes, seventh, the Class G Notes and eighth, the Class H Notes; or
     (d) in the event of a Mandatory Redemption of the Class F Notes, the Class G Notes and the Class H Notes, first, to the payment of principal of the Class A Notes as described in Section 11.1(g), second, for deposit into the Class A-1R Suspense Account, the Required Class A-1R Suspense Account Deposit, third, to the payment of principal of the Class B Notes, fourth, to the payment of principal of the Class C Notes, fifth, to the payment of principal of the Class D Notes, sixth, to the payment of principal of the Class E Notes, seventh, to the payment of principal of the Class F Notes, eighth, to the payment of principal of the Class G Notes and ninth, to the payment of principal of the Class H Notes, to the extent necessary to cause the Class F/G/H Coverage Tests to be satisfied (after giving effect to the payment of all amounts previously paid on such Payment Date pursuant to this Section 11.1(a)(i));
     (23) to the payment of the Class J Interest Distribution Amount, plus, any Class J Defaulted Interest Amount;
     (24) to the payment of the Class J Capitalized Interest (if any);
     (25) as long as any of the Class J Notes are outstanding, to the payment of the following amounts: in the event that the Class J Notes become due and payable (x) as a result of an acceleration following an Event of Default, (y) pursuant to an Auction Call Redemption, an Optional Redemption, a Clean up Call or a Tax Redemption or (z) upon the Stated Maturity of the Class J Notes, to the payment in full of principal of first, the Class A Notes as described in Section 11.1(g), second, the Class B Notes, third, the Class C Notes, fourth, the Class D Notes, fifth, the Class E Notes, sixth, the Class F Notes, seventh, the Class G Notes, eighth, the Class H Notes and ninth, the Class J Notes;
     (26) to the Reserve Fund Account, until the amount therein equals the Required Reserve Amount;
     (27) on the first Payment Date following the occurrence of a Rating Confirmation Failure, to the extent that application of any unused proceeds remaining in deposit on the Unused Proceeds Account is insufficient to cause the ratings assigned to each Class of Notes to be reinstated or any affected Class to be paid in full, to the payment of principal of each of the following Classes of Notes: (i) first, to the Class A Notes as described in Section 11.1(g) (and any Required Class A-1R Suspense Account Deposit, to the Suspense Account), (ii) second, to the Class B Notes, (iii) third, to the Class C Notes, (iv) fourth, to the Class D Notes, (v) fifth, to the Class E Notes, (vi) sixth, to the Class F Notes, (vii) seventh, to the Class G Notes, (viii) eighth, to the Class H Notes, (ix) ninth, to the Class J Notes and (x) tenth, to the Class K Notes, in each case until the ratings assigned on the Closing Date to each such Class of Notes have been reinstated or such Class has been paid in full;
     (28) to the holder of the Class A-1R Notes, any accrued and unpaid Class A-1R Breakage Costs;

     (29) to the payment of the Subordinate Collateral Management Fee and any accrued and unpaid Subordinate Collateral Management Fee;
     (30) to the payment of any taxes, filing fees and Company Administrative Expenses not paid pursuant to paragraphs (1) and (3) above in the order specified therein;
     (31) to the Hedge Counterparties, any unpaid Hedge Breakage Costs, together with interest accrued thereon; and
     (32) if a Liquidity Test Failure or a Future Funding Failure has occurred and is continuing, to the Liquidity Suspense Account in an amount (x) necessary to cause such Liquidity Test Failure to be cured and/or (y) up to the Future Funding Failure Amount, any remaining Interest Proceeds to the Owner Trustee for deposit into the Certificate Distribution Account for distribution to the Certificateholder as payments of the Certificate Distribution Amount;
     (ii) Principal Proceeds. On each Payment Date or Redemption Date, Principal Proceeds with respect to the related Due Period shall be distributed in the following order of priority:
     (1) to the payment of the amounts referred to in paragraphs (1) through (7) of Section 11.1(a)(i) in the same order of priority specified therein, but only to the extent not paid in full thereunder;
     (2) to the extent that the amounts paid pursuant to paragraph (8) of Section 11.1(a)(i) are insufficient to pay such amounts in full thereunder and any Class A Notes or Class B Notes are outstanding, to the payment of the following amounts:
     (a) in the event that the Class A Notes are outstanding and become due and payable (x) as a result of an acceleration following an Event of Default, (y) pursuant to an Auction Call Redemption, an Optional Redemption, a Clean up Call or a Tax Redemption or (z) upon the Stated Maturity of the Class A Notes, to the payment in full of principal of the Class A Notes as described in Section 11.1(g);
     (b) in the event that the Class B Notes become due and payable (x) as a result of an acceleration following an Event of Default, (y) pursuant to an Auction Call Redemption, an Optional Redemption, a Clean up Call or a Tax Redemption or (z) upon the Stated Maturity of the Class B Notes, to the payment in full of principal of, first, the Class A Notes as described in Section 11.1(g) and second, the Class B Notes; or
     (c) in the event of a Mandatory Redemption of the Class A Notes and the Class B Notes, first, to the payment of principal of the Class A Notes as described in Section 11.1(g), second, for deposit into the Class A-1R Suspense Account, the Required Class A-1R Suspense Account

Deposit, and third, to the payment of principal of the Class B Notes, to the extent necessary to cause each of the Class A/B Coverage Tests to be satisfied (after giving effect to the payment of all amounts previously paid on such Payment Date pursuant to Section 11.1(a)(i));
     (3) (a) if the Class A Notes and the Class B Notes are no longer outstanding, to the payment of first, the amounts referred to in paragraph (9) of Section 11.1(a)(i) and second, the amounts referred to in paragraph (10) of Section 11.1(a)(i), but only to the extent not paid in full thereunder;
     (a) if the Class A Notes, the Class B Notes and the Class C Notes are no longer outstanding, to the payment of first, the amounts referred to in paragraph (11) of Section 11.1(a)(i) and second, the amounts referred to in paragraph (12) of Section 11.1(a)(i), but only to the extent not paid in full thereunder;
     (b) if the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes are no longer outstanding, to the payment of first, the amounts referred to in paragraph (13) of Section 11.1(a)(i) and second, the amounts referred to in paragraph (14) of Section 11.1(a)(i), but only to the extent not paid in full thereunder;
     (4) to the extent that the amounts paid pursuant to paragraph (15) of Section 11.1(a)(i) are insufficient to pay such amounts in full thereunder and any Class C Notes, Class D Notes or Class E Notes are outstanding, to the payment of the following amounts:
     (a) in the event that the Class C Notes become due and payable (x) as a result of an acceleration following an Event of Default, (y) pursuant to an Auction Call Redemption, an Optional Redemption, a Clean up Call or a Tax Redemption or (z) upon the Stated Maturity of the Class C Notes, to the payment in full of principal of first, the Class A Notes as described in Section 11.1(g), second, the Class B Notes and third, the Class C Notes;
     (b) in the event that the Class D Notes become due and payable (x) as a result of an acceleration following an Event of Default, (y) pursuant to an Auction Call Redemption, an Optional Redemption, a Clean up Call or a Tax Redemption or (z) upon the Stated Maturity of the Class C Notes, to the payment in full of principal of first, the Class A Notes as described in Section 11.1(g), second, the Class B Notes, third, the Class C Notes and fourth, the Class D Notes;
     (c) in the event that the Class E Notes become due and payable (x) as a result of an acceleration following an Event of Default, (y) pursuant to an Auction Call Redemption, an Optional Redemption, a Clean up Call or a Tax Redemption or (z) upon the Stated Maturity of the

Class E Notes, to the payment in full of principal of first, the Class A Notes as described in Section 11.1(g), second, the Class B Notes, third, the Class C Notes, fourth, the Class D Notes and fifth, the Class E Notes; or
     (d) in the event of a Mandatory Redemption of the Class C Notes, the Class D Notes and the Class E Notes, first, to the payment of principal of the Class A Notes as described in Section 11.1(g), second, for deposit into the Class A-1R Suspense Account, the Required Class A-1R Suspense Account Deposit, third, to the payment of principal of the Class B Notes, fourth, to the payment of principal of the Class C Notes, fifth, to the payment of principal of the Class D Notes and sixth, to the payment of principal of the Class E Notes, to the extent necessary to cause the Class C/D/E Coverage Tests to be satisfied (after giving effect to the payment of all amounts previously paid on such Payment Date pursuant to Section 11.1(a)(i) and this Section 11.1(a)(ii));
     (5) (a) if the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes are no longer outstanding, to the payment of first, the amounts referred to in paragraph (16) of Section 11.1(a)(i) and second, the amounts referred to in paragraph (17) of Section 11.1(a)(i), but only to the extent not paid in full thereunder;
     (a) if the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes are no longer outstanding, to the payment of first, the amounts referred to in paragraph (18) of Section 11.1(a)(i) and second, the amounts referred to in paragraph (19) of Section 11.1(a)(i), but only to the extent not paid in full thereunder;
     (b) if the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes and the Class G Notes are no longer outstanding, to the payment of first, the amounts referred to in paragraph (20) of Section 11.1(a)(i) and second, the amounts referred to in paragraph (21) of Section 11.1(a)(i), but only to the extent not paid in full thereunder;
     (6) to the extent that the amounts paid pursuant to paragraph (22) of Section 11.1(a)(i) are insufficient to pay such amounts in full thereunder and any Class F Notes, Class G Notes or Class H Notes are outstanding, to the payment of the following amounts:
     (a) in the event that the Class F Notes become due and payable (x) as a result of an acceleration following an Event of Default, (y) pursuant to an Auction Call Redemption, an Optional Redemption, a Clean up Call or a Tax Redemption or (z) upon the Stated Maturity of the Class F Notes, to the payment in full of principal of first, the Class A

Notes as described in Section 11.1(g), second, the Class B Notes, third, the Class C Notes, fourth, the Class D Notes, fifth, the Class E Notes and sixth, the Class F Notes;
     (b) in the event that the Class G Notes become due and payable (x) as a result of an acceleration following an Event of Default, (y) pursuant to an Auction Call Redemption, an Optional Redemption, a Clean up Call or a Tax Redemption or (z) upon the Stated Maturity of the Class G Notes, to the payment in full of principal of first, the Class A Notes as described in Section 11.1(g), second, the Class B Notes, third, the Class C Notes, fourth, the Class D Notes, fifth, the Class E Notes, sixth, the Class F Notes and seventh, the Class G Notes;
     (c) in the event that the Class H Notes become due and payable (x) as a result of an acceleration following an Event of Default, (y) pursuant to an Auction Call Redemption, an Optional Redemption, a Clean up Call or a Tax Redemption or (z) upon the Stated Maturity of the Class H Notes, to the payment in full of principal of first, the Class A Notes as described in Section 11.1(g), second, the Class B Notes, third, the Class C Notes, fourth, the Class D Notes, fifth, the Class E Notes, sixth, the Class F Notes, seventh, the Class G Notes and eighth, the Class H Notes; or
     (d) in the event of a Mandatory Redemption of the Class F Notes, the Class G Notes and the Class H Notes, first, to the payment of principal of the Class A Notes as described in Section 11.1(g), second, for deposit into the Class A-1R Suspense Account, the Required Class A-1R Suspense Account Deposit, third, to the payment of principal of the Class B Notes, fourth, to the payment of principal of the Class C Notes, fifth, to the payment of principal of the Class D Notes, sixth, to the payment of principal of the Class E Notes, seventh, to the payment of principal of the Class F Notes, eighth, to the payment of principal of the Class G Notes and ninth, to the payment of principal of the Class H Notes, to the extent necessary to cause the Class F/G/H Coverage Tests to be satisfied (after giving effect to the payment of all amounts previously paid on such Payment Date pursuant to Section 11.1(a)(i) and this Section 11.1(a)(ii));
     (7) if the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes and the Class H Notes are no longer outstanding, to the payment of first, the amounts referred to in paragraph (23) of Section 11.1(a)(i) and second, the amounts referred to in paragraph (24) of Section 11.1(a)(i), but only to the extent not paid in full thereunder;
     (8) in the event that the Class J Notes become due and payable (x) as a result of an acceleration following an Event of Default, (y) pursuant to an Auction Call Redemption, an Optional Redemption, a Clean up Call or a Tax Redemption

or (z) upon the Stated Maturity of the Class J Notes, to the payment in full of principal of first, the Class A Notes as described in Section 11.1(g), second, the Class B Notes, third, the Class C Notes, fourth, the Class D Notes, fifth, the Class E Notes, sixth, the Class F Notes, seventh, the Class G Notes, eighth, the Class H Notes and, ninth, the Class J Notes;
     (9) to the extent that the amounts paid pursuant to paragraph (27) of Section 11.1(a)(i) are insufficient to pay such amounts in full thereunder and any Notes are outstanding, on the first Payment Date following the occurrence of a Rating Confirmation Failure, to the payment of principal of the following Classes of Notes: (i) first, to the Class A Notes as described in Section 11.1(g), (ii) second, to the Class B Notes, (iii) third, to the Class C Notes, (iv) fourth, to the Class D Notes, (v) fifth, the Class E Notes, (vi) sixth, the Class F Notes, (vii) seventh, the Class G Notes, (viii) eighth, the Class H Notes, (ix) ninth, the Class J Notes and (x) tenth, the Class K Notes, in each case until the ratings assigned on the Closing Date to each such Class of Notes have been reinstated or such Class has been paid in full;
     (10) in such amounts pursuant to written instructions to the Trustee from the Collateral Manager no later than the related distribution date, in the Collateral Manager’s discretion and in the priority directed by the Collateral Manager (a) prior to the last day of the Replenishment Period, to the Class A-1R Notes, as Class A-1R Prepayments and (b) to the Delayed Funding Obligations Account (during the Replenishment Period);
     (11) prior to the last day of the Replenishment Period, to the investment in Eligible Investments and reinvestment in Substitute Collateral Obligations subject to the Replenishment Criteria or, if determined by the Collateral Manager to pay any Special Amortization Amount, to amortize the Class A Notes as described in Section 11.1(g), the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes and the Class J Notes as follows: (x) if each of the S&P Special Amortization Pro Rata Condition and the Moody’s Special Amortization Pro Rata Condition is satisfied with respect to such Payment Date, on a pro rata basis (based on the Aggregate Outstanding Amount of each Class) among all such Classes of Notes (other than the Class K Notes), or (y) if either the S&P Special Amortization Pro Rata Condition or the Moody’s Special Amortization Pro Rata Condition is not satisfied with respect to such Payment Date, sequentially among all such Classes of Notes (other than the Class K Notes) to pay principal in respect thereof (and any Required Class A-1R Suspense Account Deposit, to the Class A-1R Suspense Account); provided, however, that amounts representing recoveries in respect of Defaulted Securities will be distributed sequentially among all Classes of Notes (other than the Class K Notes) to pay principal in respect thereof in any event;
     (12) after the Replenishment Period (x) on each Payment Date that is not also a Redemption Date or the Stated Maturity of the Notes and (y) in the absence of an acceleration following an Event of Default, to the payment of principal of (i) first, the Class A Notes as described in Section 11.1(g), until the Class A Notes have been paid in full (and any Required Class A-1R Suspense Account Deposit, to the Class A-1R Suspense Account), (ii) second, the Class B Notes, until the Class B Notes have been paid in full, (iii) third, the Class C Notes, until the Class C Notes have been paid in full, (iv) fourth, the Class D Notes, until the Class D Notes have been paid in full, (v) fifth, the Class E Notes, until the Class E Notes have been paid in full, (vi) sixth, the Class F Notes, until the Class F Notes have been paid in full, (vii) seventh, the Class G Notes, until the Class G Notes have been paid in full, (viii) eighth, the Class H Notes, until the Class H Notes have been paid in full and (ix) ninth, the Class J Notes, until the Class J Notes have been paid in full;
     (13) to the payment of amounts referred to in paragraph (28) of Section 11.1(a)(i) to the extent not paid thereunder;
     (14) to the payment of amounts referred to in paragraph (29) of Section 11.1(a)(i) to the extent not paid thereunder;
     (15) to the payment of amounts referred to in paragraph (30) of Section 11.1(a)(i) to the extent not paid thereunder;
     (16) in the event that the Class K Notes become due and payable (x) as a result of an acceleration following an Event of Default, (y) pursuant to an Auction Call Redemption, an Optional Redemption, a Clean up Call or a Tax Redemption or (z) upon the Stated Maturity of the Class K Notes, to the payment in full of principal of first, the Class A Notes as described in Section 11.1(g), second, the Class B Notes, third, the Class C Notes, fourth, the Class D Notes, fifth, the Class E Notes, sixth, the Class F Notes, seventh, the Class G Notes, eighth, the Class H Notes, ninth, the Class J Notes and tenth, the Class K Notes;
     (17) if the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes and the Class J Notes are no longer outstanding, to the payment of full in principal of the Class K Notes; and
     (18) any remaining Principal Proceeds to the Owner Trustee for deposit into the Certificate Distribution Account for distribution to the Certificateholder as payments of the Certificate Distribution Amount.
     (b) On or before the Business Day prior to each Payment Date, the Issuer shall, pursuant to Section 10.2(e), remit or cause to be remitted to the Trustee for deposit in the Payment Account an amount of Cash sufficient to pay the amounts described in Section 11.1(a) required to be paid on such Payment Date.
     (c) If on any Payment Date the amount available in the Payment Account from amounts received by the Trustee in the related Due Period is insufficient to make the full amount of the disbursements required by the statements furnished by the Trustee pursuant to Section 10.12(e) hereof, the Trustee shall make the disbursements called for in the order and according to the priority set forth under Section 11.1(a) above, subject to Section 13.1 hereof, to the extent funds are available therefor.
     (d) Except as otherwise expressly provided in this Section 11.1, if on any Payment Date the amount available in the Payment Account from amounts received by the Trustee in the related Due Period are insufficient to make the full amount of the disbursements required by any lettered subclause of Section 11.1(a)(i) or Section 11.1(a)(ii), the Trustee shall make the disbursements called for by such subclause ratably in accordance with the respective amounts of such disbursements then due and payable to the extent funds are available therefor, unless such subclause provides otherwise.
     (e) In connection with the application of funds to pay Company Administrative Expenses of the Issuer, in accordance with clauses (3) and (4) of clause (i) of Section 11.1(a) and sub-clause (1) of clause (ii) of Section 11.1(a), the Trustee shall remit such funds, to the extent available, to the Issuer (or as the Issuer may otherwise direct), as directed by the Issuer to the Trustee or otherwise set forth in the written instructions delivered to the Trustee by the Issuer (net of amounts payable to the Trustee) no later than the Business Day prior to the applicable Payment Date. All such payments shall be made pursuant to the Priority of Payments.
     (f) In connection with the payment to each Hedge Counterparty pursuant to each Hedge Agreement of any amount scheduled to be paid from time to time between Payment Dates from amounts received with respect to the Collateral Obligations, such amounts shall be distributed to each Hedge Counterparty pursuant to the related Hedge Agreement.
     (g) All distributions on the Class A Notes shall be distributed as follows:
     (i) All distributions in respect of interest on the Class A Notes pursuant to clauses (6) and (8) of Section 11.1(a)(i) or clauses (1) and (2) of Section 11.1(a)(ii) shall be allocated among the holders of the Class A Notes as follows:
     (A) to the pro rata payment of (1) the Class A-1 Interest Distribution Amount, plus, any Class A-1A Defaulted Interest Amount and the Class A-1R Commitment Fee (as further described in clause (g)(i)(B) below) and (2) the Class A-2 Interest Distribution Amount, plus, any Class A-2 Defaulted Interest Amount (as further described in clause (g)(i)(C) below);
     (B) the amounts allocated pursuant to clause (g)(i)(A)(1) above will be distributed to the pro rata payment of (1) the Class A-1A Interest Distribution Amount, plus, any Class A-1A Defaulted Interest Amount, (2) the Class A-1R Interest Distribution Amount, plus, any Class A-1R Defaulted Interest Amount and (3) the Class A-1R Commitment Fee;
     (C) the amounts allocated pursuant to clause (g)(i)(A)(2) above will be distributed as follows: (1) first, to the payment of the Class A-2A Interest Distribution Amount, plus, any Class A-2A Defaulted Interest

Amount; and (2) second, to the payment of the Class A-2B Interest Distribution Amount, plus, any Class A-2B Defaulted Interest Amount.
     (ii) All distributions in respect of principal of the Class A Notes pursuant to clauses (8)(a), (8)(b), (8)(c), (15)(a), (15)(b), (15)(c), (15)(d), (22)(a), (22)(b), (22)(c), (22)(d), (25) and (27) of Section 11.1(a)(i) or clauses (2)(a), (2)(b), (2)(c), (4)(a), (4)(b), (4)(c), (4)(d), (6)(a), (6)(b), (6)(c), (6)(d), (8), (9), (10), (11), (12) and (16) of Section 11.1(a)(ii) shall be allocated among the holders of the Class A Notes as follows:
     (A) to the pro rata payment of (1) the Class A-1 Notes (as further described in clause (g)(ii)(B) below) and (2) the Class A-2 Notes (as further described in clause (g)(ii)(C) below);
     (B) the amounts allocated pursuant to clause (g)(ii)(A)(1) above will be distributed to the pro rata payment of principal of (1) the Class A-1A Notes and (2) the Class A-1R Notes, based on the Class A-1A/A-1R Pro Rata Allocation; and
     (C) the amounts allocated pursuant to clause (g)(ii)(A)(2) above will be distributed as follows: (a) first, to the payment of principal the Class A-2A Notes; and (b) second, to the payment of principal of the Class A-2B Notes.
     (iii) Notwithstanding anything herein to the contrary, in connection with any distributions to the holders of the Notes prior to the Commitment Termination Time as a result of any Mandatory Redemption, Special Amortization or redemption in connection with a Ratings Confirmation Failure, amounts will be allocated to the Class A Notes as described in Sections 11.1(g)(i) and (g)(ii) above assuming that the Class A-1R Notes are fully drawn. In each case, the portion of such amounts allocable to the Class A-1R Notes will be distributed as follows: first, pro rata to the holders of the Class A-1R Notes in reduction of the Aggregate Outstanding Amount of the Class A-1R Notes; second, for deposit into the Delayed Funding Obligations Account until the amount on deposit therein is equal to the total amount of additional funding commitments under any Issuer Held Delayed Draw Loans and Issuer Held Revolving Loans; and third, for deposit into the Collection Account as Principal Proceeds. Immediately following any such distribution, the Class A-1R Commitments will be reduced as described in Section 18.
     Section 11.2. Trust Accounts.
     All Monies held by, or deposited with the Trustee in the Collection Accounts, the Payment Account, the Expense Account, the Unused Proceeds Account or the Delayed Funding Obligations Account pursuant to the provisions of this Indenture, and not invested in Eligible Investments as herein provided, shall be deposited in one or more trust accounts, maintained at the Corporate Trust Office or at a financial institution whose long-term rating is at least equal to,

“A2” by Moody’s and “BBB+” by S&P to be held in trust for the benefit of the Noteholders. To the extent Monies deposited in such trust account exceed amounts insured by the Bank Insurance Fund or Savings Association Insurance Fund administered by the Federal Deposit Insurance Corporation, or any agencies succeeding to the insurance functions thereof, and are not fully collateralized by direct obligations of the United States of America, such excess shall be invested in Eligible Investments as directed by Issuer Order.
ARTICLE 12.
SALE OF COLLATERAL OBLIGATIONS
     Section 12.1. Sales of Collateral Obligations.
     (a) Except as otherwise expressly permitted or required by this Indenture, the Issuer shall not sell or otherwise dispose of any Collateral Obligation, provided that subject to satisfaction of any applicable conditions in Section 10.13, so long as (A) no Event of Default has occurred and is continuing and (B) on or prior to the trade date for such sale the Collateral Manager has certified to the Trustee that each of the conditions applicable to such sale set forth below has been satisfied, the Collateral Manager on behalf of the Issuer acting pursuant to the Collateral Management Agreement may direct the Trustee in writing to sell, and the Trustee shall sell in the manner directed by the Collateral Manager in writing (which writing shall specify whether such security is a Defaulted Security or Credit Risk Security, if applicable, or whether such security is otherwise permitted to be sold pursuant to this Section 12.1(a)):
     (i) any Defaulted Security at any time; and
     (ii) a Credit Risk Security, (A) during the Replenishment Period, if the Collateral Manager has certified to the Trustee that it shall use commercially reasonable efforts to purchase one or more Substitute Collateral Obligations having an Aggregate Principal Balance no less than the Sale Proceeds (excluding accrued interest) from such sale, and after giving effect to such sale and to the purchase of Substitute Collateral Obligations with the Sale Proceeds thereof, in the reasonable business judgment of the Collateral Manager (which may not be called into question solely as a result of subsequent events), the Replenishment Criteria shall be met and (B) after the Replenishment Period, at any time;
     provided that, there will be no reinvestment in Substitute Collateral Obligations after the Replenishment Period, and Principal Proceeds received by the Trustee in each Due Period after the end of the Replenishment Period will be applied to pay principal of the Notes in accordance with the Priority of Payments as described in Section 11.1(a).
     (b) Notwithstanding the foregoing, the Collateral Manager (at its option and at any time) shall be permitted to effect a sale of a Credit Risk Security or a Defaulted Security hereunder by purchasing (or causing its Affiliate to purchase) such Defaulted Security or Credit Risk Security from the Issuer for a cash purchase price that shall be equal to the sum of (i) the Aggregate Principal Balance thereof plus (ii) all accrued and unpaid interest (or, in the case of a

Preferred Equity Security, all accrued and unpaid dividends or other distributions not attributable to the return of capital by its governing documents) thereon.
     (c) Reserved.
     (d) After the Issuer has notified the Trustee of an Optional Redemption, a Clean-Up Call or a Tax Redemption in accordance with Section 9.1 or an Auction Call Redemption in accordance with Section 9.2, the Collateral Manager on behalf of the Issuer acting pursuant to the Collateral Management Agreement may at any time direct the Trustee in writing to sell, and the Trustee shall sell in the manner directed by the Collateral Manager in writing, any Collateral Obligation without regard to the foregoing limitations in Section 12.1(a), provided that:
     (i) the Sale Proceeds therefrom must be used to pay certain expenses and redeem all of the Notes in whole but not in part pursuant to Sections 9.1 and Section 9.2, and upon any such sale the Trustee shall release such Collateral Obligation pursuant to Section 10.13;
     (ii) the Issuer may not direct the Trustee to sell (and the Trustee shall not be required to release) a Collateral Obligation pursuant to this Section 12.1(d) unless:
     (1) the Collateral Manager certifies to the Trustee that (x) in the Collateral Manager’s judgment based on calculations included in the certification (which shall include the sales prices of each of the Collateral Obligations), the Sale Proceeds from the sale of one or more of the Collateral Obligations and all Cash and proceeds from Eligible Investments will be at least equal to the Total Redemption Price, and (y) an Independent bond pricing service (which shall be one or more broker-dealers selected by the Collateral Manager which are rated at least
“P-1” by Moody’s and at least “A-1+” by Standard & Poor’s and which make a market in the applicable Collateral Obligations) has confirmed (which confirmation may be in the form of a firm bid) the sales prices contained in the certification in clause (x) above (and attaching a copy of such confirmation); and
     (2) the Independent accountants appointed by the Issuer pursuant to Section 10.14 shall confirm in writing the calculations made in clause (1)(x) above.
     (iii) in connection with an Optional Redemption, an Auction Call Redemption, a Clean-up Call or a Tax Redemption, all the Collateral Obligations to be sold pursuant to this Section 12.1(d) must be sold in accordance with the requirements set forth in Section 9.1(e) and Section 9.2, as applicable.
     (e) In the event that any Collateral Obligation becomes the subject of a conversion, exchange, redemption or offer, whether voluntary or involuntary, the Issuer (or the Collateral Manager acting on behalf of the Issuer) shall take no action to acquire the asset or instrument into which such Collateral Obligation is convertible or exchangeable unless such asset or instrument would qualify as a Substitute Collateral Obligation. In the event of an involuntary exchange or conversion of a Collateral Obligation, if the resulting asset or instrument would not qualify as a Substitute Collateral Obligation, the Issuer (or the Collateral Manager acting on behalf of the Issuer) shall use its best efforts to sell such Collateral Obligation prior to conversion or exchange and, in any event, shall refuse to accept, and shall not acquire or hold, the asset or instrument offered in exchange.
     (f) In the event that any Notes remain Outstanding as of the Payment Date occurring six months prior to the Stated Maturity of the Notes, the Collateral Manager will be required to determine whether proceeds expected to be received on the Assets prior to the Stated Maturity of the Notes will be sufficient to pay in full the principal amount of (and accrued interest on) the Notes on the Stated Maturity. If the Collateral Manager determines, in its sole discretion, that such proceeds will not be sufficient to pay the outstanding principal amount of and accrued interest on the Notes (a “Note Liquidation Event”) on the Stated Maturity of the Notes, the Issuer will, at the direction of the Collateral Manager, be obligated to liquidate the portion of Collateral Obligations sufficient to pay the remaining principal amount of and interest on the Notes on or before the Stated Maturity. The Collateral Obligations to be liquidated by the Issuer will be selected by the Collateral Manager.
     Section 12.2. Replenishment Criteria and Trading Restrictions.
     (a) Except as provided in Section 12.3(c), during the Replenishment Period, Unscheduled Principal Payments, Sale Proceeds and other Principal Proceeds (including excess amounts on deposit in the Delayed Funding Obligations Account and the Class A-1R Suspense Account) will be reinvested in Substitute Collateral Obligations meeting the Eligibility Criteria (which shall be, and hereby are, Granted to the Trustee pursuant to the Granting Clause of this Agreement) only if after giving effect to such reinvestment, the following criteria (the “Replenishment Criteria”) are satisfied, as evidenced by an Officer’s Certificate of the Issuer or the Collateral Manager delivered to the Trustee, as of the date of purchase of (or, in the case of CMBS Securities, an irrevocable binding commitment to purchase) such Substitute Collateral Obligations:
     (i) such Collateral Obligation is being acquired, repurchased or substituted in accordance with the terms and conditions set forth in the Collateral Management Agreement;
     (ii) the acquisition, repurchase or substitution of such Collateral Obligation does not result in a reduction or withdrawal of the then current rating issued by any Rating Agency on any class of Offered Notes then outstanding;
     (iii) such Collateral Obligation is not being acquired, repurchased or substituted for the primary purpose of recognizing gains or decreasing losses resulting from market value changes;
     (iv) the Collateral Quality Tests are satisfied, or, if any Collateral Quality Test was not satisfied immediately prior to such reinvestment, the extent of compliance with such Collateral Quality Test will be maintained or improved following such reinvestment, except as otherwise specified in the Replenishment Criteria below;
     (v) the Coverage Tests are satisfied (or, except with respect to reinvestment of proceeds of Defaulted Securities or scheduled Principal Proceeds, if not satisfied, are maintained or improved);
     (vi) if immediately prior to such investment the S&P CDO Monitor Test or the S&P Recovery Test was not satisfied, such test result is maintained or improved after giving effect to such reinvestment; provided, however, that notwithstanding the foregoing, Sale Proceeds of Collateral Obligations may be reinvested as long as the Collateral Manager provides written notice of each such sale and reinvestment to S&P within three (3) Business Days after such reinvestment; and
     (vii) no Event of Default has occurred and is continuing.
     (b) Notwithstanding the foregoing provisions, (i) Cash on deposit in the Collection Accounts may be invested in Eligible Investments, pending investment in Substitute Collateral Obligations and (ii) if an Event of Default shall have occurred and be continuing, no Substitute Collateral Obligation may be acquired unless it was the subject of a commitment entered into by the Issuer prior to the occurrence of such Event of Default.
     Section 12.3. Conditions Applicable to all Transactions Involving Sale or Grant.
     (a) Any transaction effected after the Closing Date under this Article 12 or Section 10.13 shall be conducted in accordance with the requirements of the Collateral Management Agreement, provided that, (1) the Collateral Manager shall not direct the Trustee to acquire any Substitute Collateral Obligation for inclusion in the Assets from the Collateral Manager or any of its Affiliates as principal or to sell any Collateral Obligation from the Assets to the Collateral Manager or any of its Affiliates as principal unless the transaction is effected in accordance with the Collateral Management Agreement and (2) the Collateral Manager shall not direct the Trustee to acquire any Substitute Collateral Obligation for inclusion in the Assets from any account or portfolio for which the Collateral Manager serves as investment adviser or direct the Trustee to sell any Collateral Obligation to any account or portfolio for which the Collateral Manager serves as investment adviser unless such transactions comply with the Collateral Management Agreement and the requirements of any applicable laws. The Trustee shall have no responsibility to oversee compliance with this clause by the other parties.
     (b) Upon any Grant pursuant to this Article 12, all of the Issuer’s right, title and interest to the Pledged Obligation or Securities shall be Granted to the Trustee pursuant to this Indenture, such Pledged Obligation or Securities shall be registered in the name of the Trustee, and, if applicable, the Trustee shall receive such Pledged Collateral Obligation or Securities. The Trustee shall also receive, not later than the date of delivery of any Collateral Obligation delivered after the Closing Date, an Officer’s Certificate of the Collateral Manager certifying that, as of the date of such Grant, such Grant complies with the applicable conditions of and is permitted by this Article 12 (and setting forth, to the extent appropriate, calculations in reasonable detail necessary to determine such compliance).
     (c) Notwithstanding anything contained in this Article 12 to the contrary, the Issuer shall, subject to this Section 12.3(c), have the right to effect any transaction which has been consented to (i) by the Holders of Notes evidencing 100% of the Aggregate Outstanding Amount of each and every Class of Notes (or if there are no Notes Outstanding, the Certificateholder) and (ii) each Hedge Counterparty, and of which each Rating Agency has been notified.
     Section 12.4. Sale of Collateral Obligations with respect to an Auction Call Redemption.
     (a) Pre-Auction Process.
     (i) Each Auction will occur on the Business Day that is at least twenty-four (24) Business Days prior to the proposed Auction Call Redemption Date (such date, the “Auction Date”).
     (ii) The Collateral Manager will initiate the Auction Procedures at least five (5) Business Days before the proposed Auction Call Redemption Date by: (a) preparing a list of Collateral Obligations (including CUSIP Number, if any, par amount and issuer name for each Collateral Obligation); (b) deriving a list of not less than three qualified bidders (the “Listed Bidders”) and requesting from each Listed Bidder bids by the applicable Auction Date; and (c) notifying the Trustee of the list of Listed Bidders (the “List”).
     (iii) The Collateral Manager will deliver a general solicitation package to the Listed Bidders consisting of: (a) a form of a purchase agreement (“Auction Purchase Agreement”) provided to the Trustee by the Collateral Manager (which shall provide that (I) upon satisfaction of all conditions precedent therein, the purchaser is irrevocably obligated to purchase, and the Issuer is irrevocably obligated to sell, the Collateral Obligations on the date and on the terms stated therein, (II) each bidder may tender a separate bid for one or more Collateral Obligations in an Auction, (III) if the Collateral Obligations are to be sold to different bidders, that the consummation of the purchase of all Collateral Obligations must occur simultaneously and that the closing of each purchase is conditional on the closing of the other purchases, (IV) if for any reason whatsoever the Trustee has not received, by a specified Business Day (which shall be more than ten Business Days before the proposed Auction Call Redemption Date), payment in full in immediately available funds of the purchase price for all Collateral Obligations, the obligations of the parties shall terminate and the Issuer shall have no obligation or liability whatsoever and (V) any prospective purchasers will be subject to the “limited recourse” and “non-petition” provisions set forth in this Indenture), (b) the minimum aggregate Cash purchase price (which shall be determined by the Collateral Manager as the Total Redemption Price less the balance of all Eligible Investments and Cash in the Collection

Accounts, the Payment Account, the Delayed Funding Obligations Account, each Hedge Counterparty Collateral Account and the Expense Account; (c) the list of Collateral Obligations; (d) a formal bid sheet (which will permit a bidder to bid for all of the Collateral Obligations or separately for any one or more (but not all) Collateral Obligations and will include a representation from the bidder that it is eligible to purchase all of the Collateral Obligations or any one or more (but not all) Collateral Obligations) to be provided to the Trustee by the Collateral Manager; (e) a detailed timetable; and (f) copies of all transfer documents provided to the Trustee by the Collateral Manager (including transfer certificates and subscription agreements which a bidder must execute pursuant to the underlying instruments and a list of the requirements which the bidder must satisfy under the underlying instruments (i.e., QIB status, Qualified Purchaser status, etc.)).
     (iv) The Collateral Manager will send solicitation packages to all Listed Bidders on the List at least 20 Business Days before the proposed Auction Call Redemption Date. The Listed Bidders will be required to submit any due diligence questions (or comments on the draft purchase agreement) in writing to the Collateral Manager by a date specified in the solicitation package. The Collateral Manager will be required to answer all reasonable and relevant questions by the date specified in the solicitation package and the Collateral Manager will distribute the questions and answers and the revised final Auction Purchase Agreement to all Listed Bidders (with a copy to the Issuer and the Trustee).
     (b) Auction Process.
     (i) The Bank or its Affiliates may, but shall not be required to, bid at the Auction. The Collateral Manager and its Affiliates may bid in the Auction if the Collateral Manager deems such bidding to be appropriate but is not required to do so.
     (ii) On the second Business Day prior to the Auction Date (the “Auction Bid Date”), all bids will be due by facsimile at the offices of the Trustee by 11:00 a.m. New York City time, with the winning bidder or bidders to be notified by 2:00 p.m. New York City time. All bids from Listed Bidders on the List will be due on the bid sheet contained in the solicitation package. Each bid shall be for the purchase and delivery to one purchaser (i) of all (but not less than all) of the Collateral Obligations or (ii) of one or more (but not all) of the Collateral Obligations.
     (iii) Unless the Trustee receives (A) at least one bid from a Listed Bidder to purchase all of the Collateral Obligations or (B) receives bids from one or more Listed Bidders (to purchase one or more (but not all) Collateral Obligations) for all Collateral Obligations in the aggregate, the Trustee will decline to consummate the sale.

     (iv) Subject to clause (iii) above, with the advice of the Collateral Manager, the Trustee shall select the bid or bids which result in the Highest Auction Price from one or more Listed Bidders (in excess of the specified minimum purchase price). “Highest Auction Price” means the higher of (i) the highest price bid by any Listed Bidder for all of the Collateral Obligations or (ii) the sum of the highest prices bid by one or more Listed Bidders (for one or more (but not all) Collateral Obligations) for all Collateral Obligations in the aggregate. In each case, the price bid by a Listed Bidder will be the dollar amount which the Collateral Manager certifies to the Trustee based on the Collateral Manager’s review of the bids, which certification shall be binding and conclusive.
     (v) Upon notification to the winning bidder or bidders, the winning bidder (or, if the Highest Auction Price requires the sale of the Collateral Obligations to more than one bidder, each winning bidder) will be required to deliver to the Trustee a signed counterpart of the Auction Purchase Agreement no later than 4:00 p.m. New York City time on the Auction Date. The winning bidder (or, if the Highest Auction Price requires the sale of the Collateral Obligations to more than one bidder, each winning bidder) will make payment in full of the purchase price on the Business Day (the “Auction Purchase Closing Date”) specified in the general solicitation package (which will be no later than ten Business Days prior to the proposed Auction Call Redemption Date). If a winning bidder so requests, the Trustee and the Issuer will enter into a bailee letter in the form agreed upon by the Trustee and the Collateral Manager to this Indenture (a “Bailee Letter”) with each winning bidder and its designated bank (which bank will be subject to approval by the Issuer or the Collateral Manager on behalf of the Issuer), provided that such bank enters into an account control agreement with the Trustee and the Issuer and has a long term debt rating of at least “BBB+” by Standard & Poor’s and (if rated by Fitch) at least “BBB+” by Fitch and (if rated by Moody’s) at least “A2” by Moody’s. If the above requirements are satisfied, the Trustee will deliver the Collateral Obligations (to be sold to such bidder) pursuant thereto to the bailee bank at least one Business Day prior to the closing on the sale of the Collateral Obligations and accept payment of the purchase price pursuant thereto. If payment in full of the purchase price is not made by the Auction Purchase Closing Date for any reason whatsoever (or, if the Collateral Obligations are to be sold to more than one bidder, if any bidder fails to make payment in full of the purchase price by the Auction Purchase Closing Date for any reason whatsoever), the Issuer will decline to consummate the sale of all Collateral Obligations, the Trustee and the Issuer will direct the bailee bank to return the Collateral Obligations to the Trustee, and (if notice of redemption has been given by the Trustee) the Trustee will give notice (in accordance with the terms of this Indenture) that the Auction Call Redemption will not occur.
     (vi) Notwithstanding the foregoing, but subject to the satisfaction of the conditions set forth in Section 9.2(b), the Collateral Manager or any of its Affiliates, although it may not have been the highest bidder, will have the option to purchase any one or more Collateral Obligations for a purchase price equal to the highest bid therefor.

     (c) Notwithstanding anything to the contrary set forth in this Section 12.4, but subject to the satisfaction of the conditions set forth in Section 9.2(b) and the consummation of the Auction Call Redemption, at the election of the Collateral Manager, in lieu of initiating or conducting any Auction, the Collateral Manager or any of its Affiliates will have the option to purchase all of the Collateral Obligations that would otherwise be subject to such Auction for a price equal to the Total Redemption Price. Such purchase of Collateral Obligations by the Collateral Manager or its Affiliates pursuant to this Section 12.4(c) will be deemed to be a Successful Auction pursuant to this Indenture.
     Section 12.5. Modifications to Collateral Quality Tests or Coverage Tests.
     In the event any of the Rating Agencies modifies the definitions or calculations relating to (i) the method of calculating any of its respective Collateral Quality Tests (a “Collateral Quality Test Modification”) or (ii) any of the Coverage Tests (a “Coverage Test Modification”), in either case in order to correspond with published changes in the guidelines, methodology or standards established by such Rating Agency, the Issuer may, but is under no obligation solely as a result of this Section 12.5 to, incorporate corresponding changes into this Indenture by an amendment hereto with the consent of 66-2/3%, by outstanding principal amount, of the Controlling Class (provided, that if the Controlling Class does not respond to the Issuer within seven (7) Business Days, the Controlling Class shall be deemed to have consented) if (x)(1) in the case of a Collateral Quality Test Modification, the Rating Agency Condition is satisfied with respect to the Rating Agency that made such modification or (2) in the case of a Coverage Test Modification, the Rating Agency Condition is satisfied with respect to each Rating Agency then rating the Notes and (y) written notice of such modification is delivered by the Collateral Manager to the Trustee and to the Noteholders and the Certificateholder (which notice may be included in the next regularly scheduled report to Noteholders). Any such Collateral Quality Test Modification or Coverage Test Modification, as the case may be, shall be effected without execution of a supplemental indenture; provided, however, that such amendment shall be (i) evidenced by a written instrument executed and delivered by the Issuer and the Collateral Manager and delivered to the Trustee, (ii) accompanied by delivery by the Issuer to the Trustee of (A) an Officer’s Certificate of the Issuer certifying that such amendment has been made pursuant to and in compliance with this Section 12.5 and (B) if requested by the Trustee, an Opinion of Counsel stating that such amendment is authorized or permitted by this Section 12.5 and that all applicable conditions precedent under this Section 12.5 have been satisfied, on which such Officer’s Certificate or such Officer’s Certificate and Opinion of Counsel, as the case may be, the Trustee shall be entitled to rely. Notwithstanding the foregoing, any such amendment reasonably determined by the Trustee to be unduly burdensome to the Trustee, shall not take effect without the Trustee’s express written consent.
     Section 12.6. Post-Acquisition Compliance Tests.
     (a) All Substitute Collateral Obligations (or Modified Collateral Obligations designated by the Collateral Manager as Substitute Collateral Obligations) will be identified by the Collateral Manager using standards similar to the review performed on the Initial Collateral Obligations of a similar Property Type and Specified Type. The Collateral Manager will monitor the impact of the Substitute Collateral Obligations on the Coverage Tests and the general credit quality of the pool.

     (b) Within 10 Business Days of purchasing the Substitute Collateral Obligations (or Modified Collateral Obligations designated by the Collateral Manager as Substitute Collateral Obligations), the Collateral Manager will deliver to each Rating Agency a comprehensive set of asset and underwriting materials in a form acceptable to the Rating Agencies (“Reinvestment Asset Information”) describing each Substitute Collateral Obligation that has been acquired by the Issuer. Upon the designation of a Modified Collateral Obligation as a Substitute Collateral Obligation by the Collateral Manager, the Collateral Manager shall certify to the Trustee that, based on the prior ratings provided by the Rating Agencies with respect to the Initial Collateral Obligations of the same Property Type and Specified Type, it has determined that after giving effect to such modification, the Moody’s Post-Acquisition Compliance Test, the S&P Post-Acquisition Compliance Test and the Fitch Post-Acquisition Compliance Test would be satisfied.
     (c) After receiving the Reinvestment Asset Information, a Rating Agency may, in the case of Moody’s, Fitch and S&P, provide an estimated rating to the Collateral Manager necessary to confirm whether a Moody’s Post-Acquisition Compliance Test, a Fitch Post Acquisition Compliance Test or an S&P Post-Acquisition Compliance Test failure has occurred.
     (d) Within 60 days of finding a Moody’s Post-Acquisition Compliance Test failure (a “Moody’s Post-Acquisition Failure”), the Collateral Manager shall use commercially reasonable efforts to come into compliance with the Moody’s Post-Acquisition Compliance Test to the extent that the Collateral Manager believes it is in the best interest of the Noteholders by (i) directing and assisting the Trustee to sell the Substitute Collateral Obligation that caused the Moody’s Post-Acquisition Failure, at a price at least equal to the price paid by the Issuer for the Substitute Collateral Obligation, plus any fees and expenses attributable to such sale, (ii) instructing and assisting the Trustee to sell any other Collateral Obligations (provided that the sale price must be at a price at least equal to the price paid by the Issuer for the Collateral Obligation, plus any fees and expenses attributable to such sale) and/or (iii) instructing and assisting the Trustee to purchase additional Substitute Collateral Obligations (subject to the Reinvestment Criteria) that ultimately would result in satisfaction of the Moody’s Post-Acquisition Compliance Test. Following a Moody’s Post-Acquisition Failure, until such time as the Moody’s Post-Acquisition Compliance Test is satisfied, the Collateral Manager may purchase a Substitute Collateral Obligation only if it has a Moody’s Rating; provided, however, if the Moody’s Post-Acquisition Compliance Test is not satisfied within 60 days of a finding of a Moody’s Post-Acquisition Failure, each Collateral Obligation acquired must have a Moody’s Rating until such time as the Rating Agency Condition with respect to Moody’s has been satisfied. Notwithstanding the foregoing, if the Moody’s Post-Acquisition Compliance Test is not satisfied within 120 days of a finding of a Moody’s Post-Acquisition Failure, each Collateral Obligation thereafter acquired must have a Moody’s Rating regardless of whether the Moody’s Post-Acquisition Compliance Test is satisfied. In addition, if within 120 days of finding a Moody’s Post-Acquisition Failure, such failure is not cured, thereafter the Collateral Manager may only purchase a Substitute Collateral Obligation if it has a Moody’s Rating unless the Rating Agency Condition is satisfied with respect to Moody’s.
     (e) Within 60 days of finding an S&P Post-Acquisition Compliance Test failure (an “S&P Post- Acquisition Failure”), the Collateral Manager may (i) direct and assist the

Trustee in selling the Substitute Collateral Obligation that caused the S&P Post-Acquisition Failure, (ii) instruct and assist the Trustee to sell any other Collateral Obligations and/or (iii) instruct and assist the Trustee to purchase additional Substitute Collateral Obligations (subject to the Reinvestment Criteria) that ultimately would result in satisfaction of the S&P Post-Acquisition Compliance Test. Until such time as the S&P Post-Acquisition Compliance Test is met, the Collateral Manager may only purchase a Substitute Collateral Obligation if it has an S&P Rating.
     (f) Within 60 days of finding a Fitch Post Acquisition Compliance Test failure (a “Fitch Post Acquisition Failure”), the Collateral Manager may (i) direct the Trustee to sell the Substitute Collateral Obligation that caused the Fitch Post Acquisition Failure, (ii) instruct the Trustee to sell any other Collateral Obligations and/or (iii) instruct the Trustee to purchase additional Substitute Collateral Obligations, that would ultimately result in satisfaction of the Fitch Post Acquisition Compliance Test.
     (g) No more than 20% of the Initial Aggregate Collateral Balance (including any Modified Collateral Obligations) can be purchased (or, in the case of Modified Collateral Obligations, designated by the Collateral Manager as Substitute Collateral Obligations) by the Issuer pending satisfaction of any of the Moody’s Post Acquisition Compliance Test, the S&P Post Acquisition Compliance Test and the Fitch Post Acquisition Compliance Test. In addition, no single Collateral Obligation collateralized or backed by interests on any Property Type that is identified herein as a Non-Core Property Type may be purchased if it represents more than 5% of the Aggregate Collateral Balance, and no single other Collateral Obligation may be so purchased if it represents more than 10% of the Aggregate Collateral Balance, unless such Collateral Obligation is rated by one of the Rating Agencies. No Collateral Obligation (A) which is collateralized or backed by interests on Land Properties or Construction Properties, (B) with respect to which the underlying property is located outside of the United States and associated commonwealths, territories and possessions or (C) which is issued by an issuer incorporated or organized under the laws of a jurisdiction other than the United States, any state, commonwealth, territory or possession of the United States and the District of Columbia may be purchased unless such Collateral Obligation has a Moody’s Rating.
     Section 12.7. Mandatory Repurchase or Substitution of Collateral Obligations.
     In the event that an officer of the CLO Servicer, the Collateral Manager, the Trustee or the Seller determines or receives notice that (i) a Collateral Obligation, as of its date of transfer to the Issuer, did not satisfy the Eligibility Criteria, (ii) there was a breach of a representation and warranty with respect to a Collateral Obligation as of its date of transfer to the Issuer (notwithstanding that such representation and warranty was made to the Seller’s best knowledge), and such breach is not cured in all material respects within thirty (30) days of the later of such determination or receipt of such notice, or (iii) a Collateral Obligation would cause (or has caused) CapitalSource Inc. (or any of its Affiliates that is a REIT, as relevant) to fail to satisfy the requirements of Section 856(c)(4) of the Code (any such Collateral Obligation, an “Ineligible Collateral Obligation”), then (a) the Trust Depositor and Seller must repurchase such Ineligible Collateral Obligation by depositing in the Principal Collection Account and Interest Collection Account, as applicable, the Repurchase Price, (b) the Trust Depositor and Seller must substitute for such Collateral Obligation a Replacement Collateral Obligation in accordance with the applicable Collateral Obligation Purchase Agreement (provided that the Trust Depositor and Seller shall execute a new Collateral Obligation Purchase Agreement with respect to such Collateral Obligation) or (c) in respect of clause (iii) above, the Collateral Manager must otherwise dispose of such Collateral Obligation. In the event that the Trust Depositor and Seller substitutes a Replacement Collateral Obligation for such Ineligible Collateral Obligation, the requirements set forth Section 12.8 (including, without limitation, the Replenishment Criteria) must be satisfied. The Repurchase Price for a Collateral Obligation may equal, exceed or be less than the fair market value of such Collateral Obligation on the date of repurchase.
     Section 12.8. Optional Repurchase or Substitution of Collateral Obligations.
     (a) If the Issuer, Collateral Manager or CLO Servicer determines in its reasonable business judgment that:
     (i) a Collateral Obligation becomes a Written Down Security or a Credit Risk Security;
     (ii) a Collateral Obligation has a material covenant default;
     (iii) a Collateral Obligation becomes a Defaulted Security; or
     (iv) a Collateral Obligation either (A) does not constitute a “real estate asset” within the meaning of Section 856(c)(5)(B) of the Code or (B) produces (or will produce) income not described in Section 856(c)(2) of the Code or gross income from prohibited transactions within the meaning of Section 857(b)(6) of the Code;
     then the Trust Depositor and Seller, after the expiration of any applicable cure periods, shall have the option to substitute for that Collateral Obligation one or more Collateral Obligations subject to a new Collateral Obligation Purchase Agreement and satisfying the Eligibility Criteria and satisfying the criteria described below (each a “Replacement Collateral Obligation”) or to repurchase such Collateral Obligation at a price equal to the Repurchase Price for such Collateral Obligation; provided that, the aggregate Principal Balance of all such Collateral Obligations which are the subject of an optional repurchase or substitution by the Seller pursuant to clauses (i) through (iv) above may not exceed 20% of the Initial Aggregate Collateral Balance.
     (b) After giving effect to each substitution of a Replacement Collateral Obligation, the Eligibility Criteria and the Replenishment Criteria must be, and the Collateral Manager shall certify to the Trustee that the Eligibility Criteria and the Replenishment Criteria are, satisfied for the applicable Replacement Collateral Obligation to become part of the Assets (or, if any component of the Replenishment Criteria was not satisfied prior to giving effect to such substitution, compliance with such component shall be maintained or improved after giving effect to such substitution if such component can be satisfied by such maintenance or improvement).
     (c) In addition, the substitution of any Replacement Collateral Obligation into the Assets will be subject to the following requirements:

     (i) the Principal Balance of each Replacement Collateral Obligation must, or, if more than one Replacement Collateral Obligation will be added in replacement of a Collateral Obligation, the sum of the Principal Balances of such Replacement Collateral Obligations must, equal or exceed the Principal Balance of the Collateral Obligation being replaced; provided that, during the Replenishment Period, this requirement shall be deemed satisfied if the sum of the Principal Balance(s) of the applicable Replacement Collateral Obligation(s) plus the Principal Balance(s) of any Substitute Collateral Obligation(s) acquired by the Issuer in a substantially contemporaneous acquisition, equals or exceeds the Principal Balance of the Collateral Obligation being replaced; and
     (ii) all actions or additional actions (if any) necessary to perfect the security interest and assignment of such Replacement Collateral Obligation being substituted and the related property to the Trust Depositor, the Seller, the Issuer and the Trustee shall have been taken as of or prior to the date of substitution of such Replacement Collateral Obligation.
     (d) The Seller will have (a) during the Replenishment Period, no more than 90 days and (b) after the Replenishment Period, no more than 90 days in which to complete a substitution pursuant to this Section 12.8. A substitution pursuant to this Section 12.8 may be accomplished by either (i) a contemporaneous substitution of a Collateral Obligation meeting the criteria specified in this Section 12.8 for the Collateral Obligation being replaced or (ii) a deposit by the Seller into the Principal Collection Account of the Repurchase Price with respect to the Collateral Obligation being replaced and then, (x) during the Replenishment Period, within 90 days and (y) after the Replenishment Period, within 180 days, the sale by the Trust Depositor to the Issuer of one or more Replacement Collateral Obligations in exchange for the funds so deposited. In the event that the full Repurchase Price is not used to purchase Replacement Collateral Obligations within either the 90 day or 180 day period, as applicable, then the remaining amount of such funds previously deposited as described above will be distributed from the Principal Collection Account and distributed in accordance with the Priority of Payments on the next Payment Date. The Repurchase Price paid (or, in the case of a contemporaneous conveyance of a Replacement Collateral Obligation pursuant to the Collateral Obligation Purchase Agreement, deemed paid) by the Issuer for any Replacement Collateral Obligation may equal, exceed or be less than the fair market value of such Replacement Collateral Obligation as of the date of repurchase or substitution.
     (e) The Collateral Manager on behalf of the Issuer shall present each Replacement Collateral Obligation proposed to be included in the portfolio to each Rating Agency in order that each Rating Agency may provide a rating and a recovery rate with respect to such Replacement Collateral Obligation; provided that (i) such Replacement Collateral Obligation may become a part of the portfolio prior to the Collateral Manager’s presentment of the Replacement Collateral Obligation to the Rating Agencies and (ii) the Collateral Manager’s failure to present a Replacement Collateral Obligation to the Rating Agencies as described herein shall not constitute an independent breach of, or default under, any Transaction Document, although any Replacement Collateral Obligation which has not been submitted to each Rating Agency as described herein within 60 days after the related transfer date to the Issuer will be deemed to be a Defaulted Security.

ARTICLE 13.
NOTEHOLDERS’ RELATIONS
     Section 13.1. Subordination.
     (a) Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders of the Class A-2B Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes, the Class J Notes and the Class K Notes agree for the benefit of the Holders of the Class A-2A Notes and each Hedge Counterparty that the Class A-2B Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes, the Class J Notes and the Class K Notes, and the Issuer’s rights in and to the Assets (the “Class A-2B Subordinate Interests”) shall be subordinate and junior to the Class A-2A Notes to the extent and in the manner set forth in this Indenture including as set forth in Section 11.1(a) and hereinafter provided. If any Event of Default has not been cured or waived and acceleration occurs in accordance with Article 5, including as a result of an Event of Default specified in Section 5.1(f) or 5.1(g), the Class A-2A Notes shall be paid in full before any further payment or distribution is made on account of the Class A-2B Subordinate Interests. The Holders of the Class A-2B Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes, the Class J Notes and the Class K Notes agree, for the benefit of the Holders of the Class A-2A Notes and each Hedge Counterparty, not to cause the filing of a petition in bankruptcy against the Issuer for failure to pay to them amounts due under the A-2B Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes, the Class J Notes and the Class K Notes hereunder until the payment in full of the Class A-2A Notes and not before one year and one day, or, if longer, the applicable preference period then in effect, has elapsed since such payment.
     (b) Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders of the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes, the Class J Notes and the Class K Notes agree for the benefit of the Holders of the Class A Notes and each Hedge Counterparty that the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes, the Class J Notes and the Class K Notes and the Issuer’s rights in and to the Assets (the “Class B Subordinate Interests”) shall be subordinate and junior to the Class A Notes to the extent and in the manner set forth in this Indenture including as set forth in Section 11.1(a) and hereinafter provided. If any Event of Default has not been cured or waived and acceleration occurs in accordance with Article 5, including as a result of an Event of Default specified in Section 5.1(f) or 5.1(g), the Class A Notes shall be paid in full before any further payment or distribution is made on account of the Class B Subordinate Interests. The Holders of the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes, the Class J Notes and the Class K Notes agree, for the benefit of the Holders of the Class A Notes and each Hedge Counterparty, not to cause the filing of a petition in bankruptcy against the Issuer for failure to pay to them amounts due under the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes, the Class J

Notes and the Class K Notes hereunder until the payment in full of the Class A Notes and not before one year and one day, or, if longer, the applicable preference period then in effect, has elapsed since such payment.
     (c) Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders of the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes, the Class J Notes and the Class K Notes agree for the benefit of the Holders of the Class A Notes, the Class B Notes and each Hedge Counterparty that the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes, the Class J Notes and the Class K Notes and the Issuer’s rights in and to the Assets (the “Class C Subordinate Interests”) shall be subordinate and junior to the Class A Notes and the Class B Notes to the extent and in the manner set forth in this Indenture including as set forth in Section 11.1(a) and hereinafter provided. If any Event of Default has not been cured or waived and acceleration occurs in accordance with Article 5, including as a result of an Event of Default specified in Section 5.1(f) or 5.1(g), the Class A Notes and the Class B Notes shall be paid in full before any further payment or distribution is made on account of the Class C Subordinate Interests. The Holders of the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes, the Class J Notes and the Class K Notes agree, for the benefit of the Holders of the Class A Notes and the Class B Notes and each Hedge Counterparty, not to cause the filing of a petition in bankruptcy against the Issuer for failure to pay to them amounts due under the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes, the Class J Notes and the Class K Notes hereunder until the payment in full of the Class A Notes and the Class B Notes and not before one year and one day, or, if longer, the applicable preference period then in effect, has elapsed since such payment.
     (d) Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders of the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes, the Class J Notes and the Class K Notes agree for the benefit of the Holders of the Class A Notes, the Class B Notes, the Class C Notes and each Hedge Counterparty that the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes, the Class J Notes and the Class K Notes and the Issuer’s rights in and to the Assets (the “Class D Subordinate Interests”) shall be subordinate and junior to the Class A Notes, the Class B Notes and the Class C Notes to the extent and in the manner set forth in this Indenture including as set forth in Section 11.1(a) and hereinafter provided. If any Event of Default has not been cured or waived and acceleration occurs in accordance with Article 5, including as a result of an Event of Default specified in Section 5.1(f) or 5.1(g), the Class A Notes, the Class B Notes and the Class C Notes shall be paid in full before any further payment or distribution is made on account of the Class D Subordinate Interests. The Holders of the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes, the Class J Notes and the Class K Notes agree, for the benefit of the Holders of the Class A Notes, the Class B Notes, and the Class C Notes and each Hedge Counterparty, not to cause the filing of a petition in bankruptcy against the Issuer for failure to pay to them amounts due under the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes, the Class J Notes and the Class K Notes hereunder until the payment in full of the Class A Notes, the Class B Notes and the Class C Notes and not before one year and one day, or, if longer, the applicable preference period then in effect, has elapsed since such payment.

     (e) Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders of the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes, the Class J Notes and the Class K Notes agree for the benefit of the Holders of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes and each Hedge Counterparty that the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes, the Class J Notes, the Class K Notes and the Issuer’s rights in and to the Assets (the “Class E Subordinate Interests”) shall be subordinate and junior to the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes to the extent and in the manner set forth in this Indenture including as set forth in Section 11.1(a) and hereinafter provided. If any Event of Default has not been cured or waived and acceleration occurs in accordance with Article 5, including as a result of an Event of Default specified in Section 5.1(f) or 5.1(g), the Class A Notes, the Class B Notes, the Class C Notes, and the Class D Notes shall be paid in full before any further payment or distribution is made on account of the Class E Subordinate Interests. The Holders of the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes, the Class J Notes and the Class K Notes agree, for the benefit of the Holders of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes and each Hedge Counterparty, not to cause the filing of a petition in bankruptcy against the Issuer for failure to pay to them amounts due under the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes, the Class J Notes and the Class K Notes hereunder until the payment in full of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes and not before one year and one day, or, if longer, the applicable preference period in effect, has elapsed since such payment.
     (f) Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders of the Class F Notes, the Class G Notes, the Class H Notes, the Class J Notes and the Class K Notes agree for the benefit of the Holders of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and each Hedge Counterparty that the Class F Notes, the Class G Notes, the Class H Notes, the Class J Notes and the Class K Notes and the Issuer’s rights in and to the Assets (the “Class F Subordinate Interests”) shall be subordinate and junior to the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes to the extent and in the manner set forth in this Indenture including as set forth in Section 11.1(a) and hereinafter provided. If any Event of Default has not been cured or waived and acceleration occurs in accordance with Article 5, including as a result of an Event of Default specified in Section 5.1(f) or 5.1(g), the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes shall be paid in full before any further payment or distribution is made on account of the Class F Subordinate Interests. The Holders of the Class F Notes, the Class G Notes, the Class H Notes, the Class J Notes and the Class K Notes agree, for the benefit of the Holders of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and each Hedge Counterparty, not to cause the filing of a petition in bankruptcy against the Issuer for failure to pay to them amounts due under the Class F Notes, the Class G Notes, the Class H Notes, the Class J Notes and the Class K Notes hereunder until the payment in full of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes and not before one year and one day, or, if longer, the applicable preference period then in effect, has elapsed since such payment.
     (g) Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders of the Class G Notes, the Class H Notes, the Class J Notes and the

Class K Notes agree for the benefit of the Holders of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes and each Hedge Counterparty that the Class G Notes, the Class H Notes, the Class J Notes and the Class K Notes and the Issuer’s rights in and to the Assets (the “Class G Subordinate Interests”) shall be subordinate and junior to the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes to the extent and in the manner set forth in this Indenture including as set forth in Section 11.1(a) and hereinafter provided. If any Event of Default has not been cured or waived and acceleration occurs in accordance with Article 5, including as a result of an Event of Default specified in Section 5.1(f) or 5.1(g), the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes shall be paid in full before any further payment or distribution is made on account of the Class G Subordinate Interests. The Holders of the Class G Notes, the Class H Notes, the Class J Notes and the Class K Notes agree, for the benefit of the Holders of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes and each Hedge Counterparty, not to cause the filing of a petition in bankruptcy against the Issuer for failure to pay to them amounts due under the Class G Notes, the Class H Notes, the Class J Notes and the Class K Notes hereunder until the payment in full of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes and not before one year and one day, or, if longer, the applicable preference period then in effect, has elapsed since such payment.
     (h) Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders of the Class H Notes, the Class J Notes and the Class K Notes agree for the benefit of the Holders of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes and each Hedge Counterparty that the Class H Notes, the Class J Notes and the Class K Notes and the Issuer’s rights in and to the Assets (the “Class H Subordinate Interests”) shall be subordinate and junior to the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes and the Class G Notes to the extent and in the manner set forth in this Indenture including as set forth in Section 11.1(a) and hereinafter provided. If any Event of Default has not been cured or waived and acceleration occurs in accordance with Article 5, including as a result of an Event of Default specified in Section 5.1(f) or 5.1(g), the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes and the Class G Notes shall be paid in full before any further payment or distribution is made on account of the Class H Subordinate Interests. The Holders of the Class H Notes, the Class J Notes and the Class K Notes agree, for the benefit of the Holders of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes and the Class G Notes and each Hedge Counterparty, not to cause the filing of a petition in bankruptcy against the Issuer for failure to pay to them amounts due under the Class H Notes, the Class J Notes and the Class K Notes hereunder until the payment in full of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes and the Class G Notes and not before one year and one day, or if longer, the applicable preference period then in effect, has elapsed since such payment.
     (i) Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders of the Class J Notes and the Class K Notes agree for the benefit of the Holders of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the

Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes and each Hedge Counterparty that the Class J Notes and the Class K Notes and the Issuer’s rights in and to the Assets (the “Class J Subordinate Interests”) shall be subordinate and junior to the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes and the Class H Notes to the extent and in the manner set forth in this Indenture including as set forth in Section 11.1(a) and hereinafter provided. If any Event of Default has not been cured or waived and acceleration occurs in accordance with Article 5, including as a result of an Event of Default specified in Section 5.1(f) or 5.1(g), the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes and the Class H Notes shall be paid in full before any further payment or distribution is made on account of the Class J Subordinate Interests. The Holders of the Class J Notes and the Class K Notes agree, for the benefit of the Holders of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes and the Class H Notes and each Hedge Counterparty, not to cause the filing of a petition in bankruptcy against the Issuer for failure to pay to them amounts due under the Class J Notes and the Class K Notes hereunder until the payment in full of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes and the Class H Notes and not before one year and one day, or if longer, the applicable preference period then in effect, has elapsed since such payment.
     (j) Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders of the Class K Notes agree for the benefit of the Holders of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes and the Class J Notes and each Hedge Counterparty that the Class K Notes and the Issuer’s rights in and to the Assets (the “Class K Subordinate Interests”) shall be subordinate and junior to the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes and the Class J Notes to the extent and in the manner set forth in this Indenture including as set forth in Section 11.1(a) and hereinafter provided. If any Event of Default has not been cured or waived and acceleration occurs in accordance with Article 5, including as a result of an Event of Default specified in Section 5.1(f) or 5.1(g), the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes and the Class J Notes shall be paid in full before any further payment or distribution is made on account of the Class J Subordinate Interests. The Holders of the Class K Notes agree, for the benefit of the Holders of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes and the Class J Notes and each Hedge Counterparty, not to cause the filing of a petition in bankruptcy against the Issuer for failure to pay to them amounts due under the Class K Notes hereunder until the payment in full of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes and the Class J Notes and not before one year and one day, or if longer, the applicable preference period then in effect, has elapsed since such payment.
     (k) In the event that notwithstanding the provisions of this Indenture, any holder of any Subordinate Interests shall have received any payment or distribution in respect of such Subordinate Interests contrary to the provisions of this Indenture, then, unless and until the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the

Class F Notes, the Class G Notes, the Class H Notes, the Class J Notes and the Class K Notes, as the case may be, shall have been paid in full in accordance with this Indenture, such payment or distribution shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the Trustee, which shall pay and deliver the same to the Holders of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes, the Class J Notes and the Class K Notes, as the case may be, in accordance with this Indenture.
     (l) Each Holder of Subordinate Interests agrees with all Holders of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes, the Class J Notes and the Class K Notes, as the case may be, that such Holder of Subordinate Interests shall not demand, accept, or receive any payment or distribution in respect of such Subordinate Interests in violation of the provisions of this Indenture including this Section 13.1; provided, however, that after the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes, the Class J Notes and the Class K Notes, as the case may be, have been paid in full, the Holders of Subordinate Interests shall be fully subrogated to the rights of the Holders of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class E Notes, the Class F Notes, the Class G Notes, the Class H Notes, the Class J Notes and the Class K Notes, as the case may be. Nothing in this Section 13.1 shall affect the obligation of the Issuer to pay Holders of Subordinate Interests.
     Section 13.2. Standard of Conduct.
     In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Securityholder under this Indenture, subject to the terms and conditions of this Indenture, including, without limitation, Section 5.9, a Securityholder or Securityholders shall not have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Securityholder, the Issuer, or any other Person, except for any liability to which such Securityholder may be subject to the extent the same results from such Securityholder’s taking or directing an action, or failing to take or direct an action, in bad faith or in violation of the express terms of this Indenture.
ARTICLE 14.
MISCELLANEOUS
     Section 14.1. Form of Documents Delivered to the Trustee.
     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer of the Issuer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer, the Collateral Manager or any other Person, stating that the information with respect to such factual matters is in the possession of the Issuer, the Collateral Manager or such other Person, unless such Authorized Officer of the Issuer or such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Issuer, stating that the information with respect to such matters is in the possession of the Issuer, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
     Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Trustee at the request or direction of the Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer’s rights to make such request or direction, the Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.1(e).
     Section 14.2. Acts of Securityholders.
     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Securityholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 14.2.
     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.
     (c) The principal amount and registered numbers of Notes held by any Person, and the date of his holding the same, shall be proved by the Notes Register. The registered portion of the Certificate held by any Person, and the date of his holding the same, shall be proved by the register maintained with respect to the Certificate.
     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Securityholder shall bind such Securityholder (and any transferee thereof) of such Security and of every Security issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, the Owner Trustee, the Shares Registrar or the Issuer in reliance thereon, whether or not notation of such action is made upon such Security.
     Section 14.3. Notices, etc., to the Trustee, the Issuer, the Collateral Manager, the Initial Purchaser, the Class A-1R Note Agent, each Hedge Counterparty and each Rating Agency.
     Any request, demand, authorization, direction, notice, consent, waiver or Act of Securityholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:
     (a) the Trustee by any Securityholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery or by telecopy in legible form, to the Trustee addressed to it at Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, MAC N9311-161, Minneapolis, Minnesota 55479, Attention: CDO Trust Services Group – CapitalSource Real Estate Loan Trust 2006-A, facsimile number: (410) 715-3748, with a copy to its Corporate Trust Office, or at any other address previously furnished in writing to the Issuer or Securityholders by the Trustee;
     (b) the Issuer by the Trustee or by any Securityholder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, to the Issuer addressed to it c/o Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890, facsimile number: (302) 636-4140, Attention: Corporate Trust Administration, or at any other address previously furnished in writing to the Trustee by the Issuer, with a copy to the Collateral Manager at its address set forth below;
     (c) the Owner Trustee shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery or by telecopy in legible form, to the Owner Trustee addressed to it at Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890, facsimile number: (302) 636-4140, Attention: Corporate Trust Administration, or at any other address previously furnished in writing by the Trustee;
     (d) the Collateral Manager by the Issuer or the Trustee shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, to the Collateral Manager addressed to it at CapitalSource Finance LLC, 4445 Willard Avenue, 12th Floor, Chevy Chase, Maryland

20815, Attention: Securitization Department, facsimile number: (301) 636-4140, or at any other address previously furnished in writing to the Issuer or the Trustee;
     (e) each Rating Agency, as applicable, by the Issuer, the Collateral Manager or the Trustee shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, to each Rating Agency addressed to it at Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, 41st Floor, New York, New York 10041-0003, facsimile no. (212) 438-2664, Attention: Structured Finance Ratings, Asset-Backed Securities CBO/CLO Surveillance (and by electronic mail at cdosurveillance@standardandpoors.com; provided that all reports required to be submitted to S&P pursuant to this Indenture only shall be provided in electronic form to such e-mail address); Moody’s Investor Services, Inc., 99 Church Street, New York, New York 10007, facsimile no.: (212) 553-4170, Attention: CMBS Surveillance (or by electronic mail at moodys_cre_cdo_monitoring@moodys.com) and Fitch Ratings, One State Street Plaza, New York, New York 10004, facsimile no.: (212) 558-2618, Attention: Commercial Real Estate CDOs Surveillance–Additional Reporting (or by electronic mail at cdo.surveillance@derivativefitch.com) or such other address that a Rating Agency shall designate in the future;
     (f) each Hedge Counterparty by the Issuer, the Collateral Manager or the Trustee shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, to each Hedge Counterparty addressed to it at the address specified in the related Hedge Agreement or at any other address previously furnished in writing to the Issuer, the Collateral Manager and the Trustee by each Hedge Counterparty;
     (g) the Initial Purchaser by the Issuer, the Trustee or the Collateral Manager shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form to the Initial Purchaser c/o Wachovia Capital Markets, LLC, 375 Park Avenue, 2nd Floor, New York, New York 10152, Attention: Wachovia CRE CDO 2006-A, facsimile no.: (212) 451-2565 or at any other address previously furnished in writing to the Issuer, the Collateral Manager and the Trustee by each Hedge Counterparty; and
     (h) the Class A-1R Note Agent by the Issuer, the Trustee or the Collateral Manager shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery or by telecopy in legible form, to the Class A-1R Note Agent addressed to it at Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, MAC N9311-161, Minneapolis, Minnesota 55479, Attention: CDO Trust Services Group – CapitalSource Real Estate Loan Trust 2006-A, facsimile number: (410) 715-3748, with a copy to its Corporate Trust Office, or at any other address previously furnished in writing to the Issuer or Securityholders by the Class A-1R Note Agent.

     Section 14.4. Notices to Noteholders; Waiver.
     Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of Notes of any event,
     (a) such notice shall be sufficiently given to Holders of Notes if in writing and mailed, first class postage prepaid, to each Holder of a Note affected by such event, at the address of such Holder as it appears in the Notes Register, not earlier than the earliest date and not later than the latest date, prescribed for the giving of such notice;
     (b) such notice shall be in the English language;
     (c) such notice shall also be provided to the Irish Paying Agent (for so long as any Notes (other than the Class A-1R Notes) are listed on the Irish Stock Exchange); and
     (d) all reports or notices to the Certificateholder shall be sufficiently given if provided in writing and mailed, first class postage prepaid, to the Owner Trustee.
     Notwithstanding clause (a) above, a Holder of Notes may give the Trustee written notice that it is requesting that notices to it be given by facsimile transmissions and stating the facsimile number for such transmission. Thereafter, the Trustee shall give notices to such Holder by facsimile transmission; provided that if such notice also requests that notices be given by mail, then such notice shall also be given by mail in accordance with clause (a) above.
     The Trustee shall deliver to the Noteholders any information or notice requested to be so delivered by at least 25% of the Holders of any Class of Notes.
     Neither the failure to mail any notice, nor any defect in any notice so mailed, to any particular Holder of a Note shall affect the sufficiency of such notice with respect to other Holders of Notes. In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to give such notice by mail, then such notification to Holders of Notes shall be made with the approval of the Trustee and shall constitute sufficient notification to such Holders of Notes for every purpose hereunder.
     Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     In the event that, by reason of the suspension of the regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

     For so long as any Notes (other than the Class A-1R Notes) are listed on the Irish Stock Exchange and the rules of such exchange so require, all notices to Noteholders of such Notes will be published in the Daily Official List of the Irish Stock Exchange.
     Section 14.5. Effect of Headings and Table of Contents.
     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
     Section 14.6. Successors and Assigns.
     All covenants and agreements in this Indenture by the Issuer shall bind their respective successors and assigns, whether so expressed or not.
     Section 14.7. Severability.
     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 14.8. Benefits of Indenture.
     Nothing in this Indenture or in the Securities, expressed or implied, shall give to any Person, other than (i) the parties hereto and their successors hereunder and (ii) the Collateral Manager, each Hedge Counterparty, the Certificateholder, the Owner Trustee, the Shares Registrar and the Noteholders (each of whom, in the case of this subclause (ii), shall be an express third-party beneficiary hereunder), any benefit or any legal or equitable right, remedy or claim under this Indenture.
     Section 14.9. Governing Law.
     THIS INDENTURE AND EACH NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.
     Section 14.10. Submission to Jurisdiction.
     The Issuer hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes or this Indenture, and the Issuer hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court. The Issuer hereby irrevocably waives, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Issuer irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it at the office of the Issuer’s agent set forth in Section 7.2. The Issuer agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
     Section 14.11. Counterparts.
     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
     Section 14.12. Issuer Obligation.
     No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Owner Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer or the Owner Trustee or of any successor or assign of the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.
     Section 14.13. Limitation of Liability.
     It is expressly understood and agreed by the parties hereto that (a) this Indenture is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee on behalf of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company individually or personally, to perform any covenant either expressed or implied contained herein, all such liability (except to the extent resulting from the gross negligence of Wilmington Trust Company), if any, being expressly waived by the parties to this Indenture and by any person claiming by, through or under them and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer (except to the extent resulting from the gross negligence of Wilmington Trust Company) or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaking by the Issuer under this Indenture or any related documents (except to the extent resulting from the gross negligence of Wilmington Trust Company).

ARTICLE 15.
RESERVED
ARTICLE 16.
HEDGE AGREEMENT
     Section 16.1. Issuer’s Obligations under Hedge Agreement.
     (a) On each day, the Issuer shall maintain one or more Hedge Transactions, provided that each such Hedge Transaction shall:
     (i) be entered into with a Qualified Hedge Counterparty and governed by a Hedge Agreement; and
     (ii) be maintained so that: (A) the aggregate outstanding notional amount of all Hedge Transactions hedging the Floating Rate Securities for any current or future Due Period thereunder will not be greater than the aggregate Principal Balance of the Floating Rate Securities for the corresponding Due Period by more than the Floating Rate Permitted Excess Amount; (B) the aggregate outstanding notional amount of all Hedge Transactions hedging the Fixed Rate Securities for any current or future Due Period thereunder will not be greater than the aggregate Principal Balance of the Fixed Rate Securities for the corresponding Due Period by more than the Fixed Rate Permitted Excess Amount; and (C) on any date after the Offered Notes are no longer outstanding, the aggregate outstanding notional amount of all Hedge Transactions for any current or future Due Period shall not exceed the Aggregate Outstanding Balance for the corresponding Interest Accrual Period.
     (b) Each Hedge Agreement shall provide that any scheduled periodic payments required to be made by the Issuer and the Hedge Counterparty on the same date with respect to a Hedge Transaction will be netted so that only the net difference between such payments will be paid, with any net periodic payments to be paid into the Principal Collection Account and Interest Collection Account (if payable by the Hedge Counterparty, such payments, “Net Trust Hedge Receipts”) or, as applicable, from the Principal Collection Account and Interest Collection Account (if payable by the Issuer, such payments, “Net Trust Hedge Payments”) and distributed in accordance with Section 10.2(f) and the Priority of Payments.
     (c) As additional security hereunder, the Issuer hereby assigns to the Trustee, on behalf of the Noteholders and each Hedge Counterparty, all right, title and interest of the Issuer in each Hedge Agreement, each Hedge Transaction, and all present and future amounts payable by a Hedge Counterparty to the Issuer in accordance with the terms of the respective Hedge Agreement and Hedge Transaction(s) with that Hedge Counterparty (“Hedge Collateral”), and Grants a security interest to the Trustee, as agent for the Noteholders and each Hedge Counterparty, in the Hedge Collateral. The Issuer acknowledges that, as a result of that assignment, the Issuer may not, without the prior written consent of the Trustee, exercise any rights under any Hedge Agreement or Hedge Transaction, except for the Issuer’s right under any Hedge Agreement to enter into Hedge Transactions in order to meet the Issuer’s obligations under this Section 16.1. Nothing herein shall have the effect of releasing the Issuer from any of its obligations under any Hedge Agreement or any Hedge Transaction, nor be construed as requiring the consent of the Trustee, any Noteholder or any Hedge Counterparty for the performance by the Issuer of any such obligations.
     (d) The Issuer hereby agrees to maintain a register of outstanding Hedge Agreements. Such register shall contain the name of each Hedge Counterparty as well as the address of each Hedge Counterparty. The Issuer shall provide such names and addresses to the Trustee, the Back-up Servicer and each Rating Agency on a current basis.
     (e) The Trustee shall, upon notice from the Issuer, establish a single, segregated trust account which shall be designated as the Hedge Counterparty Collateral Account, which shall be held in trust in the name of the Trustee for the benefit of the Noteholders and the Hedge Counterparties and over which the Trustee shall have the exclusive control and the sole right of withdrawal. The Trustee shall deposit all collateral received from a Hedge Counterparty under a Hedge Agreement in the Hedge Counterparty Collateral Account. Any and all funds at any time on deposit in, or otherwise to the credit of, the Hedge Counterparty Collateral Account shall be held in trust by the Trustee for the benefit of the Noteholders and the Hedge Counterparties. The only permitted withdrawals from or application of funds on deposit in, or otherwise to the credit of, the Hedge Counterparty Collateral Account shall be upon Issuer Order (i) for application to obligations of a Hedge Counterparty to the Issuer under Hedge Agreement if such Hedge Agreement becomes subject to early termination or (ii) to return collateral to such Hedge Counterparty when and as required by such Hedge Agreement. The Trustee shall be fully protected in relying upon such Issuer Order. Each Hedge Counterparty Collateral Account shall be held in accordance with the terms of the related Hedge Agreement.
     (f) Each Hedge Agreement will provide that if at any time the Hedge Counterparty or the Hedge Counterparty’s credit support provider (i) does not have the long-term or short-term ratings required to be a Qualified Hedge Counterparty then the Hedge Counterparty shall, within ten (10) days of such failure to maintain the required ratings, transfer (at its own cost) all of its rights and obligations under the Hedge Agreement to another Person that is a Qualified Hedge Counterparty in accordance with the terms of the Hedge Agreement or (ii) fails to meet the rating thresholds set forth in clause (a)(i) of the definition of “Qualified Hedge Counterparty”, then the Hedge Counterparty shall either post collateral within 30 days as provided in the Credit Support Annex to the Hedge Agreement or transfer (at its own cost) all of its rights and obligations under the Hedge Agreement to another Person in accordance with the terms of the Hedge Agreement; provided that each Hedge Agreement shall provide that any amendments thereto or replacements thereof shall be subject to the satisfaction of the Rating Agency Condition with respect to such amendment or replacement, as the case may be. Failure by the Hedge Counterparty to comply with this Section 16.1(f) shall be a termination event under the Hedge Agreement.

     Section 16.2. Collateral Obligations Purchase Agreements.
     Following the Closing Date, unless a Collateral Obligations Purchase Agreement is necessary to comply with the provisions of this Indenture, the Issuer may acquire Collateral Obligations in accordance with customary settlement procedures in the relevant markets. In any event, the Issuer shall obtain from any seller of a Loan, all Underlying Instruments with respect to each Collateral Obligation and all Underlying Instruments related to any related Senior Tranche that govern, directly or indirectly, the rights and obligations of the owner of the Collateral Obligation with respect to the Underlying Term Loan, the Underlying Mortgage Property and the Collateral Obligation and any certificate evidencing the Collateral Obligation.
     Section 16.3. Cure Rights.
     (a) If the Issuer, as holder of a Loan, has the right pursuant to the related Underlying Instruments to cure an event of default on the Underlying Term Loan, the Collateral Manager may, in accordance with the Collateral Manager Servicing Standard advance from its own funds with respect to the Loan as a reimbursable Cure Advance, all such amounts as are necessary to effect the timely cure of such event of default pursuant to the terms of the related Underlying Instruments; provided that (i) such advances may only be made (A) to the extent that the Collateral Manager reasonably believes that such cash advances can be repaid from future payments on the related underlying commercial mortgage loan and in accordance with the Collateral Manager’s Servicing Standard (subject to override by the CLO Servicer pursuant to Section 1.5) and (B) if the Collateral Manager receives written instruction from the Certificateholder with respect thereto, and (ii) the particular advance would not, if made, constitute a Nonrecoverable Cure Advance. The determination by the Collateral Manager that it has made a Nonrecoverable Cure Advance or that any proposed Cure Advance, if made, would constitute a Nonrecoverable Cure Advance shall be made by the Collateral Manager in its reasonable good faith judgment in accordance with the Collateral Manager Servicing Standard and shall be evidenced by an Officer’s Certificate delivered promptly to the Trustee, setting forth the basis for such determination, accompanied by an appraisal, if available, or an independent broker’s opinion of the value of the Underlying Mortgage Property and any information that the Collateral Manager may have obtained and that supports such determination. The Collateral Manager will be entitled to reimbursement in respect of each Cure Advance from any subsequent payments or recoveries on each Collateral Obligation in respect of which such Cure Advance was made in accordance with the Priority of Payments if such reimbursement would not cause an Interest Shortfall; provided that, if at any time the Collateral Manager shall determine in its sole discretion (subject to override by the CLO Servicer as provided in Section 1.5 herein), exercised in good faith and in accordance with the Collateral Manager Servicing Standard, that a Cure Advance previously made is a Nonrecoverable Cure Advance, the Collateral Manager shall be entitled to reimbursements for such Nonrecoverable Cure Advance from subsequent payments or collections with respect to the Assets on any Business Day during any Interest Accrual Period prior to the related Determination Date (or on a Payment Date prior to any payment of interest on or principal of the Notes in accordance with the Priority of Payments), first, from Interest Proceeds and, second (to the extent that there are insufficient Interest Proceeds for such reimbursement), from Principal Proceeds. Notwithstanding the foregoing, the Collateral Manager will be permitted (but not obligated) to defer or otherwise structure the timing of recovery of any Nonrecoverable Cure Advance in such manner as the Collateral Manager determines is in the best interest of the Noteholders as a collective whole, which may include being reimbursed for such Nonrecoverable Cure Advance in installments; provided that the Collateral Manager will not be permitted to defer recovery of any Nonrecoverable Cure Advance (or any portion thereof) on any Payment Date to the extent that there are amounts available to be distributed to the Owner Trustee for deposit into the Certificate Distribution Account on such Payment Date for distribution to the Certificateholder in accordance with the Priority of Payments without regard to such deferral.
     (b) On the Business Day preceding each Determination Date, the Collateral Manager may request by Officer’s Certificate delivered to the Trustee, reimbursement for any (x) Cure Advance or (y) Nonrecoverable Cure Advance, from any amounts received with respect to the related Collateral Obligation or the Assets, respectively. No later than the Payment Date related to the Determination Date for which the Collateral Manager has delivered an Officer’s Certificate requesting reimbursement of a Cure Advance or a Nonrecoverable Cure Advance, the Trustee shall transfer to the Collateral Manager, by wire transfer to an account identified to the Trustee in writing, the amount of such Cure Advance or Nonrecoverable Cure Advance, as applicable.
     (c) Notwithstanding anything to the contrary set forth herein, the Collateral Manager shall not be required to make any Cure Advance that it determines in its reasonable, good faith judgment would constitute a Nonrecoverable Cure Advance as determined pursuant to Section 16.3(a).
     Section 16.4. Purchase Right; Certificateholder.
     If the Issuer, as holder of a subordinate Participation or B Note, has the right pursuant to the related Underlying Instruments to purchase any related Senior Tranche(s), the Issuer may, and shall if directed by the Certificateholder, exercise such right, if the Collateral Manager determines based on the Collateral Manager Servicing Standard (subject to override by the CLO Servicer as provided in Section 1.5 herein) that the exercise of the option would be in the best interest of the Noteholders, but may not exercise such right if the Collateral Manager determines otherwise. The Collateral Manager shall deliver to the Trustee an Officer’s Certificate certifying such determination, accompanied by an Act of the Certificateholder directing the Issuer to exercise such right. In connection with the purchase of any such Senior Tranche(s), the Issuer shall assign to the Certificateholder or its designee all of its right, title and interest in such Senior Tranche(s) in exchange for a purchase price (such price and any other associated expense of such exercise to be paid by the Certificateholder) of the Senior Tranche(s) (or, if the Underlying Instruments permit, the Issuer may assign the purchase right to the Certificateholder or its designee; otherwise the Certificateholder or its designee shall fund the purchase by the Issuer, which shall then assign the Senior Tranche(s) to the Certificateholder or its designee) (the “Purchase Option Purchase Price”), which amount shall be delivered by the Certificateholder or its designee from its own funds to or upon the instruction of the Collateral Manager in accordance with terms of the Underlying Instruments related to the acquisition of such Senior Tranche(s). The Trustee or the Issuer shall execute and deliver at the Certificateholder’s direction such instruments of transfer or assignment prepared by the Certificateholder, in each case without recourse, as shall be necessary to transfer title to the Certificateholder or its designee of the Senior Tranche(s) and the Trustee shall have no responsibility with regard to such Senior Tranche(s). As a condition to the exercise of any such purchase right by the Issuer on behalf of the Certificateholder, the purchaser of the Senior Tranche and the Issuer will enter into a customary intercreditor agreement if there is not an applicable existing intercreditor agreement. As long as the Issuer owns the related Collateral Obligation, the Issuer shall not exercise any purchase rights with respect to a Participation or B Note that is a pari passu interest relative to another Participation or B Note related to the same mortgage loan; provided, however, that the Collateral Manager may (in accordance with the Collateral Manager Servicing Standard) assign such right to third parties to the extent that it is able to do so pursuant to the terms of the related Underlying Instruments.
     Section 16.5. Representations and Warranties Related to Subsequent Collateral Obligations.
     (a) If the Collateral Obligation is a Subsequent Collateral Obligation, upon the acquisition of such Subsequent Collateral Obligation by the Issuer, the related seller has made or assigned to the Issuer the following:
     (i) (A) representations and warranties in form and substance substantially similar to the representations and warranties set forth as Schedule H with respect to the Underlying Term Loan and the Underlying Mortgage Property (except with respect to Mezzanine Loans) and (B) representations and warranties regarding good title, no liens, no modifications, no defaults and valid assignment with respect to the Loan itself; and
     (ii) in the case of a B Note, the representations and warranties in form and substance substantially similar to the representations and warranties set forth as Schedule I with respect to such B Note;
     (iii) in the case of a Participation, the representations and warranties in form and substance substantially similar to the representations and warranties set forth as Schedule J with respect to such Participation;
     (iv) in the case of a Mezzanine Loan, the representations and warranties in form and substance substantially similar to the representations and warranties set forth as Schedule K with respect to such Mezzanine Loan;
     (v) in the case of a Preferred Equity Security, the representations and warranties in form and substance substantially similar to the representations and warranties set forth as Schedule M with respect to such Preferred Equity Security;
     (vi) in the case of a CMBS Security, the representations and warranties in form and substance substantially similar to the representations and warranties set forth as Schedule L with respect to such CMBS Security; and
     (vii) representations and warranties that the Collateral Obligation satisfies the Eligibility Criteria and that, in the event that it receives notice that such Collateral Obligation is or becomes an Ineligible Collateral Obligation, it will repurchase and/or replace such Collateral Obligation in accordance with Section 12.7.
     (b) The representations and warranties in Section 16.5(a) with respect to the acquisition of a Subsequent Collateral Obligation may be subject to any modification, limitation or qualification that the Collateral Manager determines to be acceptable in accordance with the Collateral Manager Servicing Standard; provided that the Collateral Manager will provide each Rating Agency with a report attached to each Monthly Report identifying each such modification, exception, limitation or qualification received with respect to the acquisition of any Subsequent Collateral Obligation during the period covered by the Monthly Report, which report may contain explanations by the Collateral Manager as to its determinations.
     (c) The Issuer shall obtain a covenant from the Person making any representation or warranty to the Issuer pursuant to Section 16.5(a) that such Person shall, in accordance with Section 12.7, substitute and/or repurchase the related Collateral Obligation if any such representation or warranty is breached (but only after the expiration of any permitted cure periods and failure to cure such breach). The purchase price for any Collateral Obligation repurchased (the “Repurchase Price”) shall be a price equal to the sum of the following (in each case, without duplication) as of the date of such repurchase: (i) the outstanding principal amount thereof, plus (ii) accrued and unpaid interest on such Collateral Obligation, plus (iii) any unreimbursed advances, plus (iv) accrued and unpaid interest on advances on the Collateral Obligation, plus (v) any reasonable costs and expenses (including, but not limited to, the cost of any enforcement action, incurred by the Issuer or the Trustee in connection with any such purchase by a seller).
     Section 16.6. Operating Advisor; Additional Debt.
     If the Issuer, as holder of a B Note, a Participation, Preferred Equity Security or a Mezzanine Loan, has the right pursuant to the related Underlying Instruments to appoint the operating advisor, directing holder or Person serving a similar function under the Underlying Instruments, each of the Issuer, the Trustee and the Collateral Manager shall take such actions as are reasonably necessary to appoint the Collateral Manager to such position. If the Issuer, as holder of a B Note, a Participation or a Mezzanine Loan, has the right pursuant to the related Underlying Instruments to consent to the related obligor incurring any additional debt, such consent will be subject to satisfaction of the Rating Agency Condition.
ARTICLE 17.
ADVANCING AGENT
     Section 17.1. Liability of the Advancing Agent.
     The Advancing Agent shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Advancing Agent. The Advancing Agent shall promptly provide notice to the Issuer, the Collateral Manager, each Hedge Counterparty and the Trustee of (i) any voluntary or involuntary proceeding or petition seeking winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law now or hereinafter in effect, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Advancing Agent or for a substantial part of its assets and (iii) any general assignment made by the Advancing Agent for the benefit of its creditors.
     Section 17.2. Merger or Consolidation of the Advancing Agent.
     (a) The Advancing Agent will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction in which it was formed, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture to perform its duties under this Indenture.
     (b) Any Person into which the Advancing Agent may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Advancing Agent shall be a party, or any Person succeeding to the business of the Advancing Agent shall be the successor of the Advancing Agent, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding (it being understood and agreed by the parties hereto that the consummation of any such transaction by the Advancing Agent shall have no effect on the Trustee’s obligations under Section 10.10, which obligations shall continue pursuant to the terms of Section 10.10).
     Section 17.3. Limitation on Liability of the Advancing Agent and Others.
     None of the Advancing Agent or any of its affiliates, directors, officers, employees or agents shall be under any liability for any action taken or for refraining from the taking of any action in good faith pursuant to this Indenture, or for errors in judgment; provided, however, that this provision shall not protect the Advancing Agent against liability to the Issuer or Noteholders for any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties hereunder. The Advancing Agent and any director, officer, employee or agent of the Advancing Agent may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Advancing Agent and any director, officer, employee or agent of the Advancing Agent shall be indemnified by the Issuer pursuant to the priorities set forth in Section 11.1(a) and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Indenture or the Notes, other than any loss, liability or expense (i) specifically required to be borne by the Advancing Agent pursuant to the terms hereof or otherwise incidental to the performance of obligations and duties hereunder (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Indenture); or (ii) incurred by reason of any breach of a representation, warranty or covenant made herein, any misfeasance, bad faith or negligence by the Advancing Agent in the performance of or negligent disregard of, obligations or duties hereunder or any violation of any state or federal securities law.

     Section 17.4. Representations and Warranties of the Advancing Agent.
     The Advancing Agent represents and warrants that:
     (a) the Advancing Agent (i) has been duly organized, is validly existing and is in good standing under the laws of the State of Delaware, (ii) has full power and authority to own the Advancing Agent’s assets and to transact the business in which it is currently engaged, and (iii) is duly qualified and in good standing under the laws of each jurisdiction where the Advancing Agent’s ownership or lease of property or the conduct of the Advancing Agent’s business requires, or the performance of this Indenture would require, such qualification, except for failures to be so qualified that would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of the Advancing Agent or the ability of the Advancing Agent to perform its obligations under, or on the validity or enforceability of, the provisions of this Indenture applicable to the Advancing Agent;
     (b) the Advancing Agent has full power and authority to execute, deliver and perform this Indenture; this Indenture has been duly authorized, executed and delivered by the Advancing Agent and constitutes a legal, valid and binding agreement of the Advancing Agent, enforceable against it in accordance with the terms hereof, except that the enforceability hereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);
     (c) neither the execution and delivery of this Indenture nor the performance by the Advancing Agent of its duties hereunder conflicts with or will violate or result in a breach or violation of any of the terms or provisions of, or constitutes a default under: (i) the certificate of formation and limited liability company agreement of the Advancing Agent, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement or other evidence of indebtedness or other agreement, obligation, condition, covenant or instrument to which the Advancing Agent is a party or is bound, (iii) any law, decree, order, rule or regulation applicable to the Advancing Agent of any court or regulatory, administrative or governmental agency, body or authority or arbitrator having jurisdiction over the Advancing Agent or its properties, and which would have, in the case of any of (i), (ii) or (iii) of this subsection (c), either individually or in the aggregate, a material adverse effect on the business, operations, assets or financial condition of the Advancing Agent or the ability of the Advancing Agent to perform its obligations under this Indenture;
     (d) no litigation is pending or, to the best of the Advancing Agent’s knowledge, threatened, against the Advancing Agent that would materially and adversely affect the execution, delivery or enforceability of this Indenture or the ability of the Advancing Agent to perform any of its obligations under this Indenture in accordance with the terms hereof; and
     (e) no consent, approval, authorization or order of or declaration or filing with any government, governmental instrumentality or court or other person is required for the performance by the Advancing Agent of its duties hereunder, except such as have been duly made or obtained.

     Section 17.5. Resignation and Removal; Appointment of Successor.
     (a) No resignation or removal of the Advancing Agent and no appointment of a successor Advancing Agent pursuant to this Article 17 shall become effective until the acceptance of appointment by the successor Advancing Agent under Section 17.6.
     (b) The Advancing Agent may resign at any time by giving written notice thereof to the Issuer, the Trustee, the Collateral Manager, each Hedge Counterparty, the Noteholders and each Rating Agency.
     (c) The Advancing Agent may be removed at any time by the Certificateholder upon written notice delivered to the Trustee and to the Issuer.
     (d) If the Advancing Agent fails to make an Interest Advance required by this Indenture with respect to a distribution date, the Trustee, in its capacity as Back-Up Advancing Agent, shall be required to make such Interest Advance and shall be entitled to receive, in consideration thereof, the Advancing Agent Fee (in lieu of the Back-Up Advancing Fee) in accordance with the Priority of Payments.
     (e) In addition, if the Advancing Agent shall have failed to make an Interest Advance required by this Indenture, which failure is not cured by the remittance of the amount of such Interest Advance by the Advancing Agent to the Trustee within 30 days of such failure, such Advancing Agent shall be deemed to have automatically (and without the need for any act on the part of any Person) resigned as an advancing agent hereunder and the Trustee shall automatically (and without the need for any act on the part of any Person) assume the capacity of the successor Advancing Agent hereunder. Thereafter, the Trustee shall be entitled to receive, in consideration of becoming the successor Advancing Agent, the Advancing Agent Fee (for so long as the Trustee acts as successor Advancing Agent) in lieu of the Backup Advancing Agent Fee in accordance with the Priority of Payments.
     (f) If the Advancing Agent shall resign or be removed, upon receiving such notice of resignation or removal, the Issuer shall promptly appoint a successor advancing agent by written instrument, in duplicate, executed by an Authorized Officer of the Issuer, one copy of which shall be delivered to the Advancing Agent so resigning and one copy to the successor Advancing Agent, together with a copy to each Noteholder, the Trustee, each Hedge Counterparty and the Collateral Manager; provided that such successor Advancing Agent shall be appointed only subject to satisfaction of the Rating Agency Condition and upon the written consent of the Certificateholder. If no successor Advancing Agent shall have been appointed and an instrument of acceptance by a successor Advancing Agent shall not have been delivered to the Advancing Agent within 30 days after the giving of such notice of resignation, the resigning Advancing Agent, the Trustee or the Certificateholder, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Advancing Agent.
     (g) The Issuer shall give prompt notice of each resignation and each removal of the Advancing Agent and each appointment of a successor Advancing Agent by mailing written notice of such event by first class mail, postage prepaid, to each Rating Agency, each

Hedge Counterparty and to the Noteholders as their names and addresses appear in the Notes Register.
     (h) No resignation or removal of the Advancing Agent and no appointment of a Successor Advancing Agent shall become effective until the acceptance of appointment by the Successor Advancing Agent.
     Section 17.6. Acceptance of Appointment by Successor Advancing Agent.
     (a) Every successor Advancing Agent appointed hereunder shall execute, acknowledge and deliver to the Issuer, each Hedge Counterparty, the Collateral Manager, the Trustee and the retiring Advancing Agent an instrument accepting such appointment. Upon delivery of the required instruments, the resignation or removal of the retiring Advancing Agent shall become effective and such successor Advancing Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Advancing Agent.
     (b) No appointment of a successor Advancing Agent shall become effective unless each Rating Agency has confirmed in writing that the employment of such successor would not adversely affect the rating on the Notes.
ARTICLE 18.
CLASS A-1R NOTES
     Section 18.1. Class A-1R Draw Amount; Limits and Requirements For Available Commitments.
     (a) Pursuant to the Class A-1R Note Purchase Agreement and subject to compliance with the conditions set forth therein and herein, the Issuer (or the Collateral Manager on behalf of the Issuer) may request, and the Holders of the Class A-1R Notes (or any Liquidity Provider with respect to such Holders) shall be obligated to make, advances under the Class A-1R Notes (each such advance, a “Class A-1R Draw”). Pursuant to the Class A-1R Note Purchase Agreement, each holder of the Class A-1R Notes shall commit to fund one or more Class A-1R Draws, subject to compliance with certain borrowing conditions specified therein and herein, to the Issuer in an aggregate principal amount at any one time outstanding of up to the full amount of its respective Class A-1R Commitment.
     (b) On any Business Day prior to the Commitment Termination Time, the Issuer may (at the direction of the Collateral Manager, acting pursuant to the Collateral Management Agreement) request, and the holders of the Class A-1R Notes if so requested shall advance, Class A-1R Draws (the date of any such Class A-1R Draw, a “Class A-1R Draw Date”); provided that the Aggregate Outstanding Amount of the Class A-1R Notes (assuming that the full amount requested is advanced) shall not exceed the Maximum Class A-1R Commitment and each other applicable condition to such Class A-1R Draw set forth in the Class A-1R Note Purchase Agreement is satisfied. Notwithstanding the failure to satisfy any such conditions and except under certain circumstances specified in the Class A-1R Note Purchase Agreement, the holders of Class A-1R Notes will be obligated to make advances to the Issuer in connection with Class A-1R Draws. Any Class A-1R Draw shall be made by the Collateral Manager on behalf of the Issuer, pro rata, according to the unused portion of the Class A-1R Commitment of each holder of Class A-1R Notes.
     (c) The aggregate amount of all Class A-1R Commitments shall be equal to up to U.S.$200,000,000 on the Closing Date (the “Maximum Class A-1R Commitment”). After the Replenishment Period, the Collateral Manager shall be able to make a one time election to reduce the Maximum Class A-1R Commitment in an amount specified to the Trustee and the Class A-1R Note Agent in writing. The Class A-1R Commitments will terminate on the first to occur of the following (the “Commitment Termination Time”): (i) the date on which the future advance amounts relating to Future Advance Loans and Revolving Loans are reduced to zero and the Collateral Manager has notified the Trustee in writing that it will not cause the Issuer to acquire any further Future Funding Loans and Revolving Loans; (ii) the date on which the Aggregate Outstanding Amount of each of the Class A-1A Notes and the Class A-1R Notes has been paid in full; or (iii) the Redemption Date.
     (d) Draws may be made from time to time in accordance with the Class A-1R Note Purchase Agreement. The Issuer shall duly and punctually perform each of its obligations under the Class A-1R Note Purchase Agreement. The Issuer shall not be required, and pursuant to the Class A-1R Note Purchase Agreement shall be under no obligation, to borrow any amount under the Class A-1R Notes on the Closing Date or at any other time; provided, that the Issuer may be subject to a Class A-1R Commitment Fee on any undrawn amount. During the Replenishment Period, amounts may be borrowed, repaid and re borrowed through Class A-1R Draws, to fund future advance amounts relating to Issuer Held Delayed Draw Loans and Issuer Held Revolving Loans, to acquire and fund future advance amounts relating to Third-Party Held Delayed Draw Loans and Third-Party Held Revolving Loans, to acquire additional Collateral Obligations and for any other purpose permitted under the Class A-1R Note Purchase Agreement. After the last day of the Replenishment Period, no further Class A-1R Draws may be made except to fund advances relating to Issuer Held Delayed Draw Loans and Issuer Held Revolving Loans or to acquire and fund advances relating to Third-Party Held Delayed Draw Loans and Third-Party Held Revolving Loans.
     (e) Not later than 11:00 a.m. (New York City time) on the second Business Day prior to a proposed Class A-1R Draw, the Collateral Manager on behalf of the Issuer shall provide notice to the Class A-1R Note Agent (with a copy to the Trustee) of the Issuer’s intention to effect a Class A-1R Draw. Any such notice shall include: (a) the Class A-1R Draw Date, (b) the amount of such Class A-1R Draw and (c) wire instructions and account information for the Class A-1R Draw. Each Class A-1R Draw shall be in an aggregate amount at least equal to U.S.$500,000 (and integral multiples of U.S.$1.00 in excess thereof) (or the remaining available amount of the Class A-1R Commitments if such remaining amount is less than U.S.$500,000). Promptly following receipt of a Class A-1R Draw request, the Class A-1R Note Agent shall be obligated pursuant to the Class A-1R Note Purchase Agreement to forward a copy of such request by fax or e mail to each holder of Class A-1R Notes (with a copy to the Trustee). The holders of Class A-1R Notes shall be required to fund such Class A-1R Draw on the second Business Day following the Business Day on which such notice is received by the Class A-1R Note Agent or, if later, the Class A-1R Draw Date specified in such notice.

     (f) At any time, Principal Proceeds, Class A-1R Draws and amounts on deposit in the Delayed Funding Obligations Account (with respect to Issuer Held Delayed Draw Loans and Issuer Held Revolving Loans only) and the Class A-1R Suspense Account (with respect to Third-Party Held Delayed Draw Loans and Third-Party Held Revolving Loans only) may be applied to fund future advances or future draws relating to Issuer Held Delayed Draw Loans or Issuer Held Revolving Loans or to acquire and fund future advances or future draws relating to Third-Party Held Delayed Draw Loans or Third-Party Held Revolving Loans, as applicable, as described in Section 10.5 and Section 10.7. After the occurrence of an Event of Default but prior to acceleration of the Notes, Class A-1R Draws shall be applied only to fund future advance amounts relating to Issuer Held Delayed Draw Loans and Issuer Held Revolving Loans included in the Collateral Obligations and to acquire and fund future advance amounts relating to Third-Party Held Delayed Draw Term Loans and Third-Party Held Revolving Loans included in the Collateral Obligations, and shall not be used to acquire any other Collateral Obligations
     (g) To the extent that a Class A-1R Draw (or a portion thereof) is being made to fund future advance amounts relating to Issuer Held Delayed Draw Loans or Issuer Held Revolving Loans, the Trustee shall (at the direction of the Collateral Manager) upon receipt of the proceeds of any Class A-1R Draw, deposit such proceeds (or the applicable portion thereof) into the Delayed Funding Obligations Account where such amounts shall be applied as described Section 10.5.
     (h) To the extent that a Class A-1R Draw (or a portion thereof) is being made to acquire and fund future advance amounts relating to Third-Party Held Delayed Draw Loans or Third-Party Held Revolving Loans, the Trustee shall (at the direction of the Collateral Manager) upon receipt of the proceeds of any Class A-1R Draw, deposit such proceeds (or the applicable portion thereof) into a segregated subaccount of the Unused Proceeds Account where such amounts shall be used to acquire and fund such future advance amounts.
     Section 18.2. The Class A-1R Interest and The Class A-1R Commitment Fee.
     (a) Interest on the Class A-1R Notes shall be payable from the date of a Class A-1R Draw, and accrued and unpaid interest shall be payable in arrears on each Payment Date; provided that, interest accrued in respect of amounts borrowed under the Class A-1R Notes during the period following the Determination Date through such Payment Date will be payable (without penalty interest thereon) on the next succeeding Payment Date. With respect to any Payment Date, interest on the Class A-1R Notes will be an amount payable in arrears equal to (A) the product of (i) the Weighted Average Drawn Class A-1R Note Portion during the related Interest Accrual Period, (ii) the Class A-1R Rate for the related Interest Accrual Period and (iii) the actual number of days elapsed in such Interest Accrual Period, divided by (B) 360; provided that, interest accrued in respect of amounts borrowed under the Class A-1R Notes during the period following the Determination Date through such Payment Date will be payable (without penalty interest thereon) on the next succeeding Payment Date. Interest on the Class A-1R Notes shall be payable from the date of each Class A-1R Draw under the Class A-1R Notes, and accrued and unpaid interest will be payable in arrears on each Payment Date. Interest shall be payable to the holders of the Class A-1R Notes, pro rata, based on their Class A-1R Interest Allocation Percentage.

     (b) The Class A-1R Commitment Fee shall accrue on the undrawn amount of each Class A-1R Commitment for each Interest Accrual Period at a rate per annum equal to 0.20% (computed on the basis of a 360 day year and the actual number of days elapsed). The Class A-1R Commitment Fee shall be payable in arrears on each Payment Date and will rank pari passu with the payment of interest on each of the Class A-1A Notes and the Class A-1R Notes; provided that the position of the Class A-1R Commitment Fee allocable to the period following the Determination Date through such Payment Date will be payable (without penalty or interest) on the next succeeding Payment Date. Interest at the Class A-1R Rate will accrue on any portion of the Class A-1R Commitment Fee that is not paid when due.
     Section 18.3. Prepayments of the Class A-1R Notes.
     (a) Prior to the Commitment Termination Time, the Class A-1R Notes may be repaid (in whole or in part) on any Business Day, at the option of the Issuer (at the direction of the Collateral Manager), upon two Business Days written notice to the Trustee and the Class A-1R Note Agent, without payment of a premium (other than Class A-1R Breakage Costs), and prior to any payments on any other Class of Notes, from (x) Principal Proceeds to the extent Principal Proceeds are available for such application pursuant to the Priority of Payments provisions described in Section 11.1(a)(ii) and (y) amounts on deposit in the Delayed Funding Obligations Account and the Class A-1R Suspense Account as described in Section 10.5 and Section 10.7, but subject to the payment by the Issuer of Class A-1R Breakage Costs, if any. Any Class A-1R Breakage Costs shall be paid in accordance with the Priority of Payments on the Payment Date following the applicable Class A-1R Prepayment Date.
     (b) Subject to compliance with certain draw conditions specified in the Class A-1R Note Purchase Agreement, all such repaid amounts may be re-borrowed until the Commitment Termination Time.
     (c) The Issuer will make all Class A-1R Prepayments of the Class A-1R Notes, pro rata, based on the Aggregate Outstanding Amount of the Class A-1R Notes. The aggregate principal amount of any partial voluntary Class A-1R Prepayment, in respect of the Class A-1R Notes (taken as a whole), shall be at least U.S.$500,000 (and integral multiples of U.S.$1.00 in excess thereof) or, if the Aggregate Outstanding Amount under the Class A-1R Notes is less than U.S.$500,000, such lesser amount. The Issuer shall make all Class A-1R Prepayments pro rata based on the Aggregate Outstanding Amount of the Class A-1R Notes at the time such prepayment is made.
     Section 18.4. Class A-1R Rating Criteria.
     At the time of its purchase of a Class A-1R Note and prior to the Commitment Termination Time, each Holder of a Class A-1R Note must satisfy the Class A-1R Rating Criteria. If any Holder of Class A-1R Notes at any required time fails to satisfy the Class A-1R Rating Criteria and such Holder shall not have deposited cash in a Holder Subaccount in such amount and at such time as required by the Class A-1R Note Purchase Agreement to which such Holder is a party, the Collateral Manager on behalf of the Issuer shall use reasonable efforts promptly to replace such Holder with another entity that meets the Class A-1R Rating Criteria (by requiring the replaced Holder to transfer all of its rights and obligations in respect of the

Class A-1R Notes to the transferee entity). The purchase of Class A-1R Notes (whether in connection with the initial placement or in a subsequent transfer) by any purchaser who does not satisfy the Class A-1R Rating Criteria set forth in clause (a) of the definition thereof at the time of such purchase but who is then entitled to the benefits of a Liquidity Facility described in clause (c) of such definition shall not be permitted.
     Section 18.5. Class A-1R Holder Collateral Account.
     (a) The Trustee shall, prior to the Closing Date, establish a single, segregated trust account which shall be designated as the “Class A-1R Holder Collateral Account,” which shall be held in trust for the benefit of the Holders of the Class A-1R Notes (and, to the extent of amounts applied in accordance with the Class A-1R Note Purchase Agreement for such purpose, for the benefit of the Holders of the Notes) and each Liquidity Provider and over which the Trustee shall have exclusive control and the sole right of withdrawal. Any and all funds at any time on deposit in, or otherwise to the credit of, the Class A-1R Holder Collateral Account shall be held in trust by the Trustee for the benefit of the Holders of the Class A-1R Notes. If at any time any Holder of a Class A-1R Note shall be required to deposit funds into the Class A-1R Holder Collateral Account pursuant to the terms of the Class A-1R Note Purchase Agreement, then (i) the Collateral Manager shall direct the Trustee to and the Trustee shall create a segregated subaccount of the Class A-1R Holder Collateral Account for such Class A-1R Holder (each, a “Holder Subaccount”) and (ii) the Class A-1R Note Agent shall deposit all funds received from such Holder into such Holder Subaccount. All payments of principal of the Class A-1R Notes otherwise payable to such Holder shall be deposited in such Holder Subaccount to the extent provided in the Class A-1R Note Purchase Agreement. The only permitted withdrawal from or application of funds credited to a Holder Subaccount shall, notwithstanding the occurrence of any Event of Default, be to satisfy such Holder’s obligations under the Class A-1R Note Purchase Agreement, as specified in this Section 18.5 and to return such amounts to such Holder in accordance with Section 18.5(d).
     (b) The deposit of funds into a Holder Subaccount pursuant to Section 18.5(a) by any Holder of a Class A-1R Note shall not constitute a Draw by the Issuer and shall not constitute a utilization of the Class A-1R Commitment of such Holder, and the funds so deposited shall not constitute principal outstanding under such Class A-1R Note. However, from and after the establishment of a Holder Subaccount with respect to any Holder of Class A-1R Notes until otherwise provided below, (i) the obligation of such Holder to advance funds under its Class A-1R Notes as part of any Class A-1R Draw under this Indenture and the Class A-1R Note Purchase Agreement shall be satisfied by the Collateral Manager withdrawing funds from such Holder Subaccount in the amount of such Holder’s share of such Class A-1R Draw (determined in accordance with the Class A-1R Note Purchase Agreement), and (ii) all payments of principal with respect to advances made by such Holder under its Class A-1R Notes (whether or not originally funded from such Holder Subaccount) (and, in the case of any defaulting Holder, all payments of interest thereon) shall be satisfied by the Collateral Manager depositing or causing the deposit of the related funds into such Holder Subaccount in the amount of such Holder’s share of such Class A-1R Draw (determined in accordance with the Class A-1R Note Purchase Agreement), with notice of such deposit to the Class A-1R Note Agent. The Collateral Manager shall have full power and authority to withdraw funds (with notice of any such withdrawal to the Class A-1R Note Agent) from each such Holder Subaccount at the time of, and in connection with, the making of any such Class A-1R Draw and to deposit funds (with notice of any such deposit to the Class A-1R Note Agent) into each such Holder Subaccount, all in accordance with the terms of and for the purposes set forth in this Indenture and the related Class A-1R Note Purchase Agreement.
     (c) If at any time the amount of funds on deposit in the Holder Subaccount relating to any Holder of Class A-1R Notes, net of any reinvestment earnings in respect of Class A-1R Permitted Investments, exceeds the undrawn amount of the Class A-1R Commitment of such Holder (whether due to a reduction in the Class A-1R Commitment or otherwise), then the Collateral Manager on behalf of the Issuer shall instruct the Trustee to remit to such Holder a specified portion of such funds then held in the related Holder Subaccount in an amount equal to such excess.
     (d) If at any time a Holder of Class A-1R Notes is no longer required to deposit or maintain funds in the Class A-1R Holder Collateral Account pursuant to the terms of its Class A-1R Note Purchase Agreement to which such Holder is a party, then the Collateral Manager shall notify the Trustee of such fact and direct the Trustee to remit all funds then held in the relevant Holder Subaccount (after giving effect to any Class A-1R Draw in respect of such Class A-1R Notes to be made on such date) (other than reinvestment earnings in respect of Class A-1R Permitted Investments which shall be remitted to such Holder (with notice thereof to the Class A-1R Note Agent), and thereafter all payments of principal and interest with respect to advances made by such Holder shall be paid directly to such Holder in accordance with the terms of this Indenture and the Class A-1R Note Purchase Agreement.
     (e) The Trustee agrees to give the Issuer immediate notice if it becomes aware that the Class A-1R Holder Collateral Account or any funds on deposit therein, or otherwise to the credit of the Class A-1R Holder Collateral Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Issuer shall not have any legal, equitable or beneficial interest in the Class A-1R Holder Collateral Account. The Class A-1R Holder Collateral Account shall remain at all times with the Corporate Trust Office of a financial institution having a long term debt rating by each Rating Agency at least equal to “A” or “A2,” as applicable, and a short term debt rating at least equal to “A-1” or “P-1,” as applicable.
     (f) For so long as any amounts are on deposit in a Holder Subaccount, the Trustee shall, at the written direction of the related Class A-1R Noteholder (which may be in the form of standing instructions), invest and reinvest such funds in investments which satisfy the definition of the term “Permitted Investments” but which mature not later than the day following the date of acquisition thereof (collectively, “Class A-1R Permitted Investments”). Investment earnings received by the Trustee during each Due Period in respect of Class A-1R Holder Collateral Account Permitted Investments in the Holder Subaccount of a Holder of Class A-1R Notes will (so long as such Holder is not a Defaulting Holder) be paid to such Holder on the related Distribution Date. In the absence of such instructions, such funds will remain uninvested.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Indenture as of the day and year first above written.

CAPITALSOURCE REAL ESTATE LOAN TRUST 2006-A, a Delaware Statutory Trust, as Issuer

By.	Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee on behalf of the Issuer

	By:	/s/ J. CHRISTOPHER MURPHY

Name: J. Christopher Murphy
Title: Financial Services Officer

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Indenture as of the day and year first above written.

WELLS FARGO BANK, N.A., a national banking association, solely as Trustee, Paying Agent, Calculation Agent, Transfer Agent, Custodial Securities Intermediary, Backup Advancing Agent and Notes Registrar and not in its individual capacity

By:	/s/ KAREN J. RIDGEWAY
	Name:	Karen J. Ridgeway
	Title:	Vice President

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Indenture as of the day and year first above written.

CAPITALSOURCE FINANCE LLC, a Delaware limited liability company, as Advancing Agent
By:	/s/ NAV SWAMY
	Name:	Nav Swamy
	Title:	Director of Securitizations